UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[X]	Preliminary Proxy Statement
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Under Rule 14a-12

U.S. Geothermal Inc.
(Name of Registrant as Specified In Its Charter)

___________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]	No fee required.

[X]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common stock, par value $0.001 per share, of U.S. Geothermal (“common stock”)

(2)	Aggregate number of securities to which transaction applies:

The maximum number of shares of common stock to which this transaction applies is estimated to be 21,532,747 which consists of (A) 19,494,566 shares of common stock issued and outstanding as of February 23, 2018 and (B) 2,038,181shares of common stock issuable upon exercise of options to purchase shares of common stock outstanding as of February 23, 2018.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The maximum aggregate value was determined based upon the sum of (A) 19,494,566 issued and outstanding shares of common stock multiplied by $5.45 per share and (B) options to purchase 2,038,181 shares of common stock with exercise prices below $5.45 multiplied by $1.89 (which is the difference between $5.45 and the weighted average exercise price with respect to such options of $3.56 per share). The amount of the filing fee was calculated in accordance with Rule 0-11 of the Securities Exchange Act of 1934, as amended, by multiplying 0.0001245 by the proposed maximum aggregate value of the transaction

(3)	Proposed maximum aggregate value of transaction:
$110,097,546.79

(5)	Total fee paid:
$13,707.14

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

Dear Stockholder:

The Board of Directors (the “Board”) of U.S. Geothermal Inc. (“U.S. Geothermal”) has unanimously approved a merger agreement (the “merger agreement”) providing for U.S. Geothermal to be acquired by Ormat Nevada Inc., a wholly owned subsidiary of Ormat Technologies, Inc. (“Ormat”). You are cordially invited to attend a special meeting of U.S. Geothermal stockholders to be held at , local time, on                   , 2018, at the corporate offices of U.S. Geothermal at 390 E Parkcenter Blvd, Suite 250, Boise, Idaho 83706.

At the special meeting, you will be asked to consider and vote on:

•

Proposal #1: A proposal to adopt and approve the merger agreement entered into on January 24, 2018 among U.S. Geothermal, Ormat and OGP Holding Corp., a wholly owned subsidiary of Ormat (“OGP Holding”), and the transactions contemplated by the merger agreement, pursuant to which U.S. Geothermal would become a wholly owned subsidiary of Ormat.

•

Proposal #2: A proposal to adjourn the U.S. Geothermal special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt and approve the merger agreement and the transactions contemplated by the merger agreement if there are insufficient votes at the time of such adjournment to approve such proposal.

•

Proposal #3: A proposal, on an advisory (non-binding) basis, to approve the compensation that may be paid or become payable to U.S. Geothermal’s named executive officers in connection with the merger, and the agreements and understandings pursuant to which such compensation may be paid or become payable, as described in the section entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger—Compensation Proposal”.

If the merger contemplated by the merger agreement is completed, the holders of U.S. Geothermal’s common stock (“common stock”), other than (i) shares owned by Ormat, OGP Holding or U.S. Geothermal (as treasury stock or otherwise) or any of their respective direct or indirect wholly owned subsidiaries and (ii) any shares held by a holder who does not vote in favor of the merger and who is entitled to demand and properly demands appraisal for such shares (the shares in clauses (i) and (ii) collectively being referred to as “excluded shares”), will receive $5.45 in cash, without interest and less applicable withholding tax, for each share of U.S. Geothermal’s common stock that they own immediately prior to the effective time of the merger, unless they exercise and perfect their appraisal rights under the Delaware General Corporation Law.

After careful consideration, the Board approved and adopted the merger agreement, the merger and the other transactions contemplated by the merger agreement, and unanimously declared that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable, fair to and in the best interests of the stockholders of U.S. Geothermal. THE BOARD OF U.S. GEOTHERMAL UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ADOPTION AND APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, FOR THE PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES AND FOR THE NON-BINDING ADVISORY PROPOSAL TO APPROVE COMPENSATION THAT WILL OR MAY BECOME PAYABLE TO U.S. GEOTHERMAL’S NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE MERGER.

The proxy statement attached to this letter provides you with information about the proposed merger and the transactions contemplated by the merger agreement, and the special meeting of U.S. Geothermal’s stockholders. U.S. Geothermal encourages you to read the entire proxy statement carefully, including the annexes and documents incorporated by reference. You may also obtain more information about U.S. Geothermal from documents U.S. Geothermal has filed with the Securities and Exchange Commission.

Your vote is important. Adoption and approval of the merger agreement and the transactions contemplated by the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of U.S. Geothermal’s common stock. The failure of any stockholder to vote will have the same effect as a vote against adopting and approving the merger agreement and the transactions contemplated by the merger agreement. Accordingly, whether or not you plan to attend the special meeting, you are requested to promptly vote your shares by completing, signing and dating the enclosed proxy card and returning it in the envelope provided, or by voting over the telephone or over the Internet as instructed in these materials. If you sign, date and mail your proxy card without indicating how you wish to vote, your vote will be counted as a vote FOR adoption and approval of the merger agreement and the transactions contemplated by the merger agreement, FOR adjourning or postponing the special meeting, if necessary or appropriate, to solicit additional proxies and FOR approving the compensation that will or may become payable to U.S. Geothermal’s named executive officers in connection with the merger.

Voting by proxy will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting.

If you hold your shares in “street name”, you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt and approve the merger agreement, without your instructions.

If you have any questions or need assistance voting your shares, please contact our proxy solicitor:

Georgeson Inc.
1290 Avenue of the Americas, 9th Floor
New York, NY 10104
Shareholders, Banks and Brokers
Call Toll Free: 800-248-3170

Thank you for your cooperation and continued support.

Very truly yours,

/s/ Douglas J. Glaspey
Douglas J. Glaspey
Interim Chief Executive Officer, President & Chief Operating Officer

The merger agreement and the transactions contemplated by the merger agreement have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission. Neither the Securities and Exchange Commission nor any state securities commission has passed upon the merits or fairness of the merger agreement or the transactions contemplated by the merger agreement or upon the adequacy or accuracy of the information contained in this document or the accompanying proxy statement. Any representation to the contrary is a criminal offense.

THIS PROXY STATEMENT IS DATED , 2018 AND IS FIRST BEING MAILED
TO STOCKHOLDERS OF U.S. GEOTHERMAL INC. ON OR ABOUT , 2018.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

U.S. GEOTHERMAL INC.
390 E Parkcenter Blvd, Suite 250, Boise, Idaho 83706

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD , 2018

To the Stockholders of U.S. Geothermal Inc.:

A special meeting of stockholders of U.S. Geothermal Inc., a Delaware corporation (“U.S. Geothermal”), will be held at , local time, on , 2018, at the offices of U.S. Geothermal at 390 E Parkcenter Blvd, Suite 250, Boise, Idaho 83706 for the following purposes:

1.

Adoption and Approval of the Merger Agreement and the Transactions Contemplated by the Merger Agreement. To consider and vote on a proposal to adopt and approve the Agreement and Plan of Merger, dated as of January 24, 2018, among U.S. Geothermal, Ormat Nevada Inc. (“Ormat”) and OGP Holding Corp., a wholly owned subsidiary of Ormat (“merger sub”), as it may be amended from time to time (the “merger agreement”), and the transactions contemplated thereby, pursuant to which merger sub will be merged with and into U.S. Geothermal, with U.S. Geothermal surviving the merger as a wholly owned subsidiary of Ormat;

2.

Adjournment or Postponement of the Special Meeting. To approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to adopt and approve the merger agreement and the transactions contemplated by the merger agreement; and

3.

Compensation Proposal. To consider and vote on a proposal, on an advisory (non-binding) basis, to approve the compensation that may be paid or become payable to U.S. Geothermal’s named executive officers in connection with the merger, and the agreements and understandings pursuant to which such compensation may be paid or become payable, as described in the section entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger— Compensation Proposal”.

Only stockholders of record at the close of business on , 2018 are entitled to notice of and to vote at the special meeting and at any adjournment or postponement of the special meeting. All stockholders of record are cordially invited to attend the special meeting in person. To ensure your representation at the meeting in case you cannot attend, you are urged to vote your shares by completing, signing, dating and returning the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose or submitting your proxy by telephone or through the Internet. Any stockholder attending the special meeting may vote in person even if he or she has returned or otherwise submitted a proxy card.

Stockholders of U.S. Geothermal who do not vote in favor of adopting and approving the merger agreement and the transactions contemplated by the merger agreement will have the right to seek appraisal of the fair value of their shares if the merger is completed, but only if they submit a written demand for appraisal to U.S. Geothermal prior to the time the vote is taken on the merger agreement and the transactions contemplated by the merger agreement and comply with all other requirements of the Delaware General Corporation Law (“DGCL”). A copy of the applicable DGCL statutory provisions is included as Annex D to the accompanying proxy statement, and a summary of these provisions can be found under “Appraisal Rights” in the accompanying proxy statement.

The adoption and approval of the merger agreement and the transactions contemplated by the merger agreement, requires the affirmative vote of the holders of a majority of the outstanding shares of U.S. Geothermal’s common stock (“common stock”). For the adjournment proposal and the non-binding advisory vote on merger-related compensation of named executive officers to be approved, a quorum must be present and the proposal must receive the affirmative vote of a majority of votes cast, represented in person or by proxy. The failure to vote on the first proposal will have the same effect as a vote against the adoption and approval of the merger agreement and the transactions contemplated by the merger agreement. Even if you plan to attend the special meeting in person, please complete, sign, date and return the enclosed proxy or vote over the telephone or the Internet as instructed in these materials as promptly as possible to ensure that your shares will be represented at the special meeting if you are unable to attend. If you do attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person. If you sign, date and mail your proxy card without indicating how you wish to vote, your vote will be counted as a vote FOR the adoption and approval of the merger agreement and the transactions contemplated by the merger agreement, FOR adjourning or postponing the special meeting, if necessary or appropriate, to solicit additional proxies and FOR approving the compensation that will or may become payable to U.S. Geothermal’s named executive officers in connection with the merger. If you fail to return your proxy card, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and if a quorum is present will have the same effect as a vote against adoption and approval of the merger agreement and the transactions contemplated by the merger agreement, but will not affect the adjournment proposal or the non-binding advisory vote on merger-related compensation.

i

By Order of the Board,

Boise, Idaho	/s/ Kerry D. Hawkley
Kerry D. Hawkley
, 2018	Chief Financial Officer and Corporate Secretary

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, U.S. GEOTHERMAL ENCOURAGES YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) BY TELEPHONE, (2) THROUGH THE INTERNET OR (3) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before it is voted at the special meeting.

If you hold your shares in “street name”, you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt and approve the merger agreement and the transactions contemplated by the merger agreement, without your instructions.

If you are a stockholder of record, voting in person by ballot at the special meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you must obtain a “legal proxy” in order to vote in person at the special meeting.

If you fail to (1) return your proxy card, (2) grant your proxy electronically over the Internet or by telephone or (3) attend the special meeting in person, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and, if a quorum is present, will have the same effect as a vote AGAINST the proposal to adopt and approve the merger agreement and the transactions contemplated by the merger agreement, but will have no effect on the other two proposals.

U.S. Geothermal encourages you to read the accompanying proxy statement and its annexes, including all documents incorporated by reference into the accompanying proxy statement, carefully and in their entirety. If you have any questions concerning the merger agreement or the transactions contemplated by the merger agreement, the special meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact U.S. Geothermal’s proxy solicitor:

Georgeson Inc.
1290 Avenue of the Americas, 9th Floor
New York, NY 10104
Shareholders, Banks and Brokers
Call Toll Free: 800-248-3170

SUMMARY

This summary does not contain all of the information that is important to you. You should carefully read the entire proxy statement, including the annexes and the other documents to which we have referred you, to fully understand the proposed merger and the transactions contemplated by the merger agreement. The merger agreement is attached as Annex A to this proxy statement and is incorporated by reference into this proxy statement. We encourage you to read the merger agreement because it is the legal document that governs the merger. You may obtain, without charge, copies of documents incorporated by reference into this proxy statement by following the instructions under the section of this proxy statement entitled “Where You Can Find More Information”.

The Proposed Transaction

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Stockholder Votes. You are being asked to vote to adopt and approve an Agreement and Plan of Merger (the “merger agreement”), dated as of January 24, 2018, among Ormat Nevada Inc., a Delaware corporation (“Ormat”), OGP Holding Corp., a Delaware corporation (“merger sub”), and U.S. Geothermal Inc. (“U.S. Geothermal”, the “Company”, “we”, “our” or “us”), and the transactions contemplated thereby, pursuant to which U.S. Geothermal would be acquired by, and become a wholly owned subsidiary of, Ormat. We refer to the merger of U.S. Geothermal with merger sub pursuant to the merger agreement as the “merger”.

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Price for Your Stock. Upon completion of the merger, holders of U.S. Geothermal common stock, par value $0.001 per share (“common stock”), will have the right to receive $5.45 (the “merger consideration”), without interest and less applicable withholding tax, for each share of common stock they hold.

•

The Acquiror. Ormat, a wholly owned subsidiary of Ormat Technologies, Inc. (NYSE: ORA), is a Delaware corporation incorporated on November 12, 1991 and based in Reno, Nevada. Ormat operates and maintains geothermal power plants and recovered energy-based power plants in the United States and internationally, as well as designing, manufacturing and selling power generating equipment and providing related services. Ormat Technologies, Inc., Ormat’s parent company, was incorporated on September 15, 1994 and is also engaged in the geothermal and recovered energy power business. Its principal executive office is located in Reno, Nevada.

Board Recommendation (see page [•])

The Board formed a special committee of independent directors to, among other things, review and evaluate the merger agreement, and consider and evaluate alternatives available to the Company. The Board, upon the unanimous recommendation of the special committee and after careful consideration, by unanimous vote, has determined that it is advisable and in the best interests of U.S. Geothermal and its stockholders to enter into the merger agreement and to consummate the merger and the other transactions contemplated by the merger agreement, and unanimously recommends that stockholders vote FOR the proposal to adopt and approve the merger agreement and the transactions contemplated by the merger agreement, FOR the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies and FOR the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to U.S. Geothermal’s named executive officers in connection with the merger, and the agreements and understandings pursuant to which such compensation may be paid or become payable.

Reasons for the Merger (see page [•])

The special committee and the Board considered a number of factors in making its determination that the merger and the other transactions contemplated by the merger agreement are advisable and in the best interests of U.S. Geothermal and its stockholders, including the following:

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the merger consideration to be received by U.S. Geothermal’s stockholders, including the fact that a price of $5.45 per share in cash represents a premium of approximately 28.5% to the closing price of U.S. Geothermal’s common stock on the last full trading day prior to the Board’s decision to execute the merger agreement;

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U.S. Geothermal’s prospects as an independent company, and the Board’s determination that Ormat’s all- cash proposal represented near-term, substantially higher value and certainty to U.S. Geothermal’s stockholders relative to U.S. Geothermal’s prospects as a stand-alone company;

•	the sale process conducted prior to the signing of the merger agreement, and that there was no assurance that a more favorable opportunity would arise later or that could reasonably be completed;

•

the financial analysis presented by ROTH Capital Partners, LLC (“ROTH”) and its oral opinion, subsequently confirmed in writing, that, as of January 23, 2018, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by ROTH as set forth in the written opinion, the consideration to be received by the holders of shares of U.S. Geothermal’s common stock (other than excluded shares) pursuant to the merger agreement was fair, from a financial point of view, to such holders. The full text of the written opinion is attached to this proxy statement as Annex C and is incorporated by reference in this proxy statement in its entirety. The opinion of ROTH is more fully described below in the section entitled “The Merger—Opinion of U.S. Geothermal’s Financial Advisor”;

•	the terms of the merger agreement, including U.S. Geothermal’s ability to respond to and accept a superior proposal under certain circumstances and the termination provisions;

•

the fact that the merger is subject to approval by U.S. Geothermal’s stockholders, and the Board’s right, under certain circumstances, to withhold, withdraw, materially qualify or adversely modify its recommendation that the stockholders approve the merger agreement; and

•	the closing conditions included in the merger agreement, including the absence of any financing-related closing condition, and the likelihood that the merger would be completed.

The special committee and the Board also identified and considered a number of countervailing factors and risks to U.S. Geothermal and its stockholders relating to the merger and the merger agreement, including the following:

•	the possibility that the merger may not be completed and the potential adverse consequences to U.S. Geothermal as a result;

•

the fact that U.S. Geothermal’s stockholders will not participate in the future growth of U.S. Geothermal or Ormat during the pre-closing period or following the closing of the merger because they will be receiving cash for their stock;

•

the fact that U.S. Geothermal’s legal remedy in the event of breach of the merger agreement (whether willfully, intentionally, unintentionally or otherwise) by Ormat or its merger subsidiary may be limited to receipt of the Ormat termination fee in certain circumstances, and U.S. Geothermal may not be entitled to the U.S. Geothermal termination fee at all in certain circumstances;

•

the significant costs involved in connection with entering into and completing the merger and the substantial time and effort of management required to consummate the merger, which could disrupt the Company’s business operations;

•	the restrictions in the merger agreement on the ability to actively solicit competing bids to acquire U.S. Geothermal;

•	limitations on the conduct of U.S. Geothermal’s business prior to closing imposed by the interim operating covenants of the merger agreement;

•	the fact that the merger will be a taxable transaction to U.S. Geothermal’s stockholders that are treated as U.S. holders for U.S. federal income tax purposes; and

•	interests of U.S. Geothermal’s directors and executive officers that are different from, or are in addition to, the interests of U.S. Geothermal’s stockholders generally.

After taking into account all of the factors set forth above, as well as others, including the recommendation of the special committee, our Board concluded that the risks, uncertainties, restrictions and potentially negative factors associated with the merger were outweighed by the potential benefits of the merger to the stockholders.

The foregoing discussion of factors considered by the Board is not intended to be exhaustive, but summarizes the material factors considered. In light of the variety of factors considered in connection with its evaluation of the merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. Moreover, each member of our Board applied his own personal business judgment to the process and may have given different weight to different factors. The Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. Rather, the Board based its recommendation on the totality of the information presented, including thorough discussions with, and questioning of, our executive management, financial advisor and legal counsel. It should be noted that this explanation of the reasoning of our Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth under “Cautionary Statement Concerning Forward-Looking Information” on page [•].

Opinion of U.S. Geothermal’s Financial Advisor (see page [•] and Annex C)

In connection with the merger, ROTH rendered to U.S. Geothermal’s special committee its oral opinion, subsequently confirmed in writing, that as of January 23, 2018, and based on and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by ROTH as set forth in the written opinion, the consideration to be received by the holders of shares of U.S. Geothermal’s common stock (other than excluded shares) pursuant to the merger agreement was fair from a financial point of view to such holders. References to common stock in this description of ROTH’s opinion refer to U.S. Geothermal’s common stock.

The full text of ROTH’s written opinion, dated January 23, 2018, is attached to this proxy statement as Annex C and is incorporated by reference herein. Stockholders of the Company are urged to read the entire opinion carefully and in its entirety to learn about the assumptions made, procedures followed, matters considered and limits on the scope of the review undertaken by ROTH in rendering its opinion. The analysis performed by ROTH should be viewed in its entirety; none of the methods of analysis should be viewed in isolation when reaching a conclusion on whether the consideration was fair. The opinion addresses only the fairness of the consideration, from a financial point of view, to holders of shares of U.S. Geothermal’s common stock, as of the date of the opinion, and does not address the Company’s underlying business decision to proceed with or effect the merger or the likelihood of consummation of the merger. ROTH’s opinion was directed to the Board’s special committee in connection with its consideration of the merger and was not intended to be, and does not constitute, a recommendation to any stockholder as to how such stockholder should vote with respect to the merger or any other matter.

U.S. Geothermal Without the Merger

If the merger agreement is not approved by our stockholders or if the merger is not consummated for any other reason, our stockholders will not receive any payment for their shares of our common stock. Instead, U.S. Geothermal will remain a public company, its common stock will continue to be listed and traded on the NYSE American exchange (the “NYSE American”) and registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, if the merger is not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today and that our stockholders will continue to be subject to the same risks and opportunities as they currently are, including, among other things, general industry, economic and market conditions. If the merger agreement is not approved by our stockholders or if the merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to us will be offered or that our business prospects or results of operations will not be adversely impacted. See “The Merger—U.S. Geothermal Without the Merger” on page [•].

Material U.S. Federal Income Tax Consequences of the Merger (see page [•])

In general, the merger will be a taxable transaction for holders of shares of U.S. Geothermal’s common stock. For U.S. federal income tax purposes, you will generally recognize a gain or loss measured by the difference, if any, between the cash you receive (before reduction for any applicable withholding tax) in the merger and your tax basis in the shares exchanged in the merger. Gain or loss will be determined separately for each block of your shares (i.e., shares acquired at the same cost in a single transaction). You should consult your own tax advisor about the tax consequences to you of the merger.

The Special Meeting of the Company’s Stockholders (see page [•])

•	Place, Date and Time. The special meeting will be held at , local time, on , 2018, at the offices of U.S. Geothermal at 390 E Parkcenter Blvd, Suite 250, Boise, Idaho 83706.

•

Vote Required. The adoption and approval of the merger agreement and the transactions contemplated by the merger agreement requires the affirmative vote of a majority of the outstanding shares of U.S. Geothermal’s common stock. A failure to vote or a vote to abstain has the same effect as a vote AGAINST approval of the merger agreement and the transactions contemplated by the merger agreement. For the adjournment proposal and the non-binding advisory vote on merger-related compensation of named executive officers to be approved, a quorum must be present and the proposal must receive the affirmative vote of a majority of votes cast, represented in person or by proxy.

•

Who Can Vote at the Meeting. You can vote at the special meeting all of the shares of U.S. Geothermal’s common stock you own of record as of , 2018, which is the record date for the special meeting. If you own shares that are registered in the name of someone else, such as a broker, you need to direct that person to vote those shares or obtain an authorization from them and vote the shares yourself at the meeting. On the record date, there were           shares of U.S. Geothermal’s common stock outstanding.

•

Procedure for Voting. You can vote shares you hold of record by attending the special meeting and voting in person, by mailing the enclosed proxy card, or by voting over the telephone or over the Internet. If your shares of common stock are held in “street name” by your broker, bank or other nominee, you should instruct your broker, bank or other nominee on how to vote your shares using the instructions provided by your broker, bank or other nominee. If you do not instruct your broker, bank or other nominee to vote your shares, your shares will not be voted at the special meeting.

•

How to Revoke Your Proxy. You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must either advise U.S. Geothermal’s Corporate Secretary in writing, deliver a proxy dated after the date of the proxy you wish to revoke, or attend the special meeting and vote your shares in person. Merely attending the special meeting will not constitute revocation of your proxy. If you have instructed your broker, bank, or other nominee to vote your shares, you must follow the directions provided by your broker, bank, or other nominee to change those instructions.

Appraisal Rights (see page [•] and Annex D)

If certain criteria are satisfied, the DGCL provides you with the right to seek an appraisal of your shares, provided that you perfect those rights in the manner provided for in the DGCL. This means that if you are not satisfied with the amount of merger consideration you are receiving in the merger, you may be entitled to have the value of your shares determined by a Delaware court and to receive payment based on that valuation. The amount you ultimately receive as a dissenting stockholder in an appraisal proceeding may be more, the same as or less than the amount you would be entitled to receive under the terms of the merger agreement.

The Company’s Stock Price (see page [•])

Shares of U.S. Geothermal’s common stock are listed on the NYSE American under the trading symbol “HTM”. On January 23, 2018, which was the last trading day before the announcement of the merger, U.S. Geothermal’s common stock closed at $4.24 per share. On , 2018, which was the last practicable trading day before this proxy statement was printed, U.S. Geothermal’s common stock closed at $           per share.

Dividends and Stock Repurchases (see page [•])

Under the terms of the merger agreement, U.S. Geothermal is generally prohibited from paying dividends on its common stock or repurchasing shares of its common stock during the pendency of the merger.

Non-Solicitation of Other Offers (see page [•])

The merger agreement contains restrictions on U.S. Geothermal’s ability to solicit or engage in discussions or negotiations with, or provide information to, any third party regarding a proposal to acquire a significant interest in U.S. Geothermal. Notwithstanding these restrictions, under certain limited circumstances, the Board may respond to an unsolicited competing proposal, and terminate the merger agreement to enter into an alternative acquisition agreement with respect to a superior proposal (as defined in the section entitled “The Merger Agreement—No Solicitation; Changes in Recommendations”) upon payment to Ormat by U.S. Geothermal of a termination fee of approximately $3.2 million, an amount equal to 3% of the merger consideration (the “U.S. Geothermal termination fee”). U.S. Geothermal is entitled to receive from Ormat a reverse break fee of the same amount equal to 3% of the merger consideration (the “Ormat termination fee”) if the merger agreement is terminated by U.S. Geothermal due to Ormat breaching the merger agreement under certain circumstances.

Required Regulatory Approvals (see page [•])

Subject to the exceptions set forth in the following paragraph, U.S. Geothermal and Ormat have each agreed to use their commercially reasonable efforts to take all actions necessary, proper or advisable to consummate the transactions contemplated by the merger agreement as promptly as practicable, including efforts needed to prepare for, obtain and maintain all necessary regulatory and governmental approvals. This includes:

•

obtaining required U.S. and foreign antitrust approvals, consents or other authorizations and requesting early termination of the waiting period with respect to the merger transaction under the Hart-Scott-Rodino Antitrust Improvements Act, as amended (the “HSR Act”);

•	making filings required under and in compliance with the requirements of the Exchange Act, and the rules of the NYSE American;

•	obtaining the consent of the Federal Energy Regulatory Commission (“FERC”) under Section 203 of the Federal Power Act, 16 U.S.C. §§791 et seq., as amended (“FPA”); and

•	obtaining the consent of the U.S. Department of Energy (“DoE”) under one of our financing arrangements.

Notwithstanding anything to the contrary in the immediately preceding paragraph, none of Ormat, merger sub or U.S. Geothermal shall be required in order to resolve any objections asserted under antitrust laws by any governmental authority with respect to the merger transaction to divest any of its businesses, product lines or assets, or to take or agree to take any other action or to agree to any limitation or restriction of any kind on its business, operations, properties or assets.

Merger Sub Sole Stockholder Approval (see page [•])

The merger agreement provides that the merger is subject to the adoption and approval by the sole stockholder of merger sub, Ormat, of the merger agreement and the transactions contemplated by the merger agreement.

Conditions to Completion of the Merger (see page [•])

Each party’s obligation to complete the merger is subject to the satisfaction or waiver of certain conditions, including the following:

•	the receipt of the U.S. Geothermal stockholder approval;

•

the expiration or termination of any waiting period applicable to the consummation of the merger and the filing and receipt of all required approvals under the HSR Act and any other applicable antitrust laws;

•	the absence of any restraining order, preliminary or permanent injunction or other legal restraint or prohibition preventing the consummation of the merger;

•	the receipt of FERC approvals; and

•	the receipt of all required consents and the making of all required filings.

Ormat’s and merger sub’s obligations to complete the merger are subject to the satisfaction or waiver of additional conditions, including:

•	the representations and warranties made by U.S. Geothermal contained in the merger agreement shall be true and correct as of the closing of the merger, subject to certain materiality thresholds;

•	U.S. Geothermal shall have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the effective time of the merger; and

•	no material adverse effect (as defined under “The Merger Agreement—Conditions to Completion of the Merger”) on U.S. Geothermal shall have occurred from the date of the merger agreement until the effective time of the merger.

U.S. Geothermal’s obligations to complete the merger are subject to additional conditions, including:

•	the representations and warranties made by Ormat and merger sub contained in the merger agreement shall be true and correct as of the effective time of the merger, subject to certain materiality thresholds; and

•	Ormat and merger sub shall have performed in all material respects all obligations required to be performed by them under the merger agreement at or prior to the effective time of the merger.

Termination of the Merger Agreement (see page [•])

The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time:

•	by mutual written agreement of Ormat and U.S. Geothermal;

•	by either Ormat or U.S. Geothermal, if:

•

the merger has not been consummated on or before May 24, 2018 (provided that such date may be extended by mutual agreement of the parties) (as so extended and as further described under “The Merger Agreement—Termination of the Merger Agreement”, the “end date”);

•	there is in effect an order, injunction, judgment or law preventing the consummation of the merger that has become final and non-appealable; or

•	the U.S. Geothermal stockholder approval has not been obtained at the special meeting of U.S. Geothermal’s stockholders;

•	by Ormat, if:

•	an adverse recommendation change (as defined under “The Merger Agreement—No Solicitation; Changes in Recommendations”) has occurred;

•

U.S. Geothermal breaches any of its representations or warranties or fails to perform any covenant or agreement in the merger agreement, and such breach (i) would cause the failure of the applicable conditions to Ormat’s and merger sub’s obligations to complete the merger and (ii) cannot be cured by the end date or, if curable, is not cured within 30 days of U.S. Geothermal’s receipt of written notice of such breach or failure (or, if the end date is less than 30 days from the date of receipt of such notice, by the end date); or

•

(i) all of the mutual conditions precedent to the merger and the conditions to U.S. Geothermal’s obligations to effect the merger (other than those conditions that by their nature are to be satisfied at the closing) have been satisfied; (ii) Ormat irrevocably confirms in writing that all of the conditions to its obligations to consummate the merger have been satisfied or waived and that it is ready, willing and able to consummate the closing and (iii) U.S. Geothermal willfully refuses to consummate the merger within three business days following the later to occur of the date of the closing, as scheduled pursuant to the merger agreement, or the delivery of Ormat’s written notice of confirmation;

•	by U.S. Geothermal, if:

•

prior to receipt of the U.S. Geothermal stockholder approval, the Board authorizes U.S. Geothermal to enter into an alternative acquisition agreement with respect to a superior proposal; provided that U.S. Geothermal (i) complies in all respects with the requirements of the merger agreement summarized under “The Merger Agreement—No Solicitation; Changes in Recommendations”; (ii) pays to Ormat the U.S. Geothermal termination fee and (iii) enters into an alternative acquisition agreement with respect to a superior proposal substantially concurrently with the termination of the merger agreement;

•

Ormat or merger sub breaches any of its representations or warranties or fails to perform any covenant or agreement in the merger agreement, and such breach (i) would cause the failure of the applicable conditions to U.S. Geothermal’s obligations to complete the merger and (ii) cannot be cured by the end date or, if curable, is not cured within 30 days of Ormat’s or merger sub’s receipt of written notice of such breach or failure (or, if the end date is less than 30 days from the date of receipt of such notice, by the end date); or

•

(i) all of the mutual conditions precedent to the merger and the conditions to Ormat’s and merger sub’s obligations to effect the merger (other than those conditions that by their nature are to be satisfied at the closing) have been satisfied; (ii) U.S. Geothermal irrevocably confirms in writing that all of the conditions to its obligations to consummate the merger have been satisfied or waived and that it is ready, willing and able to consummate the closing and (iii) Ormat and merger sub willfully refuse to consummate the merger within three business days following the later to occur of the date of the closing, as scheduled pursuant to the merger agreement, or the delivery of U.S. Geothermal’s written notice of confirmation.

Termination Fees and Expenses (see pages [•] and [•])

U.S. Geothermal has agreed to pay Ormat the U.S. Geothermal termination fee if the merger agreement is terminated:

•	by Ormat, if the Board makes an adverse recommendation change;

•

by Ormat, if there is a knowing, intentional breach by U.S. Geothermal of any representation, warranty or covenant as set forth in the merger agreement such that the conditions to Ormat’s obligation to close would not be satisfied and such breach is incapable of being cured or, if curable, is not cured by U.S. Geothermal on or before the earlier of (i) the end date and (ii) 30 days following receipt by U.S. Geothermal of written notice of the breach from Ormat;

•

by Ormat if (i) all of the mutual conditions precedent to the merger and the conditions to U.S. Geothermal’s obligations to effect the merger (other than those conditions that by their nature are to be satisfied at the closing) have been satisfied; (ii) Ormat irrevocably confirms in writing that all of the conditions to its obligations to consummate the merger have been satisfied or waived and that it is ready, willing and able to consummate the closing and (iii) U.S. Geothermal willfully refuses to consummate the merger within three business days following the later to occur of the date of the closing, as scheduled pursuant to the merger agreement, or the delivery of Ormat’s written notice of confirmation; or

•

by U.S. Geothermal, subject to compliance with certain covenants, if the Board authorizes U.S. Geothermal to enter into an alternative acquisition agreement with respect to a superior proposal and U.S. Geothermal, substantially concurrently with such termination, enters into an alternative acquisition agreement with respect to a superior proposal.

Ormat has agreed to pay U.S. Geothermal the Ormat termination fee if the merger agreement is terminated:

•

by U.S. Geothermal, if there is a knowing, intentional breach by Ormat or merger sub of any representation, warranty or covenant as set forth in the merger agreement such that the conditions to U.S. Geothermal’s obligation to close would not be satisfied and such breach is incapable of being cured or, if curable, is not cured by Ormat or merger sub on or before the earlier of (i) the end date and (ii) 30 days following receipt by Ormat or merger sub, as applicable, of written notice of the breach from Ormat; or

•

by U.S. Geothermal if (i) all of the mutual conditions precedent to the merger and the conditions to Ormat’s and merger sub’s obligations to effect the merger (other than those conditions that by their nature are to be satisfied at the closing) have been satisfied; (ii) U.S. Geothermal irrevocably confirms in writing that all of the conditions to its obligations to consummate the merger have been satisfied or waived and that it is ready, willing and able to consummate the closing and (iii) Ormat and merger sub willfully refuse to consummate the merger within three business days following the later to occur of the date of the closing, as scheduled pursuant to the merger agreement, or the delivery of U.S. Geothermal’s written notice of confirmation.

Limitation of Remedies (see page [•])

Subject to certain rights to specific performance and other equitable relief prior to the valid termination of the merger agreement, U.S. Geothermal’s right to terminate the merger agreement and receive payment of the Ormat termination fee pursuant to the terms of the merger agreement shall constitute the sole and exclusive remedy of U.S. Geothermal and any other related party specifically referenced in the applicable section of the merger agreement. Similarly, subject to certain rights to specific performance and other equitable relief prior to the valid termination of the merger agreement, Ormat’s and merger sub’s right to terminate the merger agreement and receive payment of the U.S. Geothermal termination fee pursuant to the terms of the merger agreement shall constitute the sole and exclusive remedy of Ormat, merger sub and any other related party specifically referenced in the applicable section of the merger agreement.

The payment of any termination fees are deemed to be liquidated damages for the efforts and resources expended and opportunities forgone while negotiating the merger agreement and in reliance on the merger agreement and on the expectation of the consummation of the merger.

For more information on the limitations on remedies in connection with the merger, see “The Merger Agreement—Limitations on Remedies” on page [•].

Specific Performance (see page [•])

Prior to any valid termination of the merger agreement, each of the parties shall be entitled to an injunction or injunctions or any other appropriate form of specific performance or equitable relief to prevent breaches or threatened breaches of the merger agreement or to enforce specifically the performance of the terms and provisions of the merger agreement in the Delaware courts.

Treatment of Options in the Merger (see page [•])

At or immediately prior to the effective time, each outstanding and unexercised U.S. Geothermal stock option, whether vested or unvested, will be canceled with the holder becoming entitled to receive from U.S. Geothermal (as the surviving corporation in the merger and a wholly owned subsidiary of Ormat) payment of cash, without interest and less applicable withholding tax, equal to: (a) $5.45 minus the per-share exercise price of such stock option multiplied by (b) the total number of shares subject to such stock option. For example, if immediately prior to the effective time, you hold an outstanding and unexercised U.S. Geothermal stock option representing the right to purchase 1,000 shares of U.S. Geothermal common stock with an exercise price of $4.00 per share, you will be entitled to receive $1,450 (which is equal to (($5.45 - $4.00) x 1,000)), less applicable tax withholding, as a result of the conversion of such option in the merger. Certain option holders will be required to sign an acknowledgement prior to and as a pre-condition to receiving payment for their options.

Interests of the Company’s Directors and Executive Officers in the Merger (see page [•])

You should be aware that U.S. Geothermal’s directors and executive officers are subject to agreements or arrangements that may provide them with interests in the merger that are different from, or are in addition to, the interests of U.S. Geothermal’s stockholders generally. These interests relate to change of control severance arrangements covering U.S. Geothermal’s executive officers, payments to non-employee directors and indemnification of U.S. Geothermal’s directors and officers by the surviving corporation following the merger.

Voting Agreement with the Company’s Directors and Executive Officers (see page [•] and Annex B)

U.S. Geothermal’s directors and executive officers, who collectively beneficially owned approximately 16.9% of U.S. Geothermal’s outstanding shares as of December 31, 2017 (excluding any shares underlying outstanding options), have each entered into an agreement to vote the shares beneficially owned by them as of the record date in favor of the merger agreement and the transactions contemplated thereby, subject to the terms and conditions of such voting agreement.

Shares Held by Directors and Executive Officers (see page [•])

As of the close of business on December 31, 2017, the directors and executive officers of U.S. Geothermal were deemed to beneficially own 4,060,809 shares of U.S. Geothermal’s common stock, which represented 20.1% of the shares of U.S. Geothermal’s common stock outstanding on that date.

Procedure for Receiving Merger Consideration in Respect of Common Stock (see page [•])

Prior to the effective time, Ormat will appoint a paying agent for the payment of the applicable merger consideration in exchange for shares of common stock following the merger. If you own shares of our common stock that are held in “street name” by your broker, bank or other nominee you will receive instructions from your broker, bank or other nominee as to how to surrender your “street name” shares and receive cash for those shares. If you hold certificated shares, the paying agent will send you written instructions for surrendering your certificates and obtaining the applicable merger consideration within three business days after the effective time. Do not send in your stock certificates now.

Questions

If you have additional questions about the merger or other matters discussed in this proxy statement after reading this proxy statement, you should contact U.S. Geothermal’s proxy solicitation agent:

Georgeson Inc.
1290 Avenue of the Americas, 9th Floor New York, NY 10104 Shareholders, Banks and Brokers Call Toll Free: 800-248-3170

QUESTIONS AND ANSWERS

Below are brief answers to some of the key questions that we anticipate you might have. These questions do not address all of the material topics covered by this proxy statement, nor do the answers include all of the material information provided by this proxy statement. Please refer to the complete proxy statement for additional information and before you vote.

Q:	Why am I receiving this document?

A:

On January 24, 2018, U.S. Geothermal entered into a definitive agreement providing for U.S. Geothermal to be acquired by way of a merger and become a wholly owned subsidiary of Ormat. You are receiving this document in connection with the solicitation of proxies by our Board in favor of the proposal to approve the merger agreement, which we refer to as the merger proposal, and related proposals to be voted on at the special meeting.

Q:	What is a proxy?

A:

It is your designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. We refer to this as your “proxy vote.” Two executive officers, Douglas J. Glaspey and Kerry D. Hawkley, have been designated as the proxies for our special meeting of stockholders.

Q:	What will the Company’s stockholders receive in the merger?

A:

If the merger contemplated by the merger agreement is completed, the holders of our common stock, other than (i) shares held by Ormat, merger sub or U.S. Geothermal (as treasury stock or otherwise) or any of their respective direct or indirect wholly owned subsidiaries and (ii) any shares held by a holder who does not vote in favor of the merger and who is entitled to demand and properly demands appraisal for such shares (the shares in clauses (i) and (ii) collectively being referred to as “excluded shares”), will receive $5.45 in cash, without interest and less applicable withholding tax (the “merger consideration”), for each share of common stock that they own immediately prior to the actual time of effectiveness of the merger (the “effective time”).

Q:	Where and when is the special meeting?

A:	The special meeting will take place at , local time, on , 2018, at the offices of U.S. Geothermal at 390 E Parkcenter Blvd, Suite 250, Boise, Idaho 83706.

Q:	Who is eligible to vote?

A:	Holders of our common stock as of the close of business on March 1, 2018, the record date for the special meeting, are eligible to vote.

Q:	How many votes do the Company’s stockholders have?

A:	Holders of our common stock have one vote for each share of our common stock owned at the close of business on March 1, 2018, the record date for the special meeting.

Q:	What vote of the Company’s stockholders is required to adopt and approve the merger agreement and the transactions contemplated by the merger agreement?

A:

In order to complete the merger and the transactions contemplated by the merger agreement, among other things, the holders of a majority of the outstanding shares of U.S. Geothermal’s common stock (the “U.S. Geothermal stockholder approval”) must vote FOR the adoption and approval of the merger agreement and the transactions contemplated by the merger agreement (the “merger agreement proposal”). U.S. Geothermal is also soliciting proxies from its stockholders with respect to two additional proposals; however, completion of the merger and approval of the merger agreement proposal is not conditioned upon receipt of these approvals:

•

a proposal to adjourn the U.S. Geothermal special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt and approve the merger agreement and the transactions contemplated by the merger agreement, if there are insufficient votes at the time of such adjournment to approve such proposal (the “adjournment proposal”); and

•

a proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to U.S. Geothermal’s named executive officers in connection with the merger, and the agreements and understandings pursuant to which such compensation may be paid or become payable (the “compensation proposal”).

For each of the adjournment proposal and the compensation proposal to be approved, a quorum must be present and each proposal must receive the affirmative vote of a majority of votes cast, represented in person or by proxy.

Q:	How does the Company’s Board recommend that I vote?

A:

U.S. Geothermal’s Board, by unanimous vote, has determined that it is advisable and in the best interests of U.S. Geothermal and its stockholders to enter into the merger agreement and to consummate the merger and the other transactions contemplated by the merger agreement, and unanimously recommends that stockholders vote FOR the merger agreement proposal, FOR the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies and FOR the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to U.S. Geothermal’s named executive officers in connection with the merger, and the agreements and understandings pursuant to which such compensation may be paid or become payable. You should read the section entitled “The Merger—The Recommendation of U.S. Geothermal’s Board and U.S. Geothermal’s Reasons for the Merger” for a discussion of the factors that the Board considered in deciding to recommend voting FOR the merger agreement proposal.

You should be aware that some of U.S. Geothermal’s directors and executive officers are subject to agreements or arrangements that may provide them with interests in the merger that are different from, or are in addition to, the interests of U.S. Geothermal’s stockholders generally. These interests relate to change of control severance and retention arrangements covering U.S. Geothermal’s executive officers, payments to non-employee directors and indemnification of U.S. Geothermal’s directors and officers by the surviving corporation following the merger. See the section entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger”.

Q:	Have any stockholders already agreed to vote “FOR” approval of the merger agreement?

A:

Yes. U.S. Geothermal’s directors and executive officers, who collectively beneficially owned approximately 16.9% of U.S. Geothermal’s outstanding shares as of December 31, 2017 (excluding any shares underlying outstanding options), have each entered into an agreement to vote the shares beneficially owned by them as of the record date in favor of the merger agreement and the transactions contemplated thereby, subject to the terms and conditions of such voting agreement. See “Voting Agreement” on page [•].

Q:	What do I need to do now?

A:

Please read this proxy statement carefully, including its annexes, to consider how the merger affects you. After you read this proxy statement, you should complete, sign and date your proxy card and mail it in the enclosed return envelope or submit your proxy over the telephone or over the Internet as soon as possible so that your shares can be voted at the special meeting of the Company’s stockholders. If you sign, date and mail your proxy card without indicating how you wish to vote, your shares will be voted in accordance with the recommendations of the Board, as applicable, with respect to each proposal.

Q:	What happens if I do not return a proxy card or otherwise vote?

A:

The failure to return your proxy card or to otherwise vote will have the same effect as voting against the merger agreement proposal, but assuming a quorum is present, will have no effect on the adjournment proposal or on the compensation proposal. A vote to abstain will also have the same effect as voting against the merger agreement proposal, and, if a quorum is present, no effect on the adjournment proposal or the compensation proposal.

Q:	How do I vote?

A:

If you are a stockholder of record, you may vote in person at the special meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone or vote by proxy on the Internet. If you vote by proxy, your shares will be voted as you specify on the proxy card, over the telephone or on the Internet. Whether or not you plan to attend the meeting, the Company urges you to vote by proxy to ensure your vote is counted. You may still attend the special meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the special meeting and you will be given a ballot when you arrive.

•

To vote using the enclosed proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the enclosed return envelope. If you return your signed proxy card to the Company before the special meeting, the Company will vote your shares as you direct on the signed proxy card.

•

To vote over the telephone, dial toll-free the telephone number located on the enclosed proxy card using a touch-tone phone and follow the recorded instructions. You will be asked to provide the Company number and control number from the enclosed proxy card. Your vote must be received by , [Mountain] Time, on , 2018 to be counted.

•

To vote on the Internet, go to the web address located on the enclosed proxy card to complete an electronic proxy card. You will be asked to provide the Company number and control number from the enclosed proxy card. Your vote must be received by , [Mountain] Time, on , 2018 to be counted.

If your shares of common stock are held in “street name” by your broker, bank or other nominee, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from the Company. Your broker, bank or other nominee will vote your shares only if you provide instructions to your broker, bank or other nominee on how to vote. You should instruct your broker to vote your shares following the procedures provided by your broker. Without such instructions, your shares will not be voted, which will have the same effect as voting against the merger agreement proposal. See “The Special Meeting of the Company’s Stockholders—Voting by Proxy”.

The Company provides Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Q:	What does it mean if I receive more than one set of materials?

A:

This means you own shares of our common stock that are registered under different names. For example, you may own some shares directly as a stockholder of record and other shares through a broker or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials. You must complete, sign, date and return each of the proxy cards that you receive, or vote all of your shares over the telephone or over the Internet in accordance with the instructions above, in order to vote all of the shares you own. Each proxy card you receive comes with its own prepaid return envelope and control number(s); if you vote by mail, make sure you return each proxy card in the return envelope that accompanies that proxy card, and if you vote by telephone or via the Internet, use the control number(s) on each proxy card.

Q:	May I vote in person?

A:	If you are the stockholder of record of shares of our common stock, you have the right to vote in person at the special meeting with respect to those shares.

If you are the beneficial owner of shares of our common stock, you are invited to attend the special meeting. However, if you are not the stockholder of record, you may not vote these shares in person at the special meeting, unless you obtain a legal proxy from your broker, bank or nominee giving you the right to vote the shares at the special meeting.

Even if you plan to attend the special meeting as a stockholder of record, we recommend that you also submit your proxy card or voting instructions as described in the above Q&A entitled “How do I vote?” so that your vote will be counted if you later decide not to attend the special meeting.

Q:	Am I entitled to appraisal rights?

A:

Under Section 262 of the Delaware General Corporation Law (“DGCL”), our stockholders will be entitled to dissent and to seek appraisal for their shares only if certain criteria are satisfied. See “Appraisal Rights” and Annex D of this proxy statement.

Q:	Is the merger expected to be taxable to owners of our common stock?

A:

Yes, in general, your receipt of the cash consideration for each of your shares of U.S. Geothermal’s common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may be a taxable transaction under state, local or non-U.S. income or other tax laws. You should read “The Merger— Material U.S. Federal Income Tax Consequences of the Merger” for a more complete discussion of the U.S. federal income tax consequences of the merger. You should also consult your tax advisor on the tax consequences of the merger in light of your particular circumstances.

Q:	When do you expect the merger to be completed?

A:

U.S. Geothermal and Ormat are working to complete the merger as quickly as possible after the special meeting. U.S. Geothermal currently anticipates that the merger will be completed in the second quarter of 2018. In order to complete the merger, we must obtain the required U.S. Geothermal stockholder approval, and a number of other closing conditions under the merger agreement must be satisfied or waived. See “The Merger Agreement—Conditions to Completion of the Merger”.

Q:	Should I send in my stock certificates now?

A:

No. At or about the date of completion of the merger, if you hold certificated shares, you will receive a letter of transmittal with instructions informing you how to send in your stock certificates to Ormat’s paying agent in order to receive the merger consideration. You should use the letter of transmittal to exchange stock certificates for the merger consideration to which you are entitled as a result of the merger. DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY.

If you own shares of our common stock that are held in “street name” by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee as to how to surrender your “street name” shares and receive cash for those shares following the completion of the merger.

Q:	Who can help answer my questions?

A:

The information provided above in the question-and-answer format is for your convenience only and is merely a summary of some of the information in this proxy statement. You should carefully read the entire proxy statement, including its annexes. If you would like additional copies of this proxy statement, without charge, or if you have questions about the merger or the transactions contemplated by the merger agreement, including the procedures for voting your shares, you should contact the Company’s proxy solicitation agent:

Georgeson Inc.
1290 Avenue of the Americas, 9th Floor New York, NY 10104 Shareholders, Banks and Brokers Call Toll Free: 800-248-3170

You may also wish to consult your legal, tax and/or financial advisors with respect to any aspect of the merger, the merger agreement or other matters discussed in this proxy statement.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events. You can find many of these statements by looking for words like “believes,” “expects,” “anticipates,” “intend,” “estimates,” “may,” “should,” “will,” “could,” “plan,” “predict,” “potential,” or similar expressions in this proxy statement or in documents incorporated by reference in this proxy statement.

Examples of these forward-looking statements include, but are not limited to:

•	the material in this proxy statement under the following headings:

-	Company Financial Projections
-	Opinion of U.S. Geothermal’s Financial Advisor—Present Value of Cash Flow Analysis
-	The Merger—U.S. Geothermal Without the Merger
-	The Merger—Background of the Merger

•	management’s expectations related to our pending acquisition by Ormat;

•	our business and growth strategies;

•	our future results of operations;

•	anticipated trends in our business;

•	the capacity and utilization of our geothermal resources;

•	our ability to successfully and economically explore for and develop geothermal resources;

•	our exploration and development prospects, projects and programs, including timing and cost of construction of new projects and expansion of existing projects;

•	the fulfillment of the respective parties’ rights and obligations under our joint ventures, leases, permits and all other agreements;

•	availability and costs of drilling rigs and field services;

•	our liquidity and ability to finance our exploration and development activities;

•	our working capital requirements and availability;

•	the continued availability of tax incentive programs for development of geothermal projects;

•	our illustrative plant economics;

•	our illustrative growth goals and development and acquisition projections;

•	market conditions in the geothermal energy industry; and

•	the impact of environmental and other governmental regulation.

These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements:

•	the significant costs associated with the merger and the amount of management resources devoted to completing it could disrupt our business operations;

•	the possibility that the merger may not be completed and the potential adverse impact that could have on us;

•	the limitations on the conduct of our business prior to completion of the merger under covenants in the merger agreement;

•	the failure to secure the termination or expiration of any waiting period applicable under the HSR Act;

•	The failure to obtain approval of FERC or DoE;

•	the failure to obtain stockholder approval of the merger;

•	the failure to obtain sufficient capital resources to fund our operations;

•	unsuccessful construction and expansion activities, including delays or cancellations;

•	incorrect estimates of required capital expenditures;

•	increases in the cost of drilling and completion, or other costs of production and operations;

•	ability to obtain a power purchase agreement for a new project;

•	the enforceability of the power purchase agreements for our projects;

•	impact of environmental and other governmental regulation, including delays in obtaining approvals or permits, or ongoing impacts of the sequester;

•	hazardous and risky operations relating to the development of geothermal energy;

•	the failure of the geothermal resource to support the anticipated power capacity;

•	our dependence on key personnel;

•	changes in applicable laws, rules or regulations, including tax incentive programs for the development of geothermal projects;

•	the potential for claims arising from geothermal plant operations;

•	general competitive conditions within the geothermal energy industry; and

•	financial market conditions.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

We refer you to our filings with the Securities and Exchange Commission (“SEC”), and specifically to Item 1A-Risk Factors, of our latest Annual Report on Form 10-K, for a discussion of certain risks that could affect our business, financial results and results of operations. See the section entitled “Where You Can Find More Information”. These risk factors could cause our actual results and conditions to differ materially from our historical performance or those projected in our forward-looking statements. The risks highlighted therein are not the only ones that we face. There may be additional risks that are not presently material or known. If any of the risks actually occur, our business, financial condition or results of operations could be negatively affected.

THE PARTIES TO THE MERGER

U.S. Geothermal Inc. (referred to in this proxy statement as the “Company,” “we” or “us” or words of similar import) is in the renewable “green” energy business. We were originally incorporated on March 10, 2000 in the State of Delaware. Through our subsidiary, U.S. Geothermal Inc., an Idaho corporation incorporated in February 2002 (“Geo-Idaho,” although our references to the Company include and refer to our operations through Geo-Idaho), we are engaged in the acquisition, development and utilization of geothermal resources in the Western United States and the Republic of Guatemala. Geothermal energy is the natural heat energy stored within the earth’s crust. In some areas of the earth, economic concentrations of heat energy result from a combination of geological conditions that allow water to penetrate into hot rocks at depth, become heated, and then circulate to a near surface environment. In these settings, commercially viable extraction of the geothermal energy and its conversion to electricity become possible and a “geothermal resource” is present. The Company constructs, manages and operates power plants that utilize geothermal resources to produce electricity.

Our business strategy is to identify, evaluate, acquire, develop and operate geothermal assets and resources economically, safely and efficiently. Our management evaluates our operating projects based on revenues and expenses and our projects under development, based on costs attributable to each project. We examine different factors when assessing projects at different stages of development or potential acquisitions, such as the internal rate of return of the investment, technical and geological matters and other relevant business considerations.

U.S. Geothermal’s executive offices are located at 390 E Parkcenter Blvd, Suite 250, Boise, Idaho 83706. U.S. Geothermal’s telephone number is (208) 424-1027.

Ormat Nevada Inc. (referred to in this proxy statement as “Ormat”), a Delaware corporation incorporated on November 12, 1991, is a wholly owned subsidiary of Ormat Technologies, Inc., also a Delaware corporation, incorporated on September 15, 1994. Ormat Technologies, Inc., based in Reno, Nevada, is a leading vertically integrated company that is currently primarily engaged in the geothermal and recovered energy power business. Ormat Technologies, Inc. designs, develops, builds, sells, owns, and operates clean, environmentally friendly geothermal and recovered energy-based power plants, usually using equipment that is designed and manufactured in-house. Ormat Nevada Inc. operates and maintains geothermal power plants and recovered energy-based power plants in the United States. It also recently entered the energy storage, demand response and energy management markets following its 2017 acquisition of Viridity Energy Inc.

Ormat’s executive offices are located at 6225 Neil Road, Reno, Nevada 89511. Ormat’s telephone number is (775) 356-9029.

OGP Holding Corp. (referred to in this proxy statement as “merger sub”) is wholly owned subsidiary of Ormat, whose principal executive offices are located at 6225 Neil Road, Reno, Nevada 89511. Merger sub’s telephone number is (775) 356-9029. Merger sub was formed solely for the purpose of facilitating Ormat’s acquisition of U.S. Geothermal.

THE SPECIAL MEETING OF THE COMPANY’S STOCKHOLDERS

Time, Place and Purpose of the Special Meeting

The special meeting will be held at                  , local time on              , 2018, at the offices of U.S. Geothermal, at 390 E Parkcenter Blvd, Suite 250, Boise, Idaho 83706. The purpose of the special meeting is to consider and vote on the proposal to adopt and approve the merger agreement and the transactions contemplated by the merger agreement, and the other proposals described in this proxy statement. The Board, by unanimous vote, has determined that it is advisable and in the best interests of U.S. Geothermal and its stockholders to enter into the merger agreement and to consummate the merger and the other transactions contemplated by the merger agreement, and unanimously recommends that stockholders vote FOR the proposal to adopt and approve the merger agreement and the transactions contemplated by the merger agreement, FOR the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies and FOR the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to U.S. Geothermal’s named executive officers in connection with the merger, and the agreements and understandings pursuant to which such compensation may be paid or become payable.

Who Can Vote at the Special Meeting

Only holders of record of U.S. Geothermal’s common stock, as of the close of business on March 1, 2018, which is the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. If you own shares that are registered in the name of someone else, such as a broker, you need to direct that person to vote those shares or obtain an authorization from them and vote the shares yourself at the meeting. On the record date, there were                 shares of common stock outstanding.

Quorum; Vote Required

For purposes of transacting business at the special meeting, one-third of the voting power represented in person or by proxy of the outstanding shares of common stock will constitute a quorum. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum and any adjournment of the special meeting, unless the holder is present solely to object to the special meeting. Votes FOR and AGAINST and abstentions will be counted for purposes of determining the presence of a quorum. However, if a new record date is set for an adjourned meeting, a new quorum will have to be established.

The adoption and approval of the merger agreement and the transactions contemplated by the merger agreement requires U.S. Geothermal to obtain the U.S. Geothermal stockholder approval. The U.S. Geothermal stockholder approval requires the affirmative vote of a majority of the outstanding shares of common stock. Because the required votes of U.S. Geothermal’s stockholders are based on the number of outstanding shares of common stock with respect to the U.S. Geothermal stockholder approval, and not based on the number of shares represented in person or by proxy at the special meeting, failure to submit a proxy or to vote in person will have the same effect as a vote AGAINST the merger agreement proposal, but, assuming a quorum is present, will have no effect on the adjournment proposal or on the compensation proposal. A vote to abstain or a broker non-vote will have the same effect as voting against the merger agreement proposal, but will have no effect on the adjournment proposal or the compensation proposal.

Approval of the adjournment proposal and the compensation proposal will each require the affirmative vote of holders of a majority of the votes cast, represented in person or by proxy.

If your shares of common stock are held in “street name” by your broker, bank, or other nominee, you should instruct your broker, bank or other nominee how to vote your shares using the instructions provided by your broker, bank or other nominee. Under applicable regulations, brokers, banks or other nominees who hold shares in “street name” for customers may not exercise their voting discretion with respect to non-routine matters such as the approval of the merger agreement proposal. As a result, if you do not instruct your broker, bank, or other nominee to vote your shares of common stock, your shares will not be voted, which will have the same effect as voting against the merger agreement proposal.

Voting by Proxy

This proxy statement is being sent to you on behalf of the Board for the purpose of requesting that you allow your shares of our common stock to be represented at the special meeting by the persons named in the enclosed proxy card. All shares of our common stock represented at the special meeting by properly executed proxy cards, voted over the telephone or voted over the Internet will be voted in accordance with the instructions indicated on those proxies. If you sign and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Board. The Board recommends a vote FOR adoption and approval of the merger agreement and the transactions contemplated by the merger agreement, FOR the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies and FOR the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to U.S. Geothermal’s named executive officers in connection with the merger, and the agreements and understandings pursuant to which such compensation may be paid or become payable.

You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must either advise U.S. Geothermal’s Corporate Secretary in writing, deliver a proxy dated after the date of the proxy you wish to revoke or attend the special meeting and vote your shares in person. Attendance at the special meeting will not by itself constitute revocation of a proxy. If you have instructed your broker, bank, or other nominee to vote your shares, you must follow the directions provided by your broker, bank or other nominee to change those instructions.

Householding

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Although we do not household for our registered stockholders, some brokers household U.S. Geothermal Inc. proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies and wish to receive only one, please notify your broker. We will deliver promptly upon written or oral request a separate copy of our annual report to a stockholder at a shared address to which a single copy was delivered. For copies of the proxy statement, stockholders should write to U.S. Geothermal Inc., 390 E Parkcenter Blvd, Suite 250, Boise, Idaho 83706, or call (208) 424-1027.

Solicitation of Proxies

U.S. Geothermal will pay all of the costs of this proxy solicitation. In addition to soliciting proxies by mail, directors, officers and employees of U.S. Geothermal may solicit proxies personally and by telephone, email or otherwise. None of these persons will receive additional or special compensation for soliciting proxies. U.S. Geothermal will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

U.S. Geothermal has engaged Georgeson Inc. (“Georgeson”) to assist in the solicitation of proxies for the special meeting and will pay Georgeson a fee of approximately $           , plus reimbursement of out-of-pocket expenses. The address of Georgeson is 1290 Avenue of the Americas, 9th Floor, New York, NY 10104, Shareholders, Banks and Brokers. You can call Georgeson toll-free at 800-248-3170.

THE MERGER

The discussion of the merger in this proxy statement is qualified by reference to the merger agreement, which is attached to this proxy statement as Annex A. You should read the merger agreement carefully in its entirety.

Background of the Merger

To maximize value for its stockholders, U.S. Geothermal regularly and in the ordinary course of its business evaluates strategic alternatives, including opportunities for potential strategic transactions. In connection with its evaluation of potential strategic transactions, U.S. Geothermal has met from time to time with other companies in its sector, to evaluate potentially complementary acquisitions and other strategic investments and alternatives.

U.S. Geothermal also explores, from time to time at the direction of its Board, larger and more transformative strategic alternatives. For example, in July 2015, U.S. Geothermal was approached by Ormat with an unsolicited expression of interest in the company and the parties entered into a nondisclosure agreement for the purpose of exploring a potential transaction. The parties were unable to agree upon terms for a transaction, but Ormat remained subject to a standstill until April 15, 2016 which provided that they could not attempt to acquire or take control of U.S. Geothermal without consent of the Board. Following the conclusion of the negotiations with Ormat, in August 2015 U.S. Geothermal established a special committee and worked with a financial advisor to review its strategic alternatives, including a potential sale of the company. During this process, the special committee and the Board, with input from advisors, reviewed the potential transaction structures and pricing, tax implications and complexity of the potential structures and ultimate value that would be received by stockholders. Following a lengthy process, the company formally concluded this process in March 2016. Upon the recommendation of the special committee in that process, the Board had determined that continuing to execute the company’s strategic growth plan was the best path to maximizing long term stockholder value.

Commencement of the Process and Establishment of the Special Committee

In July 2016, U.S. Geothermal was approached by Party A, a foreign strategic party, regarding a potential investment in U.S. Geothermal. The inquiry from Party A was unsolicited. U.S. Geothermal entered into a nondisclosure agreement with Party A in the fall of 2016. Representatives of Party A visited the Neal project site during the Fall of 2016. During the weeks following Party A’s due diligence site visits, members of management had multiple calls with representatives of Party A regarding due diligence matters. In late November 2016, U.S. Geothermal received from Party A a proposal letter which included a nonbinding indication of interest to purchase the outstanding shares of the company’s common stock within a range of $5.30 to $5.93 per share. On November 22, 2016, the date of the proposal letter, the closing price for the company’s common stock was $4.11.

While the Board had ended the prior process earlier in 2016, given the unsolicited proposal from Party A, the Board met on December 1, 2016 and concluded that it would be in the best interests of U.S. Geothermal and its stockholders to reevaluate potential transactions. The Board reviewed the offer from Party A, discussed potential interested parties based on the prior process and the establishment of a special committee for the new process. The special committee was formed of three independent directors consisting of Paul Larkin, James Pappas and Randy Hill. Mr. Hedayat, another independent director, joined the special committee following his appointment to the Board in February 2017.

In late November and early December 2016, Mr. Gilles, U.S. Geothermal’s CEO at the time, made contact with four public and private geothermal companies and one private equity fund. These parties had each expressed a similar unsolicited interest in a potential transaction but, unlike Party A, had not provided any indication of price.

On December 5, 2016, the special committee met to discuss the proposal from Party A, the role of the special committee in the negotiations, as well as the retention of a financial advisor. Dorsey & Whitney, counsel to the company, presented information to the special committee regarding duties and process with respect to potential strategic transactions. Since Party A was a foreign entity, the special committee discussed the impact of both Hart-Scott-Rodino and CFIUS on any transaction timing, as well as potential concerns relating to currency control regulations. While the special committee did not conduct a formal valuation process, the members of the special committee were informed by the prior process earlier in the year as well as its views of U.S. Geothermal’s operations and prospects. Finally, the special committee concluded that the range suggested by Party A was low.

The special committee members discussed a roster of potential financial advisors and determined there were two preferred choices based on their credentials, reputation and the needs of the special committee. Prior to the next meeting of the special committee and at the request of the special committee, Mr. Pappas interviewed both as potential financial advisors.

On December 13, 2016, Messrs. Larkin, Gilles and Glaspey met with representatives of Party A to discuss the process the Board had undertaken, and Party A requested access to the data site for commencement of due diligence. Mr. Larkin indicated to Party A that an offer in the range of $6.00 to $6.50 would be more compelling to the special committee.

On December 15, 2016, the special committee met and determined to engage ROTH Capital Partners (“ROTH”) as its financial advisor. With input from Dorsey & Whitney, the special committee, evaluated any potential conflicts of interest that ROTH might have, and discussed the terms of the ROTH engagement letter and fee structure, as well as the role the special committee desired for ROTH. The special committee also discussed the formal process in which U.S. Geothermal engaged less than a year earlier to identify potential bidders.

The special committee negotiated the terms of the engagement with ROTH over the next two weeks, and on January 9, 2017, ROTH Partners was engaged as the financial advisor to the special committee.

On January 13, 2017, the company received a written, non-binding proposal from Party B, a foreign strategic party, for the purchase of certain of the company’s subsidiaries. Later that day, the special committee met with its legal and financial advisors to discuss the terms of the proposal letter from Party B and potential advantages and disadvantages of different types of transaction structures and potential regulatory challenges. Following the special committee meeting, the company received a written, non-binding proposal from Party C, a foreign fund, by which Party C would purchase the company’s shares at a non-binding price of $6.50 per share. The closing price for the company’s common stock on January 13, 2017 was $4.65 per share.

On January 16, 2017, the special committee met to discuss, with input from legal and financial advisors, the terms of the proposal from Party C, the potential interested parties, the process and a course of future communications with the bidders to elicit additional information or updated bids for further consideration by the special committee.

On January 17, 2017, Mr. Pappas spoke with a representative of Party B to determine whether it would modify its proposal to become a cash purchase for all of the company shares. While considering the request to modify its proposal, Party B sought more information regarding management’s view of the prospect for PPAs for the development assets.

On January 18, 2017, members of the special committee spoke with representatives of Party A and Party C, and in each call, indicated that the special committee considered the current bids to be inadequate. Party C was unwilling to consider increasing its current bid price until it met with company management.

On January 23, 2017, the special committee, along with its legal and financial advisors, met to discuss updates regarding, and feedback from, potential interested parties.

On January 27, 2017, the special committee met, along with Mr. Hedayat, a nominee to the Board and Dorsey & Whitney, to discuss the background of the prior sale process that ended in March 2016 as well as the current process and interested parties. The special committee discussed the plans for the company, its projects and company leadership in light of the different proposals.

During the week of January 30th, Party C executed a nondisclosure agreement, and representatives of Party C met with members of management to conduct due diligence.

On February 15, 2017, the special committee, with Mr. Hedayat and a representative from Dorsey & Whitney and ROTH also in attendance, discussed the status of the various bidders, including Party C who continued to conduct due diligence. Mr. Pappas noted that Party D wanted a meeting. There was an extended conversation of the different parties, whether any particular structures had been considered with respect to some of the parties, and the pace of the process. Dorsey & Whitney advised the special committee concerning the fiduciary duties of directors in the context of a sale of the company and noted the importance of independent director oversight, particularly for transactions in which members of the company’s management may be employed by the acquirer. As part of its discussions of its fiduciary duties, the special committee discussed and concluded that it did not consider the sale of the company inevitable at this time.

On March 2, 2017, representatives of ROTH met with Party D’s financial advisors to discuss their potential bid.

On March 3, 2017, the special committee was informed by Party A that while its prior proposal remained in place, it would not be increasing its bid as requested by the special committee.

On March 6, 2017, the special committee, with Mr. Hedayat and representatives from Dorsey & Whitney and ROTH also in attendance, met to discuss the current status of the potential bidders, including Party D who was expected to submit a proposal, and Party C who indicated that it was not interested in moving forward.

On March 15, 2017, Party D submitted a proposal for a share exchange transaction using an equity valuation of the company of $120 million (approximately $5.66 per share). This proposal from Party D was later replaced with a joint proposal with Party E.

On March 16, 2017, Mr. Larkin had a call with a representative of Ormat to discuss Ormat’s potential interest in U.S. Geothermal. The representative from Ormat indicated that Ormat would need to conduct additional due diligence before formalizing any offer and would require an exclusivity agreement, but that their current indicative range for the whole company was $90 to $95 million. (approximately $4.25 to $4.48 per share).

In mid-April, Party B informed Mr. Pappas that it was withdrawing its proposal.

During April and May, members of the special committee held discussions with various parties who expressed an interest in a potential transaction with U.S. Geothermal.

On May 9, 2017, Messrs. Larkin, Pappas and Hedayat met with representatives of Ormat (Isaac Angel, Doron Blachar and Rinat Gazit) to discuss terms on which Ormat might be willing to acquire the company. Ormat agreed to provide a proposal by the end of May, 2017. Following that meeting, various representatives of Ormat and the company engaged in telephonic and electronic communications concerning possible terms for that proposal.

In mid-May, 2017, Mr. Gilles was contacted by the representatives for Party A, who informed him that the prior bid may not be the final offer.

In late May, Mr. Pappas discussed a potential bid with Party F, and Mr. Hedayat had further conversations with Ormat and joint bidder Party D/E.

On May 23, 2017, the special committee met, along with its legal advisor, to discuss the status of discussions with the various parties as well as potential transaction structures.

During late May and early June, Mr. Hedayat held discussions with representatives from Ormat on the potential price range with Ormat, the factors impacting the price range and how Ormat valued the development projects.

On June 1, 2017, there was a video conference call during which representatives of Ormat (Doron Blachar and Rinat Gazit) presented Ormat’s analysis and some preliminary terms for the proposed acquisition to members of the special committee. No agreement on valuation or price was reached during that call. The Ormat representatives informed the special committee that Ormat would need access to non-public information and further due diligence to determine what, if any, price Ormat might pay for U.S. Geothermal as well as a board approval for any transaction.

In early June, the special committee requested that the remaining active parties, including Party A and Party D/E, submit their final proposals by mid-June.

On June 8, 2017, the Board met for an update from the special committee. Mr. Hedayat updated the Board on his discussions with Ormat and representatives for Party A as well as the potential proposal from Party D/E. Mr. Glaspey provided an update on another party, but did not know if any proposal would be received. Mr. Pappas provided an update on his call with Party F, but was uncertain if a proposal would be received.

On June 9, 2017, a representative of Party G contacted Mr. Larkin regarding its potential interest. In mid-June, Mr. Hedayat continued to meet with Ormat regarding price, the ability to undertake certain projects under consideration and the length of the exclusivity period being requested.

On June 9, 2017 representatives of U.S. Geothermal sent Ormat proposed terms for a letter of intent for the acquisition of the company by Ormat. Ormat, U.S. Geothermal and their respective counsel began negotiating the terms and conditions for a letter of intent and nondisclousue agreement.

On June 14, 2017, the special committee received a joint proposal from Party D/E for an acquisition of assets for cash consideration of $90 million plus the assumption of outstanding debt. The special committee informed Party D/E that it considered the consideration to be inadequate. The next day, the special committee received a revised offer which increased the cash consideration to $120 million. The special committee noted that this proposal lacked the required financial information to support its consummation, but determined to pursue discussions with D/E for the purpose of increasing shareholder value.

On June 16, 2017, Ormat submitted a proposal to purchase the company’s shares at a range of $5.11 to $5.80 per share. The closing price for the company’s common stock on June 15, 2017 was $4.06. Counsel for the parties continued negotiating a nondisclosure agreement.

Following receipt of the updated proposal from Party D/E, the special committee worked with management and its advisors to analyze the ultimate benefit to stockholders resulting from the asset purchase proposal from Party D/E. In addition, the special committee conducted analysis on where in the range the potential final bids might lie based on the special committee’s views on the contingencies in the proposals, as well as what the impact would be to shareholders if the assets were sold resulting in a microcap public company holding limited exploration assets and cash. Mr. Hedayat spoke to representatives of Party D/E to encourage them to present a proposal to acquire the shares of U.S. Geothermal, rather than its assets. On June 20, 2017, Party D/E submitted a revised proposal to acquire the shares of U.S. Geothermal at a proposed price of $6.00 per share. The closing price for the company’s common stock on July 20, 2017 was $4.51.

Party A did not submit a revised proposal to the special committee by mid-June, but the prior proposal with a range of $5.30 to $5.93 per share had not been withdrawn. Members of the special committee regarded the probability of completion of a transaction with Party A to be lower compared to Ormat or Party D/E.

On June 20, 2017, the Board met for an update from the special committee regarding the status of discussions with Ormat, Party D/E, and Party G and the current proposals received by the special committee. ROTH discussed their analysis of the offers received from Party D/E and Ormat. On a per share basis, the proposal from Ormat included a range of $5.11 to $5.80 as compared to the offer from Party D/E which included a proposed price of $6.00 per share. The ROTH analysis also included the asset acquisition by Party D/E, but this structure was not favored by the Board or the special committee. The Board discussed the transaction process and its fiduciary duties, with input from Dorsey & Whitney.

During June 20-22, 2017, members of the special committee held discussions with each of Ormat, Party D/E and Party G.

On June 22, 2017, the Board met for a further update on discussions with Ormat, Party D/E and Party G. Following the Board meeting, Party D/E submitted a revised proposal with a proposed price of $6.25 per share. The closing price for the company’s common stock on June 21, 2017 was $3.90.

On June 24, 2017, the special committee and the Board met to discuss the proposal from Party D/E, with input from Dorsey & Whitney and ROTH. The special committee unanimously recommended, and the Board approved, moving forward with a sale process with Party D/E and negotiating and entering into an exclusivity agreement.

On June 25, 2017, Mr. Hedayat spoke with Ormat concerning price and other terms of its proposal. Ormat proposed revising the bid to eliminate the price range in favor of a $5.80 per share price, but did not change other terms proposed by Mr. Hedayat. The closing price for the company’s common stock on June 23, 2017 was $3.97. Mr. Hedayat informed Ormat that U.S. Geothermal planned to continue discussions with another preferred bidder.

In late June, the terms of the exclusivity agreement with Party D/E were being discussed between the parties as well as clarifications to the proposal letter. Mr. Larkin was continuing discussions with Party G.

On July 3, 2017, the special committee received a proposal from Party G with a base price of $6.75 per share and the potential for an additional $0.25 under certain circumstances. The special committee met that day to discuss the proposal. Representatives from management, Dorsey & Whitney and ROTH attended. Mr. Larkin led a discussion of the offer letter terms, including issues relating to CFIUS, the restricted cash balance requirements in the offer letter, and reserve/resource requirements for the various projects. The special committee also discussed the ongoing communications with Party D/E. Later than day, Messrs. Pappas and Truelock, a representative of ROTH, contacted Party D/E to explain that the fiduciary duties of the directors required their consideration of a new offer, but that the special committee was willing to receive additional offers from Party D/E. Mr. Larkin sought additional financial information from Party G due to concerns regarding currency controls and Mr. Gilles provided additional detailed information to Party G regarding the resource levels at each project. Counsel to Party G and U.S. Geothermal began negotiating the exclusivity agreement.

On July 5, 2017, Party G submitted a revised proposal reflecting slightly modified provisions for the potential increase to the purchase price per share of $0.25 per share. Mr. Hedayat spoke with Party D/E to discuss the receipt of a higher competing bid in order to give Party D/E the opportunity to increase the pricing of their bid. The special committee received additional information from Party G regarding its ability to finance the transaction.

On July 5, 2017, the special committee met with representatives of Dorsey and ROTH to discuss Mr. Hedayat’s meeting with Party D/E. The special committee discussed Party D/E and Party G and Party G’s ability to finance a potential transaction.

Exclusivity with Party G

On July 6, 2017, the special committee, along with its legal and financial advisors, and the Board held meetings regarding the Proposal from Party G. Following recommendation by the special committee and approval by the Board, the company entered into the exclusivity agreement with Party G.

On July 14, 2017, Party G informed Mr. Larkin that additional foreign regulatory approvals would be required prior to closing a potential transaction.

On July 16, 2017, members of the special committee, along with its legal and financial advisors, discussed the terms of a draft merger agreement as well as the new information from Party G and its impact on the risks associated with completion of the transaction. Later that day, Messrs. Larkin and Hill spoke with a representative of Party G to request that a reverse break fee be escrowed as a result of the additional regulatory approvals. Party G refused the request for a reverse break fee and postponed further due diligence. Party G later agreed to meet on July 18th to discuss commercial terms, but postponed the site visits.

On July 17, 2017, the special committee had a meeting with representatives of Dorsey & Whitney and ROTH to discuss the recent developments with Party G.

On July 18, 2017, representatives from Party G and members of the special committee and management met in Boise, Idaho to discuss the commercial terms of the transaction.

On July 24, 2017, Dorsey & Whitney distributed an initial draft of the merger agreement to counsel for Party G.

In late July, representatives from Party G resumed their due diligence and conducted site visits.

On August 3, 2017, Party G informed Mr. Larkin of their withdrawal from the process because, in Party G’s view, the company’s development assets were not what Party G desired. Party G indicated that it had concerns regarding San Emidio 2, Geysers and El Ceibillo. Later that day, the special committee met to discuss the withdrawal of Party G. The special committee directed Messrs. Hedayat and Pappas to contact Party F and Party D/E to determine whether those parties had any continued interest in the company. Those contacts were made following the meeting. Party G’s counsel confirmed to Dorsey & Whitney that the exclusivity agreement was terminated. Due to the lack of information from Party F regarding its source of financing or partner in a potential transaction, the special committee had significant concerns relating to the probability of completion of a transaction with Party F and did not pursue discussions further.

Exclusivity with Party D/E

On August 7, 2017, the special committee recommended, and the Board approved, entering into an exclusivity agreement with Party D/E for a period of 30 days. The exclusivity agreement was entered into and due diligence commenced.

On August 9, 2017, Mr. Hedayat met with the representatives of Party E to discuss valuation of U.S. Geothermal projects, the relationship between Party D and Party E and other matters.

On September 5, 2017, the exclusivity period was extended for an additional 7 days until September 13, 2017. On September 13, 2017, the special committee was informed that Party D/E may be unable to confirm the initially proposed price of $6.25 based on their view of the tax equity/financing and pricing assumptions at San Emidio 2 and Geysers. The special committee sent a notice regarding the termination of the exclusivity period.

On September 21, 2017, the special committee was informed that Party D and Party E had ended their partnership relating to the joint proposal. During discussions with Party E throughout the process, Party E’s interest in U.S. Geothermal related to its operating assets and it expressed no interest in acquiring the entire company absent a partner such as Party D. The special committee had previously determined that a sale of only a portion of the assets of U.S. Geothermal was not the preferred structure or most beneficial to stockholders. For this reason, the special committee did not pursue a separate sale of the operating assets to Party E.

Exclusivity with Ormat

On September 22, 2017, Party D submitted a proposal without Party E which contained a proposed price per share of $5.40 which could be increased by an additional $0.85 per share assuming specified speculative milestones were met prior to closing. The closing price for the company’s common stock on September 22, 2017 was $3.94.

In mid-September 2017, Mr. Hedayat communicated with Ormat to discuss whether it had interest in renewing its proposal.

On September 25, 2017, the special committee, along with its legal and financial advisors, met to discuss the proposal received from Party D and determined that it was inadequate, no longer had the support of a strong financial partner in Party E and was unlikely to trigger an increase in price per share.

On September 28, 2017, the special committee and the Board each met, with representatives of Dorsey & Whitney and ROTH in attendance, to discuss the outstanding bids with Ormat and Party D. The special committee determined to go back to Party D to give them another opportunity to put together an offer that had no financing contingency and a higher price. The special committee discussed the terms of an exclusivity agreement with Ormat. The special committee recommended to the Board, and the Board authorized, that the Company pursue a transaction with Ormat as outlined in their initial proposal with a 45 day exclusivity agreement.

In late September, members of the special committee believed that the process might be winding down and discussed U.S. Geothermal’s operations and future as a stand-alone company. Mr. Hedayat reviewed operations and cash flows for U.S. Geothermal assuming it remained a stand-alone company, the development projects remained undeveloped (although it included a liquidation value of $10 million for the development portfolio in aggregate) as well as a number of other assumptions regarding costs and anticipated cash flow. This review, which was discussed with the members of the executive committee of the Board, placed a potential value (not trading price) of the outstanding shares at the end of 2018 of approximately $5.85 per share. The executive committee consists of Mr. Glaspey (the Interim CEO), as well as Messrs. Hill, Pappas and Hedayat (three of the four members of the special committee).

From late September through late October, Dorsey & Whitney and Norton Rose Fulbright negotiated the terms of the nondisclosure agreement and exclusivity agreement between Ormat and U.S. Geothermal.

On October 3, 2017, the special committee received (i) a written proposal from Ormat to acquire the company at an indicative price of $5.75 per share of common stock and (ii) written confirmation from Party D of its September 22 proposal ($5.40 which could be increased by an additional $0.85 per share assuming specified speculative milestones were met prior to closing) without any price increase. The closing price for the company’s common stock on October 3, 2017 was $4.06.

On October 4, 2017, the special committee met to discuss the two proposals with input from Dorsey & Whitney.

The Board continued to consider the company’s alternatives and its strategy to best build stockholder value should the company not proceed with a sale transaction. As a result, during October 10-11, members of the executive committee of the Board met in Boise for meetings regarding the company’s strategy going forward as a stand-alone company. A focus of the executive committee was the pricing strategy used by U.S. Geothermal when bidding for PPAs. During mid-October, U.S. Geothermal adopted a revised, more aggressive pricing strategy when submitting bids.

During the first two weeks of October, 2017, Messrs. Pappas and Hedayat held multiple discussions with Ormat regarding its assumptions in the proposal letter and Ormat’s desire for a termination fee and to be reimbursed for expenses during the due diligence period if certain events occurred. On October 13, 2017, Mr. Hedayat sent Ormat proposed forms of a proposal letter and exclusivity agreement that had been prepared by Dorsey & Whitney.

On October 20, 2017, Party D submitted a revised proposal which contained an indicative bid of $5.60 per share with potential to increase the per share price to $6.25 based on the occurrence of specified speculative events prior to close. The closing price for the company’s common stock on October 20, 2017 was $3.91. On October 20 and 21, 2017, the special committee received a revised proposal and draft of the exclusivity agreement for Ormat from Norton Rose Fulbright.

On October 20, 2017, the special committee discussed the receipt and terms of the revised bid from Party D. Dorsey & Whitney reviewed the fiduciary duties of directors in the context of a sale of the company. In determining to proceed with Ormat, the special committee noted that the firm price in the Party D proposal was less than the Ormat proposal. The special committee discussed the events that would trigger the contingent price increase from $5.60 to $6.25 in the Party D offer and determined those events were highly speculative. Ultimately, the special committee concluded that Party D’s bid was economically inferior and less credible than the Ormat offer due to concerns over Party D’s ability to finance payment of the purchase price and Party D’s need to complete due diligence. The special committee also discussed the initial bid received in November 2016 from Party A with a price range of $5.30 to $5.93, as that proposal remained outstanding. The proposal from Party A would have been subject to increased U.S. regulatory requirements to complete the transaction, such as CFIUS, and could have also been subject to foreign currency control regulations. In addition, the midpoint of Party A’s price range was less than Ormat’s offer. As a result, and due to the special committee’s confidence in Ormat’s ability to complete the transaction, the special committee concluded that the Ormat offer remained superior to the offer from Party A.

On October 20, 2017, management informed the special committee that the required capital expenditures for certain expansion projects were increasing. This information, as well as recent maintenance issues, caused the members of the special committee to place less value on the expansion projects and its pricing expectations in any potential offer.

On October 22, 2017, the special committee met to discuss the revised proposal and exclusivity agreement sent by Ormat, with input from its legal advisor. The special committee concluded that aspects of the proposal needed clarity and that the exclusivity agreement was far too restrictive for an agreement of this nature. The special committee requested input from management regarding the terms of the exclusivity agreement.

Over several days in late October, Dorsey & Whitney and Norton Rose Fulbright discussed the language in the proposal letter and negotiated the terms of the exclusivity agreement, particularly with respect to the limited expense reimbursement provisions.

On October 27, 2017, Dorsey & Whitney received an unsolicited inquiry from counsel to a private equity fund. Following discussions among special committee members, the special committee determined not to engage with a new party due to the current status of discussions with Ormat and the highly preliminary nature of the inquiry. Later that day, copies of the Ormat proposal and exclusivity agreement were distributed to the Board.

On October 30, 2017, Ormat submitted its revised non-binding proposal to acquire U.S. Geothermal at a price per share of $5.75, and Ormat and U.S. Geothermal entered into a nondisclosure agreement and an exclusivity agreement. The exclusivity period was for 40 days, with two automatic extensions for 10 days each under certain circumstances. Following the execution of the nondisclosure and exclusivity agreement, Ormat and its accounting, legal and tax advisors were given access to an electronic document data site and commenced due diligence efforts. Counsel for Ormat and U.S. Geothermal discussed the structure of the transaction, timing and the required regulatory approvals.

Negotiations with Ormat

On November 2, 2017, Dorsey & Whitney provided Norton Rose Fulbright a draft of the merger agreement.

In early November 2017, Mr. Hedayat had discussed with Ormat the commercial terms for the transaction and potential timing of a definitive agreement.

During November 13-16, 2017, representatives of Ormat met in Boise, Idaho with members of the special committee and management of U.S. Geothermal to discuss personnel issues, among other items, to participate in management presentations concerning various financial, operational other matters and to conduct site visits as part of Ormat’s due diligence process.

On November 14, 2017, U.S. Geothermal was notified that a recent PPA bid it had submitted for a PPA relating to Geysers, one of its development projects, was not accepted. For this particular RFP, geothermal and biomass projects were excluded because they were not “zero emission” resources. Due to the inability to enter into a PPA relating to Geysers, development at Geysers would likely be delayed which would result in increased costs related to that development. This delay caused the special committee to lower the value it placed on U.S. Geothermal’s development assets. This, combined with increased capital costs and transmission costs at one of the expansion projects, also caused members of the special committee to lower the value it placed on U.S. Geothermal’s expansion projects.

On November 29, 2017, the special committee met and with input from Dorsey & Whitney discussed the previously proposed schedule for retention payments for certain non-executive level employees and determined that it would be in the best interests of U.S. Geothermal to establish a retention bonus pool of approximately $0.8 million in order to retain employees during any merger process.

On December 11, 2017, Norton Rose Fulbright distributed a draft of the merger agreement. The members of the special committee and management discussed the terms of the merger agreement among themselves prior to the meetings in New York planned for later that week.

On December 13, 2017, Messrs. Larkin, Pappas and Hedayat met with Mr. Blachar and Ms. Gazit from Ormat for dinner during which they discussed issues relating to pricing. The next day, the parties met again with their respective counsel. The discussion focused on high level commercial terms. Given the recent decline in U.S. Geothermal’s stock price, Ormat was concerned over the level of the premium. The closing price for the company’s common stock on December 12, 2017 was $3.44. In addition to the level of the premium, Ormat raised concerns with a number of working capital items and operational issues that impacted the proposed price per share that Ormat would be willing to pay. Ormat outlined potential pricing adjustments for working capital items (including transaction costs, change of control payments, retention payments and D&O insurance) and operational issues (asset retirement obligations, the value placed on Geysers, environmental concerns, tax equity matters) resulting in a revised range of $4.82 to $5.20. Following further discussion, Mr. Hedayat proposed $5.45 per share plus a special dividend of $0.10 per share under specified circumstances. Both parties agreed to discuss the potential price adjustments with their respective boards. Ormat requested a break fee of 4% plus expenses which was reduced to 3% of the merger consideration following further discussion. Ormat’s comments to the draft merger agreement also included a provision that would not permit U.S. Geothermal to seek specific performance in the event of breach by Ormat, which was rejected by U.S. Geothermal.

Over the weekend of December 15-16, 2017, Mr. Pappas had further conversations with Mr. Blachar and Isaac Angel, the CEO of Ormat, regarding the size of the premium and the other issues raised by Ormat that impacted pricing. During these calls, Ormat first offered $5.40 in cash with a potential special dividend of up to $0.15 and later offered $5.45 per share.

On December 18, 2017, Messrs. Larkin, Pappas and Hedayat provided the Board with an update of the prior week’s discussions. The Board discussed pricing at length, including the specific issues raised by Ormat. There was a discussion of the trading history of the Company’s stock and its impact on the premium. The members of the special committee disregarded the concerns over the premium as the special committee did not regard the premium as relevant to the discussions regarding price. Dorsey & Whitney again reviewed for the Board its fiduciary duties in the context of a sale of the company. The Board discussed whether to abandon the merger process at this time and focus on the acquisition of additional assets and the long-term growth strategy for the company. At a continuation of the Board meeting later that day, Mr. Truelock of ROTH provided an update on the fairness opinion review and the impact of the expansion projects on the fairness review. Following a discussion on pricing, the Board instructed the special committee to seek a price per share in the range of $5.50 - $5.55.

On December 19, 2017, Messrs. Hedayat and Pappas spoke with Ormat regarding pricing and were informed that Ormat’s Board refused to increase its indicative bid above $5.45 per share.

On December 19, 2017, both the special committee and the Board held meetings to discuss pricing. The special committee recommended to the Board, and the Board approved, the extension of the exclusivity period to January 2, 2018, and the continuation of the merger negotiations with Ormat. The parties executed an extension of the exclusivity period until January 2, 2018.

Between December 22, 2017 and January 5, 2018, counsel to the parties negotiated the merger agreement. Among the points under discussion were the representations and warranties, covenants relating to treatment of employees, as well as the closing conditions in order to decrease the completion risk of the transaction.

On January 5, 2018, Party D indicated to Mr. Glaspey that its prior offer revised on October 20 was still valid. Mr. Glaspey provided this information to the special committee. On January 8, 2017, the special committee met with Mr. Glaspey and representatives of Dorsey & Whitney and ROTH. Dorsey & Whitney reminded the special committee of its fiduciary duties in the context of a sale of the company. The special committee reviewed the current status of its negotiations with Ormat, and the increased risk associated with a transaction with Party D as a result of its incomplete due diligence and need to obtain financing. Based on input from Dorsey & Whitney and ROTH, the special committee felt that the 2.75% difference in price between the two offers was not significant enough to overcome the uncertainties of closing a transaction with Party D, as a result of the additional requirements to obtain financing. The special committee discussed seeking a higher price from Ormat in response to the reconfirmation of the offer from Party D. However, based on prior input from Ormat that its board had approved the price of $5.45 per share and would not pay more, the special committee determined that seeking an increased price from Ormat at this stage would be rejected and could put the transaction at risk. The special committee recommended to the Board that the company should continue to work with Ormat and that the credibility of the bid from Ormat and greater certainty of closing offset the slightly higher bid from Party D.

On January 9, 2018, the Board met to receive an update from the special committee. Mr. Larkin reviewed for the Board members the major legal and business issues outstanding with the merger agreement as well as the reconfirmation by Party D of its prior offer revised on October 20. Following a discussion by the Board of Party D’s offer, the concerns of the special committee relating to the higher risk of completion of a transaction with Party D, and the open issues relating to the merger agreement, the Board agreed with the special committee’s recommendation to continue to work toward the completion of a potential transaction with Ormat. The Board approved an extension of the exclusivity period until 5 p.m. MT on January 22, 2018.

Messrs. Larkin and Hill requested a meeting with Ormat to discuss the D&O indemnification and insurance issues and the conduct of the company between signing and closing. Those matters were instead discussed during telephone calls and electronic communications with representatives of Ormat.

Between January 10th and 14th, counsel for the parties negotiated the merger agreement and revised the disclosure schedules.

In mid-January, the company updated its internal cash projections and 2018 budget. Following questions from Ormat regarding the updated 2018 budget, Mr. Hedayat discussed with Ms. Gazit, Head of Merges and Acquisitions at Ormat, the reason for the changes in the budget. Ms. Gazit indicated that the impact of the updated budget may result in a reduced price per share in the merger. Mr. Hedayat rejected any reduction in the price.

On January 16, 2018, the special committee met, along with its legal counsel, to discuss the impact of the new budget on the negotiations with Ormat.

From January 17 through January 23, 2018, U.S. Geothermal and its advisors continued to negotiate open points on the draft merger agreement and disclosure schedules with Ormat and its advisors. The primary issues under discussion and review were representations and warranties relating to relating to leases and water rights, definitions relating to takeover proposals, closing conditions, the D&O insurance and indemnification provisions as well as the covenant regarding conduct of the company post-signing. The Board was provided with copies of the merger agreement and disclosure schedules over this period.

On January 18, 2018, the special committee met, along with Mr. Glaspey, Dorsey & Whitney and ROTH, to discuss the revisions to the merger agreement received from Norton Rose Fulbright and the open issues remaining. Among the issues discussed were the revisions to the definition of a Takeover Proposal. The special committee reviewed the revisions in detail to ensure that it would not adversely impact the ability of the Board to accept a superior proposal.

On January 19, 2018, counsel for the parties and a member of the special committee had a conference call to discuss open items in the merger agreement.

On January 23, 2018, upon being informed that the Ormat parent under the merger agreement would be Ormat Nevada, and not Ormat Technologies, the special committee requested and received financial information about Ormat Nevada in order to satisfy itself regarding Ormat Nevada’s ability to finance the transaction and the merger consideration.

On the evening of January 23, 2018, the special committee and the Board met with management, Dorsey & Whitney and ROTH to consider approval of the merger and the merger agreement. Dorsey & Whitney reminded the Board of its fiduciary duties which had been previously discussed with the Board at prior meetings. ROTH confirmed that it had no conflict of interest with respect to Ormat. Representatives of Dorsey & Whitney then reviewed terms of the draft merger agreement, including among other things, the conditions to closing, regulatory approvals, termination, termination fee, non-solicitation, superior proposal and specific performance provisions. Representatives of ROTH reviewed and discussed its financial analyses of the proposed merger. Thereafter, at the request of the special committee, representatives of ROTH rendered its oral opinion (which was subsequently confirmed in writing by delivery of ROTH’s written opinion addressed to the special committee dated as of the same date) that, as of January 23, 2018 and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by ROTH as set forth in the written opinion, the consideration to be received by the holders of shares of U.S. Geothermal’s common stock pursuant to the merger agreement was fair from a financial point of view to such holders. The directors discussed the proposed terms and conditions of the merger agreement, the relative advantages and disadvantages of the merger from the point of view of U.S. Geothermal’s shareholders, compared to other available options, including continuing to operate U.S. Geothermal as a stand-alone, publicly-held entity, the likelihood of obtaining more favorable offers in light of the extensive sale process that had already been conducted and the various factors summarized under the heading “Reasons for the Merger” on page [•]. Following further discussion among the directors, the special committee unanimously recommended to the Board that it approve the merger agreement. The Board accepted the special committee’s recommendation and unanimously voted to approve and adopt the merger agreement.

The following morning, prior to the opening of the U.S. stock markets, Ormat approved and executed the merger agreement, the parties exchanged signature pages and each issued a press release announcing the transaction.

On February 23, 2018, ROTH became aware that its present value of cash flow analysis inadvertently omitted certain components of the Company's cash flow projections, as more fully described in the section entitled "-Opinion of U.S. Geothermal's Financial Advisor". The recalculated present value of cash flow analysis resulted in a lower range of equity values for the Company of $3.56 to $4.25 per share as opposed to a range of $4.28 to $5.01 per share in the prior analysis. On February 28, 2018, the special committee and the Board met with Dorsey & Whitney and ROTH. At this meeting ROTH presented the results of its recalculated present value of cash flow analysis as of January 23, 2018, the date of its opinion, and reviewed the differences in ROTH's prior analysis that resulted from the computational error. Notwithstanding the computational error, ROTH confirmed to the special committee that, based on the information available to ROTH (other than with respect to the computational error noted above) and the facts and circumstances as they existed as of January 23, 2018, and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations set forth in ROTH's opinion, dated January 23, 2018, ROTH's recalculated present value of cash flow analysis did not change ROTH's opinion that the merger consideration of $5.45 in cash per share to be received by the holders of Company Shares was fair, from a financial point of view, to such holders. Following receipt of ROTH's confirmation, the special committee and Board members present at the February 28, 2018 meeting unanimously confirmed their view that the merger agreement was in the best interests of the Company and its stockholders.

U.S. Geothermal Without the Merger

If the merger agreement is not approved by our stockholders or if the merger is not consummated for any other reason, our stockholders will not receive any payment for their shares of our common stock. Instead, U.S. Geothermal will remain a public company, our common stock will continue to be listed and traded on the NYSE American and registered under the Exchange Act and we will continue to file periodic reports with the SEC. In addition, if the merger is not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today and that our stockholders will continue to be subject to the same risks and opportunities as they currently are, including, among other things, general industry, economic and market conditions. If the merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of our common stock. From time to time, if the merger is not consummated, the Board will evaluate and review our business operations, properties, capitalization and, among other things, make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to maximize stockholder value. If the merger agreement is not approved by our stockholders or if the merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to us will be offered or that our business, prospects or results of operations will not be adversely impacted.

If the merger agreement is terminated, under specified circumstances, we may receive from or be required to pay Ormat a termination fee, as described under “The Merger Agreement—Termination Fees and Expenses” on page [•].

The Recommendation of U.S. Geothermal’s Board and U.S. Geothermal’s Reasons for the Merger

Following the unanimous recommendation of the special committee, U.S. Geothermal’s Board, by unanimous vote, has determined that it is advisable and in the best interests of U.S. Geothermal and its stockholders to consummate the merger and the other transactions contemplated by the merger agreement, and unanimously recommends that U.S. Geothermal’s stockholders vote FOR the proposal to adopt and approve the merger agreement and the transactions contemplated by the merger agreement. When you consider the Board’s recommendation, you should be aware that U.S. Geothermal’s directors may have interests in the merger that may be different from, or in addition to, your interests. These interests are described in “—Interests of the Company’s Directors and Executive Officers in the Merger”.

In determining that the merger and the other transactions contemplated by the merger agreement are advisable and in the best interests of U.S. Geothermal and its stockholders, the Board consulted with management and its financial and legal advisors and considered a number of factors, including the following:

•

Merger Consideration. The Board concluded that the merger consideration of $5.45 per share in cash to U.S. Geothermal’s common stockholders represented an attractive valuation for U.S. Geothermal. This price represents a premium of: (i) approximately 28.5% to the closing price of $4.24 on January 23, 2018, the last full trading day prior to the Board’s decision to enter into the merger agreement; (ii) 39% and 54%, respectively, to the average closing prices of U.S. Geothermal’s common stock over the one week prior and one month prior periods ended January 23, 2018 and (iii) 14.5% to the highest closing price per share of U.S. Geothermal’s common stock for the 12 months prior to and as of January 23, 2018. This price also represents a 5.4x Enterprise Value/2018E Revenue multiple. The Board believed that the $5.45 per share price offered by U.S. Geothermal and the other terms offered by Ormat represented the highest value with the greatest certainty of achievement among available alternatives. The Board also considered the fact that the merger consideration is all cash, which provides certainty of value to U.S. Geothermal’s common stockholders compared to the uncertain value that might be available to the stockholders of U.S. Geothermal if U.S. Geothermal were to remain a stand-alone company.

•

Review of Prospects in Remaining Independent. The Board considered U.S. Geothermal’s financial condition, results of operations and business and earnings prospects if it were to remain independent in light of various factors, including the macroeconomic environment, U.S. Geothermal’s recent and anticipated operating results and the competitive dynamics of the diversified utilities industry in which U.S. Geothermal operates. In this context, the Board determined that Ormat’s all-cash proposal represented near- term, substantially higher value and certainty to U.S. Geothermal’s stockholders relative to U.S. Geothermal’s prospects as a stand-alone company.

•

Sale and Negotiation Process. The Board reviewed the sale process that U.S. Geothermal and its advisors had conducted prior to the signing of the merger agreement, over a period of approximately one and a half years, which involved contacts with multiple additional parties that the Board believed might have an interest in acquiring U.S. Geothermal. The Board also considered the negotiation process with Ormat and that the consideration reflected in the merger agreement was the highest value that was available to U.S. Geothermal at the time that had the highest likelihood of being completed, and that there was no assurance that a more favorable opportunity would arise later.

•

Opinion of U.S. Geothermal’s Financial Advisor. U.S. Geothermal’s Board received an oral opinion from its financial advisor, ROTH, subsequently confirmed in writing, that, as of January 23, 2018, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by ROTH as set forth in the written opinion, the consideration to be received by the holders of shares of U.S. Geothermal’s common stock (other than excluded shares) pursuant to the merger agreement was fair, from a financial point of view, to such holders. The full text of the written opinion is attached to this proxy statement as Annex C and is incorporated by reference in this proxy statement in its entirety. The opinion of ROTH is more fully described below in the subsection entitled “—Opinion of U.S. Geothermal’s Financial Advisor”.

•

Terms of the Merger Agreement. The Board considered the terms of the merger agreement, including the parties’ respective representations, warranties and covenants, the conditions to their respective obligations to complete the merger and their ability to terminate the merger agreement. The Board also noted that the merger agreement permits U.S. Geothermal and the Board to respond to a competing proposal that the Board has determined, in its good faith judgment, after consultation with its financial advisor and outside legal counsel, is or could reasonably be expected to lead to a superior proposal, subject to certain restrictions imposed by the merger agreement and the requirement that U.S. Geothermal pay Ormat a termination fee of approximately $3.2 million in the event that U.S. Geothermal terminates the merger agreement to accept a superior proposal, and allows the Board to make an adverse recommendation change in accordance with the Board’s fiduciary duties, subject to certain restrictions imposed by the merger agreement and the requirement that U.S. Geothermal pay Ormat a termination fee of approximately $3.2 million in the event that Ormat terminates the merger agreement in connection with such adverse recommendation change. The Board noted that the termination fee and related provisions of the merger agreement are customary for transactions of this size and type and would not preclude a superior proposal. The Board considered that the $3.2 million termination fee, which amounts to 3% of the merger consideration, was reasonable, both in amount and in the context of the other provisions of the merger agreement, and the process conducted by the Board with the assistance of U.S. Geothermal management and its advisors, leading to signing the merger agreement.

•

Likelihood of Closing. The Board considered the relatively limited nature of the closing conditions included in the merger agreement, including the absence of any financing-related closing condition and the likelihood that the merger will be approved by the requisite regulatory authorities and U.S. Geothermal’s stockholders. The Board also considered Ormat’s and its affiliates’ track record of successfully completing a number of significant all-cash acquisitions.

The Board also identified and considered a number of countervailing factors and risks to U.S. Geothermal and its stockholders relating to the merger and the merger agreement, including the following:

•

Potential Inability to Complete the Merger. The Board considered the possibility that the merger may not be completed and the potential adverse consequences to U.S. Geothermal if the merger is not completed, including the potential loss of customers, vendors, suppliers and employees, reduction of value offered by others to U.S. Geothermal in a future business combination and erosion of customer, vendor, supplier and employee confidence in U.S. Geothermal.

•

No Participation in Future Growth. The Board considered the fact that, because U.S. Geothermal’s stockholders will be receiving a fixed amount of cash for their stock, they will not be compensated for any increase in the value of U.S. Geothermal or Ormat during the pre-closing period or following the closing.

•

Limitation of Ormat’s Liability. The Board considered the fact that U.S. Geothermal’s legal remedy in the event of breach of the merger agreement (whether willfully, intentionally, unintentionally or otherwise) by Ormat or its merger sub is limited to receipt of the Ormat termination fee, and U.S. Geothermal may not be entitled to the Ormat termination fee at all in certain circumstances.

•

Closing Conditions. The Board considered the fact that, while the merger is expected to be completed, there are no assurances that all conditions to the parties’ obligations to complete the merger will be satisfied or waived.

•

Interim Operating Covenants. The Board considered the limitations imposed in the merger agreement on the conduct of U.S. Geothermal’s business during the pre-closing period, its ability to solicit and respond to competing proposals and the ability of the Board to change or withdraw its recommendation of the merger.

Taxability. The Board considered that the merger will be a taxable transaction to U.S. Geothermal’s stockholders.

•

Interests of U.S. Geothermal’s Directors and Executive Officers. The Board considered the interests of U.S. Geothermal’s directors and executive officers that are different from, or are in addition to, the interests of U.S. Geothermal’s stockholders generally, as described in the section entitled “—Interests of the Company’s Directors and Executive Officers in the Merger”.

The foregoing discussion of the information and factors considered by the Board is not intended to be exhaustive but includes the material factors considered by the Board. In view of the complexity and wide variety of factors considered, the Board did not find it useful to and did not attempt to quantify, rank or otherwise assign weights to these factors. In addition, the Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, but rather the Board conducted an overall analysis of the factors described above, including discussions with U.S. Geothermal’s management and its financial and legal advisors. In considering the factors described above, individual members of the Board may have given different weights to different factors.

Interests of the Company’s Directors and Executive Officers in the Merger

Stockholders should be aware that U.S. Geothermal’s executive officers and directors are subject to agreements or arrangements that may provide them with interests that differ from, or are in addition to, those of stockholders generally. In particular, as further described below, U.S. Geothermal’s executive officers are entitled to certain benefits if they are involuntarily terminated without cause or for good reason within certain periods before or following the consummation of the merger.

The Board was aware of these agreements and arrangements during its deliberations of the merits of the merger agreement and in determining the recommendation set forth herein.

Executive Officers and Directors

U.S. Geothermal’s executive officers and directors as of the date hereof are:

Name	Position
Douglas J. Glaspey	Interim Chief Executive Officer, President, Chief Operating Officer, Director
Kerry D. Hawkley	Chief Financial Officer
Ali Hedayat	Director
Randolph J. Hill	Director
Paul A. Larkin	Director
Leland L. Mink	Director
James C. Pappas	Director
John H. Walker	Director (Chairman of the Board)
Jonathan Zurkoff	Executive VP- Finance

For purposes of determining Golden Parachute Compensation, our “named executive officers” are:

Name	Position
Douglas J. Glaspey	Interim Chief Executive Officer, President, Chief Operating Officer, Director
Kerry D. Hawkley	Chief Financial Officer
Jonathan Zurkoff	Executive VP- Finance
Dennis J. Gilles	Former Chief Executive Officer

Consideration Payable for Shares Held Pursuant to the Merger Agreement

The executive officers and directors of U.S. Geothermal who hold shares at the closing of the merger will be eligible to receive the same merger consideration as the other U.S. Geothermal stockholders with respect to each outstanding share held. The executive officers and directors U.S. Geothermal held, in the aggregate, 3,290,869 shares of U.S. Geothermal common stock (or approximately 16.9% of all outstanding shares) as of December 31, 2017, excluding shares issuable upon exercise of options to purchase shares.

The table below sets forth the number of shares held by the executive officers and directors of U.S. Geothermal as of the end of the 2017 fiscal year (December 31, 2017), excluding shares issuable upon exercise of options to purchase shares, and the value (at $5.45 per share) they would receive for those shares upon consummation of the merger.

Name	Number of Shares	Consideration
Douglas J. Glaspey	131,614	$717,296.30
Kerry D. Hawkley	35,329	$192,543.05
Ali Hedayat	130,000	$708,500.00
Randolph J. Hill	0	$0
Paul A. Larkin	67,470	$367,711.50
Leland L. Mink	24,729	$134,773.05
James C. Pappas	2,854,948	$15,559,466.60
John H. Walker	17,275	$94,148.75
Jonathan Zurkoff	29,504	$160,796.80
All Officers & Directors	3,290,869	$17,935,236.05

The above table does not reflect acquisitions and dispositions of shares by executive officers or directors subsequent to December 31, 2017, including any shares issued upon exercise of options to purchase shares, which are discussed below.

Consideration Payable for Equity Awards Pursuant to the Merger Agreement

As described below under “The Merger Agreement—Treatment of Options”, the merger agreement provides that, at the effective time, each of U.S. Geothermal’s options, whether or not vested, will be cashed out for an amount equal to the excess, if any, of the merger consideration over the per share exercise price of such option.

The table below sets forth the number U.S. Geothermal stock options held by each executive officer and director as of December 31, 2017, and the corresponding payment to which the holder will be entitled, assuming each such option remains outstanding at or immediately prior to the effective time of the merger.

	Options	Consideration
Name	($)	($)
Douglas J. Glaspey	205,695	380,201.97
Kerry D. Hawkley	134,394	238,919.58
Ali Hedayat	16,666	17,165.98
Randolph J. Hill	24,666	29,792.58
Paul A. Larkin	80,553	147,356.13
Leland L. Mink	73,887	134,024.13
James C. Pappas	24,666	29,792.58
John H. Walker	80,553	147,356.13
Jonathan Zurkoff	128,860	227,337.20
All Officers & Directors	769,940	1,351,946.28

Consideration Payable to Non-Employee Directors Upon a Change of Control

Pursuant to the Company’s policy regarding payments made to directors who are not employees of the Company, as adopted by the Board in July 2017, the following table sets forth the estimated payments to which each such independent director shall be entitled upon the closing of the merger transaction.

Estimated Payment(1)
Name	($)
Leland L. Mink	39,500
Paul A. Larkin	75,362
John H. Walker	43,700
Ali Hedeyat	48,550
James C. Pappas	50,025
Randolph J. Hill	59,325
Total Non-Employee Directors	316,463

(1) Each director in the table would receive a cash payment upon resigning from the Board at the time of the change of control. The amount of the payment to a director would equal the fees paid to that director for services as a director during the 12 months prior to the date of resignation.

Change in Control Severance Benefits for Executive Officers

Pursuant to certain provisions in their employment agreements with the Company, the executive officers of U.S. Geothermal will receive severance benefits upon qualified terminations of employment within 12 months following a change of control of U.S. Geothermal, such as the consummation of the proposed merger. Accordingly, if a U.S. Geothermal executive officer is terminated without “cause”, or resigns for “good reason”, within 12 months following the merger, the executive officer will be entitled to the following benefits:

•

in the case of the former Chief Executive Officer, severance payments equal to three times the sum of such executive officer’s second year base salary plus annual target bonus, such payment(s) to be made within 60 days after the merger (approximately $ ____ of this amount is payable whether or not the change of control occurs due to the termination of his employment agreement in July 2017);

•

in the case of the Interim Chief Executive Officer, a cash lump sum payment in an amount equal to 24 th monthly installments of such executive officer’s base annual salary, such payment to be made on the 30 day following the date of termination;

•

in the case of the Chief Financial Officer, a cash lump sum payment in an amount equal to 18 monthly installments of such executive officer’s base annual salary, such payment to be made on the 30th day following the date of termination; and

•

in the case of the Executive Vice President of Finance, a cash lump sum payment in an amount equal to 18 monthly installments of such executive officer’s base annual salary, such payment to be made on the 60th day following the date of termination.

Under each executive officer employment agreement, “cause” means:

•	willful misconduct in the performance of such executive officer’s duties which is materially injurious to the Company;

•	refusal, without proper reason, to perform his duties after being provided notice within 60 days of any alleged refusal and an opportunity to cure same;

•

committing an act of fraud, embezzlement, or willful breach of a fiduciary duty to the Company, or a material breach of the employment agreement (including the unauthorized disclosure of confidential or proprietary material information of the Company);

•	being convicted of (or pleading no contest to) a crime involving fraud, dishonesty, or moral turpitude or any felony; or

•

being convicted of (or pleading no contest to) any violation of U.S. or foreign securities laws or entering into a cease and desist order with the SEC alleging violation of U.S. or foreign securities laws. No act, or failure to act, on such executive officer’s part shall be considered “willful” unless done, or omitted to be done, by him other than in good faith and without reasonable belief that his action or omission was in the best interests of the Company.

Under each executive officer employment agreement, “good reason” means the occurrence of any of the following conditions set forth below, provided, that the executive officer must provide notice to the Company within 60 days of the existence of such condition and the Company will have 30 days from receipt of such notice to remedy the condition, and the termination of employment occurs no later than two years following the initial existence of such condition. If the condition is not remedied within such 30 day period, the following conditions will constitute “good reason”:

•	a material diminution in the executive officer’s base compensation;

•	a material diminution in the executive officer’s authority, duties, or responsibilities;

•	a material diminution in the authority, duties, or responsibilities of the supervisor to whom the executive officer is required to report;

•	a material diminution in the budget over which the executive officer retains authority;

•	a material change in the geographic location at which the executive officer must perform the services; or

•	any other action that constitutes a material breach by the Company of the employment agreement.

Compensation Proposal

The following table sets forth the golden parachute compensation potentially payable to or realizable by the named executive officers in connection with the merger based on compensation and benefits in effect as of March 1, 2018 and assuming the triggering event occurred on March 1, 2018. The benefits in the following table reflect the double-trigger benefits that will apply if the termination events described above under “—Change in Control Severance Benefits for Executive Officers” apply. Payments will be made by U.S. Geothermal, as the surviving corporation.

Golden Parachute Compensation

	Cash	Equity	Benefits	Total
Name	($)	($)(5)	($)(6)	($)
Dennis J. Gilles	1,230,000(1)	0	9,988	1,239,988
Douglas J. Glaspey	568,360(2)	746	22,519	591,625
Kerry D. Hawkley	274,443(3)	487	28,712	303,642
Jonathan Zurkoff	293,760(4)	443	26,193	320,396

(1) Mr. Gilles’s employment agreement was terminated in July 2017. In the event of a change of control within 12 months following such termination, he will be entitled to two lump sum payments, each in the amount equal to 1.5 times the sum of his second year base salary ($410,000) plus annual target bonus (100% of the annual base salary).
(2) Pursuant to Mr. Glaspey’s employment agreement, in the event of a qualified termination within 12 months following a change of control of U.S. Geothermal, he will receive a cash lump sum payment in an amount equal to 24 monthly installments of his base annual salary ($284,180).
(3) Pursuant to Mr. Hawkley’s employment agreement, in the event of a qualified termination within 12 months following a change of control of U.S. Geothermal, he will receive a cash lump sum payment in an amount equal to 18 monthly installments of his base annual salary ($182,962).
(4) Pursuant to Mr. Zurkoff’s employment agreement, in the event of a qualified termination within 12 months following a change of control of U.S. Geothermal, he will receive a cash lump sum payment in an amount equal to 18 monthly installments of his base annual salary ($195,840).
(5) The aggregate dollar value of in-the-money option awards for which vesting will be accelerated in connection with the merger.
(6) In the event of a qualified termination within 12 months following a change of control of U.S. Geothermal (a) Mr. Gilles’ employment agreement entitles him to a lump sum cash payment equal to the Company’s contribution to the monthly cost of the health care benefits to which he was entitled while employed multiplied by 36, and (b) Messrs. Glaspey, Hawkley and Zurkoff’s employment agreements entitle each of them to the Company’s contribution to the cost of health care continuation coverage for the number of months to which they are entitled of compensation upon a termination and change of control, as described under “—Change in Control Severance Benefits for Executive Officers”, with the amounts listed in the table following each of their names representing the aggregate of the Company’s contribution to the estimated health care insurance premiums for the applicable duration.

The specific circumstances that trigger each of these payments and the manner in which they will be made is summarized in the footnotes above. The payments will be made, if at all, by the company, as the surviving corporation of the merger, except that a portion of the payments to Mr. Gilles will be made by the company without regard to whether the merger occurs as noted in the footnote above. Except for the triggering events summarized in the footnotes above, there are no material conditions or obligations applicable to the receipt of those payments or benefits. The agreements contain provisions relating to non-solicitation for 12 months, non-competition for 12 months and confidentiality, except that Mr. Zurkoff’s agreement does not contain a non-solicitation provision. The company may seek damages or other relief for breach of these provisions. A “qualified termination” consists of a termination of the individual by the company without “cause” or resignation by the individual for “good reason”, which is described in more detail under “Change of Control Severance Benefits for Executive Officers”.

U.S. Geothermal Board of Directors Following the Merger

Following the merger, and pursuant to the terms of the merger agreement, the members of the Board will be replaced by the Board of merger sub.

Indemnification and Insurance

The merger agreement provides that for a period of six years after the effective time of the merger, Ormat will cause U.S. Geothermal, as the surviving corporation, to indemnify and hold harmless U.S. Geothermal’s (and its subsidiaries’) present and former officers, directors, employees and agents (“indemnitiees”) with respect to acts or omissions occurring at or prior to the effective time of the merger, to the same extent such indemnitees are entitled to indemnification as of the date of the merger agreement by U.S. Geothermal or any of its subsidiaries pursuant to applicable law, U.S. Geothermal’s charter documents, the organizational documents of any applicable subsidiaries or any indemnification agreements in existence on the date of the merger agreement.

In addition, for six years after the effective time of the merger:

•

Ormat will cause to be maintained in effect provisions in U.S. Geothermal’s certificate of incorporation and bylaws regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions in existence on the date of the merger agreement; and

•

Ormat will, and will cause the surviving corporation to, advance any expenses (including the fees and expenses of legal counsel) of any indemnitee as incurred to the same extent such indemnitees are entitled to advancement of expenses as of the date of the merger agreement by U.S. Geothermal or any of its subsidiaries pursuant to applicable law, U.S. Geothermal charter documents, the organizational documents of such subsidiaries or any indemnification agreements in existence on the date of the merger agreement and made available to Ormat, provided, however, that the individual to whom expenses are advanced provides, if requested by Ormat, an undertaking to repay such advances if it is determined that such individual is not entitled to be indemnified.

The merger agreement further provides that, prior to the effective time, U.S. Geothermal may purchase, for an aggregate amount not to exceed 300% of the current aggregate annual premium (the “maximum premium”), a six-year “tail” officers’ and directors’ liability insurance policy providing coverage for the indemnitees on terms and conditions providing substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance maintained by U.S. Geothermal and its subsidiaries with respect to matters existing or occurring prior to the effective time, covering without limitation the transactions contemplated in the merger agreement; provided, however, that if the premium for such tail policy shall exceed the maximum premium, U.S. Geothermal shall provide or cause to be provided a tail policy for the applicable individuals with the best coverage as shall then be available at an annual premium equal to the maximum premium. After the effective time, U.S. Geothermal, as the surviving corporation, shall cause such policy to be maintained in full force and effect, for its full term, and to honor all of its obligations thereunder and neither Ormat nor U.S. Geothermal, as the surviving corporation, shall have any further obligations pursuant to the applicable provisions in the merger agreement.

Opinion of U.S. Geothermal’s Financial Advisor

Pursuant to an engagement letter dated December 27, 2016, the special committee of the Board retained ROTH to act as its financial advisor in connection with the merger and, at the special committee's request, to render an opinion to the special committee as to the fairness, from a financial point of view, of the consideration to be received in the merger by the U.S. Geothermal's stockholders.

On January 23, 2018, ROTH rendered its oral opinion, subsequently confirmed in writing, to the special committee that, as of such date, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth in the opinion, the merger consideration of $5.45 in cash per share to be received by the holders of shares of U.S. Geothermal's common stock was fair, from a financial point of view, to such holders.

The full text of ROTH’s written opinion, dated January 23, 2018, is attached to this proxy statement as Annex C and is incorporated by reference herein. Stockholders of the Company are urged to read the entire opinion carefully and in its entirety to learn about the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by ROTH in rendering its opinion. The analysis performed by ROTH should be viewed in its entirety; none of the methods of analysis should be viewed in isolation when reaching a conclusion on whether the consideration was fair. The opinion addresses only the fairness of the merger consideration, from a financial point of view, to holders of shares of U.S. Geothermal's common stock, as of the date of the opinion, and does not address the merits of the Company’s underlying business decision to proceed with or effect the merger or the likelihood of consummation of the merger. ROTH expressed no opinion or recommendation to the special committee whether the Company should proceed with the merger. ROTH’s opinion was directed to the special committee in connection with its consideration of the merger and was not intended to be, and does not constitute, a recommendation to any stockholder as to how such stockholder should vote with respect to the merger or any other matter.

In arriving at its opinion, ROTH:

•	reviewed the draft merger agreement provided to ROTH on January 23, 2018;

•

reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company that was furnished to ROTH by management of the Company;

•	conducted discussions with members of senior management of the Company concerning the matters described in the immediately preceding bullet point;

•	reviewed publicly available information relating to the Company;

•	reviewed the financial terms, to the extent publicly available, of certain acquisitions that ROTH deemed relevant;

•	reviewed the financial terms, to the extent publicly available, of certain public companies that ROTH deemed relevant; and

•	performed such other analyses, including financial modeling, and considered such other factors as ROTH deemed appropriate for the purpose of rendering its opinion.

For purposes of rendering its opinion, ROTH relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to ROTH or discussed with or reviewed by or for ROTH. ROTH further assumed that the financial information provided by the Company was prepared on a reasonable basis in accordance with industry practice, and that management of the Company was not aware of any information or facts that would make any information provided to ROTH incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of its opinion, ROTH assumed that with respect to financial forecasts, estimates and other forward-looking information reviewed by it, that such information was reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of the Company as to the expected future results of operations and financial condition of the Company. ROTH did not express any opinion as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based. In addition, with respect to such financial forecasts provided to and examined by ROTH, ROTH noted that projecting future results of any company, partnership, venture or asset is inherently subject to uncertainty.

In connection with its opinion, ROTH assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by ROTH. ROTH’s opinion did not address any legal, regulatory, tax or accounting issues. In arriving at its opinion, ROTH assumed that the executed merger agreement would be in all material respects identical to the draft merger agreement reviewed by ROTH. ROTH relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties set forth in the merger agreement and all related documents and instruments that were referred to therein were true and correct, (ii) each party to the merger agreement would fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the merger would be consummated pursuant to the terms of the merger agreement without amendments thereto, and (iv) all conditions to the consummation of the merger would be satisfied without waiver by any party of any conditions or obligations thereunder. Additionally, ROTH assumed that all the necessary regulatory approvals and consents required for the merger would be obtained in a manner that would not adversely affect the Company or the contemplated benefits of the merger.

In arriving at its opinion, ROTH did not perform any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of the Company, and was not furnished or provided with any such appraisals or valuations. Without limiting the generality of the foregoing, ROTH undertook no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities to which the Company was a party or may be subject, and at the direction of the special committee and with its consent, ROTH’s opinion made no assumption concerning, and therefore did not consider, the possible assertion of claims, outcomes or damages arising out of any such matters (other than to the extent set forth in the merger agreement or the financial information provided to ROTH by or on behalf of the Company).

ROTH’s opinion was based upon the information available to it and facts and circumstances as they existed and were subject to evaluation on the date thereof; events occurring after the date thereof could materially affect the assumptions used in preparing ROTH’s opinion. ROTH did not express any opinion as to the price at which the Company's shares may trade following announcement of the merger or at any future time. ROTH did not undertake to reaffirm or revise its opinion or otherwise comment upon any events occurring after the date thereof and expressly disclaimed any such obligation to update, revise or reaffirm its opinion subsequent to the date thereof.

ROTH’s opinion addressed only the fairness from a financial point of view and as of the date thereof, of the merger consideration of $5.45 in cash per share to be received by the holders of the Company's common stock in the merger. ROTH’s opinion did not express any view on any other aspect of the merger, including, without limitation, the fairness of the merger to the holders of any other class of securities, creditors or other constituencies of the Company. In addition, ROTH did not express an opinion about the fairness of the amount or nature of any compensation payable or to be paid to any of the officers, directors or employees of the Company, whether or not relative to the merger. The issuance of ROTH’s opinion was approved by a fairness opinion committee of ROTH.

On February 23, 2018, ROTH became aware that its present value of cash flow analysis inadvertently omitted certain components of the Company's cash flow projections. Specifically, ROTH's analysis omitted the Company's projections for (i) debt and interest payments of Idaho USG Holdings and (ii) the release of restricted cash for Neil Hot Springs in 2035, which resulted in a computational error in its analysis. At the special committee's request, ROTH recalculated its present value of cash flow analysis to correct such computational error. On February 28, 2018, ROTH presented to the special committee the results of its recalculated present value of cash flow analysis as of January 23, 2018, the date of its opinion, and reviewed the differences in ROTH's prior analysis that resulted from the computational error. ROTH noted that its recalculated present value of cash flow analysis resulted in a lower range of equity values for the Company of $3.56 to $4.25 per share as opposed to a range of $4.28 to $5.01 per share in its prior analysis. Notwithstanding the computational error, ROTH confirmed to the special committee that, based on the information available to ROTH (other than with respect to the computational error noted above) and the facts and circumstances as they existed as of January 23, 2018, and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations set forth in ROTH's opinion, dated January 23, 2018, ROTH's recalculated present value of cash flow analysis did not change ROTH's opinion that the merger consideration of $5.45 in cash per share to be received by the holders of Company Shares was fair, from a financial point of view, to such holders. The summary set forth below under "Present Value of Cash Flow Analysis" includes ROTH's analysis of the present value of cash flows as recalculated and presented to the special committee on February 28, 2018. The computational error did not affect any other part of ROTH's financial analysis.

Summary of Material Financial Analysis

The following is a summary of the material financial analyses performed by ROTH and reviewed by the special committee in connection with ROTH’s opinion relating to the merger and does not purport to be a complete description of the financial analyses performed by ROTH. The rendering of an opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, this summary does not purport to be a complete description of the analyses performed by ROTH or of its presentation to the special committee on January 23, 2018 or February 28, 2018. The order of analyses described below does not represent the relative importance or weight given to those analyses by ROTH. Some of the summaries of the financial analyses include information presented in tabular format. In order to fully understand ROTH’s financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of ROTH’s financial analyses.

In performing its analyses, ROTH made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company or any other parties to the merger agreement. ROTH does not assume any responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below.

Selected Publicly Traded Comparable Companies Analysis. In order to assess how the public market values shares of publicly traded companies similar to the Company, ROTH reviewed and compared certain financial information relating to the Company with selected companies, which, in the exercise of its professional judgment and based on its knowledge of the industry, ROTH deemed similar to the Company. Although none of the selected companies is identical to the Company, ROTH selected these companies because they had publicly traded equity securities and were deemed to be similar to the Company in one or more respects, including the nature of their business, size, financial performance, geographic concentration and listing jurisdiction. The selected comparable companies are:

Company	Ticker
Etrion	TSX:ETX
Sky Solar	SKYS
Alerion Clean	BIT:ARN
Alterra Power	TSX:AXY
Azure Power	AZRE
Polaris Infrastructure	TSX:PIF
Scatec Solar	OB:SSO
Terna Energy Societe	ATSE:TENERGY
Ormat Technologies	ORA
Calpine	CPN

For the Company and each of the selected companies, ROTH calculated and compared various financial multiples and ratios of the Company and the selected comparable companies based on each respective company’s public filings for historical information and third-party research estimates for forecasted information.

In its review of the selected companies, ROTH considered, among other things, (i) market capitalizations (computed using closing share prices as of January 23, 2018), (ii) enterprise values (“EV”), (iii) EV as a multiple of reported earnings before interest, tax, depreciation and amortization (“EBITDA”) for the latest twelve-month period (“LTM”) as of September 30, 2017 and estimated EBITDA for calendar years 2017 and 2018, (iv) price to LTM and estimated calendar year 2017 and 2018 earnings, (v) projected growth rates for calendar years 2015 to 2016 and 2016 to 2017, and (vi) LTM gross margins, EBITDA margins and net income margins. This information and the results of these analyses are summarized in the following table:

		Diluted	Share Price	Mkt. Cap	TEV	EV/Revenue			EV/EBITDA			P/Earnings			Proj. Growth		LTM Margins (%)
Company	Ticker	Shares	01/23/18	01/23/18	01/23/18	LTM	CY 2017	CY 2018	LTM	CY 2017	CY 2018	LTM	CY 2017	CY 2018
															15-16	16-17	Gross	EBITDA	Net
Etrion	TSX:ETX	334.1	$0.22	$72.40	$231.00	9.5x	10.2x	11.2x	NM	39.1x	25.6x	1.5x	NA	NM	-57.80%	-8.80%	14.6	16.4	193.4
Sky Solar	SKYS	52.4	$1.27	$66.60	$251.20	3.7x	3.9x	3.1x	12.9x	7.9x	7.6x	6.0x	19.0x	7.2x	0.50%	23.60%	53	28.6	16.4
Alerion Clean.	BIT:ARN	42.8	$4.19	$179.20	$391.20	7.1x	NA	NA	10.4x	NA	NA	NM	NA	NA	NA	NA	90.8	68.6	-0.5
Alterra Power	TSX:AXY	59.1	$6.30	$372.50	$586.50	8.4x	7.7x	6.1x	NM	13.1x	11.4x	17.5x	NM	34.8x	NA	NA	13.6	12.6	30.3
Azure Power	AZRE	26.3	$16.28	$427.60	$967.30	10.6x	9.2x	6.3x	14.8x	11.8x	8.2x	NM	NM	54.5x	NA	45.30%	91.1	71.7	-30
Polaris Infrastructure	TSX:PIF	65.7	$13.91	$914.40	$1,044.60	17.3x	17.3x	14.6x	21.0x	20.7x	17.4x	NM	NM	48.4x	NA	NA	89.4	82.4	4.4
Scatec Solar	OB:SSO	103.2	$6.63	$684.40	$1,171.70	8.3x	6.4x	5.7x	10.5x	7.6x	7.5x	13.0x	14.2x	35.3x	47.50%	11.30%	100	78.8	37.4
Terna Energy Societe	ATSE:TENERGY	104.4	$5.89	$615.50	$1,314.90	3.9x	4.3x	4.1x	7.9x	7.8x	6.7x	20.2x	19.1x	15.5x	43.70%	5.60%	33.6	49.1	9
Ormat Technologies	ORA	51.9	$66.37	$3,442.70	$4,272.00	6.2x	6.2x	5.8x	13.2x	12.3x	11.7x	29.2x	29.8x	27.4x	NA	NA	39.1	46.6	17
Calpine	CPN	361.2	$15.09	$5,450.00	$16,716.00	2.0x	2.2x	3.1x	11.2x	9.1x	8.4x	NM	48.7x	17.4x	NA	NA	16.9	17.7	-0.3

	MIN	26.3	$0.22	$66.60	$231.00	2.0x	2.2x	3.1x	7.9x	7.6x	6.7x	1.5x	14.2x	7.2x	-57.80%	-8.80%	13.6	12.6	-30
	25th PCTL	52	$4.61	$227.50	$440.00	4.5x	4.3x	4.1x	10.5x	7.9x	7.6x	7.7x	19.0x	16.9x	-14.00%	5.60%	21.1	20.4	0.9
	MEDIAN	62.4	$6.47	$521.50	$1,005.90	7.7x	6.4x	5.8x	12.1x	11.8x	8.4x	15.2x	19.1x	31.1x	22.10%	11.30%	46.	47.8	12.7
	75th PCTL	104.1	$14.79	$856.90	$1,279.10	9.2x	9.2x	6.3x	13.6x	13.1x	11.7x	19.5x	29.8x	38.6x	44.60%	23.60%	90.4	70.9	2
	MAX	361.2	$66.37	$5,450.00	$16,716.00	17.3x	17.3x	14.6x	21.0x	39.1x	25.6x	29.2x	48.7x	54.5x	47.50%	45.30%	100	82.4	193.4

U.S. Geothermal	HTM	21.5	$5.45	$117.40	$193.60	6.0x	5.9x	5.4x	15.8x	11.8x	10.1x	NM	NM	82.3x	5.00%	9.60%	59	38.2	-3.3

Notes to the table:

1.	Source: Capital IQ. Projected financials based on median analyst estimates.
2.	EV = Market Cap + Debt – Cash.
3.	All EV/EBITDA multiples less than 0 or greater than 50 are considered not meaningful ("NM").
4.	All P/E multiples less than 0 or greater than 100 are considered "NM".

ROTH noted that, although the selected companies were used for comparison purposes, no business of any selected company was either identical or directly comparable to the Company’s business. Accordingly, ROTH’s comparison of selected companies to the Company and analyses of the results of such comparisons was not purely mathematical, but instead necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the relative values of the selected companies and the Company.

ROTH noted that the resulting multiples for the Company at the merger consideration of $5.45 per share was either at or above the high end of the various selected publicly traded comparable company multiples.

Selected Precedent Transaction Analysis. ROTH reviewed and compared the purchase prices and financial multiples paid in selected other transactions primarily in the geothermal electricity project management and generation space, from January 1, 2014 to January 22, 2018 that had publicly available data and that ROTH, in the exercise of its professional judgment, determined to be relevant. For each of the selected transactions, ROTH calculated and compared the resulting enterprise value in the transaction as a multiple of LTM EBITDA. Such multiples for the selected transactions were based on publicly available information at the time of the relevant transaction. The selected transactions analyzed are set out in the following table:

Closed Date	Target	Buyer	Status	Transaction Value ($M)	EV/LTM REV	EV/LTM EBITDA	P/LTM E	Target Description
12/28/17	Terraform	Brookfield Renewable & Orion	Closed	$1,651.80	7.7x	17.2x	-	Solar and wind power projects
12/28/17	Hexigten	Hebei Hongsong	Closed	$17.60	-	-	20.8x	Wind farms
12/06/17	EDS	James Fisher	Closed	$19.50	-	8.1x	-	Wind farm projects
10/12/17	Guoran Chayouqianqi	United Photovoltaics	Closed	$29.80	3.3x	-	32.7x	Solar power projects
09/21/17	L Solar 1	QTC Global	Closed	$16.80	3.7x	-	7.3x	Solar power projects
06/09/17	Futuren	EDF Energies	Closed	$422.00	7.2x	10.1x	NM	Wind power projects
02/28/17	Oita Solar Power	Oita Mega Solar	Closed	$341.70	10.2x	-	39.0x	Solar power projects
12/06/16	Talen Energy	C/R Energy Raven Power; Sapphire	Closed	$5,482.80	1.3x	4.6x	-	Renewable energy projects
09/07/16	Fersa Energías Renovables	Audax Energía S.A.	Closed	$234.30	7.6x	13.3x	-	Solar power projects
04/29/16	Capstone Infrastructure	Irving Infrastructure	Closed	$1,486.00	6.1x	12.7x	-	Solar power projects
10/01/15	21 MW of Solar Projects	TransAlta Corporation	Closed	$117.60	-	8.8x	-	Renewable energy projects
07/30/15	Solairedirect SA	ENGIE SA	Closed	$275.40	1.3x	26.8x	NM	Solar power projects
02/12/15	Ormat	Ormat Technologies	Closed	$2,223.60	3.6x	8.7x	25.8x	Geothermal projects
12/30/14	Sun Team Group Ltd	Solegreen Ltd	Closed	$49.00	7.3x	14.6x	12.9x	Solar IPP
09/02/14	AGL Macquarie Pty Limited	AGL Energy	Closed	$1,277.30	1.3x	-	34.2x	Renewable energy projects
05/23/14	Qinghai Linuo Solar Power	Kuangda Technology Group	Closed	$14.70	1.2x	-	9.4x	Solar IPP
05/15/14	Meridian Energy USA	TerraForm Power	Closed	$14.30	4.9x	5.8x	NM	Renewable energy projects
04/24/14	Huaneng Ge'ermu Photovoltaic	Huaneng Renewables	Closed	$58.70	-	-	14.2x	Solar IPP
03/31/14	Zhejiang Ruixu Investment	Suzhou Zhongkang Electric Power	Closed	$29.20	5.0x	-	NM	Solar IPP
01/10/14	J.P. Solar Power Co., Ltd.	Inter Far East Energy Company	Closed	$10.90	11.7x	-	-	Solar IPP

MIN	$10.90	1.2x	4.6x	7.3x
25TH PCTL	$19.00	2.8x	8.4x	12.9x
MEDIAN	$88.10	5.0x	10.1x	20.8x
75TH PCTL	$635.80	7.4x	13.9x	32.7x
MAX	$5,482.80	11.7x	26.8x	39.0x

USG	$193.60	6.0x	15.8x	NM

ROTH noted that, although the selected transactions were used for comparison purposes, no business of any selected company was either identical or directly comparable to the Company’s business. Accordingly, ROTH’s comparison of selected companies to the Company and analyses of the results of such comparisons was not purely mathematical, but instead necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the relative values of the selected companies and the Company.

ROTH noted that the EV to LTM EBITDA multiple for the merger at the merger consideration of $5.45 per share was above the high end of the EV to LTM EBITDA multiples for the comparable transactions.

Premium Paid Analysis. ROTH reviewed the premia paid or offered in public acquisitions in the utilities, mining and industrials space from January 1, 2017 to January 22, 2018, excluding acquisitions under $10 million in transaction value. The selected transactions analyzed are set out in the following table.

Closed Date	Target	Buyer	% Acquired	Transaction Value ($M)	Premium 1-Day	Premium 1-Week	Premium 4-Weeks
12/28/17	TerraForm	Brookfield	100	$768.50	56.9	51.3	80.2
12/21/17	Arc Logistics	Zenith Energy	73.2	$236.00	15.2	16.7	5.9
12/15/17	Tesco Corp	Nabors Industries Ltd	100	$216.20	18.6	5.1	0.5
12/07/17	Numerex Corp	Sierra Wireless Inc	100	$104.30	11.2	6.5	8
11/17/17	The Advisory Board Co	Optum Inc	100	$2,155.00	5.6	1.9	-4.8
11/17/17	Brocade Communications Systems Inc	Broadcom Ltd	100	$5,535.80	13.4	44.9	34.2
11/13/17	Rice Energy Inc	EQT Corp	100	$6,576.40	10.4	6.2	1.5
10/30/17	Western Refining Logistics LP	Tesoro Logistics LP	100	$1,542.70	1.9	1.7	1.7
10/19/17	Landauer Inc	Fortive Corp	100	$648.20	9.6	8.6	10
10/16/17	TerraForm Power Inc	Brookfield Asset Mgmt Inc	88	$786.80	-21.8	-22.8	-26.3
10/10/17	West Corp	Apollo Global Management LLC	100	$1,988.20	-7.1	-5.4	-3.3
10/06/17	Atwood Oceanics Inc	Ensco PLC	100	$863.20	32.7	20.5	49.3
10/05/17	Forestar Group Inc	DR Horton Inc	75	$558.30	26.3	25.9	36.5
10/02/17	Neff Corp	United Rentals Inc	100	$606.60	26.9	31.2	47.1
09/29/17	PAREXEL International Corp	Pamplona Capital Management	100	$4,629.20	27.9	36.4	43.7
09/28/17	Sevcon Inc	BorgWarner Inc	100	$125.70	60.8	59.7	38.4
09/20/17	Delta Natural Gas Co Inc	Peoples Natural Gas Co	100	$217.40	16.6	17.4	13.1
09/13/17	CDI Corp	AE Industrial Partners LLC	100	$155.00	33.1	32	38.7
09/10/17	Swift Transportation Co	Knight Transportation Inc	100	$2,959.10	10.2	8.2	6.3
08/31/17	EI du Pont de Nemours & Co {DuPont}	The Dow Chemical Co	100	$62,141.10	5.7	4.7	5.1
08/04/17	Gas Natural Inc	First Reserve Corp	100	$137.80	70.6	73.7	72.8
07/28/17	Rightside Group Ltd	Donuts Inc	100	$205.90	8.7	9.3	18
07/19/17	Sajan Inc	AMPLEXOR International SA	100	$28.00	46.1	61.1	53.8
06/30/17	ONEOK Partners LP	ONEOK Inc	60	$9,309.20	25.8	22.2	22.3
06/30/17	Alon USA Energy Inc	Delek US Holdings Inc	52.9	$459.80	-3.8	-1	-2.9
06/27/17	LMI Aerospace Inc	Sonaca SA	100	$190.90	51.4	57.1	55.5
06/22/17	MOCON Inc	AMETEK Inc	100	$187.40	38.6	33.9	36.1
06/21/17	TRC Cos Inc	New Mountain Partners IV LP	100	$554.50	46.9	61.8	63.3
06/06/17	Multi Packaging Solutions International Ltd	WestRock Co	100	$1,398.50	25.1	26.9	23.6
06/01/17	Western Refining Inc	Tesoro Corp	100	$4,044.30	22.3	33.3	29.7
06/01/17	Valspar Corp	Sherwin-Williams Co	100	$9,308.70	34.8	38.1	46.7
05/26/17	Ultratech Inc	Veeco Instruments Inc	100	$769.50	-16.2	-16.4	-10.4
05/18/17	American DG Energy Inc	Tecogen Inc	100	$18.80	23.7	48.4	54.6
05/04/17	Stillwater Mining Co	Sibanye Gold Ltd	100	$2,179.60	22.6	18.7	21.4
04/28/17	Energy Transfer Partners LP	Sunoco Logistics Partners LP	100	$21,318.70	-0.2	1.6	6.6
04/27/17	Midcoast Energy Partners LP	Enbridge Energy Co Inc	94.1	$170.20	-8.6	-1.8	13.5
04/24/17	Clayton Williams Energy Inc	Noble Energy Inc	100	$2,908.10	33.7	27.8	20.9
04/21/17	Air Methods Corp	American Securities LLC	100	$1,568.10	20.5	18.5	23.2
04/21/17	Chemtura Corp	Lanxess AG	100	$2,109.70	18.9	23.0	12.8
04/13/17	B/E Aerospace Inc	Rockwell Collins Inc	100	$8,200.80	-30.3	-27.7	-27.7
04/05/17	CEB Inc	Gartner Inc	100	$2,492.40	24.8	27.2	30.2
04/05/17	Joy Global Inc	Komatsu America Corp	100	$2,777.60	20.2	21	24.3
03/21/17	G&K Services Inc	Cintas Corp	100	$1,960.20	18.7	21.8	23.7
03/10/17	Linear Technology Corp	Analog Devices Inc	100	$14,375.60	23.9	24.2	33.3
03/08/17	JP Energy Partners LP	American Midstream Partners LP	100	$160.00	14.5	13.7	15.1
03/06/17	Eco-Stim Energy Solutions Inc	Fir Tree Partners LP	67.2	$41.40	56.6	35.9	19.7
02/27/17	Spectra Energy Corp	Enbridge Inc	100	$28,286.50	11.5	12.8	11.2
02/17/17	Columbia Pipeline Partners LP	Columbia Pipeline Group Inc	100	$915.30	11.1	15	26.1
02/06/17	Team Health Holdings Inc	Blackstone Group LP	100	$3,312.90	32.6	36.8	25.4
01/20/17	AEP Industries Inc	Berry Plastics Grp Inc	100	$566.50	42.9	41.4	31.5
01/01/17	Empire District Electric Co	Liberty Utilities Co	100	$1,488.80	21.3	14.2	22.5

MIN	$18.80	-30.3	-27.7	-27.7
25th %	$216.80	10.3	7.4	7.3
MEDIAN	$915.30	20.5	21	22.5
75th %	$2,933.60	32.6	34.9	36.3
MAX	$62,141.10	70.6	73.7	80.2

USG	$193.60	28.5	39	54

For each transaction above, ROTH calculated the premium per share paid or offered in the transaction by comparing the announced transaction value per share to the target company’s closing share price one day prior to the announcement of the transaction, one week prior to the announcement of the transaction and four weeks prior to the announcement of the transaction.

ROTH noted that the Company’s premium based on the merger consideration of $5.45 per share was above the median for the premium to the one day closing price and at the high end of the range of the selected premia to the one week and four week closing prices.

52-Week High and Low.

ROTH reviewed the trading prices of the Company’s shares over the 52-week period prior to the announcement of the merger. The following is the Company’s 52-week share price and volume chart:

In ROTH’s professional opinion, the 52-week high and low share price are more relevant to investors’ decisions than prior periods. ROTH noted that the merger consideration of $5.45 per share was above the highest closing price of the Company’s shares over the prior 52 weeks.

Present Value of Cash Flow Analysis.

ROTH performed an analysis of the net present value of cash flows of the Company by calculating ranges of the estimated net present value of the unlevered, after-tax free cash flows attributable to stockholders of the Company that the Company forecasted to generate from January 1, 2018 through fiscal year 2047. All of the information used in ROTH’s analysis was based on publicly available sources and the financial projections provided by the Company’s management, which internal financial projections can be found under the caption “—Company Financial Projections” beginning on page [•]. The following tables set forth the free cash flows and calculations used in ROTH’s analysis:

		2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033
Cash Flows from SE		$1.50	$2.40	$2.20	$2.00	$1.90	$1.80	$2.20	$2.00	$1.50	$1.90	$2.00	$2.10	$2.10	$1.80	$2.00	$2.60

Cash Flows from RR1		$1.40	$2.50	$2.10	$2.10	$2.40	$2.00	$2.30	$2.00	$1.60	$1.60	$1.70	$1.30	$1.40	$1.40	$1.10	$1.70

Cash Flows from NHS		$7.50	$6.00	$6.40	$6.40	$6.60	$6.90	$7.00	$6.90	$7.20	$7.40	$7.80	$7.80	$7.70	$7.40	$8.00	$8.10

Cash Flows from NHA Hybrid		($2.60)	$0.30	$0.70	$0.70	$0.70	$0.70	$0.70	$0.70	$0.70	$0.70	$0.70	$0.80	$0.80	$0.80	$0.80	$0.80

Cash Flows from RR1 RRG4		$0.00	$0.40	$0.50	$0.40	$0.40	$0.50	$0.50	$0.50	$0.50	$0.50	$0.50	$0.50	$0.50	$0.50	$0.50	$0.50

Cash Flows from Services		$0.60	$0.60	$0.60	$0.60	$0.60	$0.60	$0.60	$0.60	$0.70	$0.70	$0.70	$0.70	$0.70	$0.70	$0.70	$0.80

Total Cash Flows		$8.30	$12.20	$12.50	$12.20	$12.70	$12.50	$13.20	$12.80	$12.20	$12.80	$13.40	$13.10	$13.10	$12.60	$13.10	$14.40

Delaware Corporate Overhead		($2.80)	($2.40)	($2.40)	($2.50)	($2.50)	($2.60)	($2.60)	($2.60)	($2.70)	($2.70)	($2.70)	($2.80)	($2.80)	($2.90)	($2.90)	($3.00)

Idaho Corporate Overhead		($2.50)	($2.40)	($2.50)	($2.60)	($2.70)	($2.80)	($2.90)	($3.00)	($3.10)	($3.20)	($3.30)	($3.50)	($3.60)	($3.70)	($3.90)	($4.00)

Idaho USG Holdings		($1.60)	($1.80)	($1.90)	($1.80)	($1.80)	($16.50)

Total Corporate Overhead		($6.90)	($6.60)	($6.80)	($6.90)	($7.00)	($21.90)	($5.50)	($5.60)	($5.80)	($5.90)	($6.10)	($6.30)	($6.40)	($6.60)	($6.80)	($7.00)

Net Operating and Expansion Cash Flows		$1.50	$5.70	$5.60	$5.30	$5.70	($9.40)	$7.70	$7.10	$6.40	$6.90	$7.30	$6.90	$6.70	$6.00	$6.30	$7.40

Geysers with O&M		$0.00	$0.00	$0.90	$1.40	($28.50)	$5.40	$5.10	$5.20	$5.00	$5.10	$5.30	$4.50	$4.90	$5.10	$4.40	$5.00

SE II with O&M		($0.30)	($27.90)	$41.90	$6.10	$6.40	$7.20	$7.10	$6.90	$3.30	$3.40	$4.30	$3.90	$4.00	$4.20	$4.20	$4.00

Net Development Cash Flows		($0.30)	($27.90)	$42.90	$7.50	($22.20)	$12.60	$12.30	$12.10	$8.30	$8.50	$9.60	$8.40	$8.90	$9.30	$8.60	$9.00

Mid Year Discount Period		0.5	1.5	2.5	3.5	4.5	5.5	6.5	7.5	8.5	9.5	10.5	11.5	12.5	13.5	14.5	15.5

Operating and Expansion Discount Rate	9%
Operating and Expansion Discount Factor		1	0.9	0.8	0.7	0.7	0.6	0.6	0.5	0.5	0.4	0.4	0.4	0.3	0.3	0.3	0.3
PV of Expansion Cash Flows		$1.40	$5.00	$4.50	$3.90	$3.90	($5.80)	$4.40	$3.70	$3.10	$3.00	$2.90	$2.60	$2.30	$1.90	$1.80	$2.00
Cumulative PV of Operating and Expansion Cash Flows	$48.80

Development Discount Rate	15%
Development Discount Factor		0.9	0.8	0.7	0.6	0.5	0.5	0.4	0.4	0.3	0.3	0.2	0.2	0.2	0.2	0.1	0.1
PV of Development Cash Flows		($0.20)	($22.60)	$30.20	$4.60	($11.80)	$5.80	$4.90	$4.20	$2.50	$2.20	$2.20	$1.70	$1.60	$1.40	$1.10	$1.00
Cumulative PV of Development Cash Flows															$34.90

Cumulative PV of all Cash Flows	$83.70

		2034	2035	2036	2037	2038	2039	2040	2041	2042	2043	2044	2045	2046	2047
Cash Flows from SE		$2.20	$2.10	$2.40	$2.40	$5.50	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

Cash Flows from RR1		$2.40	$1.90	$2.30	$2.40	$3.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

Cash Flows from NHS		$8.10	$12.50	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

Cash Flows from NHA Hybrid		$0.80	$0.80	$0.80	($0.10)	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

Cash Flows from RR1 RRG4		$0.50	$0.50	$0.50	$0.50	$0.50	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

Cash Flows from Services		$0.80	$0.80	$0.80	$0.80	$0.40	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

Total Cash Flows		$14.80	$18.50	$6.80	$6.00	$9.40	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

Delaware Corporate Overhead		($3.00)	($3.00)	($0.70)	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

Idaho Corporate Overhead		($4.20)	($4.30)	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

Idaho USG Holdings

Total Corporate Overhead		($7.20)	($7.40)	($0.70)	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

Net Operating and Expansion Cash Flows		$7.70	$11.10	$6.10	$6.00	$9.40	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

Geysers with O&M		$4.70	$4.50	$4.90	$4.60	$5.40	$4.70	$5.00	$5.10	$4.90	$5.00	$1.70	$2.60	$3.10	$13.10

SE II with O&M		$3.70	$4.30	$4.20	$3.40	$3.60	$4.00	$4.40	$3.50	$2.80	$3.50	$5.10	$20.60	$0.00	$0.00

Net Development Cash Flows		$8.50	$8.70	$9.10	$8.00	$9.00	$8.70	$9.30	$8.60	$7.80	$8.50	$6.80	$23.20	$3.10	$13.10

Mid Year Discount Period		16.5	17.5	18.5	19.5	20.5	21.5	22.5	23.5	24.5	25.5	26.5	27.5	28.5	29.5

Operating and Expansion Discount Rate	9%
Operating and Expansion Discount Factor		0.2	0.2	0.2	0.2	0.2	0.2	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1
PV of Expansion Cash Flows		$1.90	$2.50	$1.20	$1.10	$1.60	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
Cumulative PV of Operating and Expansion Cash Flows	$48.80

Development Discount Rate	15%
Development Discount Factor		0.1	0.1	0.1	0.1	0.1	0	0	0	0	0	0	0	0	0
PV of Development Cash Flows		$0.80	$0.80	$0.70	$0.50	$0.50	$0.40	$0.40	$0.30	$0.30	$0.20	$0.20	$0.50	$0.10	$0.20
Cumulative PV of Development Cash Flows

Cumulative PV of all Cash Flows	$83.70

In performing its net present value of cash flow analysis, ROTH calculated ranges of the estimated present values of the Company’s unlevered, after-tax free cash flows attributable to stockholders of the Company that the Company forecasted to generate from January 1, 2018 through fiscal year 2047 by applying discount rates ranging from 8.0% to 10.0% for the Company’s operating and expansion projects and 14.0% to 16.0% for the Company’s development projects, reflecting ROTH’s estimates of the Company’s cost of capital for such projects. The tables above are based on the midpoint of the discount ranges.

ROTH then deducted outstanding debt and added outstanding cash and cash equivalents from the Company’s balance sheet as of December 31, 2017 to determine a range of implied equity values of the Company. The net present value of cash flow analysis implied a range of equity values for the Company of $3.56 per share to $4.25 per share.

ROTH noted that the merger consideration of $5.45 per share was above the high end of the range of the implied equity value per share of the Company based on the net present value cash flow analysis.

General.

The summary set forth above does not contain a complete description of the analyses performed by ROTH, but does summarize the material analyses performed by ROTH in rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. ROTH believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses or of the summary, without considering the analyses as a whole or all of the factors included in its analyses, would create an incomplete view of the processes underlying the analyses set forth in the ROTH opinion. In arriving at its opinion, ROTH considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Instead, ROTH made its determination as to fairness on the basis of its experience and financial judgment after considering the results of all of its analyses. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that this analysis was given greater weight than any other analysis. In addition, the ranges of valuations resulting from any particular analysis described above should not be taken to be ROTH’s view of the actual value of the Company.

As described above, ROTH’s opinion was only one of many factors considered by the special committee and the Board in making its determination to approve the merger. ROTH was not requested to, and did not solicit any expressions of interest from any other parties with respect to any business combination with the Company.

ROTH is a full service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and other financial services. In the past two years, no material relationship existed between the Company and/or its affiliates and ROTH and/or its affiliates pursuant to which compensation was received by ROTH or its affiliates as a result of such relationship. In the ordinary course of business, ROTH and its affiliates may acquire, hold or sell, for it and its affiliates' own accounts and for the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company and the other parties to the merger, and, accordingly, may at any time hold a long or a short position in such securities. In addition, ROTH and its affiliates may in the future provide investment banking and other financial services to the parties of the merger for which ROTH would expect to receive compensation.

ROTH is acting as financial advisor to the special committee of the Company's Board in connection with the merger. Pursuant to its engagement letter with ROTH, the Company has agreed to pay ROTH a fixed fee upon the delivery of its fairness opinion to the special committee as well as a fee upon closing of the merger. The fairness opinion fee is not contingent upon the merger closing. These fees were determined by ROTH and proposed to the special committee. In addition, the Company has agreed to indemnify ROTH for certain liabilities that may arise out of its engagement by the special committee and the rendering of ROTH’s opinion.

Company Financial Projections

Although U.S. Geothermal periodically may issue limited financial guidance, it does not, as a matter of course, develop or publicly disclose long-term projections or internal projections of our future financial performance, revenues, earnings, financial condition or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with the evaluation of the merger by the special committee and the Board, the special committee and the Board considered certain non-public unaudited prospective financial information provided by our management relating to U.S. Geothermal for the fiscal years ending 2018 through 2047. These projections were also provided to ROTH for its use and reliance in connection with its financial analyses and opinion summarized under “The Merger—Opinion of U.S. Geothermal’s Financial Advisor” on page [•].

Projected Cash Flows by Project

San Emidio

SE	2018	2019	2020	2021	2022	2023	2024
Revenues	$7,401,486	$7,962,364	$8,059,123	$8,075,929	$8,093,506	$8,017,233	$8,088,785
O&M Expenses	(3,547,741)	(2,924,190)	(2,932,128)	(2,977,233)	(3,153,316)	(3,250,900)	(3,214,094)
Debt Service	(2,496,547)	(2,564,322)	(2,626,839)	(2,925,694)	(2,936,535)	(2,579,577)	(2,357,653)
Other(1)	95,634	(54,055)	(286,560)	(183,871)	(116,006)	(398,562)	(340,804)
Net Cash Flows from SE	1,452,831	2,419,798	2,213,597	1,989,131	1,887,650	1,788,194	2,176,235

SE	2025	2026	2027	2028	2029	2030	2031
Revenues	$8,023,101	$7,966,869	$7,898,388	$7,841,758	$8,511,768	$8,550,896	$8,580,742
O&M Expenses	(3,282,846)	(3,543,076)	(3,495,682)	(3,415,310)	(3,743,756)	(3,441,121)	(3,555,364)
Debt Service	(2,653,811)	(2,750,814)	(2,538,767)	(2,333,766)	(2,443,977)	(2,919,668)	(2,738,125)
Other(1)	(62,890)	(150,174)	37,842	(112,604)	(251,179)	(136,154)	(451,846)
Net Cash Flows from SE	2,023,553	1,522,805	1,901,782	1,980,079	2,072,857	2,053,954	1,835,408

SE	2032	2033	2034	2035	2036	2037	2038
Revenues	$8,627,281	$8,538,015	$8,620,646	$8,621,416	$8,643,748	$8,610,703	$8,522,504
O&M Expenses	(3,865,954)	(3,848,788)	(4,123,229)	(4,157,225)	(3,817,084)	(4,050,713)	(4,186,133)
Debt Service	(2,626,216)	(2,212,051)	(2,618,189)	(2,526,219)	(2,431,947)	(2,364,951)	—
Other(1)	(144,005)	96,711	354,267	132,544	6,442	167,918	1,178,036
Net Cash Flows from SE	1,991,106	2,573,887	2,233,495	2,070,517	2,401,159	2,362,957	5,514,406

Raft River Energy 1

RR1	2018	2019	2020	2021	2022	2023	2024
Revenues	$6,738,037	$6,836,289	$6,954,938	$6,807,153	$6,941,756	$6,944,213	$6,961,055
O&M Expenses	(4,556,408)	(4,075,580)	(4,823,531)	(4,688,557)	(4,454,589)	(4,918,510)	(4,698,680)
Other(1)	(757,848)	(266,910)	(43,550)	(56,457)	(40,316)	(10,128)	(3,796)
Net Cash Flows from RR1	1,423,781	2,493,798	2,087,857	2,062,138	2,446,852	2,015,575	2,258,579

RR1	2025	2026	2027	2028	2029	2030	2031
Revenues	$6,926,462	$6,912,219	$6,896,950	$6,770,955	$6,863,154	$6,845,600	$6,826,976
O&M Expenses	(4,899,020)	(5,277,720)	(5,282,177)	(5,037,138)	(5,532,509)	(5,440,492)	(5,416,389)
Other(1)	(549)	1,034	2,494	769	8,773	6,571	8,135
Net Cash Flows from RR1	2,026,893	1,635,533	1,617,267	1,734,586	1,339,418	1,411,679	1,418,722

RR1	2032	2033	2034	2035	2036	2037	2038
Revenues	$6,827,651	$7,611,024	$8,203,979	$8,076,479	$8,385,565	$8,438,123	$8,515,592
O&M Expenses	(5,754,852)	(5,734,825)	(5,753,160)	(6,172,000)	(6,066,100)	(6,004,716)	(6,498,336)
Other(1)	10,423	(222,617)	(19,315)	(39,733)	(25,289)	(31,789)	934,405
Net Cash Flows from RR1	1,083,222	1,653,582	2,431,503	1,864,746	2,294,175	2,401,618	2,951,661

Neal Hot Springs

NHS	2018	2019	2020	2021	2022	2023
Revenues	$12,209,310	$12,456,329	$12,694,456	$12,852,267	$13,061,442	$13,232,387
O&M Expenses	(3,598,366)	(3,663,970)	(3,538,782)	(3,782,594)	(3,853,662)	(3,641,345)
Debt Service	(2,729,991)	(2,685,365)	(2,630,036)	(2,583,336)	(2,534,496)	(2,485,656)
Other(1)	1,559,198	(113,567)	(92,957)	(93,002)	(63,490)	(160,887)
Net Cash Flows from NHS	7,480,152	5,993,426	6,432,681	6,393,334	6,609,794	6,944,499

NHS	2024	2025	2026	2027	2028	2029
Revenues	$13,454,189	$13,587,813	$13,769,236	$13,951,139	$14,109,998	$14,162,707
O&M Expenses	(4,050,272)	(4,220,541)	(4,185,189)	(4,172,033)	(3,967,533)	(4,010,260)
Debt Service	(2,441,366)	(2,386,504)	(2,337,865)	(2,290,296)	(2,242,393)	(2,192,750)
Other(1)	11,763	(80,130)	(80,249)	(67,802)	(141,467)	(151,388)
Net Cash Flows from NHS	6,974,315	6,900,638	7,165,934	7,421,008	7,758,605	7,808,310

NHS	2030	2031	2032	2033	2034	2035
Revenues	$14,251,372	$14,323,092	$14,423,841	$14,399,752	$14,397,235	$14,363,240
O&M Expenses	(4,601,573)	(4,915,240)	(4,519,529)	(4,254,867)	(4,334,685)	(4,529,030)
Debt Service	(2,145,181)	(2,094,267)	(1,920,715)	(1,867,908)	(1,822,470)	(894,366)
Other(1)	194,735	42,482	1,334	(134,377)	(111,828)	3,546,486
Net Cash Flows from NHS	7,699,353	7,356,067	7,984,932	8,142,600	8,128,252	12,486,329

Neal Hot Springs – Hybrid Cooling

NHS – Hybrid Cooling	2018	2019	2020	2021	2022	2023	2024
Revenues	$—	$712,648	$768,054	$781,407	$795,110	$806,365	$817,812
O&M	—	(83,056)	(96,820)	(98,756)	(100,731)	(102,746)	(104,801)
Cap-Ex/Reserve Funds	(2,648,625)	(329,175)	—	—	—	—	—
Net Cash Flows from NHS – Hybrid Cooling	(2,648,625)	300,417	671,235	682,651	694,379	703,619	713,012

NHS – Hybrid Cooling	2025	2026	2027	2028	2029	2030	2031
Revenues	$829,511	$841,400	$853,582	$861,826	$870,184	$878,652	$887,227
O&M	(106,897)	(109,035)	(111,215)	(113,440)	(115,708)	(118,023)	(120,383)
Cap-Ex/Reserve Funds	—	—	—	—	—	—	—
Net Cash Flows from NHS – Hybrid Cooling	722,614	732,365	742,367	748,386	754,475	760,630	766,844

NHS – Hybrid Cooling	2032	2033	2034	2035	2036	2037
Revenues	$895,936	$904,735	$913,668	$922,727	$931,889	$948,896
O&M	(122,791)	(125,247)	(127,751)	(130,306)	(132,913)	(135,571)
Cap-Ex/Reserve Funds	—	—	—	—	—	(900,000)
Net Cash Flows from NHS – Hybrid Cooling	773,145	779,489	785,917	792,420	798,977	(86,675)

Raft River Energy 1 – RRG4

RR1 – RRG4	2018	2019	2020	2021	2022	2023	2024
Revenues	$217,852	$561,828	$567,874	$552,087	$557,427	$567,477	$570,519
O&M Expenses	(75,761)	(113,642)	(113,642)	(113,642)	(113,642)	(113,642)	(113,642)
Cap-Ex/Reserve Funds	(125,069)	—	—	—	—	—	—
Net Cash Flows from RR1 – RRG4	17,022	448,186	454,232	438,445	443,785	453,835	456,877

RR1 – RRG4	2025	2026	2027	2028	2029	2030	2031
Revenues	$573,561	$576,675	$579,790	$582,904	$586,018	$589,205	$592,391
O&M Expenses	(113,642)	(113,642)	(113,642)	(113,642)	(113,642)	(113,642)	(113,642)
Cap-Ex/Reserve Funds	—	—	—	—	—	—	—
Net Cash Flows from RR1 – RRG4	459,919	463,033	466,148	469,262	472,376	475,563	478,749

RR1 – RRG4	2032	2033	2034	2035	2036	2037	2038
Revenues	$595,578	$598,765	$602,024	$605,283	$608,542	$611,801	$615,133
O&M Expenses	(113,642)	(113,642)	(113,642)	(113,642)	(113,642)	(113,642)	(113,642)
Cap-Ex/Reserve Funds	—	—	—	—	—	—	—
Net Cash Flows from RR1 – RRG4	481,936	485,123	488,382	491,641	494,900	498,159	501,491

Idaho USG Holdings

Idaho USG Holdings	2018	2019	2020	2021	2022	2023
O&M Expenses	(65,000)	(65,000)	(65,000)	(65,000)	(65,000)	(65,000)
Debt Service	(1,500,755)	(1,688,205)	(1,822,907)	(1,747,782)	(1,710,327)	(16,473,771)
Net Cash Flows from Idaho USG Holdings	(1,565,755)	(1,753,205)	(1,887,907)	(1,812,782)	(1,775,327)	(16,538,771)

Services

Services	2018	2019	2020	2021	2022	2023	2024
Revenues	$627,338	$632,525	$638,018	$643,154	$644,072	$657,537	$671,349
O&M Expenses	(37,702)	(38,456)	(39,225)	(40,009)	(40,810)	(40,415)	(42,582)
Net Cash Flows from Services	589,636	594,069	598,794	603,145	603,262	617,122	628,766

Services	2025	2026	2027	2028	2029	2030	2031
Revenues	$685,517	$700,050	$714,959	$730,253	$745,943	$762,040	$778,553
O&M Expenses	(43,511)	(43,096)	(45,400)	(44,971)	(47,371)	(46,928)	(50,933)
Net Cash Flows from Services	642,006	656,954	669,559	685,282	698,572	715,112	727,621

Services	2032	2033	2034	2035	2036	2037	2038
Revenues	$795,495	$812,877	$830,711	$849,009	$867,783	$887,047	$495,822
O&M Expenses	(52,069)	(51,756)	(51,256)	(54,005)	(55,182)	(54,656)	(57,578)
Net Cash Flows from Services	743,426	761,121	779,455	795,004	812,601	832,391	438,243

Delaware and Idaho Corporate Overhead

	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027
Delaware Corporate Overhead	($2.8)	($2.4)	($2.4)	($2.5)	($2.5)	($2.6)	($2.6)	($2.6)	($2.7)	($2.7)
Idaho Corporate Overhead	($2.5)	($2.4)	($2.5)	($2.6)	($2.7)	($2.8)	($2.9)	($3.0)	($3.1)	($3.2)
Total Corporate Overhead	($5.3)	($4.8)	($5.0)	($5.1)	($5.2)	($5.3)	($5.5)	($5.6)	($5.8)	($5.9)

	2028	2029	2030	2031	2032	2033	2034	2035	2036	2037
Delaware Corporate Overhead	($2.7)	($2.8)	($2.8)	($2.9)	($2.9)	($3.0)	($3.0)	($3.0)	($0.7)	$0.0
Idaho Corporate Overhead	($3.3)	($3.5)	($3.6)	($3.7)	($3.9)	($4.0)	($4.2)	($4.3)	$0.0	$0.0
Total Corporate Overhead	($6.1)	($6.3)	($6.4)	($6.6)	($6.8)	($7.0)	($7.2)	($7.4)	($0.7)	$0.0

	2038	2039	2040	2041	2042	2043	2044	2045	2046	2047
Delaware Corporate Overhead	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
Idaho Corporate Overhead	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
Total Corporate Overhead	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0

Geysers with O&M

Geysers with O&M	2018	2019	2020	2021	2022	2023	2024	2025
Revenues	$—	$—	$—	$—	$9,619,495	$23,006,127	$22,775,111	$22,544,094
O&M Expenses	—	—	—	—	(3,209,423)	(5,354,775)	(5,283,384)	(5,460,584)
Debt Service	—	—	—	—	109,222,681	(9,602,455)	(9,038,938)	(9,044,155)
Other(1)	—	—	942,063	1,410,476	(144,162,256)	(2,635,669)	(3,309,080)	(2,880,554)
Net Cash Flows from NHS	—	—	942,063	1,410,476	(28,529,503)	5,413,228	5,143,709	5,158,802

Geysers with O&M	2026	2027	2028	2029	2030	2031	2032	2033
Revenues	$22,376,815	$22,082,061	$21,946,576	$21,946,576	$22,009,649	$21,946,576	$21,946,576	$21,946,576
O&M
Expenses	(6,174,029)	(7,072,013)	(7,739,148)	(8,348,916)	(7,579,170)	(7,696,962)	(8,731,406)	(8,325,258)
Debt Service	(8,690,581)	(8,792,961)	(9,175,817)	(7,585,721)	(8,484,358)	(8,766,063)	(7,418,501)	(8,579,722)
Other(1)	(2,517,455)	(1,158,158)	231,996	(1,529,867)	(1,000,946)	(383,464)	(1,356,022)	(5,710)
Net Cash Flows from NHS	4,994,750	5,058,929	5,263,606	4,482,072	4,945,175	5,100,087	4,440,647	5,035,885

Geysers with O&M	2034	2035	2036	2037	2038	2039	2040
					22,009,64
Revenues	$22,009,649	$21,946,576	$21,946,576	$21,946,576	$9	$21,946,576	$21,946,576
O&M Expenses	(8,756,921)	(9,301,297)	(8,322,987)	(9,465,354)	(8,756,360)	(9,662,061)	(9,335,490)
Debt Service	(7,945,215)	(7,370,054)	(8,175,513)	(7,605,469)	(9,144,088)	(7,676,690)	(8,227,605)
Other(1)	(573,960)	(814,033)	(568,632)	(265,497)	1,286,514	70,666	587,270
Net Cash Flows from NHS	4,733,553	4,461,191	4,879,444	4,610,255	5,395,715	4,678,490	4,970,750

Geysers with O&M	2041	2042	2043	2044	2045	2046	2047
Revenues	$21,946,576	$22,009,649	$21,946,576	$21,946,576	$21,946,576	$22,009,649	$10,908,111
O&M Expenses	(9,343,214)	(10,276,942)	(9,782,375)	(10,309,087)	(9,621,789)	(9,781,146)	(7,432,290)
Debt Service	(8,495,080)	(8,051,671)	(8,583,013)	(5,938,581)	(7,999,680)	(9,194,041	(390,582)
Other(1)	1,013,346	1,236,368	1,387,362	(3,971,999)	(1,757,022)	80,814	10,036,560
Net Cash Flows from NHS	5,121,627	4,917,404	4,968,550	1,726,909	2,568,084	3,115,276	13,121,799

San Emidio II with O&M

SEII with O&M	2018	2019	2020	2021	2022	2023	2024
Revenues	$—	$—	$—	$22,915,355	$23,144,509	$23,445,197	$23,609,714
O&M Expenses	—	—	—	(4,045,582)	(3,223,852)	(3,375,796)	(4,446,757)
Debt Service	—	—	150,000,000	(12,023,647)	(12,346,566)	(13,250,183)	(13,075,426)
Other(1)	(252,769)	(27,920,055)	(108,057,617)	(707,809)	(1,214,172)	363,974	1,019,445
Net Cash Flows from SEII	(252,769)	(27,920,055)	41,942,383	6,138,317	6,359,919	7,183,192	7,106,975

SEII with O&M	2025	2026	2027	2028	2029	2030	2031
Revenues	$23,845,811	$24,084,269	$24,397,166	$24,568,363	$24,814,046	$25,062,187	$25,387,789
O&M Expenses	(4,769,068)	(8,109,463)	(8,281,123)	(9,297,249)	(9,991,046)	(9,494,450)	(8,691,944)
Debt Service	(12,698,440)	(8,688,874)	(10,352,847)	(10,660,388)	(9,877,960)	(10,252,215)	(10,923,837)
Other(1)	551,564	(4,008,296)	(2,355,616)	(297,719)	(1,070,069)	(1,329,369	(1,561,916)
Net Cash Flows from SEII	6,929,867	3,277,637	3,407,580	4,313,007	3,874,971	3,986,154	4,210,091

SEII with O&M	2032	2033	2034	2035	2036	2037	2038
Revenues	$25,565,937	$25,821,596	$26,079,812	$26,418,635	$26,604,016	$26,870,057	$27,138,757
O&M Expenses	(9,692,217)	(9,701,223)	(9,113,172)	(9,606,249)	(10,116,970)	(10,237,429)	(9,185,582)
Debt Service	(10,552,215)	(10,396,801)	(10,308,018)	(11,422,445)	(11,273,107)	(9,882,871)	(10,910,898)
Other(1)	(1,152,552)	(1,732,394)	(2,938,899)	(1,118,024)	(1,016,235)	(3,361,714	(3,464,166)
Net Cash Flows from SEII	4,168,952	3,991,179	3,719,723	4,271,917	4,197,704	3,388,042	3,578,111

SEII with O&M	2039	2040	2041	2042	2043	2044	2045
Revenues	$27,491,337	$27,684,246	$27,961,089	$28,240,699	$28,607,596	$28,808,337	$29,096,421
O&M Expenses	(10,238,117)	(12,016,597)	(10,703,329)	(9,563,971)	(9,924,309)	(11,534,294)	(11,900,728)
Debt Service	(11,610,040)	(11,957,854)	(11,281,813)	(10,934,602)	(12,441,415)	(10,924,677)	—
Other(1)	(1,632,855)	664,465	(2,502,347)	(4,900,580)	(2,726,558)	(1,264,255)	3,401,881
Net Cash Flows from SEII	4,010,325	4,374,260	3,473,600	2,841,547	3,515,314	5,085,111	20,597,573

(1)	Other includes flows (into)/from project reserves, CapX, change in working capital, and for development projects; O&M fees, and corporate support

Limitations on the Projections

The projections were not prepared with a view to public disclosure, but are included in this proxy statement because such information was made available to our special committee, Board and ROTH, and were used in the evaluation process leading to the execution of the merger agreement. The projections were not prepared with a view to compliance with generally accepted accounting principles as applied in the United States (which we refer to as “GAAP”), the published guidelines of the SEC regarding projections and forward-looking statements and the use of non-GAAP measures or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Furthermore, our independent auditors have not examined, reviewed, compiled or otherwise applied procedures to the projections and, accordingly, assume no responsibility for, and express no opinion on, them.

The projections include certain non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by U.S. Geothermal may not be comparable to similarly titled amounts used by other companies. The footnote to the tables above provides certain supplemental information with respect to the projections.

Since the projections cover multiple years, the information by its nature becomes less predictive with each successive year.

Although a summary of our projections is presented with numerical specificity, this information is not fact and should not be relied upon as being necessarily predictive of actual future results. These projections are forward-looking statements. Important factors that may affect actual results and cause our projections not to be achieved include general economic conditions, accuracy of certain financial assumptions, changes in performance of our power plants, changes in our future financial performance (including actual or projected cash flows and actual or projected expenses), competitive pressures, changes in tax laws, and the other factors described under “Cautionary Statement Concerning Forward-Looking Information” on page [•]. In addition, the projections do not take into account any circumstances or events occurring after the date that they were prepared, which was in November. We can give no assurance that, had our projections been prepared either as of the date of the merger agreement or as of the date of this proxy statement, similar estimates and assumptions would be used. The projections also do not give effect to the transactions contemplated by the merger agreement, including the merger or the post-closing operations of U.S. Geothermal and its subsidiaries. As a result, there can be no assurance that the projections will be realized, and actual results may be materially better or worse than those contained in our projections. The inclusion of this information should not be regarded as an indication that the special committee, the Board, the special committee’s financial advisor or any other recipient of this information considered, or now considers, our projections to be material information of U.S. Geothermal or necessarily predictive of actual future results nor should it be construed as financial guidance, and it should not be relied upon as such. The summary of our projections is not included in this proxy statement in order to induce any stockholder to vote in favor of the merger proposal or other proposals to be voted on at the special meeting or to influence any stockholder to make any investment decision with respect to the merger, including whether or not to seek dissenters’ rights with respect to shares of our common stock.

These projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding U.S. Geothermal contained in our public filings with the SEC. In particular, since these projections were prepared, we released our annual report on Form 10-K, for our fiscal year ended December 31 2017, which is available as set forth in the section of this proxy statement entitled “Where You Can Find More Information” on page [•].

Except to the extent required by applicable federal securities laws, we do not intend, and expressly disclaim any responsibility, to update or otherwise revise our projections to reflect circumstances existing after the date when we prepared our projections or to reflect the occurrence of future events or changes in general economic or industry conditions, even in the event that any of the assumptions underlying our projections are shown to be in error. We can give no assurance that, had our projections been prepared either as of the date of the merger agreement or as of the date of this proxy statement, similar estimates and assumptions would be used. Neither U.S. Geothermal nor any of its affiliates, directors, officers, advisors or other representatives has made or makes any representation to any of our stockholders regarding the ultimate performance of U.S. Geothermal compared to the information contained in these projections or that these projections will be achieved.

In light of the foregoing factors and the uncertainties inherent in our projections and considering that the special meeting may be held several months after these projections were prepared, stockholders are cautioned not to place undue, if any, reliance on these projections.

Certain Underlying Assumptions

In preparing these projections, management used what they considered to be reasonable assumptions at the time made. These included assumptions regarding future geothermal reservoir performance were based on engineering modeling of future performance by outside consulting reservoir engineers that use the accumulation of historic reservoir data on temperature, pressure, and flowrate. Over the period of the projections, brine flow rates, reservoir pressure, and temperature may experience declines, which parameters are included in the reservoir models. Assumptions regarding power plant performance, including availability, efficiency, and major maintenance/capital expenditure requirements were based on historical performance as adjusted to reflect expected future performance. Availability is assumed to be in a range consistent with past performance and maintenance schedules are consistent with established cycles. Plant efficiency is expected to slowly decline over the period of the projections. Operating and overhead expense projections were based on expectations of future cost escalation. In addition to the above, development projects included assumptions on timing and price levels for new power purchase agreements, construction costs and timing, the availability of various types of financing, and capital structure.

Voting Agreement with the Company’s Directors and Executive Officers

Each of U.S. Geothermal’s directors and executive officers, who collectively beneficially owned approximately 16.9% of U.S. Geothermal’s outstanding shares as of December 31, 2017 (excluding any shares underlying outstanding options), have entered into an agreement to vote the shares beneficially owned by them as of the record date in favor of the merger agreement and the transactions contemplated thereby, subject to the terms and conditions of such voting agreement. See “Voting Agreement” on page [•].

Material U.S. Federal Income Tax Consequences of the Merger

The following are the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of U.S. Geothermal common stock. This discussion applies only to U.S. holders that hold their U.S. Geothermal common stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code (“Code”). This discussion does not address the consequences of the merger to holders who receive cash pursuant to the exercise of appraisal rights. This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	dealers or traders subject to a mark-to-market method of tax accounting with respect to U.S. Geothermal common stock;

•	persons holding U.S. Geothermal common stock as part of a straddle, hedging transaction, conversion transaction, integrated transaction or constructive sale transaction;

•	persons whose functional currency is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	persons who acquired U.S. Geothermal common stock through the exercise of employee stock options or otherwise as compensation;

•	certain financial institutions;

•	regulated investment companies;

•	real estate investment trusts;

•	tax-exempt entities, including an “individual retirement account” or “Roth IRA”; or

•	persons subject to the United States alternative minimum tax.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds U.S. Geothermal common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding U.S. Geothermal common stock and partners in such partnerships should consult their tax advisers as to the particular U.S. federal income tax consequences of the merger to them.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final and temporary Treasury regulations, all as of the date hereof, any of which is subject to change, possibly with retroactive effect. Tax considerations under state, local and foreign laws are not addressed.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of U.S. Geothermal common stock that is:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The exchange of U.S. Geothermal common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of U.S. Geothermal common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s tax basis in such shares. Gain or loss will be determined separately for each block of shares of U.S. Geothermal common stock (i.e., shares of U.S. Geothermal common stock acquired at the same cost in a single transaction). Such gain or loss generally will be treated as long-term capital gain or loss if the U.S. holder’s holding period in the shares of U.S. Geothermal common stock exceeds one year at the time of the completion of the merger. Long-term capital gains of non-corporate U.S. holders generally are subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. Capital gains recognized by individuals, trusts and estates also may be subject to a 3.8% federal Medicare contribution tax.

Payments made in exchange for shares of U.S. Geothermal common stock generally will be subject to information reporting unless the holder is an “exempt recipient” and may also be subject to backup withholding at a rate of 24%. To avoid backup withholding, U.S. holders that do not otherwise establish an exemption should complete and return Internal Revenue Service Form W-9, certifying that such U.S. holder is a U.S. person, the taxpayer identification number provided is correct and such U.S. holder is not subject to backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against a holder’s U.S. federal income tax liability, provided the relevant information is timely furnished to the Internal Revenue Service.

You are urged to consult your tax adviser with respect to the application of U.S. federal income tax laws to your particular circumstances as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under any state, local or foreign tax laws.

Required Regulatory Approvals

Antitrust Approvals

Under the HSR Act and the rules promulgated thereunder, Ormat and U.S. Geothermal cannot complete the merger until they notify and furnish information to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice, and specified waiting period requirements are satisfied. Ormat and U.S. Geothermal filed the notification and report forms under the HSR Act with the U.S. Federal Trade Commission and the Antitrust Division on February 9, 2018. Ormat and U.S. Geothermal have each requested early termination of the waiting period with respect to the merger under the HSR Act. The waiting period is expected to expire on March 12, 2018 at 11:59 p.m. Eastern Time, unless otherwise terminated or extended by the antitrust agencies.

To effect the merger, the merger agreement also requires Ormat and U.S. Geothermal to use commercially reasonable efforts to avoid or eliminate all impediments and obtain all consents, approvals and expirations or terminations of waiting periods under any other antitrust laws that may be required by any foreign or U.S. federal, state or local governmental authority.

Federal Energy Regulatory Commission and U.S. Department of Energy Approval

Under the merger agreement, the parties have each agreed to use their commercially reasonable efforts to assist each other with obtaining the consent of (a) the Federal Energy Regulatory Commission by making the required filings under Section 203 of the Federal Power Act and (b) the DoE, as required by one of U.S. Geothermal’s financing arrangements, in order to complete the merger.

Other Approvals

In addition to the regulatory approvals described above, the transactions contemplated by the merger agreement may require the approval of other governmental authorities under applicable law, including foreign regulatory laws.

Other than as described above, neither U.S. Geothermal nor Ormat is currently aware of any material governmental approvals or actions that are required for completion of the transactions contemplated by the merger agreement. It is currently contemplated that if any such additional material governmental approvals or actions are required, those approvals or actions will be sought.

While U.S. Geothermal has no reason to believe it will not be possible to obtain these regulatory approvals in a timely manner, there is no certainty that these approvals will be obtained within the period of time contemplated by the merger agreement. For example, at any time before or after completion of the merger, the Federal Trade Commission or the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the merger or seeking divestiture of substantial assets of Ormat or U.S. Geothermal. Private parties may also bring actions under the antitrust laws under certain circumstances.

Under the merger agreement, both U.S. Geothermal and Ormat have each agreed to use their commercially reasonable efforts to take or cause to be taken all actions to obtain all regulatory and governmental approvals necessary, proper or advisable to complete the merger. This includes obtaining required approvals, consents or other authorizations in connection with the merger. Notwithstanding the foregoing, neither Ormat nor merger sub is obligated—and U.S. Geothermal is not permitted— in order to resolve any objections asserted under antitrust laws by any governmental authority with respect to the merger, to agree with a governmental authority to divest any of its businesses, product lines or assets, or to take or agree to take any other action or to agree to any limitation or restriction of any kind on its business, operations, properties or assets.

Deregistration and Delisting of Shares

Upon completion of the merger, the U.S. Geothermal common stock currently listed on the NYSE American will cease to be listed on the NYSE American and will be deregistered under the Exchange Act.

THE MERGER AGREEMENT

The following discussion sets forth the principal terms of the merger agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated by reference herein. The rights and obligations of the parties to the merger agreement are governed by the express terms and conditions of the merger agreement, and not by this summary. This summary is not complete and is qualified in its entirety by reference to the complete text of the merger agreement. Forward-looking statements contained in this summary describe events prescribed by the merger agreement, each of which may be subject to various conditions and exceptions; therefore, such statements do not necessarily constitute a prediction that such events will actually occur. U.S. Geothermal urges you to read the merger agreement and this proxy statement carefully in their entireties before making any decisions regarding the merger.

The Merger

Subject to the terms and conditions of the merger agreement, and in accordance with the DGCL, merger sub, a Delaware corporation and wholly owned subsidiary of Ormat, will merge with and into U.S. Geothermal, and U.S. Geothermal will survive the merger as a wholly owned subsidiary of Ormat.

Closing and Effective Time of the Merger

The closing of the merger will occur as soon as possible, but no later than three business days after the date the conditions to the parties’ respective obligations to consummate the merger have been satisfied or waived, unless otherwise agreed to by U.S. Geothermal and Ormat. The merger will become effective at such time as the parties file a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as is agreed to by U.S. Geothermal and Ormat and specified in the certificate of merger) (the actual time of effectiveness of the merger, the “effective time”).

Treatment of Common Stock in the Merger

At the effective time, except as summarized in the subsequent paragraphs of this subsection, each share of common stock outstanding immediately prior to the effective time will be converted into the right to receive $5.45 in cash, without interest and less applicable withholding tax (the “merger consideration”). As a result of this conversion, from and after the effective time, our stockholders will have only the right to receive the merger consideration in respect of the shares of common stock that were so converted, and will no longer have any other rights (including voting rights) in respect of such shares.

Any shares of common stock that, immediately prior to the effective time, are outstanding and: (a) held by U.S. Geothermal or any of its direct or indirect subsidiaries; (b) owned by Ormat or any of its direct or indirect subsidiaries or (c) owned by U.S. Geothermal stockholders who have properly exercised and perfected appraisal rights under Section 262 of the DGCL (as described in the following paragraph) will not be converted into the merger consideration at the effective time. Shares of common stock that, immediately prior to the effective time, are outstanding and held by U.S. Geothermal, Ormat or any of their respective direct or indirect subsidiaries will be canceled without consideration at the effective time.

Any shares of common stock held immediately prior to the effective time by a stockholder who did not vote in favor of the merger (or consent thereto in writing) and who is entitled to demand and properly demands appraisal for such shares in accordance with, and who complies in all respects with, Section 262 of the DGCL (which is included with this proxy statement as Annex D) will not be converted into the right to receive the merger consideration at the effective time. Those shares will instead be automatically canceled and cease to exist at the effective time, and such holder shall cease to have any rights thereto except the right to receive only the payment of the appraised value of such shares under Section 262 of the DGCL. If, after the effective time, any such holder fails to perfect, effectively withdraws or otherwise loses such right to appraisal, such holder’s shares of common stock will be treated as if they had been converted as of the effective time into the right to receive the merger consideration.

Additionally, any merger consideration that would otherwise be payable in respect of shares of common stock that, immediately prior to the effective time, are outstanding and subject to vesting or forfeiture, will be subject to the arrangement summarized below under “—Treatment of Options”.

Procedure for Receiving Merger Consideration in Respect of Common Stock

Prior to the effective time, Ormat will appoint a U.S. bank or trust company reasonably satisfactory to U.S. Geothermal to act as a paying agent (the “paying agent”) for the payment of the applicable merger consideration in exchange for shares of common stock. Prior to or at the effective time, Ormat will deposit or cause to be deposited with the paying agent an amount sufficient to pay the aggregate merger consideration to which holders of shares of common stock will become entitled as a result of the conversion of such shares into the right to receive merger consideration. No later than three business days after the effective time, the paying agent will mail to each holder of record of common stock a letter of transmittal and instructions for effecting the surrender of stock certificates or book-entry shares in exchange for the payment of any merger consideration to which the holder of such certificates or book-entry shares is entitled. Following surrender of a stock certificate representing shares of common stock that were converted into the right to receive merger consideration in the merger to the paying agent (together with a properly completed letter of transmittal and such other customary documents as the paying agent may reasonably require), or, in the case of book-entry shares, receipt of an “agent’s message” by the paying agent evidencing such shares (or such other evidence, if any, of transfer as the paying agent may reasonably request), the paying agent will pay or cause to be paid the merger consideration with respect to such shares to such holder. In the event that any funds are made available to the paying agent to pay for shares of common stock for which appraisal rights have been properly demanded, such funds shall be returned to Ormat upon demand.

Any funds made available to the paying agent (and any interest or other income earned thereon) that remain unclaimed by the holders of shares of common stock nine months after the effective time will be returned to Ormat upon demand, and any such holder who has not exchanged stock certificates or an “agent’s message” evidencing their shares of common stock for the applicable merger consideration prior to that time may thereafter look only to Ormat (subject to abandoned property, escheat or other similar laws) as general creditors for payment of the merger consideration in respect of such shares. No interest will accrue on any such unpaid merger consideration. Notwithstanding the foregoing, Ormat will not be liable to any holder of shares of common stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar laws.

Stockholders should not return their stock certificates with the enclosed proxy card and should not forward stock certificates or any “agent’s message” to the paying agent prior to the merger. When forwarding any stock certificates or any “agent’s message” to the paying agent after the merger, stockholders should include a properly completed letter of transmittal, which stockholders of record should receive after the merger as described above.

Treatment of Options in the Merger

The merger agreement provides for the treatment in the merger of outstanding stock options that have been granted by U.S. Geothermal and remain outstanding immediately prior to the effective time, as summarized below.

At or prior to the effective time, U.S. Geothermal will take all actions necessary to terminate its stock plan and will cause each outstanding option to purchase U.S. Geothermal shares granted under the stock plan (each, an “option”) that is outstanding and unexercised (without regard to the exercise price of such option) as of immediately prior to the effective time, whether vested or unvested, to become fully vested and exercisable immediately prior to and contingent on the closing of the merger. At the effective time, each such option (in each case, without the creation of additional liability to U.S. Geothermal or any of its subsidiaries) will be canceled, subject to the payment, if any, to which the holder of such option is entitled.

The payment to which each holder of an option that is outstanding and unexercised as of immediately prior to the effective time, and has an exercise price per share that is less than the per share merger consideration, shall be entitled to receive from U.S. Geothermal (as the surviving corporation in the merger and a wholly owned subsidiary of Ormat) shall be equal to: (a) $5.45 minus the per-share exercise price of such option multiplied by (b) the total number of shares subject to such option. For example, if immediately prior to the effective time, you hold an outstanding and unexercised option representing the right to purchase 1000 shares of U.S. Geothermal common stock with an exercise price of $4.00 per share, you will be entitled to receive $1,450 (which is equal to (($5.45 - $4.00) x 1000)), less applicable tax withholding, as a result of the conversion of such option in the merger. Certain option holders will be required to sign an acknowledgement prior to and as a pre-condition to receiving payment for their options. Payment to holders of options shall be made as soon as reasonably practicable after the effective time, without interest and less applicable withholding tax.

Representations and Warranties

The merger agreement contains representations and warranties made by U.S. Geothermal to Ormat and merger sub and representations and warranties made by Ormat and merger sub to U.S. Geothermal. The assertions embodied in those representations and warranties were made solely for purposes of the merger agreement, were made only as of specific dates and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the merger agreement. The assertions embodied in each party’s representations and warranties are qualified by information contained in confidential disclosure schedules that each party provided to the other in connection with the merger agreement, were made for the purpose of allocating contractual risk between the parties instead of establishing matters of facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Accordingly, U.S. Geothermal stockholders and other investors should not rely on representations and warranties as characterizations of the actual state of facts or circumstances. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be reflected in U.S. Geothermal’s public disclosures. For the foregoing reasons, you should not rely on the representations and warranties contained in the merger agreement as statements of factual information. This description of the representations and warranties is included to provide U.S. Geothermal’s stockholders with information regarding the terms of the merger agreement. The representations and warranties in the merger agreement and the description of them in this proxy statement should be read in conjunction with the other information contained in the reports, statements and filings that U.S. Geothermal publicly files with the SEC. See the section entitled “Where You Can Find More Information”.

In the merger agreement, U.S. Geothermal, on the one hand, and Ormat and merger sub, on the other hand, made a number of representations and warranties to each other. The parties’ reciprocal representations and warranties relate to, among other things:

•	due incorporation or organization, valid existence and (in the case of U.S. Geothermal and merger sub) good standing of the applicable party under the laws of its applicable jurisdiction of organization;

•	corporate or other organizational power of the applicable party to enter into the merger agreement and consummate the transactions contemplated thereby, subject, in the case of U.S. Geothermal, to obtaining the U.S. Geothermal stockholder approval and, in the case of Ormat, to the adoption of the merger agreement by Ormat as the sole stockholder of merger sub, and any required approval of applicable regulatory authorities;

•	the stockholder approval of the applicable party required to consummate the merger;

•	regulatory filings, consent and approval of governmental entities in connection with the execution and delivery of the merger agreement and the consummation of the transactions contemplated thereby by the applicable party;

•	the absence of any violation of or conflict with the applicable party’s organizational documents, contracts or applicable laws as a result of entering into the merger agreement and consummating the merger;

•	the absence of undisclosed litigation and legal proceedings against the applicable party; and

•	the absence of undisclosed finders’ fees payable by the applicable party.

In addition to the foregoing, the merger agreement contains representations and warranties made by U.S. Geothermal to Ormat and merger sub, including with respect to, among other things:

•	the recommendation of U.S. Geothermal’s Board to adopt the merger agreement and approve the merger;

•	the compliance of this proxy statement with the Exchange Act, and the accuracy and completeness of material facts stated herein;

•	U.S. Geothermal’s capitalization and capital structure;

•	the good standing, corporate power and authority and capital structure of U.S. Geothermal’s subsidiaries;

•	documents filed by U.S. Geothermal with the SEC since October 1, 2015, the accuracy of information contained in those documents and U.S. Geothermal’s compliance, since October 1, 2015, with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, the Sarbanes-Oxley Act of 2002, as amended, and the applicable listing and corporate governance rules and regulations of the NYSE American;

•	U.S. Geothermal’s financial statements and internal controls;

•	the absence of certain changes or events, and the absence of changes or events that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on U.S. Geothermal, in each case since September 30, 2017;

•	the absence of material undisclosed liabilities;

•	compliance with applicable laws and possession of permits, licenses and authorizations of governmental authorities used in the operation of the business;

•	matters related to real property, personal property and assets;

•	matters related to material project documents;

•	filing of tax returns, payment of taxes and other tax matters;

•	matters related to employee benefit plans;

•	labor and employment matters;

•	compliance with environmental laws and regulations and other environmental matters;

•	matters with respect to U.S. Geothermal’s material contracts;

•	nsurance matters;

•	receipt by U.S. Geothermal of a financial opinion from ROTH; and

•	various industry regulatory statutes.

The merger agreement also contains representations and warranties made by Ormat and merger sub to U.S. Geothermal, including regarding:

•	Ormat’s ownership of merger sub;

•	the accuracy and completeness of material facts stated in this proxy statement based upon information supplied by Ormat;

•	the availability at the closing of the merger of sufficient funds to consummate the transactions contemplated by the merger agreement;

•	Ormat and its affiliates not being an “interested stockholder” (as defined in Section 203 of the DGCL) of U.S. Geothermal; and

•

matters related to solvency (subject to specified assumptions) of U.S. Geothermal (as the surviving corporation in the merger and wholly owned subsidiary of Ormat) immediately after giving effect to all of the transactions contemplated by the merger agreement.

Conduct of Business Pending the Merger

Subject to certain exceptions set forth in the merger agreement or disclosure schedules thereto, from the date of the merger agreement until the earlier of the effective time or the termination of the merger agreement, U.S. Geothermal has agreed to, and has agreed to cause each of its subsidiaries to, conduct its business in the ordinary course consistent with past practice and use commercially reasonable efforts to preserve its and each of its subsidiaries’ business organizations intact and maintain existing relations with material customers, suppliers, distributors, employees and other persons with whom U.S. Geothermal or its subsidiaries have business relationships, to allow reasonable access to U.S. Geothermal’s representatives, properties, offices, and other facilities and to all books, records and assets of U.S. Geothermal.

In addition, subject to certain exceptions set forth in the merger agreement, U.S. Geothermal has agreed not to, and not to permit any of its subsidiaries to, among other things:

•

(i) issue, sell, grant, pledge, transfer, dispose of or otherwise subject to a lien any equity securities of U.S. Geothermal or any of its subsidiaries, provided that U.S. Geothermal may issue common stock as required to be issued upon exercise or settlement of options or other equity rights or obligations under the U.S. Geothermal stock plan outstanding on the date of the merger agreement in accordance with the terms of the stock plan in effect on the date of the merger agreement and such options; (ii) redeem, purchase or otherwise acquire any equity securities of U.S. Geothermal or any of its subsidiaries, except in connection with withholding to satisfy tax obligations with respect to options acquisitions in connection with the forfeiture of equity awards, or acquisitions in connection with the net exercise of options; (iii) establish a record date for, declare, authorize, set aside for payment or pay any dividend on, or make any other distribution in respect of, any equity securities of U.S. Geothermal or any of its subsidiaries (other than dividends or distributions paid in cash to U.S. Geothermal or a wholly owned subsidiary from a direct or indirect wholly owned subsidiary) or (iv) split, combine, subdivide or reclassify any equity securities of U.S. Geothermal or any of its subsidiaries;

•	enter into, amend or extend any collective bargaining contract or other contract or memorandum of understanding with a labor union, works council or other employee representative body;

•

(i) incur, issue, modify, renew, syndicate, refinance, guarantee, assume or otherwise become liable for any indebtedness (excluding (A) indebtedness in the ordinary course of business incurred under U.S. Geothermal’s existing operating line and (B) the extension or refinancing of any existing letters of credit required under any tolling, sales, distribution, offtake or power purchase agreement (“PPA”), in the case of clauses (A) and (B) above, up to an aggregate cap of $100,000) or announce or authorize the announcement of any of the foregoing, (ii) enter into any swap or hedging transaction or other derivative agreements other than in the ordinary course of business consistent with past practice or (iii) make any loans, capital contributions or advances to, or investments in, any person (other than U.S. Geothermal and any majority- owned subsidiary of U.S. Geothermal or to any employee as advances for ordinary and necessary business expenses incurred in the ordinary course of business consistent with past practice);

•

sell, lease, license, subject to a lien (other than a lien permitted under the merger agreement) or otherwise dispose of, in a single transaction or series of related transactions, any of its properties or assets whose value or purchase price, individually or in the aggregate, exceeds $100,000, except (i) dispositions of obsolete or worthless assets in the ordinary course of business consistent with past practice, (ii) transfers among U.S. Geothermal and its subsidiaries or (iii) liens on after-acquired property solely (A) that secure permitted indebtedness and (B) that are attached and perfected as of the date of the merger agreement;

•

make or authorize capital expenditures, except (i) certain capital expenditures set forth in the disclosure schedules to the merger agreement or (ii) capital expenditures that do not exceed $250,000 in the aggregate;

•

make any acquisition of (i) the equity securities of any other person, (ii) a material portion of the assets of any other person or (iii) any other properties or assets of any other person (other than U.S. Geothermal or any of its subsidiaries) for a purchase price that, individually or in the aggregate, exceeds $250,000, except, in each case, for the acquisition of supplies, parts, fuel, materials and other inventory in the ordinary course of business consistent with past practices or any capital expenditures made in accordance with certain provisions set forth in the merger agreement;

•

(i) increase the compensation or benefits in respect of any of its or its subsidiaries’ current or former directors or executive officers, other than as required by the terms of any applicable agreement or benefit plan in existence on the date of execution of the merger agreement and set forth in the disclosure schedules, (ii) provide increases in salaries, wages, benefits or other compensation of current or former employees or independent contractors who are not executive officers or directors of U.S. Geothermal other than (A) as required by the terms of any U.S. Geothermal plan in existence as of the date of the merger agreement or (B) in the ordinary course of business consistent with past practice, (iii) enter into any severance, change- in-control, or retention agreement with any employee, director or independent contractor, (iv) establish, adopt, terminate or amend any U.S. Geothermal plan or any plan, program, arrangement, practice or agreement that would be a U.S. Geothermal plan if it were in existence on the date of the merger agreement or (v) hire or commit to hire any employee, or engage or commit to engage any independent contractor, in either case with an annual compensation in excess of $100,000 or with aggregate annual compensation of all such employees and independent contractors in excess of $250,000;

•	make any changes in financial accounting methods, principles or practices (or change an annual accounting or period), except insofar as may be required by applicable law or a change in GAAP;

•

(i) modify, amend, renew, extend or terminate, or waive or release any rights under, in a manner that is adverse to U.S. Geothermal, any material contract, (ii) enter into any contract, which, if entered into prior to the date of the merger agreement would have been a material contract or (iii) enter into any new contract that contains a change in control provision in favor of the other party or parties thereto or would otherwise require a payment to or give rise to any rights to such other party or parties in connection with the merger;

•

grant any refunds, credits, rebates or other allowances by U.S. Geothermal or its subsidiaries to any supplier, vendor or distributor in excess of $100,000 per supplier, vendor or distributor, or $250,000 in the aggregate;

•	amend the U.S. Geothermal charter documents or organizational documents of any subsidiary;

•

adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of U.S. Geothermal or any of its subsidiaries, or enter into a letter of intent or agreement in principle with respect thereto, other than the merger;

•

fail to maintain, terminate or cancel any insurance coverage maintained by U.S. Geothermal or any of its subsidiaries with respect to any material assets or risk without replacing such coverage with insurance coverage in comparable amounts and scope;

•

pay, discharge, settle, compromise, waive or release any pending or threatened legal action which (i) requires payment to or by U.S. Geothermal or any subsidiary of U.S. Geothermal (exclusive of attorney’s fees) in excess of $150,000 in any single instance or in excess of $250,000 in the aggregate, (ii) involves injunctive or equitable relief or restrictions on the business activities of, or criminal sanctions on, U.S. Geothermal or any of its subsidiaries, (iii) involves the issuance of equity securities of U.S. Geothermal or any of its subsidiaries or (iv) relates to the merger;

•

(i) make any change (or file a request to make any such change) in any method of tax accounting or any annual tax accounting period that would materially prejudice U.S. Geothermal or any subsidiary for a period after the closing as compared to periods prior to the closing; (ii) make, change or rescind any tax election; (iii) settle or compromise any tax liability, audit claim, refund or assessment in excess of $100,000 in any single instance or in excess of $250,000 in the aggregate; (iv) surrender any right to claim for a tax refund in excess of $10,000; (v) file any tax return that is prepared on a basis that is materially inconsistent with the elections, accounting methods, conventions and principles of taxation used for the most recent taxable periods for which comparable tax returns involving similar tax items have been filed by U.S. Geothermal; or (vi) amend any federal income tax return with respect to an amount of taxes that is material to U.S. Geothermal and its subsidiaries, taken as a whole, unless otherwise required by law;

•

permit any of its subsidiaries or its or their respective representatives or independent contractors to promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, any non-U.S. official, in each case, in violation of the US Foreign Corrupt Practices Act of 1977, as amended, or other anti-corruption laws;

•

enter into any transaction, or series of related transactions, agreement, arrangement or understanding that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act;

•

negotiate or enter into any interconnection or transmission contract, PPA or other contract for the sale of capacity, energy and/or environmental attributes from or to any project, expansion project or development project;

•	enter into any new line of business outside the existing businesses of U.S. Geothermal and its subsidiaries;

•	adopt any rights agreement, “poison pill” or similar contract or plan; or

•	authorize any of, commit or agree or adopt resolutions, in writing or otherwise, to take any of, the foregoing actions.

In the merger agreement, U.S. Geothermal and Ormat also agree that they will not take actions, or agree or commit to take actions, that would reasonably be expected to prevent or materially delay or impede consummation of the merger and related transactions.

No Solicitation; Changes in Recommendations

In the merger agreement, U.S. Geothermal has agreed that the Board will recommend that U.S. Geothermal’s stockholders adopt and approve the merger agreement, and that neither U.S. Geothermal nor its subsidiaries will, nor will it authorize or permit any of their respective representatives to:

•

conduct or engage in any discussions or negotiations with, disclose any non-public information relating to U.S. Geothermal or any of its subsidiaries to, afford access to the business, properties, assets, books, or records of U.S. Geothermal or any of its subsidiaries to, or knowingly assist, participate in, facilitate, or encourage any effort by, any person in connection with or in response to, or that could reasonably be expected to lead to, any takeover proposal (as defined below);

•

except where the U.S. Geothermal Board determines that the failure to do so would be inconsistent with its fiduciary duties, (i) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of U.S. Geothermal or any of its subsidiaries or (ii) approve any transaction under, or any person becoming an “interested stockholder” under, Section 203 of the DGCL (other than the merger, the transactions contemplated by the merger, Ormat and merger sub); or

•	adopt, approve or enter into any alternative acquisition agreement (as defined below).

U.S. Geothermal was also required to, and to cause its subsidiaries and its and their respective representatives to, cease immediately and cause to be terminated any and all existing activities, discussions, negotiations or solicitations, if any, with any third party with respect to any takeover proposal and to use its commercially reasonable efforts to cause any such third party and its representatives in possession of non-public information in respect of U.S. Geothermal or any of its subsidiaries that was furnished by or on behalf of U.S. Geothermal and its subsidiaries to return or destroy (and confirm destruction of) all such information and terminate the access of such third party and its representatives to any electronic data room maintained by or on behalf of U.S. Geothermal or any of its subsidiaries.

If U.S. Geothermal or its representatives receive a written takeover proposal from any person that was obtained not in violation of the merger agreement prior to the receipt of the U.S. Geothermal stockholder approval, the Board may: (a) contact the person who made such bona fide written unsolicited takeover proposal for the purpose of clarifying such takeover proposal and the material terms and conditions and likelihood of consummation thereof in order to determine whether such takeover proposal constitutes or would reasonably be expected to result in a superior proposal (as defined below) and (b) if the U.S. Geothermal Board determines in good faith, after consultation with its outside legal and financial advisors, that such takeover proposal constitutes or would reasonably be expected to result in a superior proposal, thereafter (i) furnish to such person non-public information relating to U.S. Geothermal or any of its subsidiaries pursuant to an executed confidentiality agreement that constitutes an acceptable confidentiality agreement (as defined below); (ii) make an adverse recommendation change (as defined below) and (iii) take any action that any court of competent jurisdiction orders U.S. Geothermal to take (which order remains unstayed); provided that prior to taking any of such actions the Board has determined, in its good faith judgment, after consultation with its financial advisor and outside legal counsel, that failure to take such action would be inconsistent with its fiduciary duties under applicable law.

Prior to taking any of the actions referred to in the foregoing paragraph, the Board must deliver to Ormat at least five business days’ prior written notice advising Ormat that it intends to take such action and stating the factors taken into account by the Board in determining that any such takeover proposal constitutes or would reasonably be expected to result in a superior proposal. U.S. Geothermal must also notify Ormat no later than 24 hours after knowledge of U.S. Geothermal’s (or any of its subsidiaries or representatives) receipt of any takeover proposal, any inquiry or request that could reasonably be expected to lead to a takeover proposal, any request for non-public information relating to U.S. Geothermal or any of its subsidiaries or for access to the business, properties, assets, books, or records of U.S. Geothermal or any of its subsidiaries by any third party. In such notice, U.S. Geothermal shall identify the person making, and details of the material terms and conditions of, any such takeover proposal, indication or request.

In addition, U.S. Geothermal:

•

will keep Ormat reasonably informed, on a prompt basis, of the status and material terms of any such takeover proposal, indication or request, including any material amendments or proposed amendments as to price and other material terms thereof;

•

will promptly provide Ormat with a list of any non-public information concerning U.S. Geothermal’s and any of its subsidiary’s business, present or future performance, financial condition or results of operations provided to any person, and, to the extent such information has not been previously provided to parent, copies of such information;

•

will not, and will not cause or permit any subsidiary of U.S. Geothermal to, enter into any contract with any person, or otherwise take any action, that would prohibit or restrict in any way U.S. Geothermal or such subsidiary from providing any of such information to Ormat.

In addition, subject to the paragraph below, the Board may not (a) make an adverse recommendation change (as defined below) or (b) authorize, cause or permit U.S. Geothermal or any of its subsidiaries or representatives to execute or enter into any alternative acquisition agreement (as defined below).

However, subject to the following paragraph, at any time prior to obtaining the U.S. Geothermal stockholder approval, if (a) an intervening event (as defined below) has occurred or (b) U.S. Geothermal receives a bona fide written takeover proposal that was not obtained in violation of the merger agreement that the Board has determined, in its good faith judgment, after consultation with its financial advisor and outside legal counsel constitutes a superior proposal, then the Board may (i) in the case of either (a) or (b), make an adverse recommendation change if the Board has determined, in its good faith judgment, after consultation with its financial advisor and outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under the DGCL, or (ii) in the case of (b), cause U.S. Geothermal to terminate the merger agreement to enter into an alternative acquisition agreement with respect to a superior proposal pursuant to the termination provisions of the merger agreement.

The Board will not be permitted to make an adverse recommendation change or cause U.S. Geothermal to terminate the merger agreement to enter into an alternative acquisition agreement with respect to a superior proposal unless prior to taking such action:

•	U.S. Geothermal has complied in all respects with its obligations under the provisions of the merger agreement described in this section;

•	U.S. Geothermal has provided prior written notice to Ormat, at least five business days in advance of making such adverse recommendation change or entering into an alternative acquisition agreement (such period, the “negotiation period”), (i) advising Ormat of its intention to effect an adverse recommendation change, which notice shall state expressly that the Company has received a takeover proposal, that the Board intends to declare a superior proposal and that the Board intends to effect an adverse recommendation change and/or the Company intends to enter into (or permit any subsidiary to enter into) an alternative acquisition agreement and (ii) attaching the most current version of the proposed agreement (which version shall be updated promptly after material amendment thereto) and the identity of the person making such superior proposal;

•	during the negotiation period, U.S. Geothermal has, and has caused its representatives to, negotiate with Ormat in good faith to make such adjustments in the terms and conditions of the merger agreement so that such takeover proposal ceases to constitute a superior proposal if Ormat, in its discretion, proposes to make such adjustments (it being agreed that in the event that, after commencement of the negotiations period, there is any material revision to the terms of a superior proposal, the negotiation period shall be extended to ensure that at least five business days remain in the negotiation period subsequent to the time U.S. Geothermal notifies Ormat of any such material revision);

•	in the case of an intervening event, U.S. Geothermal has provided prior written notice (commencing the negotiation period) which includes a reasonably detailed description of the underlying facts giving rise to, and the reasons for taking such action, and during the negotiation period, U.S. Geothermal has, and has caused its representatives to, negotiate with Ormat in good faith to make such adjustments to the merger agreement so that the underlying facts giving rise to, and the reasons for taking such action, ceases to constitute an intervening event if Ormat, in its discretion, proposes to make such adjustments (it being agreed that in the event that, after commencement of the negotiations period, there is any material development in an intervening event, the negotiation period shall be extended to ensure that at least five business days remain in the negotiation period subsequent to the time U.S. Geothermal notifies Ormat of any such material development);

•	after so negotiating with Ormat during the negotiation period, the Board has considered in good faith any and all changes to the merger agreement and the transactions contemplated by the merger agreement offered by Ormat (or other proposals made by Ormat), and has determined, in its good faith judgment, after consultation with its financial advisor and outside legal counsel, (i) (A) if the determination by the Board is in response to a superior proposal, that such superior proposal would continue to constitute a superior proposal even if such changes or other proposals were to be given effect or (B) if the determination by the Board is in response to an intervening event, that such changes would not obviate the need for an adverse recommendation change in response to such intervening event and (ii) that the failure to make an adverse recommendation change and/or enter into an alternative acquisition agreement would be inconsistent with its fiduciary duties under applicable law; and

•	if the merger agreement is terminated to enter into an alternative acquisition agreement with respect to a superior proposal, U.S. Geothermal has validly terminated the merger agreement pursuant to and in accordance with the provisions relating to such a termination described under “—Termination of the Merger Agreement” below (including paying the applicable termination fee to Ormat prior to such termination).

An “acceptable confidentiality agreement” means any customary confidentiality and standstill agreement that (a) does not contain any provision prohibiting U.S. Geothermal or any of its subsidiaries from making any of the disclosures required to be made to Ormat pursuant to the merger agreement and (b) contains confidentiality and standstill provisions that are no less favorable to U.S. Geothermal than those contained in the confidentiality agreement with Ormat.

An “adverse recommendation change” means the U.S. Geothermal Board: (a) fails to make, withdraws, amends, modifies, or materially qualifies, in a manner adverse to Ormat, its recommendation in favor of the merger, or publicly proposes to do any of the foregoing; (b) fails to include its recommendation of the merger with Ormat in this proxy statement; (c) recommends, adopts, approves or endorses or publicly proposes to recommend, adopt, approve or endorse a takeover proposal; (d) fails to recommend against acceptance of any tender offer or exchange offer for the U.S. Geothermal shares of common stock within ten business days after the commencement of such offer; (e) fails to reaffirm (publicly, if so requested by Ormat) its recommendation in favor of the merger within ten business days after the date any takeover proposal (or material modification thereto) is first publicly disclosed by U.S. Geothermal or the person making such takeover proposal; (f) makes any public statement inconsistent with the its recommendation in favor of the merger or (g) resolves or agrees to take any of the foregoing actions.

The term “alternative acquisition agreement” means any agreement in principle, letter of intent, term sheet, memorandum of understanding, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other contract providing for or relating to any takeover proposal.

The term “intervening event” means any event, circumstance, change, effect, development or condition occurring or arising after the date of the merger agreement that affects or would be reasonably likely to affect the business, assets, properties, liabilities, results of operations or condition (financial or otherwise) of U.S. Geothermal and its subsidiaries, taken as a whole and that (a) was neither known to, nor reasonably foreseeable by, any member of the U.S. Geothermal Board as of the date of the merger agreement, (b) is not (i) a change or development in the national, foreign, regional, state or local wholesale or retail markets or prices for electric power, capacity, emissions allowances, fuel, water or steam or the transportation of any of the foregoing or (ii) a change in the rates that U.S. Geothermal or any of its subsidiaries may charge for electricity, energy, capacity and/or ancillary services or any other product or service subject to regulation by FERC and (c) does not relate to any takeover proposal; provided, however, that in no event shall any of the following events constitute an intervening event: (x) compliance with or performance under merger agreement or the transactions contemplated thereby or (y) changes in the price or trading volume of U.S. Geothermal’s common stock (except that the underlying causes giving rise to or contributing to any such change may be taken into account in determining whether an intervening event has occurred).

The term “superior proposal” means a bona fide written takeover proposal (replacing any reference to “20%” with “50%”) that the U.S. Geothermal Board determines in good faith, after consultation with its outside legal and financial advisors, (a) that is reasonably likely to be consummated in accordance with its terms, taking into account factors that it considers relevant, but in any event includes legal, financial (including the availability of committed financing), regulatory, timing and other aspects (including certainty of closing) of such takeover proposal, the person or group (as defined in Section 13(d) of the Exchange Act) making the proposal and any revisions to the terms of the merger agreement and the merger proposed by Ormat during the negotiation period and (b) that would result in a transaction that, if consummated, would be more favorable to the U.S. Geothermal stockholders than the merger from a financial perspective.

The term “takeover proposal” means any bona fide inquiry, proposal, or offer from, or indication of interest in making a proposal or offer by, any third party relating to any transaction or series of related transactions, involving any: (a) direct or indirect acquisition of assets of U.S. Geothermal or its subsidiaries (including any equity securities of subsidiaries, but excluding sales of assets in the ordinary course of business) equal to 20% or more of the fair market value of U.S. Geothermal’s consolidated assets or to which 20% or more of U.S. Geothermal’s net revenues or net income on a consolidated basis are attributable; (b) direct or indirect acquisition of 20% or more of any equity securities of U.S. Geothermal; (c) tender offer or exchange offer that if consummated would result in any person or group (as defined in Section 13(d) of the Exchange Act) beneficially owning (within the meaning of Section 13(d) of the Exchange Act) 20% or more of the voting power of U.S. Geothermal; (d) merger, consolidation, other business combination, or similar transaction involving U.S. Geothermal or any of its subsidiaries, pursuant to which such person or group (as defined in Section 13(d) of the Exchange Act) would own 20% or more of the fair market value of U.S. Geothermal’s consolidated assets or 20% or more of the net revenues or net income of U.S. Geothermal and its subsidiaries, taken as a whole; (e) liquidation, dissolution (or the adoption of a plan of liquidation or dissolution), or recapitalization or other significant corporate reorganization of U.S. Geothermal’s or one or more of its subsidiaries which, individually or in the aggregate, generate or constitute 20% or more of the fair market value of U.S. Geothermal’s consolidated assets or 20% or more of the net revenues or net income of U.S. Geothermal and its subsidiaries, taken as a whole; or (f) any combination of the foregoing. For purposes of this definition, “fair market value” means the value resulting from discounting the operating cash flows of U.S. Geothermal and its subsidiaries using a discount rate of 7.0% per annum, and taking into account the following factors and assumptions:

(1)	Revenues, operations and maintenance costs and capital expenditures expected for U.S. Geothermal’s projects and expansion projects.

(2)

Any operating cash flows projected for any period which occurs after the expiration of the PPA of an operating project will be based on the last year’s operating cash flows assuming 2% escalation until the end of the 50 year period.

Indemnification and Insurance

The merger agreement provides that for a period of six years after the effective time of the merger, Ormat will cause U.S. Geothermal, as the surviving corporation, to indemnify and hold harmless U.S. Geothermal’s (and its subsidiaries’) present and former officers, directors, employees and agents (“indemnitiees”) with respect to acts or omissions occurring at or prior to the effective time of the merger, to the same extent such indemnitees are entitled to indemnification as of the date of the merger agreement by U.S. Geothermal or any of its subsidiaries pursuant to applicable law, U.S. Geothermal’s charter documents, the organizational documents of any applicable subsidiaries or any indemnification agreements in existence on the date of the merger agreement.

In addition, for six years after the effective time of the merger:

•

Ormat will cause to be maintained in effect provisions in U.S. Geothermal’s certificate of incorporation and bylaws regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions in existence on the date of the merger agreement; and

•

Ormat will, and will cause the surviving corporation to, advance any expenses (including the fees and expenses of legal counsel) of any indemnitee as incurred to the same extent such indemnitees are entitled to advancement of expenses as of the date of the merger agreement by U.S. Geothermal or any of its subsidiaries pursuant to applicable law, U.S. Geothermal charter documents, the organizational documents of such subsidiaries or any indemnification agreements in existence on the date of the merger agreement and made available to Ormat, provided, however, that the individual to whom expenses are advanced provides, if requested by Ormat, an undertaking to repay such advances if it shall be determined that such individual is not entitled to be indemnified.

The merger agreement further provides that, prior to the effective time, U.S. Geothermal may purchase, for an aggregate amount not to exceed 300% of the current aggregate annual premium (the “maximum premium”), a six-year “tail” officers’ and directors’ liability insurance policy providing coverage for the indemnitees on terms and conditions providing substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance maintained by U.S. Geothermal and its subsidiaries with respect to matters existing or occurring prior to the effective time, covering without limitation the transactions contemplated in the merger agreement; provided, however, that if the premium for such tail policy shall exceed the maximum premium, U.S. Geothermal shall provide or cause to be provided a tail policy for the applicable individuals with the best coverage as shall then be available at an annual premium equal to the maximum premium. After the effective time, U.S. Geothermal, as the surviving corporation, shall cause such policy to be maintained in full force and effect, for its full term, and to honor all of its obligations thereunder and neither Ormat nor U.S. Geothermal, as the surviving corporation, shall have any further obligations pursuant to the applicable provisions in the merger agreement.

Employee Matters

The merger agreement provides that no later than 45 days prior to the date of the special meeting of the U.S. Geothermal stockholders, Ormat (or its designee) shall offer employment to such employees of U.S. Geothermal or its subsidiaries as Ormat may determine in its sole discretion and such offers of employment shall be conditioned on the closing of the merger. Ormat shall provide, or shall cause to be provided, to each such employee who accepts an offer of employment (the “continuing employees”) compensation and benefits that, taken as a whole, are at a level substantially similar to the compensation and benefits (other than severance benefits and equity securities) provided by U.S. Geothermal or its subsidiaries to such continuing employees immediately prior to the effective time; provided, however, that nothing in the merger agreement shall create any right to continued employment in any continuing employee or prohibit the surviving corporation from terminating the employment of any continuing employee or from amending, modifying or terminating any U.S. Geothermal plan (a “company plan”).

For purposes of vesting, eligibility to participate and levels of benefits (but not accrual) under the employee benefit plans of Ormat and its subsidiaries providing benefits to any continuing employee after the effective time (including the Company plans), Ormat will use commercially reasonable efforts to provide that each continuing employee will be credited with his or her years of service with U.S. Geothermal and its subsidiaries and their respective predecessors before the effective time, to the same extent as such continuing employee was entitled, before the effective time, to credit for such service under any similar company plan in which such continuing employee participated or was eligible to participate immediately prior to the effective time.

In addition, Ormat will use its commercially reasonable efforts to cause (a) any applicable waiting period under any employee benefit plan of Ormat and its subsidiaries providing benefits to any continuing employee after the effective time to be waived with respect to each such continuing employee to the extent coverage under such plan is replacing comparable coverage under a company plan in which such continuing employee participated immediately before the effective time and (b) for purposes of each such plan providing medical, dental, pharmaceutical and/or vision benefits to any continuing employee, all pre-existing condition exclusions and actively-at-work requirements of such plan to be waived for such continuing employee and his or her covered dependents, to the extent such conditions were inapplicable or waived under the comparable company plan of U.S. Geothermal or its subsidiaries in which such continuing employee participated immediately prior to the effective time. Ormat will make commercially reasonable efforts to cause any eligible expenses incurred by any continuing employee and his or her covered dependents during the portion of the plan year of the applicable company plan ending on the date such continuing employee’s participation in the corresponding employee benefit plan of Ormat and its subsidiaries begins to be taken into account under such plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such continuing employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such plan.

Notwithstanding the provisions of the merger agreement summarized in this section, the merger agreement provides that such provisions are solely for the benefit of the parties to the merger agreement. No covered employee (including any beneficiary or dependent thereof) or any other person will be regarded for any purpose as a third-party beneficiary of the merger agreement.

Change of Control Payments and Service Bonuses

The merger agreement provides that Ormat will assume and honor all change of control payment obligations under the terms of certain specified employment agreements. Additionally, U.S. Geothermal, or U.S. Geothermal as the surviving corporation, as applicable, will pay certain specified amounts (each, a “service bonus”) to certain persons set forth on the merger agreement disclosure schedules (“service bonus recipients”), such amounts to be reduced by any amounts to be withheld under applicable laws. None of the service bonus recipients are directors or named executive officers of U.S. Geothermal who receive the payments referred to under the heading “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger”.

The obligation of U.S. Geothermal, or U.S. Geothermal as the surviving corporation, as applicable, to pay, and the right of any service bonus recipient to receive, will be subject to satisfaction certain conditions set forth in the merger agreement, including specified timing requirements and the execution of a general release. Service bonuses will be paid in cash through the normal payroll payment mechanism of U.S. Geothermal, or U.S. Geothermal as the surviving corporation, as applicable. Nothing in the merger agreement creates any right to continued employment for any service bonus recipient. The aggregate amount of all service bonuses, assuming all are paid, is $ .

Commercially Reasonable Efforts; Other Agreements

Required Regulatory Approvals

Subject to the exceptions set forth in the following paragraph, U.S. Geothermal and Ormat have each agreed to use their commercially reasonable efforts to take all actions necessary, proper or advisable to consummate the transactions contemplated by the merger agreement as promptly as practicable, including efforts needed to prepare for, obtain and maintain all necessary regulatory and governmental approvals. This includes:

•

obtaining required U.S. and foreign antitrust approvals, consents or other authorizations and requesting early termination of the waiting period with respect to the merger transaction under the HSR Act;

•	making filings required under and in compliance with the requirements of the Exchange Act and the rules of the NYSE American; and

•	obtaining the consent of FERC under Section 203 of the FPA.

Notwithstanding anything to the contrary in the immediately preceding paragraph, none of Ormat, merger sub or U.S. Geothermal will be required in order to resolve any objections asserted under antitrust laws by any governmental authority with respect to the merger transaction to divest any of its businesses, product lines or assets, or to take or agree to take any other action or to agree to any limitation or restriction of any kind on its business, operations, properties or assets.

Proxy Statement

U.S. Geothermal agreed to prepare and file with the SEC this proxy statement and cause this proxy statement to be distributed to the U.S. Geothermal stockholders as soon as reasonably practicable after the date of the merger agreement. Ormat and merger sub agreed to furnish certain information and otherwise cooperate and assist with the preparation of this proxy statement pursuant to the terms of the merger agreement.

Other Agreements

The merger agreement contains certain other agreements, including agreements relating to notifications of certain events, actions that could implicate state anti-takeover laws, public announcements and confidentiality.

Merger Sub Sole Stockholder Approval

The merger agreement provides that the merger is subject to the adoption and approval by the sole stockholder of merger sub, Ormat, of the merger agreement and the transactions contemplated by the merger agreement.

Conditions to Completion of the Merger

The obligations of U.S. Geothermal, Ormat and merger sub to consummate the merger are subject to the satisfaction or waiver of certain customary conditions on or prior to the effective time, including the following:

•	the receipt of the U.S. Geothermal stockholder approval;

•	the expiration or termination of any waiting period applicable to the consummation of the merger and the receipt all required approvals under the HSR Act and any other applicable antitrust laws;

•	the absence of any restraining order, preliminary or permanent injunction or other legal restraint or prohibition preventing the consummation of the merger; and

•	the receipt the required FERC approvals and all other required consents or approvals.

Ormat’s and merger sub’s obligations to consummate the merger are subject to the satisfaction or waiver of additional conditions, which include the following:

•

the accuracy (disregarding all materiality qualifiers contained therein) of U.S. Geothermal’s representations and warranties in the merger agreement as of the date of the merger agreement and as of the effective time (or, with respect to representations and warranties that by their terms are made as of another specified time, the accuracy (disregarding all materiality qualifiers contained therein) as of such time), except where the inaccuracy, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on U.S. Geothermal; provided that:

(i)

in the case of certain designated capitalization matters U.S. Geothermal’s representations and warranties must be true and correct when made and as of immediately prior to the effective time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct as of that date) except in case for such inaccuracies that are de minimus individually and in the aggregate;

(ii)

those representations and warranties relating to U.S. Geothermal’s capitalization other than those certain designated capitalization matters must be true and correct when made and as of immediately prior to the effective time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which must be true and correct as of that date) except in case for such inaccuracies that would not reasonably be expected to result in additional merger consideration or other additional obligations or liabilities set forth more specifically in the merger agreement of more than $250,000; and

(iii)

the representations and warranties relating to matters including organization, standing, authorization, non-contravention, absence of certain changes and brokers must be true and correct in all respects when made and as of immediately prior to the effective time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which must be true and correct in all respects as of that date);

•	U.S. Geothermal’s performance in all material respects of its obligations under the merger agreement required to be performed at or prior to the effective time;

•

there has not occurred any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on U.S. Geothermal since the date of the merger agreement;

•	the delivery to Ormat of an officer’s certificate from U.S. Geothermal confirming that the conditions described in the immediately preceding three bullet points have been satisfied; and

•

the delivery to Ormat of a list, dated as of the closing date, of all expenses incurred by U.S. Geothermal or any of its subsidiaries prior to the closing date or expected by be incurred by U.S. Geothermal or any of its subsidiaries on or after the closing date.

U.S. Geothermal’s obligations to complete the merger are subject to the satisfaction or waiver of additional conditions, which include the following:

•

the accuracy (disregarding all materiality qualifiers contained therein) of Ormat’s and merger sub’s representations and warranties in the merger agreement as of the date of the merger agreement and as of the effective time (or, with respect to representations and warranties that by their terms are made as of another specified time, the accuracy as of such time), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Ormat’s and merger sub’s ability to consummate the merger transaction;

•	Ormat’s and merger sub’s performance in all material respects of their obligations under the merger agreement required to be performed at or prior to the effective time; and

•	the delivery to U.S. Geothermal of an officer’s certificate from Ormat confirming that the conditions described in the immediately preceding two bullet points have been satisfied.

For purposes of the merger agreement, a “material adverse effect” with respect to U.S. Geothermal means any effect, change, event, state of fact, development, circumstance or occurrence (whether or not constituting any breach of a representation, warranty, covenant or agreement set forth in the merger agreement) that, individually or in the aggregate with all other effects, changes, events, circumstances, states of fact or developments, would or would reasonably be expected to (a) have a material adverse effect on the business, results of operations, assets, liabilities or financial condition of (i) any “significant subsidiary” of U.S. Geothermal (as such term is defined in Rule 1-02(w) under Regulation S-X) or (ii) U.S. Geothermal and its subsidiaries taken as a whole, or (b) prevent or materially impair or delay the consummation of the merger transactions, except that none of the following matters will be deemed to be or constitute a material adverse effect or will be taken into account when determining whether a material adverse effect has occurred or exists. Such matters will include any effect, change, event, state of fact, development, circumstance or occurrence:

•

generally affecting (i) any of the industries in which U.S. Geothermal and its subsidiaries operate or (ii) the economy, credit or financial or capital markets in the United States or elsewhere in the world, including changes in interest or exchange rates, or

•

to the extent arising out of, resulting from or attributable to (i) changes in law (or in the interpretation thereof) or GAAP (or in the interpretation thereof) after the date of the merger agreement, (ii) the announcement, pendency or performance of the merger agreement or the consummation of the merger transactions (other than for purposes of certain representations and warranties set forth in the merger agreement, (iii) acts of war, sabotage or terrorism occurring, or any escalation or worsening of any such acts of war, sabotage or terrorism, (iv) earthquakes, hurricanes, tornados or other natural disasters, (v) any action taken by U.S. Geothermal or its subsidiaries that is expressly required by the merger agreement or with Ormat’s written consent or at Ormat’s written request, (vi) any decline in the market price, or change in trading volume, of the capital stock of U.S. Geothermal, (vii) any failure to meet any internal or public projections, forecasts or estimates of revenue or earnings in and of itself (provided that the exceptions in clauses (vi) and (vii) shall not prevent or otherwise affect a determination that the underlying cause of any such decline or failure is a material adverse effect) or (viii) any change in, or loss of, the relationship of U.S. Geothermal’s or its subsidiaries’ customers, suppliers, vendors, lenders or employees as a result of the execution, pendency or performance of the merger agreement or the consummation of the merger transactions (other than for purposes of certain representations and warranties set forth in the merger agreement.

The effects, changes, events, circumstances or occurrences described in the two bullet points immediately above will only be excluded from a determination of whether a “material adverse effect” has occurred or would reasonably be expected to occur if and to the extent that they do not have, individually or in the aggregate, a materially disproportionate effect on the Company and its subsidiaries, taken as a whole, relative to other participants in the industries in which such party and its subsidiaries operate.

For purposes of the merger agreement, a “material adverse effect” with respect to Ormat means any effect, change, event, state of fact, development, circumstance or occurrence that would reasonably be expected to prevent, materially impede or materially delay the consummation by Ormat of the merger or any of the transactions contemplated by the merger agreement or the ability of Ormat to perform its obligations under the merger agreement.

Termination of the Merger Agreement

The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time:

•	by mutual written agreement of Ormat and U.S. Geothermal;

•	by either Ormat or U.S. Geothermal, if:

•

the merger has not been consummated on or before May 24, 2018 (as such date may be extended pursuant to the following proviso, the “end date”); provided, however, that the right to terminate the merger agreement shall not be available to any party whose breach of any representation, warranty, covenant, or agreement set forth in the merger agreement has been the cause of, or resulted in, the failure of the merger to be consummated on or before the end date; provided further, that the end date may be amended by mutual agreement of the parties in accordance with the applicable provisions in the merger agreement; provided further, that the right to terminate the merger agreement shall not be available to any party during the pendency of a legal proceeding by any party for specific performance;

•	there is in effect an order, injunction, judgment or law preventing the consummation of the merger that has become final and non-appealable; or

•	the U.S. Geothermal stockholder approval has not been obtained at the special meeting of U.S. Geothermal’s stockholders;

•	by Ormat, if:

•	an adverse recommendation change has occurred;

•

U.S. Geothermal breaches any of its representations or warranties or fails to perform any covenant or agreement in the merger agreement, and such breach (i) would cause the failure of the applicable conditions to Ormat’s and merger sub’s obligations to complete the merger and (ii) cannot be cured by the end date or, if curable, is not cured within 30 days of U.S. Geothermal’s receipt of written notice of such breach or failure (or, if the end date is less than 30 days from the date of receipt of such notice, by the end date); or

•

(i) all of the mutual conditions precedent to the merger and the conditions to U.S. Geothermal’s obligations to effect the merger (other than those conditions that by their nature are to be satisfied at the closing) have been satisfied; (ii) Ormat irrevocably confirms in writing that all of the conditions to its obligations to consummate the merger have been satisfied or waived and that it is ready, willing and able to consummate the closing and (iii) U.S. Geothermal willfully refuses to consummate the merger within three business days following the later to occur of the date of the closing, as scheduled pursuant to the merger agreement, or the delivery of Ormat’s written notice of confirmation;

•	by U.S. Geothermal, if:

•

prior to receipt of the U.S. Geothermal stockholder approval, the Board authorizes U.S. Geothermal to enter into an alternative acquisition agreement with respect to a superior proposal; provided that U.S. Geothermal (i) complies in all respects with the requirements of the merger agreement summarized under “The Merger Agreement—No Solicitation; Changes in Recommendations”; (ii) pays to Ormat the U.S. Geothermal termination fee and (iii) enters into an alternative acquisition agreement with respect to a superior proposal substantially concurrently with the termination of the merger agreement;

•

Ormat or merger sub breaches any of its representations or warranties or fails to perform any covenant or agreement in the merger agreement, and such breach (i) would cause the failure of the applicable conditions to U.S. Geothermal’s obligations to complete the merger and (ii) cannot be cured by the end date or, if curable, is not cured within 30 days of Ormat’s or merger sub’s receipt of written notice of such breach or failure (or, if the end date is less than 30 days from the date of receipt of such notice, by the end date); or

•

(i) all of the mutual conditions precedent to the merger and the conditions to Ormat’s and merger sub’s obligations to effect the merger (other than those conditions that by their nature are to be satisfied at the closing) have been satisfied; (ii) U.S. Geothermal irrevocably confirms in writing that all of the conditions to its obligations to consummate the merger have been satisfied or waived and that it is ready, willing and able to consummate the closing and (iii) Ormat and merger sub willfully refuse to consummate the merger within three business days following the later to occur of the date of the closing, as scheduled pursuant to the merger agreement, or the delivery of U.S. Geothermal’s written notice of confirmation.

Effect of Termination

If the merger agreement is terminated as described in “—Termination of the Merger Agreement”, the merger agreement will become void and of no effect without liability of any party, except that:

•

certain provisions of the merger agreement, including the provisions relating to the effect of termination of the merger agreement, the confidentiality agreement between U.S. Geothermal and Ormat, the allocation of fees and expenses (including, if applicable, the termination fees described below) will survive termination; and

•	each party will remain liable for its knowing, intentional breach of any provision of the merger agreement, subject to the provisions described under “—Limitation of Remedies” below.

Amendment and Waivers

Any provision of the merger agreement may be amended, supplemented or waived prior to the effective time, but only if such amendment, supplement or waiver is in writing and is signed, in the case of an amendment or supplement, by each party to the merger agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.

At any time prior to the effective time, any party may, with prior written notice to the other party or parties and subject to applicable law, waive certain provisions of the merger agreement or extend the time for performance of any obligation thereunder.

Termination Fees and Expenses

U.S. Geothermal has agreed to pay Ormat the U.S. Geothermal termination fee if the merger agreement is terminated:

•	by Ormat, if the Board makes an adverse recommendation change;

•

by Ormat, if there is a knowing, intentional breach by U.S. Geothermal of any representation, warranty or covenant as set forth in the merger agreement such that the conditions to Ormat’s obligation to close would not be satisfied and such breach is incapable of being cured or, if curable, is not cured by U.S. Geothermal on or before the earlier of (i) the end date and (ii) 30 days following receipt by U.S. Geothermal of written notice of the breach from Ormat;

•

by Ormat if (i) all of the mutual conditions precedent to the merger and the conditions to U.S. Geothermal’s obligations to effect the merger (other than those conditions that by their nature are to be satisfied at the closing) have been satisfied; (ii) Ormat irrevocably confirms in writing that all of the conditions to its obligations to consummate the merger have been satisfied or waived and that it is ready, willing and able to consummate the closing and (iii) U.S. Geothermal willfully refuses to consummate the merger within three business days following the later to occur of the date of the closing, as scheduled pursuant to the merger agreement, or the delivery of Ormat’s written notice of confirmation; or

•

by U.S. Geothermal, subject to compliance with certain covenants, if the Board authorizes U.S. Geothermal to enter into an alternative acquisition agreement with respect to a superior proposal and U.S. Geothermal, substantially concurrently with such termination, enters into an alternative acquisition agreement with respect to a superior proposal.

Ormat has agreed to pay U.S. Geothermal the Ormat termination fee if the merger agreement is terminated:

•

by U.S. Geothermal, if there is a knowing, intentional breach by Ormat or merger sub of any representation, warranty or covenant as set forth in the merger agreement such that the conditions to U.S. Geothermal’s obligation to close would not be satisfied and such breach is incapable of being cured or, if curable, is not cured by Ormat or merger sub on or before the earlier of (i) the end date and (ii) 30 days following receipt by Ormat or merger sub, as applicable, of written notice of the breach from Ormat; or

•

by U.S. Geothermal if (i) all of the mutual conditions precedent to the merger and the conditions to Ormat’s and merger sub’s obligations to effect the merger (other than those conditions that by their nature are to be satisfied at the closing) have been satisfied; (ii) U.S. Geothermal irrevocably confirms in writing that all of the conditions to its obligations to consummate the merger have been satisfied or waived and that it is ready, willing and able to consummate the closing and (iii) Ormat and merger sub willfully refuse to consummate the merger within three business days following the later to occur of the date of the closing, as scheduled pursuant to the merger agreement, or the delivery of U.S. Geothermal’s written notice of confirmation.

Governing Law

The merger agreement is governed by and will be construed in accordance with the laws of the State of Delaware.

Limitation of Remedies

U.S. Geothermal’s right to terminate the merger agreement and receive payment of the Ormat termination fee pursuant to the terms of the merger agreement shall constitute the sole and exclusive remedy of U.S. Geothermal and any other related party specifically referenced in the applicable section of the merger agreement. Ormat’s and merger sub’s right to terminate the merger agreement and receive payment of the U.S. Geothermal termination fee pursuant to the terms of the merger agreement shall constitute the sole and exclusive remedy of Ormat, merger sub and any other related party specifically referenced in the applicable section of the merger agreement.

The payment of any termination fees are deemed to be liquidated damages for the efforts and resources expended and opportunities forgone while negotiating the merger agreement and in reliance on the merger agreement and on the expectation of the consummation of the merger.

Specific Performance

Prior to any valid termination of the merger agreement, each of the parties shall be entitled to an injunction or injunctions or any other appropriate form of specific performance or equitable relief to prevent breaches or threatened breaches of the merger agreement or to enforce specifically the performance of the terms and provisions of the merger agreement in the Delaware courts.

VOTING AGREEMENT

The following is a summary of certain material terms of the voting agreement. The summary is not complete and must be read together with the actual form of voting agreement, a copy of which is attached as Annex B. We encourage you to read the voting agreement carefully and in its entirety because the rights and obligations of the parties are governed by the express terms of the voting agreement and not by this summary or any other information contained in this proxy statement. This summary may not contain all the information about the voting agreement that is important to you.

Please note that the representations, warranties, covenants and agreements in the voting agreement were made only for purposes of the merger agreement and may not represent the actual state of facts.

Parties and Background to the Voting Agreement

Each of the directors and executive officers of U.S. Geothermal have entered into a voting agreement with U.S. Geothermal dated as of the date of the merger agreement. The directors and executive officers collectively beneficially owned approximately 20.1% of our outstanding shares as of December 31, 2017 (approximately 16.9% of which are issued and outstanding and approximately 3.9% are shares underlying options).

The voting agreement expressly does not limit or affect any actions or omissions of the directors or executive officers in each of their capacities as directors or officers.

Voting

Pursuant to the voting agreement, each director and officer has agreed to vote all shares of U.S. Geothermal common stock beneficially owned by them as of the record date (i) in favor of the merger and the merger agreement, (ii) against the approval of any takeover proposal, (iii) against any action, proposal, transaction or agreement which could reasonably be expected to result in a breach under the merger agreement and (iv) against any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the merger or the fulfillment of any of the parties’ conditions under the merger agreement or change in any manner the voting rights of any class of shares of the Company (including any amendments to any of the governing documents). Notwithstanding the foregoing, the obligations imposed by the preceding sentence will be suspended for so long as the Company’s Board is not recommending that its stockholders vote in favor of the merger.

Waiver of Appraisal Rights

Each director and officer has waived, and agreed not to assert or perfect, any rights of appraisal or rights to dissent from the merger that such director or officer would otherwise have had by virtue of their ownership of common stock.

Termination

The voting agreement will remain in effect until the earliest of (i) the effective time, (ii) the termination of the merger agreement and (iii) the making of any change by amendment, waiver or other modification to any provision of the merger agreement that decreases the amount or changes the form of the merger consideration.

PROPOSAL #1

ADOPTION AND APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS
CONTEMPLATED BY THE MERGER AGREEMENT

The information below regarding the merger proposal should be read together with the rest of this proxy statement, especially “The Special Meeting of the Company’s Stockholders” on page [•], “The Merger” on page [•], “The Merger Agreement” on page [•], and the copy of the merger agreement attached as Annex A.

Vote on Approval of the Merger Agreement

U.S. Geothermal is asking you to approve a proposal to approve the merger agreement and thereby adopt the merger agreement as a plan of merger and approve the transactions contemplated thereby, including the merger. A copy of the merger agreement is attached as Annex A. For a discussion of the terms and conditions of the merger agreement, see the section entitled “The Merger Agreement” on page [•]. For a discussion of other considerations related to the merger, see the section entitled “The Merger” on page [•].

Vote Required for Approval

To be approved, this merger proposal must receive the affirmative vote of the holders of a majority of the outstanding shares of U.S. Geothermal’s common stock outstanding as of the record date.

Abstentions, broker non-votes, and shares not present will all have the effect of a vote against this proposal.

Board Recommendation

Upon the unanimous recommendation by the special committee, and after careful consideration, the Board unanimously recommends that you vote FOR approval of the merger proposal. For a summary of the reasons for the Board’s recommendation, see “The Merger—The Recommendation of U.S. Geothermal’s Board and U.S. Geothermal’s Reasons for the Merger” on page [•].

PROPOSAL #2

ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING

The information below regarding the adjournment proposal should be read together with the rest of this proxy statement, particularly “The Special Meeting of the Company’s Stockholders” on page [•].

Vote on Adjournment of the Special Meeting to a Later Date or Dates

We are asking our stockholders to approve adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the merger agreement at the time of the special meeting.

If the Company’s stockholders approve the adjournment proposal, we could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against adoption of the merger agreement. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the merger agreement such that the proposal to approve the merger agreement would be defeated, we could adjourn the special meeting without a vote on the adoption of the merger agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the merger agreement. Additionally, we may seek to adjourn the special meeting if a quorum is not present at the special meeting.

Vote Required for Approval

For the adjournment proposal to be approved, the proposal must receive the affirmative vote of holders of a majority of the votes cast, represented in person or by proxy.

An abstention, broker non-vote or a failure to vote shares will have no effect on this proposal, if a quorum is present in person or by proxy.

Board Recommendation

The Board unanimously recommends that you vote FOR approval of the adjournment proposal. In making its recommendation, the Board considered a variety of factors including:

•

In certain circumstances, an adjournment of the special meeting may be the most efficient way to obtain the stockholder approval necessary for the consummation of the merger, which the Board believes is in the best interests of the Company and its stockholders.

•

If a quorum is not present at the meeting for logistical or other reasons, the adjournment proposal could allow us to postpone the votes on the merger proposal and compensation proposal without needing to incur the costs or delay associated with calling another, separate special meeting.

•

If defeat of the merger proposal appears likely, an adjournment could be used to ensure that our stockholders have had an adequate opportunity to consider the consequences of the vote, particularly given the adverse effects that defeat of the merger proposal could have on the Company including as described under “The Merger—U.S. Geothermal Without the Merger” on page [•].

PROPOSAL #3

COMPENSATION PROPOSAL

The information below regarding the compensation proposal should be read together with the rest of this proxy statement, especially “The Special Meeting of the Company’s Stockholders” on page [•] and “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” on page [•].

Non-Binding Advisory Vote on Merger-Related Compensation of Named Executive Officers

We seek a non-binding advisory vote from our stockholders to approve certain compensation that may be paid or become payable to certain named executive officers in connection with the merger.

For purposes of this proposal, the Company’s named executive officers are the persons identified in the table under the “Golden Parachute Compensation” on page [•]. Their merger-related compensation that is the subject of the compensation proposal is set forth in “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger—Compensation Proposal,” including the footnotes to the table and related narrative discussion.

The vote on this proposal is separate and apart from the vote on the proposal to approve the merger agreement, and is not a condition to completion of the merger. Accordingly, you may vote to approve the merger agreement and vote not to approve the named executive officer merger-related compensation proposal and vice versa.

This proposal gives the Company’s stockholders the opportunity to express their views on the merger-related compensation of our named executive officers. Because the vote on this proposal is advisory only, if the merger agreement is approved and the merger is completed, the merger-related compensation will be paid to the Company’s named executive officers in accordance with the terms of their compensation agreements and arrangements, regardless of the outcome of this non-binding advisory vote. We are required to seek this advisory vote on the compensation proposal under SEC rules.

Vote Required for Approval

For the compensation proposal to be approved, a quorum must be present and the proposal must receive the affirmative vote of holders of the majority of the votes cast, represented in person or by proxy.

An abstention, broker non-vote or a failure to vote shares will have no effect on this proposal, if a quorum is present in person or by proxy.

Board Recommendation

The Board unanimously recommends that you vote FOR approval of the compensation proposal. The Board makes this recommendation based on its belief that the Company’s executive compensation was designed appropriately and structured to ensure the retention of talented executive officers and a strong alignment with the long-term interests of the Company’s stockholders.

MARKET PRICE OF THE COMPANY’S COMMON STOCK AND DIVIDENDS

The following table sets forth information relating to the trading of our common stock from January 1, 2015 through December 31, 2017, as adjusted for the 1-for-6 share consolidation which occurred on November 9, 2016, for the Company’s common stock trading on the NYSE American, under the trade symbol “HTM”:

Sale Prices on the NYSE MKT
	High	Low
Year Ended December 31, 2017	($)	($)
First Quarter	4.92	3.99
Second Quarter	4.53	3.67
Third Quarter	4.63	3.80
Fourth Quarter	4.08	3.31

Year Ended December 31, 2016
First Quarter	4.08	3.12
Second Quarter	5.16	4.08
Third Quarter	5.34	4.20
Fourth Quarter	4.33	3.72

The Company has not declared any cash dividends.

The closing price of US Geothermal common stock on the NYSE American on January 23, 2018, which was the last trading day before the announcement of the merger was $4.24.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of U.S. Geothermal’s common stock by: (i) the Chief Executive Officer, the Chief Financial Officer and each other named executive officer, as defined in Item 402(a)(3) of Regulation S-K; (ii) each director of U.S. Geothermal; (iii) all current executive officers and directors of U.S. Geothermal as a group and (iv) each person who is known to U.S. Geothermal to own beneficially more than 5% of U.S. Geothermal’s common stock. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the securities. Except as otherwise indicated, all information is as of December 31, 2017. Shares of U.S. Geothermal’s common stock subject to options that are currently exercisable or could become exercisable within 60 days of December 31, 2017 are deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of the beneficial owner but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. As of December 31, 2017, there were 19,449,984 shares of common stock outstanding.

Unless otherwise indicated, the address of each of the individuals named below is: c/o U.S. Geothermal Inc., 390 E Parkcenter Blvd, Suite 250, Boise, Idaho 83706.

The Company does not permit hedging transactions involving Company stock by executive officers and directors.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Shares	Percent of Class
Douglas J. Glaspey	337,309(1)	1.72
Kerry D. Hawkley	169,723(2)	*
Ali Hedayat	146,666(3)	*
Randolph J. Hill	24,666(4)	*
Paul A. Larkin	148,023(5)	*
Leland L. Mink	98,616(6)	*
James C. Pappas	2,854,948(7)	14.79
John H. Walker	97,828(8)	*
Jonathan Zurkoff	158,364(9)	*
All directors and executive officers as a group (9 persons)	4,060,809	20.08
Bradley Louis Radoff 1177 West Loop South, Suite 1625 Houston, TX 77027	1,923,000(10)	9.89
Private Management Group, Inc. 15635 Alton Parkway, Suite 400 Irvine, CA 92618	1,818,042(11)	9.35

* Represents beneficial ownership of less than one percent of the common stock.

(1) Includes options to purchase 205,695 shares that are currently exercisable or could become exercisable within 60 days of December 31, 2017.
(2) Includes options to purchase 134,394 shares that are currently exercisable or could become exercisable within 60 days of December 31, 2017.
(3) Includes options to purchase 16,666 shares that are currently exercisable or could become exercisable within 60 days of December 31, 2017.
(4) Includes options to purchase 24,666 shares that are currently exercisable or could become exercisable within 60 days of December 31, 2017.
(5) Includes options to purchase 80,553 shares that are currently exercisable or could become exercisable within 60 days of December 31, 2017.

(6) Includes options to purchase 73,887 shares that are currently exercisable or could become exercisable within 60 days of December 31, 2017.
(7) Includes options to purchase 24,666 shares that are currently exercisable or could become exercisable within 60 days of December 31, 2017.
(8) Includes options to purchase 80,553 shares that are currently exercisable or could become exercisable within 60 days of December 31, 2017.
(9) Includes options to purchase 205,695 shares that are currently exercisable or could become exercisable within 60 days of December 31, 2017.
(10) As of December 31, 2016, based on information set forth in a Schedule 13G/A filed with the SEC on February 13, 2017 by Bradley Louis Radoff, who has sole voting and dispositive power over 42,057 shares of the Company’s common stock and shared dispositive power over 1,782,943 shares under FMLP, Inc.
(11) As of December 31, 2017, based on information set forth in a Schedule 13G/A filed with the SEC on February 9, 2018 by Private Management Group, Inc., which has sole voting and dispositive power over 1,818,042 shares of the Company’s common stock.

APPRAISAL RIGHTS

If the merger is consummated, U.S. Geothermal stockholders who do not vote in favor of the adoption and approval of the merger agreement and who properly demand appraisal of their shares of U.S. Geothermal’s common stock will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL (“Section 262”).

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex D. The following summary does not constitute any legal or other advice and does not constitute a recommendation that U.S. Geothermal stockholders exercise their appraisal rights under Section 262. Only a holder of record of shares of common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A person having a beneficial interest in shares of common stock held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of our common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or the other nominee.

Under Section 262, holders of shares of common stock who (a) do not vote in favor of the adoption and approval of the merger agreement; (b) continuously are the record holders of such shares through the effective time and (c) otherwise follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the Delaware Court of Chancery.

Under Section 262, where a merger agreement is to be submitted for adoption and approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes notice to U.S. Geothermal’s stockholders that appraisal rights are available in connection with the merger, and the full text of Section 262 is attached to this proxy statement as Annex D. In connection with the merger, any holder of shares of common stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s right to do so, should review Annex D carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. A stockholder who loses his, her or its appraisal rights will be entitled to receive the merger consideration described in the merger agreement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of common stock, U.S. Geothermal believes that if a stockholder considers exercising such rights, that stockholder should seek the advice of legal counsel.

Stockholders wishing to exercise the right to seek an appraisal of their shares of common stock must do ALL of the following:

•	the stockholder must not vote in favor of the merger agreement proposal;

•	the stockholder must deliver to U.S. Geothermal a written demand for appraisal before the vote on the merger agreement at the special meeting;

•

the stockholder must continuously hold the shares from the date of making the demand through the effective time (a stockholder will lose appraisal rights if the stockholder transfers the shares before the effective time); and

•

a stockholder or the surviving corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective time. The surviving corporation is under no obligation to file any petition and has no intention of doing so.

Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption and approval of the merger agreement, abstain or not vote its shares.

Filing Written Demand

Any holder of shares of common stock wishing to exercise appraisal rights must deliver to U.S. Geothermal, before the vote on the adoption and approval of the merger agreement at the special meeting at which the merger agreement proposal will be submitted to the stockholders, a written demand for the appraisal of the stockholder’s shares, and that stockholder must not vote or submit a proxy in favor of the adoption and approval of the merger agreement. A holder of shares of common stock exercising appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption and approval of the merger agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption and approval of the merger agreement or abstain from voting on the adoption and approval of the merger agreement. Neither voting against the adoption and approval of the merger agreement nor abstaining from voting or failing to vote on the merger agreement proposal will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption and approval of the merger agreement. A proxy or vote against the adoption and approval of the merger agreement will not constitute a demand. A stockholder’s failure to make the written demand prior to the taking of the vote on the adoption and approval of the merger agreement at the special meeting will constitute a waiver of appraisal rights.

Only a holder of record of shares of common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of shares of common stock should be executed by or on behalf of the holder of record, and must reasonably inform U.S. Geothermal of the identity of the holder and state that the person intends thereby to demand appraisal of the holder’s shares in connection with the merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.

STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS AND WHO WISH TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR BANK, BROKER OR OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKER OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKER OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

U.S. Geothermal, Inc.
390 E Parkcenter Blvd, Suite 250
Boise, Idaho 83706
Attention: Corporate Secretary

Any holder of shares of common stock may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the merger agreement by delivering to U.S. Geothermal a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective time will require written approval of the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just.

Notice by the Surviving Corporation

If the merger is completed, within ten days after the effective time, the surviving corporation will notify each holder of shares of common stock who has made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the adoption and approval of the merger agreement, that the merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within 120 days after the effective time, but not thereafter, the surviving corporation or any holder of shares of common stock who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The surviving corporation is under no obligation, and has no present intention, to file a petition, and holders should not assume that the surviving corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of common stock. Accordingly, any holders of shares of common stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of common stock within the time and in the manner prescribed in Section 262. The failure of a holder of common stock to file such a petition within the period specified in Section 262 could nullify the stockholder’s previous written demand for appraisal.

Within 120 days after the effective time, any holder of shares of common stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption and approval of the merger agreement and with respect to which U.S. Geothermal has received demands for appraisal, and the aggregate number of holders of such shares. The surviving corporation must mail this statement to the requesting stockholder within ten days after receipt of the written request for such a statement or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition seeking appraisal or request from the surviving corporation the foregoing statements. As noted above, however, the demand for appraisal can only be made by a stockholder of record.

If a petition for an appraisal is duly filed by a holder of shares of common stock and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss that stockholder from the proceedings.

Determination of Fair Value

After determining the holders of common stock entitled to appraisal, the Delaware Court of Chancery will appraise the “fair value” of the shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL. Although U.S. Geothermal believes that the per share merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the per share merger consideration. Neither U.S. Geothermal nor Ormat anticipates offering more than the per share merger consideration to any stockholder exercising appraisal rights, and each of U.S. Geothermal and Ormat reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of common stock is less than the per share merger consideration. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised.

If any stockholder who demands appraisal of his, her or its shares of common stock under Section 262 fails to perfect, or loses or successfully withdraws, such holder’s right to appraisal, the stockholder’s shares of common stock will be deemed to have been converted at the effective time into the right to receive the per share merger consideration. A stockholder will fail to perfect, or effectively lose or withdraw, the holder’s right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the effective time or if the stockholder delivers to the surviving corporation a written withdrawal of the holder’s demand for appraisal and an acceptance of the per share merger consideration in accordance with Section 262.

From and after the effective time, no stockholder who has demanded appraisal rights will be entitled to vote such shares of common stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder’s shares of common stock, if any, payable to stockholders as of a time prior to the effective time. If no petition for an appraisal is filed, or if the stockholder delivers to the surviving corporation a written withdrawal of the demand for an appraisal and an acceptance of the merger, either within 60 days after the effective time or thereafter with the written approval of the surviving corporation, then the right of such stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder who commenced the proceeding or joined that proceeding as a named party without the approval of the court.

Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a stockholder’s statutory appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

If the merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of our stockholders. However, if the merger is not completed, our stockholders will continue to be entitled to attend and participate in our stockholders’ meetings. We will hold our 2018 Annual Meeting of stockholders only if the merger has not already been completed. In order for a stockholder proposal to be considered for inclusion in our proxy statement and form of proxy for our 2018 Annual Meeting, the written proposal must be received at our principal executive offices at 390 E Parkcenter Blvd, Suite 250, Boise, ID 83706, Attention: Corporate Secretary, on or before January 25, 2018. If the date of our 2018 Annual Meeting is changed by more than 30 calendar days from the anniversary of the 2017 Annual Meeting, then the deadline is a reasonable time before we begin to print and mail proxy materials. All stockholder proposals must comply with SEC regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

Our Certificate of Incorporation provides that a stockholder(s) holding, in aggregate, not less than 10% of our shares with voting rights, may nominate a director for election at the annual meeting or may present from the floor a proposal that is not included in the proxy statement if proper written notice is received by our Corporate Secretary at our principal executive offices in Boise, Idaho, not less than 40 days nor more than 60 days in advance of the meeting. The notice must contain the specific information required by our Certificate of Incorporation. You may request a copy of our Certificate of Incorporation by contacting our Corporate Secretary at U.S. Geothermal Inc., 390 E Parkcenter Blvd, Suite 250, Boise, ID 83706, or by telephone at (208) 424-1027. We will not entertain any proposals or nominations at the annual meeting that do not meet the requirements set forth in our Certificate of Incorporation. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.

LEGAL AND CAUTIONARY DISCLOSURES

No Determination by Securities Regulators

Neither the SEC nor any state securities regulatory agency has approved or disapproved of the transactions described in this proxy statement, including the merger, or determined if the information contained in this proxy statement is accurate or adequate. Any representation to the contrary is a criminal offense.

No Solicitation Where Prohibited

This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make such proxy solicitation in that jurisdiction.

Sources of Information

We have supplied all information relating to U.S. Geothermal. Ormat has supplied, and we have not independently verified, all of the information relating to Ormat and merger sub.

Other Information Not Authorized by U.S. Geothermal Inc.

We have not authorized anyone to provide any information other than that which is contained or incorporated by reference in this proxy statement. We have not authorized any other person to provide you with different or additional information and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Further, you should not assume that the information contained or incorporated by reference in this proxy statement, or in any document incorporated by reference is accurate as of any date other than the respective dates thereof.

For your convenience, we have included certain website addresses and other contact information in this proxy statement. However, information obtained from those websites or contacts is not part of this proxy statement (except for any particular documents specifically incorporated by reference into this proxy statement, as set forth under “Where You Can Find More Information” on page [•]).

Subsequent Developments

This proxy statement is dated                       , 2018. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders does not and will not create any implication to the contrary. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may (and in certain limited circumstances may be legally required to) update this proxy statement prior to the special meeting, including by filing documents with the SEC for incorporation by reference into this proxy statement without delivering them to our stockholders. Therefore, you should monitor and review our SEC filings until the special meeting is completed. However, although we may update this proxy statement, we undertake no duty to do except as otherwise expressly required by law.

Context for Assertions Embodied in Agreements

The merger agreement and other agreements are being included or incorporated by reference into this proxy statement only to provide our stockholders with information regarding their respective terms, and not to provide investors with any other factual information regarding the parties, their affiliates, or their respective businesses. In particular, you should not rely on the assertions embodied in the representations, warranties, and covenants contained in these agreements, or any descriptions of them, as characterizations of any actual state of facts. The representations, warranties, and covenants in each of these agreements (a) were made only for purposes of that agreement and solely for the benefit of the parties to that agreement (and not for the benefit of our stockholders), (b) were made only as of specified dates and do not reflect subsequent information, (c) are subject to limitations agreed upon by the parties to such agreement, including in certain cases being subject to confidential disclosure schedules that modify, qualify, and create exceptions to such representations, warranties, and covenants, (d) may also be subject to a contractual standard of materiality different from that generally applicable under federal securities laws and (e) may have been made for the purposes of allocating risk between the parties to that agreement instead of establishing matters of fact.

Forward-Looking Statements

This proxy statement contains a variety of forward-looking statements, which are subject to a number of risks and uncertainties. We caution you not to place undue reliance on forward-looking statements. See “Cautionary Statement Concerning Forward-Looking Information” on page [•].

WHERE YOU CAN FIND MORE INFORMATION

U.S. Geothermal files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this information at the following location of the SEC:

Public Reference Room
Room 1580
100 F Street, N.E.
Washington, D.C. 20549

Please call the SEC at (800) 732-0330 for further information on the public reference room. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, Room 1580, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. U.S. Geothermal’s public filings are also available to the public from document retrieval services and the website maintained by the SEC at http://www.sec.gov.

U.S. Geothermal’s annual, quarterly and current reports are available, without exhibits, to any person, including any beneficial owner of U.S. Geothermal’s common stock, to whom this proxy statement is delivered, without charge, upon written request directed to the Company by emailing Scott Anderson at sanderson@usgeothermal.com.

Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” information into this proxy statement. This means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. We also incorporate by reference into this proxy statement the following documents filed by us with the SEC under the Exchange Act and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting (provided that we are not incorporating by reference any information furnished to, but not filed with, the SEC):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017, June 30, 2017 and September 30, 2017; and

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our Current Reports on Form 8-K filed on January 12, 2017, January 31, 2017, February 16, 2017, March 10, 2017, April 4, 2017, April 24, 2017, May 10, 2017, July 7, 2017, July 13, 2017, August 2, 2017, August 7, 2013, August 10, 2017, November 9, 2017, January 11, 2018, January 24, 2018 and January 25, 2018.

The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.

You should rely only on the information contained in this proxy statement. No persons have been authorized to give any information or to make any representations other than those contained, or incorporated by reference, in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by U.S. Geothermal or any other person.

ANNEX A

MERGER AGREEMENT

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER
among
ORMAT NEVADA INC.,
OGP HOLDING CORP.
and
U.S. GEOTHERMAL INC.
dated as of
January 24, 2018

Annex A - 1

2

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Exhibit A – Form of Voting Agreement

Exhibit B – Certificate of Incorporation of the Surviving Corporation

Exhibit C – Form of Option Holder Acknowledgement, with spousal consents

AGREEMENT AND PLAN OF MERGER

            This AGREEMENT AND PLAN OF MERGER, dated as of January 24, 2018 (this “Agreement”), is by and among Ormat Nevada Inc., a Delaware corporation (“Parent”), OGP Holding Corp., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and U.S. Geothermal Inc., a Delaware corporation (the “Company”). Each of Parent, Merger Sub and the Company is referred to herein individually as a “party” and collectively as the “parties”. Certain capitalized terms used in this Agreement are used as defined in Section 8.01.

RECITALS

            WHEREAS, the parties intend that Merger Sub be merged with and into the Company, with the Company surviving that merger on the terms and subject to the conditions set forth herein;

            WHEREAS, in the Merger, upon the terms and subject to the conditions of this Agreement, each outstanding share of common stock, par value $0.001 per share, of the Company (the “Company Shares”) will be converted into the right to receive the Merger Consideration except as otherwise provided in this Agreement;

            WHEREAS, the Board of Directors of the Company (the “Company Board”) has unanimously: (a) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement with Parent and Merger Sub; (b) approved the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger (the “Transactions”); and (c) resolved, subject to the terms and conditions set forth in this Agreement, to recommend adoption of this Agreement by the stockholders of the Company (the “Company Board Recommendation”); in each case, in accordance with the Delaware General Corporation Law (the “DGCL”);

            WHEREAS, the Board of Directors of Merger Sub has unanimously: (a) determined that it is in the best interests of Merger Sub, and declared it advisable, to enter into this Agreement; and (b) approved the execution, delivery, and performance of this Agreement and the consummation of the Transactions, including the Merger; in each case, in accordance with the DGCL;

            WHEREAS, the Board of Directors of Parent, as the sole stockholder of Merger Sub, has unanimously approved and adopted this Agreement in accordance with the DGCL;

            WHEREAS, the parties desire to make certain representations, warranties, covenants, and agreements in connection with the Merger and the Transactions and also to prescribe certain conditions to the Merger;

            WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement, each Person listed in Section 1.01 of the Company Disclosure Schedule is entering into a Voting Agreement in the form attached as Exhibit A hereto (collectively, the “Voting Agreements”) pursuant to which those shareholders, among other things, will agree to vote all securities in the Company beneficially owned by them in favor of the approval of this Agreement, the Merger and each other Transaction; and

            NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants, and agreements contained in this Agreement, the parties, intending to be legally bound, agree as follows:

ARTICLE I

THE MERGER

            Section 1.01        The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time: (a) Merger Sub will merge with and into the Company (the “Merger”); (b) the separate corporate existence of Merger Sub will cease; and (c) the Company will continue its corporate existence under the DGCL as the surviving corporation in the Merger and a Subsidiary of Parent (sometimes referred to herein as the “Surviving Corporation”).

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            Section 1.02        Closing. Upon the terms and subject to the conditions set forth herein, the closing of the Merger (the “Closing”) will take place at 10:00 am, Eastern time, as soon as practicable (and, in any event, within three Business Days) after the satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in ARTICLE VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted hereunder, waiver of all such conditions), unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at Norton Rose Fulbright US LLP, 1301 Avenue of the Americas, New York, NY 10019, unless another place is agreed to in writing by the parties hereto, or by electronic exchange and release of documents, and the actual date of the Closing is hereinafter referred to as the “Closing Date.”

            Section 1.03        Effective Time. Subject to the provisions of this Agreement, at the Closing, the Company, Parent, and Merger Sub will cause a certificate of merger (the “Certificate of Merger”) to be executed, acknowledged, and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger will become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by the Company and Parent in writing and specified in the Certificate of Merger in accordance with the DGCL (the effective time of the Merger being hereinafter referred to as the “Effective Time”).

            Section 1.04        Effects of the Merger. The Merger shall have the effects set forth herein and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses, and authority of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, and duties of the Surviving Corporation.

            Section 1.05        Certificate of Incorporation; Bylaws. At the Effective Time: (a) the certificate of incorporation of the Surviving Corporation shall be amended and restated so as to read in its entirety as set forth in Exhibit B, and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the terms thereof or as provided by applicable Law; and (b) the bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation, except that references to Merger Sub’s name shall be replaced with references to the Surviving Corporation’s name, until thereafter amended in accordance with the terms thereof, the certificate of incorporation of the Surviving Corporation, or as provided by applicable Law (and subject to Section 5.08) .

            Section 1.06        Directors and Officers.

            (a)        The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, as of and immediately following the Effective Time, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

            (b)        The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, as of and immediately following the Effective Time, until their respective successors are duly appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

ARTICLE II

EFFECT OF THE MERGER ON CAPITAL STOCK

            Section 2.01        Effect of the Merger on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of Parent, Merger Sub, or the Company or the holder of any capital stock of Parent, Merger Sub, or the Company:

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            (a)        Cancellation of Certain Company Shares; Treatment of Stock Held by Company Subsidiaries. Each Company Share that is owned by Parent, Merger Sub, or the Company (as treasury stock or otherwise) or any of their respective direct or indirect wholly-owned Subsidiaries as of immediately prior to the Effective Time will automatically be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange therefor. Any Company Shares owned by any direct or indirect wholly-owned Subsidiary of the Company shall not represent the right to receive the Merger Consideration and shall be cancelled.

            (b)        Conversion of Company Shares. Each Company Share issued and outstanding immediately prior to the Effective Time (other than: (i) shares to be cancelled and retired in accordance with Section 2.01(a); and (ii) Dissenting Shares) will be automatically converted into the right to receive an amount in cash equal to the Offer Price (as defined herein), without interest (the “Merger Consideration”).

            (c)        Cancellation of Shares. At the Effective Time, all Company Shares will no longer be outstanding and all Company Shares will be cancelled and retired and will cease to exist, and, subject to Section 2.03, each holder of: (i) a certificate formerly representing any Company Shares (each, a “Certificate”); or (ii) any book-entry shares which immediately prior to the Effective Time represented Company Shares (each, a “Book-Entry Share”) will cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with Section 2.02 hereof (or in the case of any Dissenting Shares, as otherwise provided in Section 2.03) .

            (d)        Conversion of Merger Sub Capital Stock. Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.001 per share, of the Surviving Corporation with the same rights, powers, and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing shares of Merger Sub common stock shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

            Section 2.02        Surrender and Payment.

            (a)        Paying Agent; Payment Fund. Prior to the Effective Time, Parent shall appoint a paying agent reasonably acceptable to the Company (the “Paying Agent”) to act as the agent for the purpose of paying the Merger Consideration for: (i) the Certificates; and (ii) Book-Entry Shares. In connection therewith, the parties shall enter into an agreement with the Paying Agent in a form reasonably acceptable to Parent and the Company. On or before the Effective Time, Parent shall deposit, or cause Merger Sub to deposit, with the Paying Agent, sufficient funds to pay the aggregate Merger Consideration that is payable in respect of all of the Company Shares represented by the Certificates and the Book-Entry Shares (other than: (A) shares to be cancelled and retired in accordance with Section 2.01(a); and (B) Dissenting Shares) (the “Payment Fund”) in amounts and at the times necessary for such payments. If for any reason (including losses) the Payment Fund is inadequate to pay the amounts to which holders of shares shall be entitled under Section 2.01(b), Parent shall take all steps necessary to enable or cause the Surviving Corporation promptly to deposit in trust additional cash with the Paying Agent sufficient to make all payments required under this Agreement. The Payment Fund shall not be used for any other purpose. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of Company Shares for the Merger Consideration. Promptly after the Effective Time (but in any event not later than three Business Days after the Effective Time), Parent shall send, or shall cause the Paying Agent to send, to each record holder of Company Shares at the Effective Time, a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof pursuant to Section 2.06) or transfer of the Book-Entry Shares to the Paying Agent, and which letter of transmittal will be in customary form and have such other provisions as Parent and the Surviving Corporation may reasonably specify) for use in such exchange (the “Letter of Transmittal”).

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            (b)        Procedures for Surrender; No Interest. Each holder of Company Shares that have been converted into the right to receive the Merger Consideration shall be entitled to receive the Merger Consideration in respect of the Company Shares represented by a Certificate or Book-Entry Share upon: (i) surrender to the Paying Agent of a Certificate (or an affidavit of loss in lieu thereof pursuant to Section 2.06), together with a duly completed and validly executed Letter of Transmittal and such other documents as may reasonably be requested by the Paying Agent; or (ii) receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of Book-Entry Shares. Until so surrendered or transferred, as the case may be, and subject to the terms set forth in Section 2.03, each such Certificate or Book-Entry Share, as applicable, shall represent after the Effective Time for all purposes only the right to receive the Merger Consideration payable in respect thereof. No interest shall be paid or accrued on the Merger Consideration payable upon the surrender of any Certificate (or an affidavit of loss in lieu thereof pursuant to Section 2.06) or transfer of any Book-Entry Share. Upon payment of the Merger Consideration pursuant to the provisions of this ARTICLE II, each Certificate or Certificates or Book-Entry Share or Book-Entry Shares so surrendered or transferred, as the case may be, shall immediately be cancelled.

            (c)        Investment of Payment Fund. Until disbursed in accordance with the terms and conditions of this Agreement, the cash in the Payment Fund will be invested by the Paying Agent, as directed by Parent or the Surviving Corporation, in: (i) obligations of or fully guaranteed by the United States or any agency or instrumentality thereof and backed by the full faith and credit of the United States with a maturity of no more than 30 days; (ii) commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively; or (iii) certificates of deposit, bank repurchase agreements, or banker’s acceptances of commercial banks with capital exceeding $1,000,000,000 (based on the most recent financial statements of such bank that are then publicly available). No losses with respect to any investments of the Payment Fund will affect the amounts payable to the holders of Certificates or Book-Entry Shares. Any income from investment of the Payment Fund will be payable to Parent or the Surviving Corporation, as Parent directs.

            (d)        Payments to Non-Registered Holders. If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Book-Entry Share, as applicable, is registered, it shall be a condition to such payment that: (i) such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Book-Entry Share shall be properly transferred; and (ii) the Person requesting such payment shall pay to the Paying Agent any transfer or other Tax required as a result of such payment to a Person other than the registered holder of such Certificate or Book-Entry Share, as applicable, or establish to the reasonable satisfaction of the Paying Agent that such Tax has been paid or is not payable.

            (e)        Full Satisfaction. All Merger Consideration paid upon the surrender of Certificates or transfer of Book-Entry Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the Company Shares formerly represented by such Certificate or Book-Entry Shares, and from and after the Effective Time, there shall be no further registration of transfers of Company Shares on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this ARTICLE II.

            (f)        Termination of Payment Fund. Any portion of the Payment Fund that remains unclaimed by the holders of Company Shares nine (9) months after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged Company Shares for the Merger Consideration in accordance with this Section 2.02 prior to that time shall thereafter look only to Parent (subject to abandoned property, escheat, or other similar Laws), as general creditors thereof, for payment of the Merger Consideration without any interest. Notwithstanding the foregoing, Parent shall not be liable to any holder of Company Shares for any amounts paid to a public official pursuant to applicable abandoned property, escheat, or similar Laws.

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            (g)        Dissenting Shares Merger Consideration. Any portion of the Merger Consideration made available to the Paying Agent in respect of any Dissenting Shares shall be returned to Parent, upon demand.

            Section 2.03        Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, including Section 2.01, Company Shares issued and outstanding immediately prior to the Effective Time (other than shares cancelled in accordance with Section 2.01(a)) and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who is entitled to demand and has properly exercised appraisal rights of such shares in accordance with Section 262 of the DGCL (such Company Shares being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect or otherwise waives, withdraws, or loses such holder’s appraisal rights under the DGCL with respect to such shares) shall not be converted into a right to receive the Merger Consideration, but instead shall be entitled to only such rights as are granted by Section 262 of the DGCL; provided, however, that if, after the Effective Time, such holder fails to perfect, waives, withdraws, or loses such holder’s right to appraisal pursuant to Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such Company Shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 2.01(b), without interest thereon, upon surrender of such Certificate formerly representing such share or transfer of such Book-Entry Share, as the case may be. The Company shall provide Parent prompt written notice of any demands received by the Company for appraisal of Company Shares, any waiver or withdrawal of any such demand, and any other demand, notice, or instrument delivered to the Company prior to the Effective Time that relates to such demand, and Parent shall have the opportunity and right to direct all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or settle, or offer to settle, any such demands.

            Section 2.04        Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur (other than the issuance of additional shares of capital stock of the Company as permitted by this Agreement), including by reason of any reclassification, recapitalization, stock split (including reverse stock split), or combination, exchange, readjustment of shares, or similar transaction, or any stock dividend or distribution paid in stock, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to reflect such change; provided, however, that this sentence shall not be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

            Section 2.05        Withholding Rights. Each of the Paying Agent, Parent, Merger Sub, and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under any Tax Laws and to require the delivery of necessary Tax forms and any other required information. To the extent that amounts are so deducted and withheld by the Paying Agent, Parent, Merger Sub, or the Surviving Corporation, as the case may be, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which the Paying Agent, Parent, Merger Sub, or the Surviving Corporation, as the case may be, made such deduction and withholding. Notwithstanding the foregoing, the Parties agree that no amounts shall be withheld from the consideration payable to any Person pursuant to this Agreement under Section 1445 of the Code.

            Section 2.06        Lost Certificates. If any Certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen, or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue, in exchange for such lost, stolen, or destroyed Certificate, the Merger Consideration to be paid in respect of the Company Shares formerly represented by such Certificate as contemplated under this ARTICLE II.

            Section 2.07        Treatment of Stock Options.

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            (a)        At or prior to the Effective Time, the Company shall take all actions necessary (including obtaining any necessary determinations and/or resolutions of the Company Board or a committee thereof and amending the Company Stock Plan) to:

            (i)        terminate the Company Stock Plan;

            (ii)       provide that each outstanding option to purchase Company Shares granted under the Company Stock Plan (each, an “Option”) that is outstanding and unexercised (without regard to the exercise price of such Option) as of immediately prior to the Effective Time, whether vested or unvested, shall become fully vested and exercisable immediately prior to and contingent on the Closing; and

            (iii)      cancel, as of the Effective Time, each Option that is outstanding and unexercised (without regard to the exercise price of such Option), as of immediately prior to the Effective Time (in each case, without the creation of additional liability to the Company or any of its Subsidiaries), subject, if applicable, to payment pursuant to Section 2.07(b) .

            (b)        Each holder of an Option that is outstanding and unexercised as of immediately prior to the Effective Time and has an exercise price per share that is less than the per share Merger Consideration shall be entitled to receive as soon as reasonably practicable after the Effective Time, a cash amount equal to the Designated Consideration for each Company Share then subject to the Option (less all applicable Tax deductions and withholdings required by Law to be withheld in respect of such payment and without interest). Holders of Options listed on Section 2.07(b) of the Company Disclosure Schedule are required to execute and deliver an Option Holder Acknowledgement prior to and as a pre-condition to receiving the Designated Consideration. For purposes of this Agreement, “Designated Consideration” means, with respect to any Company Share issuable under a particular Option, an amount equal to the excess, if any, of (i) the Merger Consideration per Company Share over (ii) the exercise price payable in respect of such Company Share issuable under such Option.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company represents and warrants to Parent and Merger Sub that the statements contained in this ARTICLE III are true and correct as of the date hereof and as of the Closing (or, if a specific date is indicated in any such statement, as of such specified date), except as set forth (a) in such statement or in the corresponding Section of the definitive disclosure schedule delivered by the Company to Parent and Merger Sub on the date of this Agreement (the “Company Disclosure Schedule”) or, to the extent that the relevance of such disclosure to the applicable representation or warranty is reasonably apparent on the face of such disclosure, in other Sections of the Company Disclosure Schedule, or (b) in any Company SEC Document or other forms, documents, statements, schedules and reports filed or furnished by the Company with or to the SEC (and that are publicly available) on or after October 1, 2015 and prior to the date hereof (collectively, the “Filed SEC Documents”), other than (i) the exhibits and schedules to the Filed SEC Documents or (ii) disclosures in such Filed SEC Documents referred to in the “Risk Factors” and “Forward Looking Statements” sections thereof (it being acknowledged and agreed that nothing disclosed in the Filed SEC Documents shall be deemed to qualify or modify the representations and warranties set forth in Section 3.01, Section 3.02, Section 3.03, Section 3.10, Section 3.14 and Section 3.21) . No reference to or disclosure of any item or other matter in the Company Disclosure Schedule shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in the Company Disclosure Schedule. The information set forth in the Company Disclosure Schedule is disclosed solely for the purposes of this Agreement, and no information set forth therein shall be deemed to be an admission by any party to any third party of any matter whatsoever, including of any violation of law or breach of any agreement.

            Section 3.01        Organization, Standing and Corporate Power.

            (a)        The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority necessary to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing has not had and would not reasonably be expected to have a Company Material Adverse Effect.

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            (b)        Each of the Company’s Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization except where the failure to be in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company’s Subsidiaries has all requisite corporate, limited liability company or similar power and authority necessary to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted.

            Section 3.02        Capitalization.

            (a)        The authorized capital stock of the Company consists of 250,000,000 Company Shares and no other classes of stock. At the close of business on December 31, 2017 (the “Capitalization Date”), (i) 19,449,984 Company Shares were issued and outstanding (with no restricted Company Shares outstanding under the Company Stock Plan), (ii) no Company Shares were held by the Company in its treasury, and (iii) 2,082,763 Company Shares were reserved for issuance pursuant to outstanding Options under the Company Stock Plan.

            (b)        Section 3.02(b) of the Company Disclosure Schedule sets forth, as of the Capitalization Date, a list of all holders of Options under the Company Stock Plan, the date of grant, the number of Company Shares subject to such Option and the price per share at which such Option may be exercised. Each Option (i) was granted in compliance with all applicable Laws and all of the terms and conditions of the Company Stock Plan pursuant to which it was issued, (ii) has an exercise price per Company Share equal to or greater than the fair market value of a Company Share as of the market close on the day prior to the date of such grant, (iii) has a grant date identical to the date on which the Company Board or a committee thereof actually awarded such Option, except for any adjustment pursuant to a share consolidation and (iv) has not been repriced through amendment, cancellation and reissuance or any other means, other than by way of any duly and validly authorized and approved share consolidation, stock split or reverse stock split. All Company Shares subject to issuance under the Company Stock Plan, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, and non-assessable.

            (c)        Except as described in this Section 3.02, as of the Capitalization Date, there were (i) no outstanding shares of capital stock of the Company and (ii) no other outstanding Equity Securities issued by the Company (the items in clauses (i) and (ii) being referred to collectively as “Company Securities”). There are no outstanding Contracts, commitments or other arrangements of any kind which obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities, or obligating the Company to grant, extend or enter into any such Contracts, commitments or other arrangements relating to any Company Securities, including any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Company Securities. No direct or indirect Subsidiary of the Company owns any Company Securities. None of the Company or any Subsidiary of the Company is a party to or bound by any stockholders’ agreement, voting trust agreement, registration rights agreement, proxy or other similar agreement or understanding relating to any Company Securities or any other agreement relating to the registration, disposition, voting or dividends with respect to any Company Securities. All outstanding Company Shares have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights. From the Capitalization Date to the execution of this Agreement, neither the Company nor any of its Subsidiaries has (A) issued any Equity Securities, other than pursuant to the Options referred to above that were outstanding as of the Capitalization Date or (B) established a record date for, declared, set aside for payment or paid any dividend on, or made any other distribution in respect of, any of its Equity Securities.

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            (d)        Section 3.02(d) of the Company Disclosure Schedule sets forth the name and jurisdiction of organization of each Subsidiary of the Company and sets forth a complete and accurate list of all outstanding Equity Securities of each Subsidiary and the registered and beneficial owner(s) thereof. Except as set forth in Section 3.02(d) of the Company Disclosure Schedule, all of the outstanding Equity Securities of each Subsidiary of the Company (except for directors’ qualifying shares or the like) are owned directly or indirectly, beneficially and of record, by the Company free and clear of all Liens, except for such transfer restrictions of general applicability as may be provided under the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”) or other applicable securities Laws. Except as set forth in Section 3.02(d) of the Company Disclosure Schedule, each outstanding Equity Security of each Subsidiary of the Company, which is held, directly or indirectly, by the Company, is duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights, and there are no subscriptions, options, warrants, rights, calls, contracts or other commitments, understandings, restrictions or arrangements relating to the issuance, acquisition, redemption, repurchase or sale of any Equity Security of any Subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement, any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any securities of any Subsidiary. None of the Subsidiaries has any outstanding equity compensation plans or policies relating to any Equity Security of the Company or any Subsidiary of the Company. Neither the Company nor any Subsidiary thereof owns, directly or indirectly, any Equity Security in any Person other than the Subsidiaries of the Company. Except as set forth in Section 3.02(d) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any obligation to make any payments based on the price or value of any Equity Security of any Subsidiary of the Company or dividends paid thereon or revenues, earnings or financial performance or any other attribute of any Subsidiary of the Company.

            (e)        As of the date of this Agreement, there was no outstanding Indebtedness of the Company or its Subsidiaries other than Indebtedness identified in Section 3.02(e) of the Company Disclosure Schedule.

            (f)        Since the Capitalization Date, neither the Company nor any of its Subsidiaries has issued, granted, awarded, authorized, redeemed, repurchased or reserved for issuance any Equity Securities of the Company or any of its Subsidiaries, except for any issuance of Company Shares pursuant to the Options referred to in Section 3.02(a)(iii) .

            Section 3.03        Authority; Non-contravention; Voting Requirements.

            (a)        The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Transactions, subject to adoption of this Agreement by the stockholders of the Company. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the Transactions, have been duly and validly authorized and approved by the Company Board, and no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the consummation by it of the Transactions, subject only, in the case of consummation of the Transactions, to the receipt of stockholder approval. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due and valid authorization, execution and delivery hereof by the other parties, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”).

            (b)        The Company Board has, at a meeting duly called and held, unanimously adopted resolutions (i) determining that the Transactions are fair to, and in the best interests of, the Company and its stockholders, (ii) declaring advisable entry into this Agreement and the Transactions, including the Merger, (iii) approving the Company’s execution, delivery and performance of this Agreement and the consummation of the Transactions, including the Merger, (iv) resolving, subject to Section 5.04, to make the Company Board Recommendation, and (v) directing that the adoption of this Agreement be submitted to a vote at a meeting of the Company’s stockholders. As of immediately prior to the execution of this Agreement, such resolutions have not been rescinded, modified or withdrawn.

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            (c)        The execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the Transactions and the performance of or compliance by the Company with any of the terms or provisions hereof will not (i) conflict with or violate any provision of the Company Charter Documents or of the similar organizational documents of any of the Company’s Subsidiaries or (ii) assuming that the authorizations, consents and approvals referred to in Section 3.04, and adoption of this Agreement by the stockholders of the Company, are obtained and the filings referred to in Section 3.04 are made, (A) violate or conflict with any Law or Order applicable to the Company or any of its Subsidiaries, (B) result in a violation or breach of or constitute a default (with or without notice or lapse of time, or both) under, or give rise to any right of termination, cancellation, payment, acceleration or revocation (“Default”) under, any Material Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound, except as set forth in Section 3.03(c) of the Company Disclosure Schedule or (C) result in the creation of any Lien on any properties or assets of the Company or any of its Subsidiaries, other than any such event described in items (B) or (C) of clause (ii) which has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

            (d)        Assuming the accuracy of the representations and warranties set forth in Section 4.09, the affirmative vote of the holders of a majority of the outstanding Company Shares (the “Requisite Company Vote”) is the only vote or approval of the holders of any Equity Security of the Company necessary to adopt this Agreement and approve and consummate the Transactions under applicable Law and the Company Charter Documents.

            Section 3.04        Governmental Approvals. Except for (i) any filings required under, and in compliance with applicable requirements of the Exchange Act and the rules of the NYSE American, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (iii) filings required under, and compliance with other applicable requirements of, the HSR Act and any other applicable Antitrust Laws, (iv) filings with, and the consent of, FERC under Section 203 of the FPA and (v) the approvals set forth in Section 3.04 of the Company Disclosure Schedule (the “Company Approvals”), no consent, approval, authorization, order, license, permit or waiver (each a “Consent”) of, or filing, declaration, registration or notice (each, a “Filing”) with or to, any Governmental Authority or any stock market or stock exchange on which Company Shares are listed for trading are necessary for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the Transactions, except where the failure to obtain any Consent or make any Filing is immaterial to the Company and its Subsidiaries (which, for the avoidance of doubt, shall not include any Consents or Filings pursuant to the foregoing subparts (i) through (v)).

            Section 3.05        Company SEC Documents; Reporting Issuer; Undisclosed Liabilities.

            (a)        Since October 1, 2015, the Company has filed with or furnished to the United States Securities and Exchange Commission (the “SEC”), on a timely basis, all required registration statements, certifications, reports and proxy statements (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “Company SEC Documents”). As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Company SEC Documents) (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (as amended and including the rules and regulations promulgated thereunder, the “Sarbanes-Oxley Act”), as the case may be, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates (or, if amended prior to the date of this Agreement, the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC or its staff. There has been no material written correspondence between the SEC and the Company since October 1, 2015 that is not available on the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) database. To the Knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review. None of the Company’s Subsidiaries is required to file any forms or reports under Section 13(a) or 15(d) under the Exchange Act.

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            (b)        The Company is a “reporting issuer” (or its equivalent) under applicable Canadian securities Laws of each of the Provinces of British Columbia, Alberta and Ontario. The Company is not currently in default in any material respect of any requirement of such Canadian securities Laws and the Company is not included on a list of defaulting reporting issuers maintained by any of the securities commissions or similar regulatory authorities in each of such Provinces and has not filed any confidential material change reports which continue to be confidential. No suspension of trading in or cease trading order with respect to the Company’s Equity Securities is pending or, to the Knowledge of the Company, threatened. Since December 31, 2016, the Company has not received any correspondence or notice from a securities commission or similar regulatory authority concerning a review of any of the Company’s continuous disclosure documents in respect of which any matters remain outstanding, except as disclosed in Section 3.05(b) of the Company Disclosure Schedule.

            (c)        The consolidated financial statements of the Company (including all related notes or schedules) included or incorporated by reference in the Company SEC Documents (i) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries, (ii) have complied as to form, as of their respective dates of filing with the SEC, in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), (iii) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except, with respect to financial statements included in Company SEC Documents filed as of the date of this Agreement, as may be indicated in the notes thereto to the extent permitted by Regulation S-X) and (iv) fairly present in all material respects, in accordance with GAAP, the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and changes in shareholders’ equity and cash flows of such companies as of the dates and for the periods shown (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments that will not be material). The books and records of the Company and its Subsidiaries relevant to the preparation of financial statements of the Company and its Subsidiaries have been and are being maintained in all material respects in accordance with GAAP. Since October 1, 2015, there has been no material change in the Company’s accounting methods or principles that would be required to be disclosed in the Company’s financial statements in accordance with GAAP, except as described in the notes thereto.

            (d)        Neither the Company nor any of its Subsidiaries has any Liabilities except for Liabilities: (i) disclosed in the balance sheet of the Company and its Subsidiaries as of September 30, 2017 (the “Balance Sheet Date”) or in the notes thereto included in the Filed SEC Documents (the “Company Balance Sheet”), (ii) incurred after the Balance Sheet Date in the ordinary course of business consistent with past practices, (iii) incurred pursuant to this Agreement or in connection with the Transactions, (iv) that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet arrangement or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, on the other hand), including any structured finance, special purpose or limited purpose entity or Person, or any “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K under the Securities Act), where the purpose, result or effect of such Contract or arrangement is to avoid disclosure of any material transaction involving, or any material Liabilities of, the Company or any of its Subsidiaries in the Company SEC Documents (including any audited financial statements and unaudited interim financial statements included therein).

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            (e)        (i) Since October 1, 2015, subject to any applicable grace periods, the Company has been and is in compliance in all material respects with (A) the applicable provisions of the Sarbanes-Oxley Act and (B) the applicable listing and corporate governance rules and regulations of the NYSE American.

                   (ii)        The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) and internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) as required under Rule 13a-15 and Rule 15d-15 of the Exchange Act.

                   (iii)        The Company has implemented disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) that are reasonably designed to ensure that all material information relating to the Company, including its Subsidiaries, required to be included in reports filed or furnished under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and for the Company’s principal executive officer and principal financial officer to make the certifications required to be made pursuant to Section 302 and 906 of the Sarbanes-Oxley Act.

                   (iv)        The Company maintains (in accordance with Rule 13a-15(f) of the Exchange Act) a system of internal control over financial reporting designed to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of financial statements for external purposes in conformity with GAAP. The Company has evaluated the effectiveness of the Company’s internal control over financial reporting and presented in any applicable Company SEC Document its conclusions about the effectiveness of the internal control over financial reporting as of the end of the period covered by such Company SEC Document based on such evaluation. Since December 31, 2012, none of the Company, the Company Board or audit committee nor, to the Knowledge of the Company, the Company's auditors have been advised of, and the Company's principal executive officer and its principal financial officer have not disclosed, based on their evaluation of the Company's internal controls referred to above, to the Company's auditors or the Company Board or audit committee (i) any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

                   (v)        No executive officer of the Company has failed to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. Neither the Company nor any of its executive officers has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications. To the Company’s Knowledge, there are no facts or circumstances that would prevent its principal executive officer and principal financial officer from giving the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

                   (vi)        Neither the Company nor any of its Subsidiaries has outstanding, “extensions of credit” to directors or executive officers of the Company within the meaning of Section 402 of the Sarbanes-Oxley Act of 2002.

                   (vii)        Since October 1, 2015, (A) there have been no material internal investigations regarding accounting, auditing or revenue recognition discussed with, reviewed by or initiated at the direction of the Company’s management or the Company Board, (B) neither the Company nor any of its Subsidiaries has received any written or, to the Knowledge of the Company, oral complaint, allegation, assertion or claim regarding accounting, internal accounting controls, auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries, or unlawful account or auditing matters with respect to the Company or any of its Subsidiaries and (C) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its Subsidiaries or any of their respective Representatives to the Company’s management or the Company Board pursuant to SEC rules adopted under Section 307 of the Sarbanes-Oxley Act, except, in each case, as has not been, and would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Company and its Subsidiaries taken as a whole.

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            (f)        None of the information included or incorporated by reference in the letter to the stockholders, notice of meeting, proxy statement, and forms of proxy (collectively, the “Company Proxy Statement”) to be filed with the SEC in connection with the Merger, will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub expressly for inclusion or incorporation by reference in the Company Proxy Statement. The Company Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

            Section 3.06        Absence of Certain Changes. Since the Balance Sheet Date through the date of this Agreement (a) except for the execution and performance of this Agreement and the discussions and negotiations related thereto, the business of the Company and its Subsidiaries has been carried on and conducted in all material respects, in the ordinary course of business consistent with past practice, (b) there has not been any effect, change, event, state of fact, development, circumstance or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect and (c) there has not occurred any action or event that, had such action or event occurred after the date of this Agreement and prior to the Effective Time, would have breached any of the covenants contained in Section 5.01(b)(i)(B), (C) or (D), (iii), (v), (viii), (x), (xi), (xii), (xiv)(A) or (B), (xv), (xvi), (xix) or (xx) (but only as it relates to any of the foregoing clauses of Section 5.01(b)) .

            Section 3.07        Legal Proceedings. Except as disclosed in Section 3.07 of the Company Disclosure Schedule, as of the date of this Agreement, there is no pending or, to the Knowledge of the Company, threatened, material Legal Action against the Company or any of its Subsidiaries, nor is there any injunction, order, judgment, ruling, determination, decision, condition, verdict, sentence, award, decree, writ, stipulation, arbitration award or other legal requirement, restraint or prohibition (each, an “Order”) imposed upon the Company or any of its Subsidiaries, in each case, by or before any Governmental Authority. As of the date of this Agreement, to the Knowledge of the Company, no director or officer of the Company or any of its Subsidiaries is a defendant in any suit, action or proceeding to which the Company or any of its Subsidiaries is not also a defendant, including as a nominal defendant, in connection with his or her status as a director or officer of the Company or any of its Subsidiaries. As of the date of this Agreement, there are no material Orders outstanding against the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries are subject.

            Section 3.08        Compliance With Laws; Permits; Regulations.

            (a)        The Company and its Subsidiaries are and, since October 1, 2015 have been, in compliance with all, and have not breached or violated any, Laws or Order applicable to the Company or any of its Subsidiaries, except where the failure to comply with such Laws or Orders has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written notice or, to the Knowledge of the Company, any other communication regarding any actual or alleged violation of, or failure to comply with, any such Law or Order.

            (b)        The Company and each of its Subsidiaries hold all Permits necessary for the lawful conduct of their respective businesses as such businesses are being operated as of the date hereof, except for any Permits for which the failure to obtain or hold would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All such Permits are valid and in full force and effect. The Company and its Subsidiaries are, and since October 1, 2015 have been, in compliance with the terms of all such Permits, except where the failure to comply has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No suspension, cancellation, revocation, limitation or other change of any such Permit is pending or threatened by the applicable Governmental Authority or other issuing Person except as disclosed in Section 3.08(b) of the Company Disclosure Schedule. The Company has made available to Parent true, correct and complete copies of all such Permits currently held by the Company or any of its Subsidiaries.

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            (c)        None of the Company, its Subsidiaries or, to the Knowledge of the Company, their respective Representatives or any other Person acting on behalf of the Company or its Subsidiaries has at any time (i) directly or indirectly through its Representatives or any other Person, given, loaned, paid, promised, offered or authorized the payment of anything of value to any Government Official for the purpose of (A) influencing any official act or decision, (B) inducing a Government Official to use his or her position to influence any official act or decision or (C) otherwise persuading a Government Official to take an action (or fail to take an action) in order to help the Company or its Subsidiaries, or any other Person, obtain or keep business, or to secure some other improper advantage, (ii) used any Company funds or assets to make any bribe or other unlawful contribution, gift, expense or payment to any Government Official or (iii) otherwise violated or engaged in any activity that would violate in any material respect, any Anti-Corruption Laws.

            (d)        The Company and its Subsidiaries have at all times (i) made and kept books, records and accounts that accurately and fairly reflect the character and amount of all transactions and the distribution of the Company’s and its Subsidiaries’ assets, (ii) devised and maintained a system of internal accounting controls sufficient to provide reasonable assurances that transactions are taken in accordance with management’s directives and are properly recorded, in each case, in accordance with the Anti-Corruption Laws and (iii) maintained effective controls and procedures and an internal controls system that is sufficient to provide reasonable assurances that violations of the Anti-Corruption Laws would be prevented, detected and deterred.

            (e)        During the past five (5) years, none of the Company, its Subsidiaries or, to the Knowledge of the Company, any other Person acting on behalf of the Company or its Subsidiaries (i) has been or is currently the subject of any Legal Action regarding any alleged violation of any Anti-Corruption Laws, (ii) has conducted or initiated any internal investigation or made a voluntary, directed or involuntary disclosure to any Governmental Authority regarding any alleged violation of any Anti-Corruption Laws or with respect to any alleged act or omission arising under or relating to any material noncompliance with any Anti-Corruption Laws, (iii) has received any written notice, request or citation for any actual or potential noncompliance with any Anti-Corruption Laws or (iv) is aware of any threatened Legal Action or any circumstances likely to give rise to a Legal Action regarding any alleged violation of any Anti-Corruption Laws.

            (f)        Except as set forth in Section 3.08(f) of the Company Disclosure Schedule, no transfers, replacements or notifications are required by any Governmental Authority for, or in connection with, any Permit, Water Right, bond or other financial surety to remain valid and in full force and effect.

            (g)        Compliance with Anti-Terrorism Laws.

                   (i)        To the extent applicable, the Company and its Subsidiaries are in compliance with (A) each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (B) the USA PATRIOT Act.

                   (ii)        None of the Company or its Subsidiaries, and, to the Knowledge of the Company, no Representative of the Company or any of its Subsidiaries, (A) is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or (B) is designated a “Blocked Person” by OFAC.

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            Section 3.09        Affiliate Transactions. Since October 1, 2015, there have been no transactions, or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions, or series of related transactions, agreements, arrangements or understandings that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act in the Company’s Form 10-K or a proxy statement relating to the Company’s annual meeting of shareholders.

            Section 3.10        Tax Matters.

            (a)        All income and all other material Tax Returns required to be filed by or with respect to the Company and each of its Subsidiaries have been timely filed (taking into account valid extensions of time within which to file) and all such Tax Returns (taking into account any filed amendments thereto) are true, correct and complete in all material respects.

            (b)        The Company and each of its Subsidiaries have timely paid all Taxes that are due and payable (whether or not shown to be payable on the Tax Returns described in Section 3.10(a)) and all Taxes and Tax Liabilities of the Company and its Subsidiaries that have accrued under GAAP as of the Balance Sheet Date but that are not yet due and payable are accrued on the Company Balance Sheet in accordance with GAAP. Since the Balance Sheet Date, neither the Company nor any of its Subsidiaries has incurred any Liability for Taxes arising from any transactions outside of the ordinary course of business.

            (c)        As of the date of this Agreement, there are no pending audits, examinations, investigations or other Legal Actions in respect of income Taxes for which the Company has received a written notice from a Governmental Authority or, to the Knowledge of the Company, in respect of a material amount of any other Taxes, in each case with respect to either the Company or any of its Subsidiaries.

            (d)        No jurisdiction where the Company and its Subsidiaries do not file a Tax Return has made a claim in writing that the Company or any of its Subsidiaries is or may be required to file a Tax Return or is subject to Tax in such jurisdiction.

            (e)        Other than the Permitted Liens, there are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries.

            (f)        None of the Company or any of its Subsidiaries has been a “controlled corporation” or a “distributing corporation” in any distribution occurring during the two-year period ending on the date of this Agreement that was purported or intended to be governed by Section 355 of the Code (or any similar provision of state, local or foreign Law).

            (g)        For tax years of the Company or any of its Subsidiaries that remain open either by operation of Law or by agreement with a relevant taxing authority, to the Knowledge of the Company, all material amounts of Tax required to be withheld by the Company and each of its Subsidiaries have been timely withheld, and all such withheld amounts have been timely paid over to the appropriate Governmental Authority in accordance with applicable Law.

            (h)        Neither the Company nor any of its Subsidiaries (A) has been a member of an affiliated group filing a U.S. consolidated federal income Tax Return (other than a group the common parent of which was the Company), (B) has any actual or potential liability for the Taxes of any person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502 -6 (or any similar provision of state, local or non-U.S. Law) or as a transferee or successor, or (C) is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement relating to Taxes (other than (1) such an agreement or arrangement the parties to which consist exclusively of the Company and its Subsidiaries and (2) customary Tax indemnifications contained in credit or other commercial agreements the primary purpose of which agreements does not relate to Taxes).

            (i)        Neither the Company nor any of its Subsidiaries has participated in any “listed transaction” or “transaction of interest” within the meaning of Treasury Regulation Section 1.6011 -4(b).

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            (j)        As of January 16, 2018, the Company Shares are regularly quoted on an established securities market located in the United States by two or more brokers or dealers making a market in such interests as described in Treasury Regulation Section 1.897 -9T(d)(2).

            (k)        Neither the Company nor its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any period or portion thereof beginning after the Closing Date as a result of any (i) intercompany transaction entered into prior to the Closing Date outside the ordinary course of business, (ii) installment sale or open transaction disposition made at or prior to the Closing Date outside the ordinary course of business, (iii) prepaid amount received at or prior to the Closing Date outside the ordinary course of business or (iv) change in accounting method made prior to the Closing Date that would be applicable to any period or portion thereof beginning after the Closing Date.

            (l)        Except as set forth in Section 3.10(l) of the Company Disclosure Schedule and before giving effect to the Merger, there currently are no limitations on the utilization of the net operating losses, capital losses, Tax credits or similar items of the Company and its Subsidiaries under Section 382 or Section 383 of the Code.

            Section 3.11        Employee Benefits.

            (a)        Section 3.11(a) of the Company Disclosure Schedule contains a true, correct and complete list of each Company Plan. The Company has made available to Parent true, correct and complete copies of (i) each Company Plan document, including any amendments thereto and in the case of unwritten Company Plans, written descriptions thereof, (ii) the three most recent annual reports (Form 5500 series or local law equivalent) required to be filed with the IRS with respect to each Company Plan (if any such report was required) and the three most recent actuarial valuations or similar reports with respect to each Company Plan for which such report is available, (iii) the most recent IRS determination or opinion letter received with respect to each Company Plan, (iv) the most recent summary plan description for each Company Plan for which such summary plan description is required, (v) each trust agreement, insurance or group annuity contract or other funding vehicle relating to any Company Plan, (vi) each employee handbook or other similar employee communication, (vii) annual compliance test reports for the three most recent plan years with respect to each Company Plan for which such annual compliance tests are required and (viii) any 280G calculation prepared (whether or not final) with respect to any employee, director or independent contractor of the Company in connection with the Transactions (together with the underlying documentation on which such calculation is based).

            (b)        Each Company Plan has been, in all respects, administered in compliance with its terms and applicable Laws, including ERISA and the Code, as applicable. Each Company Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS for the most recent remedial amendment cycle or is entitled to rely upon a favorable opinion issued by the IRS for such cycle, and to the Knowledge of the Company, there are no existing circumstances or any events that have occurred that could reasonably be expected to affect adversely the qualified status of any such Company Plan. There are no pending, or to the Knowledge of the Company, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any Company Plan or any trust related thereto. No Company Plan is, or within the last six (6) years has been the subject of any Legal Action and, to the Knowledge of the Company, no Legal Action is threatened or anticipated with respect to such plan. The Company has satisfied all material reporting and disclosure requirements under the Code and ERISA and all other Laws that are applicable to the Company Plans. The Company has not terminated any Company Plan or taken any action with respect thereto that would result in a Lien on any of the assets or properties of the Company.

            (c)        Neither the Company nor any ERISA Affiliate maintains, contributes to, participates in or has an obligation to contribute to or any Liability in respect of (i) a multiemployer plan within the meaning of Section 3(37) of ERISA (a “Multiemployer Plan”) or (ii) a pension plan that is subject to Title IV of ERISA or Section 412 of the Code (a “Pension Plan”) nor has the Company or any ERISA Affiliate maintained, contributed to, participated in or had any obligation to contribute to or any Liability in respect of such plan within the six year period immediately preceding the date hereof. Neither the Company nor any of its Subsidiaries, nor to the Knowledge of the Company, any party-in-interest or interested party in respect of any Company Plan, has committed any “prohibited transaction” (within the meaning of Section 4975 of the Code or Section 406 of ERISA) with respect to any Company Plan that has subjected or is reasonably expected to subject the Company to a tax or penalty pursuant to Section 502 of ERISA or Section 4975 of the Code or any other liability with respect thereto. Each Company Plan and any related contracts may be amended or terminated without penalty other than the payment of benefits, fees or charges accrued or incurred through the date of termination.

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            (d)        Except as required under Section 601 et seq. of ERISA (or a similar state law), no Company Plan provides benefits or coverage in the nature of health, life or disability insurance following retirement or other termination of employment.

            (e)        Except as set forth in Section 3.11(e) of the Company Disclosure Schedule, the signing of this Agreement or the consummation of the Transactions will not, either alone or in combination with another event, (i) entitle any employee, director, officer or independent contractor of the Company or any of its Subsidiaries to severance pay, unemployment compensation or any other payment, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee, director, officer or independent contractor, (iii) directly or indirectly cause the Company to transfer or set aside any assets to fund any benefits under any Company Plan, (iv) otherwise give rise to any material liability under any Company Plan, (v) limit or restrict the right to amend, terminate or transfer the assets of any Company Plan on or following the Effective Time or (vi) result in any payment that would constitute an “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code) to any current or former employee, director, officer or independent contractor of the Company or any of its Subsidiaries or that were or would not be deductible under Code Sections 162(m) or that would be required to be included by any current or former employee, director, officer or independent contractor of the Company or any of its Subsidiaries in gross income under Code Section 409A(a)(1)(A) as a result of a violation of Code Section 409A. The Company does not have an obligation to gross-up, indemnify or otherwise reimburse any current or former service provider to the Company for any tax incurred by such service provider pursuant to Sections 280G or 409A of the Code. Without limiting the foregoing, Schedule 3.11(e) sets forth a true, correct and complete list of any amount and type of any payment, acceleration, increase, vesting, liability or funding referred to in the immediately preceding sentence with respect to such current or former employee, director, officer or independent contractor, including without limitation the amount of any “excess parachute payment” and loss of deduction to the Company and the calculations supporting such amounts.

            (f)        The Company has properly classified for all purposes (including, without limitation, for all Tax, insurance, workers compensation and benefit plan eligibility purposes) all employees, leased employees, consultants, partners and independent contractors, and has withheld and paid all applicable Taxes and made all appropriate filings in connection with services provided by such persons.

            (g)        No Company Plan is maintained or sponsored primarily for the benefit of current or former employees or service providers located outside of the United States or is subject to the Laws of a jurisdiction other than the United States, and the Company does not have any obligation to provide for statutorily mandated benefits in a jurisdiction outside of the United States.

            (h)        Each arrangement that constitutes “non-qualified deferred compensation” within the meaning of Code Section 409A has been in operational and documentary compliance with or is otherwise exempt from Code Section 409A since the applicable deadline for such compliance with or exemption from Code Section 409A.

            Section 3.12        Labor and Employment Matters.

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            (a)        Except as set forth in Section 3.12(a) of the Company Disclosure Schedule, (i) neither the Company nor any of its Subsidiaries is a party, or otherwise subject, to any collective bargaining Contract or other agreement with a labor union, works council or other employee representative body; (ii) to the Knowledge of the Company, as of the date hereof, there are no activities or proceedings of any labor union, works council or other employee representative body to organize any employees of the Company or any of its Subsidiaries, there is no demand for recognition as the exclusive bargaining representative of any employees that has been made by or on behalf of any labor union, works council or other employee representative body, and there have been no such activities, proceedings or demands since October 1, 2014 (iii) no employee of the Company or any of its Subsidiaries is represented by any labor union, works council or other employee representative body with respect to his or her employment with the Company or any of its Subsidiaries; (iv) as of the date hereof, there is no pending or, to the Knowledge of the Company, threatened strike, picketing, lockout, slowdown, work stoppage or similar activity, and there have been no such activities since October 1, 2014; (v) as of the date hereof, there is no unfair labor practice charge against the Company or any of its Subsidiaries pending before the National Labor Relations Board or any other labor relations authority; (vi) as of the date hereof, there is no pending or, to the Knowledge of the Company, threatened Legal Action by or before any Governmental Authority with respect to any current or former employees, applicants or independent contractors of the Company or any of its Subsidiaries; (vii) the Company and its Subsidiaries are in material compliance, and since October 1, 2014 have been in material compliance with all material Laws related to employment, employment practices, wages, hours, immigration and other terms and conditions of employment (including without limitation affirmative action obligations, occupational health and safety and the classification and compensation of employees and independent contractors for purposes of the Fair Labor Standards Act and similar state Laws); (viii) neither the Company nor any of its Subsidiaries has, during the three year period prior to the date hereof, taken any action that would constitute a “Mass Layoff” or “Plant Closing” within the meaning of the Worker Adjustment and Retraining Notification Act or similar state Law or otherwise trigger mass layoff or plant closing obligations under applicable Law; and (ix) neither the Company nor any of its Subsidiaries will incur any notice, information, consultation, consent or similar obligations with respect to any labor union, works council or other employee representative body in connection with the execution of this Agreement or the Transactions.

            (b)        True, correct and complete information as to the name, current job title and position, work location, annual base salary or hourly rate, bonus eligibility, date of hire, years of service, status (exempt vs. non-exempt, full-time or part-time) and leave status (type, duration and expected return date), bonus, equity awards and other compensation for 2016 of all current directors and employees of the Company and its Subsidiaries has been provided to Parent. Except as set forth in Section 3.12(b) of the Company Disclosure Schedule, as of the date hereof, to the Knowledge of the Company, no current executive or group of employees has given notice of termination of employment or otherwise disclosed plans to terminate employment with the Company or any of its Subsidiaries within the next twelve (12) months. No executive of the Company or any of its Subsidiaries is employed under a non-immigrant work visa or other work authorization that is limited in duration.

            Section 3.13        Environmental Matters. Except as set forth on Section 3.13 of the Company Disclosure Schedule or as to those matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) each of the Company and its Subsidiaries is and has been in compliance with all applicable Environmental Laws and Governmental Approvals issued pursuant to Environmental Laws, and to the Knowledge of the Company, no capital expenditures or modifications to such business operations are required within the next two years in order to maintain such compliance, (b) as of the date hereof, there is no Legal Action, notice, demand or request for information relating to or arising under any Environmental Law or for the Release of Hazardous Materials that is pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any real property currently owned, operated or leased by the Company or any of its Subsidiaries, (c) neither the Company nor any of its Subsidiaries has received any notice of or assumed either contractually or, to the Knowledge of the Company, by operation of Law any uncompleted, outstanding or unresolved Liability arising under the Environmental Laws or for the Release of Hazardous Materials, (d) to the Knowledge of the Company, there are and have been no Hazardous Materials present or Released on or from any real property currently or formerly owned or leased by the Company or any of its Subsidiaries or from any offsite location at which the Company or any of its Subsidiaries disposed of (or used to dispose of) Hazardous Materials resulting in or that could reasonably be expected to result in Liability under the Environmental Laws, (e) neither the Company nor any of its Subsidiaries is conducting or paying for any remediation, investigation, response or corrective action under any Environmental Law or has received any unresolved demand related to any such remediation, investigation, response or corrective action or Release or presence of Hazardous Materials, (f) neither the Company nor any of its Subsidiaries has entered into an indemnity with respect to, otherwise assumed or, to the Knowledge of the Company, become subject to, any Liability of any other Person relating to Environmental Laws or Hazardous Materials and (g) neither the Company nor any of its Subsidiaries is the beneficiary of any indemnification obligation relating to Environmental Laws or Hazardous Materials that is not disclosed in Section 3.13 of the Company Disclosure Schedule.

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            Section 3.14        Rights Agreement; Anti-Takeover Provisions.

            (a)        The Company is not party to, and has not adopted, a rights agreement, “poison pill” or similar agreement or plan.

            (b)        Assuming the accuracy of the representations and warranties set forth in Section 4.09, the Company Board has taken all necessary action so that the restrictions contained in Section 203 of the DGCL are inapplicable to this Agreement and the Transactions and there are no other takeover, anti-takeover, moratorium, “fair price”, “control share” or other similar Laws applicable to this Agreement or the Transactions.

            Section 3.15        Project Company Title to Property; Leases; Real Estate. Except as set forth in Section 3.15 of the Company Disclosure Schedule, (a) each Project Company has good, indefeasible, marketable and (other than with respect to Geothermal Resources and Water Rights) insurable title to, or valid, existing and (other than with respect to Geothermal Resources and Water Rights) insurable leasehold interests which are subsisting and are in full force and effect in all respects in, its Project, Site, Geothermal Resource, Water Rights and all of its other properties that individually or in the aggregate are material to such Project Company and its Project, free and clear of Liens (other than Permitted Liens), (b) the Water Rights for the Projects have been obtained in such amounts that are sufficient to operate the businesses of the Project Companies as presently conducted, (c) the applicable Geothermal Leases, Water Rights and all other leases, rights of way, easements and real property interests (the “Real Property Rights”) that individually or in the aggregate are material to each Project Company and its Project are valid and subsisting and are in full force and effect in all respects, (d) any Real Property Rights that are Contracts are valid and binding on the Company or its Subsidiaries party thereto, and, to the Knowledge of the Company, each other party thereto, and are in full force and effect and enforceable in accordance with their respective terms, except where the failure to be valid, binding, enforceable and in full force and effect has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (e) neither the Company nor any of its Subsidiaries is in default under any terms of any Geothermal Lease or Water Rights to which it is a party, and no event or omission has occurred which with the giving of notice or lapse of time, or both, would constitute a default under any such Geothermal Lease or Water Rights and (f) the real property interests, leasehold estates, easements and other rights of USG Oregon Project Company and USG Idaho Project Company, as set forth in the Title Policy, as supplemented by the Supplemental Rights, and of USG Nevada Project Company, as set forth in the Title Policy or encumbered by the Deed of Trust, together with the Geothermal Resources and Real Property Rights: (i) comprise all of the property interests necessary to secure any right required with respect to the operation or maintenance of the applicable Project in accordance with all requirements of Law, Contracts and Permits, including all Company Approvals, (ii) are sufficient to enable the applicable Project to be located, operated and routinely maintained on the applicable Site and (iii) provide adequate ingress and egress for any reasonable purpose in connection with the operation, routine maintenance and construction of the applicable Project. Neither the Company nor any of its Subsidiaries has received any notice from any Person that such Person intends to terminate, or not renew, any Real Property Rights or is seeking the renegotiation thereof in any material respect or substitute performance thereunder in any material respect. Section 3.15 of the Company Disclosure Schedule sets forth a true, correct and complete list of all Real Property Rights that are material to each Project Company. Except as to those matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (A) each of the Company and its Subsidiaries is and has been in compliance with all applicable Laws applicable to the Water Rights, (B) as of the date hereof, there is no Legal Action, notice, demand or request for information relating to or arising under any Law that is pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries regarding the Water Rights, (C) neither the Company nor any of its Subsidiaries has received any notice of or assumed either contractually or, to the Knowledge of the Company, by operation of Law any uncompleted, outstanding or unresolved Liability arising under the Laws applicable to the Water Rights, (D) the Company or one of its Subsidiaries is the holder of the Water Rights located in Idaho according to the records of the Idaho Department of Water Resources, (E) the Company or one of its Subsidiaries is the holder of the Water Rights located in Nevada according to the records of the Nevada Division of Water Resources, and (F) neither the Company nor any of its Subsidiaries is conducting or paying for any investigation, response or corrective action under any Law applicable to the Water Rights or has received any unresolved demand related to any such investigation, response or corrective action.

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            Section 3.16        Other Real Property. Except as has not had and would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the Company or one of its Subsidiaries has good and marketable fee simple title to the real estate it purports to own and a valid and insurable leasehold interest in the real estate it purports to lease, in each case, other than that real estate owned or leased by a Project Company (the “Other Real Property”), including to all of the buildings, structures and other improvements thereon, free and clear of all Liens (other than Permitted Encumbrances), (b) none of the Company, any of its Subsidiaries or any Other Real Property is in material Default under any Contract evidencing any Lien or other agreement affecting the Other Real Property, (c) each material Company Lease and all other real property rights that, individually or in the aggregate, are material to the Company or any of its Subsidiaries are valid and subsisting and are in full force and effect in all respects, and (d) the Company or one of its Subsidiaries owns or leases all of the material personal property shown to be owned or leased by the Company or any of its Subsidiaries reflected in the latest audited financial statements included in the Company SEC Documents or acquired after the date thereof, free and clear of all Liens (other than Permitted Liens), except to the extent disposed of in the ordinary course of business since the date of the latest audited financial statements included in the Company SEC Documents. Neither the Company nor any of its Subsidiaries has received notice of any pending, and to the Knowledge of Company, there is no threatened, condemnation proceeding with respect to any Other Real Property. Neither Company nor or any of its Subsidiaries is a party to any agreement that obligates the Company or its Subsidiaries to purchase any material real property or interest in real property other than the Other Real Property.

            Section 3.17        Material Contracts.

            (a)        Section 3.17(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of all Material Contracts as of the date of this Agreement. For purposes of this Agreement, “Material Contracts” means all Contracts to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective properties or assets is bound (other than Company Plans) which have remaining unfulfilled obligations (whether affirmative or negative) on the Company or any of its Subsidiaries and that:

                   (i)        are or would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed by the Company on a Current Report on Form 8-K;

                   (ii)        relate to the formation, creation, operation, management or control of any joint venture, partnership, strategic alliance or similar arrangement with a third party that are material, individually or collectively, to the business of the Company and its Subsidiaries, taken as a whole;

                   (iii)        relate to Indebtedness and have an outstanding amount in excess of $500,000 individually or $1,000,000 in the aggregate or that require the Company or any of its Subsidiaries to make any advance, loan or commitment or provide any credit support for or any capital contribution to, or other investment in, any Person (other than the Company or any of its wholly-owned Subsidiaries) in excess of $500,000;

                   (iv)        involve the acquisition from another Person or disposition to another Person, directly or indirectly (by merger, purchase, exchange, license or otherwise), of assets or capital stock or other Equity Securities of another Person or the Company or any of its Subsidiaries, respectively, (A) for aggregate consideration under such Contract (or series of related Contracts) in excess of $250,000 or (B) that contain representations, warranties covenants, indemnities or other obligations (including indemnification, “earn-out” or other contingent obligations), that are still in effect and, individually or in the aggregate, could reasonably be expected to result in payments by the Company or any of its Subsidiaries in excess of $250,000 (in the case of each of clause (A) and (B), other than acquisitions or dispositions of inventory in the ordinary course of business);

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                   (v)        are for the purchase of materials, supplies, goods, services, equipment or other assets providing for either (a) annual payments by the Company and its Subsidiaries (under any Contract or series of related Contracts) of $250,000 or more or (b) aggregate payments by the Company and its Subsidiaries (under any Contract or series of related Contracts) of $1,000,000 or more;

                   (vi)       are tolling, sales, distribution, offtake or power purchase agreements (“PPAs”), transmission, distribution, storage or interconnection agreements or other similar Contracts providing for the sale by the Company or any Subsidiary of electricity, capacity, renewable energy credits or ancillary services, in each case, that provide for either (a) annual payments to the Company and its Subsidiaries of $250,000 or more or (b) aggregate payments to the Company and its Subsidiaries of $1,000,000 or more;

                   (vii)      prohibit the payment of dividends or distributions in respect of any Equity Security of the Company or any of its Subsidiaries, prohibit the pledging of any Equity Security of the Company or any of its Subsidiaries, prohibit the issuance of any guaranty by the Company or any of its Subsidiaries or prohibit the granting of a Lien on any property or asset of the Company or any of its Subsidiaries;

                   (viii)     are license agreements that are material to the business of the Company and its Subsidiaries, taken as a whole, pursuant to which the Company or any of its Subsidiaries licenses in material Intellectual Property or licenses out material Intellectual Property owned by the Company or its Subsidiaries (other than license agreements for commercially available software on standard terms or licenses by the Company or any of its Subsidiaries granted to third parties in the normal course of providing its products or services);

                   (ix)       contain provisions that prohibit the Company or any of its Subsidiaries or any Person that controls, or is under common control with, the Company from competing in any material line of business or grants a right of exclusivity to any Person which prevents the Company or a Subsidiary from entering any territory, market or field or freely engaging in business anywhere in the world (including any agreement to which the Company or any of its Subsidiaries or any Person that controls, or is under common control with, the Company are subject that grants to any party most-favored-nation, exclusivity, rights of first offer or first refusal or similar rights);

                   (x)        are with a labor union, works council or other employee representative body;

                   (xi)       provide for the payment, increase or vesting of any benefits or compensation in connection with the execution of this Agreement or the Transactions;

                   (xii)      provide for any individual base annual compensation in excess of $100,000 or severance benefits to any officer, director, employee, independent contractor, consultant, or other individual;

                   (xiii)     other than purchase orders, accounted for aggregate revenue to the Company or any of its Subsidiaries of more than $250,000 during the Company’s fiscal year ended December 31, 2015 or 2016, or $175,000 for the first three fiscal quarters of the Company ended September 30, 2017;

                   (xiv)      are necessary for the ownership, operation and maintenance of each Project and the generation, transmission, interconnection and sale of capacity and/or energy generated by, or environmental attributes associated with, such Project (the “Material Project Documents”);

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                   (xv)        are for future purchase, exchange or sale of electric energy with a marked-to-market value in excess of $500,000 in the aggregate after the date of this Agreement (other than Contracts solely between the Company and any of its wholly-owned Subsidiaries or solely among its wholly-owned Subsidiaries);

                   (xvi)        are Derivative Contracts;

                   (xvii)       provide for product warranty or repair obligations by a manufacturer or vendor of equipment owned or leased by the Company or any of its Subsidiaries with a fair market value of more than $250,000;

                   (xviii)      relate to construction and have a contract value or payment obligations or Liabilities thereunder of $250,000 or more in the aggregate;

                   (xix)        are of the type that is or would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act or are Contracts that provide for indemnification, advancement of expenses, contribution or defense for directors, officers, employees, agents or Affiliates of the Company or any of its Subsidiaries; or

                    (xx)        are Contracts or a group of Contracts with a Person which is not of the type described in any of clauses (i) through (xix) above and the termination or breach of which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

            (b)        (i) Each Material Contract is valid and binding on the Company and any of its Subsidiaries party thereto, as applicable, and to the Knowledge of the Company, each other party thereto, and is in full force and effect and enforceable in accordance with its terms, except where the failure to be valid, binding, enforceable and in full force and effect, has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (ii) the Company and each of its Subsidiaries, and, to the Knowledge of the Company, any other party thereto, has performed all obligations required to be performed by it under each Material Contract, except where such noncompliance has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (iii) there are no events or conditions which constitute, and neither the Company nor any of its Subsidiaries has received notice of the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a Default under, on the part of the Company or any of its Subsidiaries, any Material Contract, except where such Default has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (iv) to the Knowledge of the Company, there are no events or conditions which constitute, or, after notice or lapse of time or both, will constitute a Default under, on the part of any counterparty, any Material Contract, except as does not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and (v) neither the Company nor any of its Subsidiaries has received any notice from any Person that such Person intends to terminate, or not renew, any Material Contract, or is seeking the renegotiation thereof in any material respect or substitute performance thereunder in any material respect. The Company has made available to Parent true, correct and complete copies of all Material Contracts, including all material amendments, modifications, extensions or renewals with respect thereto.

            Section 3.18        Material Project Documents. Each Material Project Document is in full force and effect and constitutes the legal, valid and binding obligation of the Company and any of its Subsidiaries, as applicable, party thereto. None of the Company, its Subsidiaries or, to the Knowledge of the Company, any other Person party to a Material Project Document or related material Contract with the Company or any of its Subsidiaries is in Default under, any terms of a Material Project Document or related material Contract nor has any event or condition occurred which would constitute a Default under any of the Material Project Documents or related material Contracts.

            Section 3.19        Insurance. The Company has made available to Parent true, correct and complete copies of all material insurance policies currently available and all material self-insurance programs and arrangements relating to the business, assets and operations of the Company and its Subsidiaries in effect as of the date of this Agreement. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (a) all such insurance policies are in full force and effect, (b) the Company and its Subsidiaries are in compliance with the terms and conditions of all such insurance policies, (c) neither the Company nor any of its Subsidiaries is in Default under, and, to the Knowledge of the Company, no event or condition has occurred which would constitute such a Default under, any such insurance policies, (d) all premiums due with respect to each such insurance policy have been paid, (e) neither the Company nor any of its Subsidiaries has received written notice of any pending or threatened cancellation or modification (including with respect to coverage and premium) of such insurance policies and (f) the Company and its Subsidiaries maintain insurance in such amounts and against such risks as is required by (i) applicable Laws, Orders and Permits and (ii) the terms of the Material Contracts, including the Material Project Documents. Except as disclosed in Section 3.19 of the Company Disclosure Schedule, as of the date of this Agreement, there is no material claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies.

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            Section 3.20        Opinion of Financial Advisor. The Company Board has received the opinion of ROTH Capital Partners (the “Company Financial Advisor”) to the effect that, as of the date of such opinion, and subject to the various assumptions and qualifications set forth therein, the Offer Price and Merger Consideration to be received by holders of Company Shares is fair, from a financial point of view, to such holders and a copy of such opinion will be provided to Parent, solely for informational purposes, following receipt thereof by the Company.

            Section 3.21        Brokers and Other Advisors. Except for ROTH Capital Partners, the fees and expenses of which will be paid by the Company, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses that is or may be payable by the Company, any of its Subsidiaries or Parent, in connection with the Transactions. The Company has made available to Parent a complete and accurate copy of all agreements pursuant to which any Person identified in this Section 3.21 is entitled to any fees and expenses in connection with the Transactions.

Section 3.22        Status under Certain Statutes. None of the Company or any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

            (b)        Each of the Company and its Subsidiaries is not subject to or is exempt from regulation under PUHCA in either case as a “public-utility company” or as a “holding company” of a “public-utility company.”

            (c)        Each Project is a QF. Those certain “Notices of Self-Certification” that were filed with FERC in Docket Nos. QF12-389, QF06-187, and QF12-163 on or about January 18, 2013, September 20, 2007, and January 17, 2012 for each Project that is an operating project are in full force and effect and are factually accurate. Each Project Company (i) has obtained and maintained status for its Project as a QF and (ii) has made the requisite QF filings with FERC and any applicable utility and state regulatory authority.

            (d)        Each Project and Project Company is entitled to the following exemptions.

                   (i)        The Raft River Project and the Raft River Project Company are entitled to (x) all of the exemptions from the FPA provided for in 18 C.F.R. § 292.601 (c), including the exemptions from Sections 205 and 206 of the FPA set forth in§ 292.60l(c)(l); (y) the exemption from PUHCA set forth in 18 C.F.R. § 292.602(b); and (z) the exemption from certain state Laws and regulations set forth in § 292.602(c) .

                   (ii)        The USG Oregon Project and the USG Oregon Project Company are entitled to (x) all of the exemptions from the FPA provided for in 18 C.F.R. § 292.60l(c) except for the exemptions from Sections 205 and 206 of the FPA set forth in§ 292.60l(c)(l); (y) the exemption from PUHCA set forth in 18 C.F.R. § 292.602(b); and (z) the exemption from certain state Laws and regulations set forth in § 292.602(c) .

                   (iii)        The USG Nevada Project and the USG Nevada Project Company are entitled to (x) all of the exemptions from the FPA provided for in 18 C.F.R. § 292.60l(c), including the exemptions from Sections 205 and 206 of the FPA set forth in§ 292.60l(c)(l); (y) the exemption from PUHCA set forth in 18 C.F.R. § 292.602(b); and (z) the exemption from certain state Laws and regulations set forth in § 292.602(c) .

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            (e)        The Company is not itself a “public utility” under the FPA. The Company holds the exemption from PUHCA that is provided for by 18 C.F.R. § 366.3(a), to the extent set forth therein.

            (f)        The USG Nevada Project is an exempt wholesale generator. The “Notice of Self-Certification of Exempt Wholesale Generator Status” that was filed in Docket No. EG12-32, on February 16, 2012, is in full force and effect and is factually accurate.

            (g)        The USG Oregon Project Company holds “market-based rate” authority from FERC under 18 C.F.R. Part 35 Subpart H of its regulations (“MBR Authority”), which MBR Authority is in full force and effect. The order of FERC in Docket No. ER13-413-002 is in full force and effect.

            (h)        No suit, action, investigation, inquiry, or other legal or administrative proceeding by any Governmental Authority, by or before FERC (including the staff thereof), or by any other Person has been or is pending or threatened which questions or challenges the validity of, or seeks to enjoin, the status of either of the Projects as a QF, nor the MBR Authority of the USG Oregon Project Company.

            (i)        The PPA and Interconnection Agreement executed by each Project Company have received all approvals required from all applicable Governmental Authorities. Each Interconnection Agreement is sufficient to permit the applicable Project to: (i) inject all of such Project's electric energy, capacity and ancillary services up to the point of interconnection specified therein and (ii) satisfy the electrical delivery obligations of the applicable Project Company under the applicable PPA.

            (j)        Each Project Company is in material compliance with all and is not in violation of any applicable requirements and rules of the Public Utilities Commission of Oregon, the Public Utilities Commission of Idaho and the Public Utilities Commission of Nevada, as applicable, and FERC, including but not limited to all requirements applicable to such Project Company under Section 215 of the FPA. Neither the Company nor any Subsidiary requires permission or authorization from, and is not required to deliver any notice to, the Public Utilities Commission of Oregon, the Public Utilities Commission of Idaho or Public Utilities Commission of Nevada in order for the Company to execute and deliver this Agreement and consummate the Transactions.

            Section 3.23        No Other Representations or Warranties. Except for the representations and warranties made by the Company in this ARTICLE III, neither the Company nor any other Person makes any representation or warranty with respect to the Company or its subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to Parent or any of its Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing.

ARTICLE IV

Representations and Warranties of Parent and Merger Sub

            Parent and Merger Sub jointly and severally represent and warrant to the Company as of the date hereof and as of the Closing Date (or, if a specific date is indicated in any such statement, as of such specified date):

            Section 4.01        Organization; Standing. Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.

            Section 4.02        Authority; Non-contravention.

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            (a)        Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and, subject to the adoption of this Agreement by Parent as the sole stockholder of Merger Sub, which action Parent shall take immediately after the execution hereof, to consummate the Transactions. The execution, delivery and performance by Parent and Merger Sub of this Agreement, and, subject to the adoption of this Agreement by Parent as the sole stockholder of Merger Sub, which action Parent shall take immediately after the execution hereof, the consummation by Parent and Merger Sub of the Transactions, have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due and valid authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

            (b)        The execution and delivery of this Agreement by Parent and Merger Sub do not, and the consummation by Parent or Merger Sub of the Transactions and the performance of or compliance by Parent or Merger Sub with any of the terms or provisions hereof, will not (i) conflict with or violate any provision of the certificate of incorporation or bylaws of Parent or Merger Sub or (ii) assuming that the authorizations, consents and approvals referred to in Section 4.03 are obtained and the filings referred to in Section 4.03 are made and assuming the adoption of this Agreement by Parent as the sole stockholder of Merger Sub, which action Parent shall take immediately after the execution hereof, (A) violate or conflict with any Law or Order applicable to Parent or any of its Subsidiaries, or (B) result in a violation or breach of or constitute a default (with or without notice or lapse of time or both) under any of the terms, conditions or provisions of any Contract to which Parent, Merger Sub or any of their respective Subsidiaries is a party, except, in the case of clause (ii), for such violations or defaults as would not reasonably be expected to have a material adverse effect on the ability of Parent or Merger Sub to perform its obligations hereunder or prevent or materially delay consummation of the Transactions.

            Section 4.03        Governmental Approvals. Except for (i) the filing with the SEC of any documents required to be filed with the SEC by Parent or Merger Sub pursuant to this Agreement or in connection with the Transactions, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (iii) any filings required under, and in compliance with other applicable requirements of, the HSR Act and any other applicable Antitrust Laws and (iv) filings with, and the consent of, FERC under Section 203 of the FPA, no Consents or Filings with or to any Governmental Authority are necessary for the execution, delivery and performance of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the Transactions, other than such other Consents or Filings that, if not obtained, made or given, would not reasonably be expected to have a material adverse effect on the ability of Parent or Merger Sub to perform its obligations hereunder or prevent or materially delay consummation of the Transactions.

            Section 4.04        Ownership and Operations of Merger Sub. Parent owns beneficially and of record all of the outstanding capital stock of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Transactions and, has engaged in no other business activities other than those relating to the Transactions.

            Section 4.05        Funding Capability. Parent has or will have, or will cause Merger Sub to have, prior to the Effective Time, sufficient funds to pay the aggregate Merger Consideration contemplated by this Agreement and to perform the other obligations of Parent and Merger Sub contemplated by this Agreement.

            Section 4.06        Solvency. Neither Parent nor Merger Sub is entering into the Transactions with the intent to hinder, delay or defraud either present or future creditors of the Company or its Subsidiaries. Immediately after giving effect to all of the Transactions, including the funding and the payment of the aggregate Offer Price, Merger Consideration and the Designated Consideration and any repayment or refinancing of Indebtedness contemplated by this Agreement, assuming (a) satisfaction of the conditions set forth in ARTICLE VI, (b) the accuracy of the representations and warranties of the Company set forth in ARTICLE III that are relevant to the representations and warranties set forth in this Section 4.06, (c) that the consolidated financial statements of the Company (including all related notes or schedules) included or incorporated by reference in the Company SEC Documents fairly present in all material respects the consolidated financial condition of the Company and its Subsidiaries as at the end of the periods covered thereby and the consolidated results of operations of the Company and its Subsidiaries for the periods covered thereby and (d) that the estimates, projections or forecasts of the Company and its Subsidiaries have been prepared in good faith based upon assumptions that were and continue to be reasonable, the Surviving Corporation as of and immediately after the Effective Time will be solvent.

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            Section 4.07        Certain Arrangements. There are no Contracts between Parent and Merger Sub, on the one hand, and any member of the Company’s management or directors, on the other hand, as of the date hereof that relate in any way to the Company or the Transactions.

            Section 4.08        Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or any of its Subsidiaries except for Persons, if any, whose fees and expenses will be paid by Parent.

            Section 4.09        Ownership of Company Shares. None of Parent, Merger Sub or any of their “affiliates” or “associates” is, or at any time during the last three (3) years has been, an “interested stockholder” (as such term is defined in Section 203 of the DGCL) of the Company. Prior to the date hereof, neither Parent nor Merger Sub has taken, or authorized or permitted any Representatives of Parent or Merger Sub to take, any action that would reasonably be expected to cause, Parent, Merger Sub or any of their “affiliates” or “associates” to be deemed an “interested stockholder” (as such term is defined in Section 203 of the DGCL).

            Section 4.10        Legal Proceedings. As of the date hereof, there is no pending or, to the knowledge of Parent, threatened, Legal Action against Parent or any of its Subsidiaries, including Merger Sub, nor is there any Order imposed upon Parent or any of its Subsidiaries, including Merger Sub, that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on Parent’s and Merger Sub’s ability to consummate the Transactions.

            Section 4.11        Independent Investigation; No Other Company Representations or Warranties. Parent and Merger Sub have conducted their own independent investigation, review, and analysis of the business, results of operations, prospects, condition (financial or otherwise), or assets of the Company, and acknowledge that they have been provided such access as they have requested to the personnel, properties, assets, premises, books and records, and other documents and data of the Company for such purpose. Parent and Merger Sub acknowledge and agree that: (a) in making their decision to enter into this Agreement and to consummate the Transactions, Parent and Merger Sub have relied solely upon their own investigation and the express representations and warranties of the Company set forth in ARTICLE III of this Agreement (including the related portions of the Company Disclosure Schedule); and (b) neither the Company nor any of its Subsidiaries, nor any of their respective Representatives, nor any other Person, has been authorized by the Company or any of its Subsidiaries to make any other express or implied representation or warranty with respect to this Agreement, the Company or any of its Subsidiaries or their respective business or operations, including with respect to any information provided or made available to Parent or Merger Sub. Neither the Company nor any of its Subsidiaries, nor any of their respective stockholders, directors, officers, employees, Affiliates, advisors, agents or Representatives, will have any indemnification obligation to Parent or Merger Sub resulting from the delivery, dissemination or any other distribution to Parent, Merger Sub or their respective stockholders, directors, officers, employees, Affiliates or Representatives, or the use by Parent, Merger Sub or their respective stockholders, directors, officers, employees, Affiliates or Representatives of any information, documents, estimates, projections, forecasts or other forward-looking information, business plans or other material provided or made available to Parent, Merger Sub or their respective stockholders, directors, officers, employees, Affiliates or Representatives, including without limitation in certain “data rooms,” confidential information memoranda or management presentations in anticipation or contemplation of any of the Transactions, other than fraud in connection therewith.

            Section 4.12        Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans. In connection with the due diligence investigation of the Company by Merger Sub and Parent and their respective Affiliates and Representatives, Merger Sub and Parent and their respective Affiliates and Representatives have received and may continue to receive after the date hereof from the Company and its Affiliates and Representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the Company and its business and operations. Merger Sub and Parent hereby acknowledge and agree that (a) there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, with which Merger Sub and Parent are familiar, (b) actual results may deviate from such estimates, projections, forecasts and other forward-looking statements and business plans, and those deviations may be material, (c) such estimates, projections, forecasts and other forward-looking statements and business plans are based upon certain assumptions which the Company’s management believed were reasonable when made, but which may not be realized for various reasons and (d) except to the extent such information is expressly included in the representations and warranties made by the Company and contained in this Agreement, Merger Sub and Parent hereby waive any claim against the Company or any of its Subsidiaries, or any of their respective Affiliates or Representatives with respect to any information described in this Section 4.12, other than fraud in connection therewith. Accordingly, Merger Sub and Parent hereby acknowledge and agree that none of the Company nor any of its Subsidiaries, or any of their respective Affiliates or Representatives, has made or is making any express or implied representation or warranty with respect to such estimates, projections, forecasts, forward-looking statements or business plans (other than the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking statements or business plans), except as otherwise explicitly set forth herein or in cases of fraud, bad faith or gross negligence.

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            Section 4.13        Proxy Statement. None of the information with respect to Parent or Merger Sub that Parent or any of its Representatives furnishes in writing to the Company expressly for use or incorporation in the Company Proxy Statement, will, at the date such Proxy Statement is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein supplied by the Company or its Representatives.

ARTICLE V

COVENANTS

            Section 5.01        Conduct of Business.

            (a)        Except (i) as required by applicable Law, (ii) expressly required or explicitly permitted by this Agreement, (iii) as described in Section 5.01 of the Company Disclosure Schedule or (iv) as consented to in writing by Parent (which consent will not be unreasonably withheld, conditioned or delayed), during the period from the date of this Agreement until the earlier of the Effective Time and the date on which this Agreement is terminated pursuant to Section 7.01 (the “Pre-Closing Period”), the Company shall, and shall cause each of its Subsidiaries to, (x) carry on its business in the ordinary course consistent with past practice, and (y) use its Commercially Reasonable Efforts to preserve its and each of its Subsidiaries’ business organizations intact and maintain existing relations with material customers, suppliers, distributors, employees and other Persons with whom the Company or its Subsidiaries have business relationships.

            (b)        Without limiting the generality of Section 5.01(a), except (i) as required by applicable Law, (ii) expressly required or explicitly permitted by this Agreement, (iii) as described in Section 5.01 of the Company Disclosure Schedule or (iv) as consented to in writing by Parent (which consent will not be unreasonably withheld, conditioned or delayed), during the Pre-Closing Period, the Company shall not, and shall not permit any of its Subsidiaries to:

                    (i)        (A) issue, sell, grant, pledge, transfer, dispose of or otherwise subject to a Lien any Equity Securities of the Company or any of its Subsidiaries, provided that the Company may issue Company Shares as required to be issued upon exercise or settlement of Options or other equity rights or obligations under the Company Stock Plan outstanding on the date hereof in accordance with the terms of the Company Stock Plan in effect on the date hereof and such Options; (B) redeem, purchase or otherwise acquire any Equity Securities of the Company or any of its Subsidiaries, except in connection with withholding to satisfy Tax obligations with respect to Options acquisitions in connection with the forfeiture of equity awards, or acquisitions in connection with the net exercise of Options; (C) establish a record date for, declare, authorize, set aside for payment or pay any dividend on, or make any other distribution in respect of, any Equity Securities of the Company or any of its Subsidiaries (other than dividends or distributions paid in cash to the Company or a wholly-owned Subsidiary from a direct or indirect wholly-owned Subsidiary); or (D) split, combine, subdivide or reclassify any Equity Securities of the Company or any of its Subsidiaries;

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                   (ii)        enter into, amend or extend any collective bargaining Contract or other Contract or memorandum of understanding with a labor union, works council or other employee representative body;

                   (iii)       (A) incur, issue, modify, renew, syndicate, refinance, guarantee, assume or otherwise become liable for any Indebtedness (excluding (x) Indebtedness in the ordinary course of business incurred under the Company’s existing operating line listed on Section 3.02(e) of the Company Disclosure Schedule and (y) the extension or refinancing of any existing letters of credit required under any PPA, in the case of clauses (x) and (y) above, up to an aggregate cap of $100,000) or announce or authorize the announcement of any of the foregoing, (B) enter into any swap or hedging transaction or other derivative agreements other than in the ordinary course of business consistent with past practice or (C) make any loans, capital contributions or advances to, or investments in, any Person (other than the Company and any majority-owned Subsidiary of the Company or to any employee as advances for ordinary and necessary business expenses incurred in the ordinary course of business consistent with past practice);

                    (iv)      sell, lease, license, subject to a Lien (other than a Permitted Lien) or otherwise dispose of, in a single transaction or series of related transactions, any of its properties or assets whose value or purchase price, individually or in the aggregate, exceeds $100,000, except (A) dispositions of obsolete or worthless assets in the ordinary course of business consistent with past practice, (B) transfers among the Company and its Subsidiaries or (C) Liens on after-acquired property solely (1) that secure Indebtedness permitted under Section 5.01(b)(iii) and (2) that are attached and perfected as of the date of this Agreement;

                   (v)        make or authorize capital expenditures, except (A) those capital expenditures set forth in Section 5.01(b)(v) of the Company Disclosure Schedule or (B) capital expenditures that do not exceed $250,000 in the aggregate;

                   (vi)       make any acquisition of (A) the Equity Securities of any other Person, (B) a material portion of the assets of any other Person or (C) any other properties or assets of any other Person (other than the Company or any of its Subsidiaries) for a purchase price that, individually or in the aggregate, exceeds $250,000, except, in each case, for the acquisition of supplies, parts, fuel, materials and other inventory in the ordinary course of business consistent with past practices or any capital expenditures made in accordance with Section 5.01(b)(v);

                   (vii)      (A) increase the compensation or benefits in respect of any of its or its Subsidiaries’ current or former directors or executive officers, other than as required by the terms of any applicable agreement or benefit plan in existence on the date of execution of this Agreement and set forth in Section 3.11(a) of the Company Disclosure Schedule, (B) provide increases in salaries, wages, benefits or other compensation of current or former employees or independent contractors who are not executive officers or directors of the Company other than (x) as required by the terms of any Company Plan in existence as of the date hereof or (y) in the ordinary course of business consistent with past practice, (C) enter into any severance, change-incontrol, or retention agreement with any employee, director or independent contractor, (D) establish, adopt, terminate or amend any Company Plan or any plan, program, arrangement, practice or agreement that would be a Company Plan if it were in existence on the date hereof, or (E) hire or commit to hire any employee, or engage or commit to engage any independent contractor, in either case with an annual compensation in excess of $100,000 or with aggregate annual compensation of all such employees and independent contractors in excess of $250,000;

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                   (viii)     make any changes in financial accounting methods, principles or practices (or change an annual accounting or period), except insofar as may be required by applicable Law or a change in GAAP;

                   (ix)        (A) modify, amend, renew, extend or terminate, or waive or release any rights under, in a manner that is adverse to the Company, any Material Contract, (B) enter into any Contract, which if entered into prior to the date hereof would have been a Material Contract or (C) enter into any new Contract that contains a change in control provision in favor of the other party or parties thereto or would otherwise require a payment to or give rise to any rights to such other party or parties in connection with the Transactions; (x) grant any refunds, credits, rebates or other allowances by the Company or its Subsidiaries to any supplier, vendor or distributor in excess of $100,000 per supplier, vendor or distributor, or $250,000 in the aggregate;

                   (xi)        amend the Company Charter Documents or organizational documents of any Subsidiary;

                   (xii)       adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries, or enter into a letter of intent or agreement in principle with respect thereto, other than the Merger;

                   (xiii)      fail to maintain, terminate or cancel any insurance coverage maintained by the Company or any of its Subsidiaries with respect to any material assets or risk without replacing such coverage with insurance coverage in comparable amounts and scope;

                   (xiv)      pay, discharge, settle, compromise, waive or release any pending or threatened Legal Action which (A) requires payment to or by the Company or any Subsidiary of the Company (exclusive of attorney’s fees) in excess of $150,000 in any single instance or in excess of $250,000 in the aggregate, (B) involves injunctive or equitable relief or restrictions on the business activities of, or criminal sanctions on, the Company or any of its Subsidiaries, (C) involves the issuance of Equity Securities of the Company or any of its Subsidiaries, or (D) relates to the Transactions;

                   (xv)       (A) make any change (or file a request to make any such change) in any method of Tax accounting or any annual Tax accounting period that would materially prejudice the Company or any Subsidiary for a period after the Closing as compared to periods prior to the Closing; (B) make, change or rescind any Tax election; (C) settle or compromise any Tax liability, audit claim, refund or assessment in excess of $100,000 in any single instance or in excess of $250,000 in the aggregate; (D) surrender any right to claim for a Tax refund in excess of $10,000; (E) file any Tax Return that is prepared on a basis that is materially inconsistent with the elections, accounting methods, conventions and principles of taxation used for the most recent taxable periods for which comparable Tax Returns involving similar Tax items have been filed by the Company; or (F) amend any federal income Tax Return with respect to an amount of Taxes that is material to the Company and its Subsidiaries, taken as a whole, unless otherwise required by Law;

                   (xvi)       permit any of its Subsidiaries or its or their respective Representatives or independent contractors to promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, any non-U.S. official, in each case, in violation of the FCPA or Other Anti-Corruption Laws;

                   (xvii)      enter into any transaction, or series of related transactions, agreement, arrangement or understanding that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act;

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                   (xviii)     negotiate or enter into any interconnection or transmission Contract, PPA or other Contract for the sale of capacity, energy and/or environmental attributes from or to any Project, Expansion Project or Development Project;

                   (xix)       enter into any new line of business outside the existing businesses of the Company and its Subsidiaries;

                   (xx)        adopt any rights agreement, “poison pill” or similar Contract or plan; or

                   (xxi)       authorize any of, commit or agree or adopt resolutions, in writing or otherwise, to take any of, the foregoing actions.

            (c)        If the Company identifies any activities of the Company or any of its Subsidiaries, including those activities of their respective Representatives or independent contractors, that the Company reasonably believes to be in violation of the FCPA or Other Anti-Corruption Laws, (i) the Company shall and shall cause each of its Subsidiaries to cease such activities and (ii) the Company will give Parent written notice, describing in reasonable detail, to the extent known, the nature and scope of such violation. The Company shall and shall cause its Subsidiaries to take all actions required by Law to remediate any actions taken by the Company, its Subsidiaries or any of its or their respective Representatives or independent contractors in violation of the FCPA or any Other Anti-Corruption Law.

            Section 5.02        Other Actions. During the Pre-Closing Period, the Company and Parent shall not, and shall not permit any of their respective Subsidiaries to, take, or agree or commit to take, any action (except as otherwise expressly permitted by this Agreement) that would reasonably be expected to, individually or in the aggregate, prevent, materially delay, or materially impede the consummation of the Merger or the other Transactions.

            Section 5.03        Access to Information; Confidentiality.

            (a)        During the Pre-Closing Period, the Company shall, and shall cause its Subsidiaries to, afford to Parent and Parent’s Representatives reasonable access, at reasonable times and in a manner as shall not unreasonably interfere with the business or operations of the Company or any Subsidiary thereof, to the Representatives, properties, offices, and other facilities and to all books, records, contracts, and other assets of the Company and its Subsidiaries, and the Company shall, and shall cause its Subsidiaries to, furnish promptly to Parent such additional financial, accounting, operating, environmental, technical, engineering, geological and other data and information concerning the business and properties of the Company and its Subsidiaries as Parent may reasonably request from time to time. Neither the Company nor any of its Subsidiaries shall be required to provide access to or disclose information where such access or disclosure would jeopardize the protection of attorney-client privilege or contravene any Law (it being agreed that the parties shall use their Commercially Reasonable Efforts to cause such information to be provided in a manner that would not result in such jeopardy or contravention). No investigation shall affect the Company’s representations, warranties, covenants, or agreements contained herein, or limit or otherwise affect the remedies available to Parent or Merger Sub pursuant to this Agreement.

            (b)        Parent and the Company shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Non-Disclosure Agreement, dated October 30, 2017, between Parent and the Company (the “Confidentiality Agreement”), which shall survive the termination of this Agreement in accordance with the terms set forth therein, except for (i) Section 6 thereof, which shall terminate as of the Closing Date and (ii) Section 10 thereof, which shall terminate as of the date of this Agreement.

            Section 5.04        No Solicitation.

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            (a)        The Company shall not, and shall cause its Subsidiaries not to, and shall not authorize or permit its and its Subsidiaries’ Representatives to, and shall give written instructions to all such Representatives not to, directly or indirectly, solicit, initiate, seek or knowingly take any action to facilitate or encourage the making, submission or announcement of any Takeover Proposal, or any inquiry, discussion, request, offer or proposal that could reasonably be expected to lead to any Takeover Proposal, or, subject to Section 5.04(b): (i) conduct or engage in any discussions or negotiations with, disclose any non-public information relating to the Company or any of its Subsidiaries to, afford access to the business, properties, assets, books, or records of the Company or any of its Subsidiaries to, or knowingly assist, participate in, facilitate, or encourage any effort by, any Person in connection with or in response to, or that could reasonably be expected to lead to, any Takeover Proposal; (ii) except where the Company Board determines that the failure to do so would be inconsistent with its fiduciary duties, (A) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of Equity Securities of the Company or any of its Subsidiaries, or (B) approve any transaction under, or any Person becoming an “interested stockholder” under, Section 203 of the DGCL (other than the Merger, the Transactions, Parent and Merger Sub); or (iii) adopt, approve or enter into any agreement in principle, letter of intent, term sheet, memorandum of understanding, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, or other Contract providing for or relating to any Takeover Proposal (each, a “Company Acquisition Agreement”). The Company shall, and shall cause its Subsidiaries to cease immediately and cause to be terminated, and shall not authorize or permit any of its or their Representatives to continue, and shall give written instructions to all such Representatives not to continue, any and all existing activities, discussions, negotiations or solicitations, if any, with any Person (other than Parent or Merger Sub) with respect to any Takeover Proposal and shall use its Commercially Reasonable Efforts to cause any such Person (other than Parent or Merger Sub) and its Representatives in possession of non-public information in respect of the Company or any of its Subsidiaries that was furnished by or on behalf of the Company and its Subsidiaries to return or destroy (and confirm destruction of) all such information and terminate the access of any such Person (other than Parent or Merger Sub) and its Representatives to any electronic data room maintained by or on behalf of the Company or any of its Subsidiaries.

            (b)        Notwithstanding Section 5.04(a), prior to the receipt of the Requisite Company Vote, if the Company or any of its Subsidiaries receives any bona fide written unsolicited Takeover Proposal that did not result from a material breach of this Section 5.04, the Company Board, directly or indirectly through any Representative, may, subject to Section 5.04(c): (i) contact the Person who made such bona fide written unsolicited Takeover Proposal for the purpose of clarifying such Takeover Proposal and the material terms and conditions and likelihood of consummation thereof in order to determine whether such Takeover Proposal constitutes or would reasonably be expected to result in a Superior Proposal and (ii) if the Company Board determines in good faith, after consultation with its outside legal and financial advisors, that such Takeover Proposal constitutes or would reasonably be expected to result in a Superior Proposal, thereafter (A) furnish to such Person non-public information relating to the Company or any of its Subsidiaries pursuant to an executed confidentiality agreement that constitutes an Acceptable Confidentiality Agreement; (B) make a Company Adverse Recommendation Change and (C) take any action that any court of competent jurisdiction orders the Company to take (which order remains unstayed), but in each case referred to in the foregoing clauses (A) through (C), only if the Company Board determines in good faith, after consultation with its outside legal and financial advisors, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law. Nothing contained herein shall prevent the Company Board from disclosing to the Company’s stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act with regard to a Takeover Proposal, if the Company determines that failure to disclose such position would constitute a violation of applicable Law.

            (c)        The Company Board shall not take any of the actions referred to in clauses (i) or (ii) of Section 5.04(b) unless the Company shall have delivered to Parent at least five Business Days’ prior written notice advising Parent that it intends to take such action and stating the factors taken into account by the Company Board in determining that any such Takeover Proposal constitutes or would reasonably be expected to result in a Superior Proposal. The Company shall notify Parent promptly (but in no event later than 24 hours after Knowledge of the Company’s (or any of its Subsidiaries or any of its or their Representatives) receipt ) of any Takeover Proposal, any inquiry or request that could reasonably be expected to lead to a Takeover Proposal, any request for non-public information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books, or records of the Company or any of its Subsidiaries by any Person (other than Parent or Merger Sub). In such notice, the Company shall identify the Person making, and details of the material terms and conditions of, any such Takeover Proposal, indication or request. The Company shall keep Parent reasonably informed, on a prompt basis, of the status and material terms of any such Takeover Proposal, indication or request, including any material amendments or proposed amendments as to price and other material terms thereof. The Company shall promptly provide Parent with a list of any non-public information concerning the Company’s and any of its Subsidiary’s business, present or future performance, financial condition, or results of operations, provided to any Person, and, to the extent such information has not been previously provided to Parent, copies of such information. The Company will not, and will not cause or permit any Subsidiary of the Company to, enter into any Contract with any Person, or otherwise take any action, that would prohibit or restrict in any way the Company or such Subsidiary from providing any information to Parent hereunder.

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            (d)        Except as expressly permitted by this Section 5.04, the Company Board shall not effect a Company Adverse Recommendation Change or enter into (or permit any Subsidiary to enter into) a Company Acquisition Agreement. Notwithstanding the foregoing, at any time prior to the receipt of the Requisite Company Vote, the Company Board may effect a Company Adverse Recommendation Change or enter into (or permit any Subsidiary to enter into) a Company Acquisition Agreement, if: (i) the Company promptly notifies Parent, in writing, at least five Business Days (the “Superior Proposal Notice Period”) before making a Company Adverse Recommendation Change or entering into (or causing a Subsidiary to enter into) a Company Acquisition Agreement, of its intention to take such action with respect to a Superior Proposal, which notice shall state expressly that the Company has received a Takeover Proposal, that the Company Board intends to declare a Superior Proposal and that the Company Board intends to effect a Company Adverse Recommendation Change and/or the Company intends to enter into (or permit any Subsidiary to enter into) a Company Acquisition Agreement; (ii) the Company attaches to such notice the most current version of the proposed agreement (which version shall be updated promptly after material amendment thereto) and the identity of the Person making such Superior Proposal; (iii) the Company shall, and shall cause its Representatives to, during the Superior Proposal Notice Period, negotiate with Parent in good faith to make such adjustments in the terms and conditions of this Agreement so that such Takeover Proposal ceases to constitute a Superior Proposal, if Parent, in its discretion, proposes to make such adjustments (it being agreed that in the event that, after commencement of the Superior Proposal Notice Period, there is any material revision to the terms of a Superior Proposal, including, any revision in price, the Superior Proposal Notice Period shall be extended, if applicable, to ensure that at least five Business Days remain in the Superior Proposal Notice Period subsequent to the time the Company notifies Parent of any such material revision); and (iv) the Company Board determines in good faith, after consultation with its outside legal and financial advisors, that such Takeover Proposal continues to constitute a Superior Proposal after taking into account any adjustments made by Parent during the Superior Proposal Notice Period in the terms and conditions of this Agreement and that failure to make a Company Adverse Recommendation Change or enter into (or permit any Subsidiary to enter into) a Company Acquisition Agreement would continue to be inconsistent with its fiduciary duties under applicable Law.

            (e)        Notwithstanding anything to the contrary in the foregoing, in response to an Intervening Event that has occurred after the date of this Agreement but prior to the receipt of the Requisite Company Vote, the Company Board may effect a Company Adverse Recommendation Change if: (i) prior to effecting the Company Adverse Recommendation Change, the Company promptly notifies Parent, in writing, at least five Business Days (the “Intervening Event Notice Period”) before taking such action of its intent to consider such action (which notice shall not, by itself, constitute a Company Adverse Recommendation Change), and which notice shall include a reasonably detailed description of the underlying facts giving rise to, and the reasons for taking, such action; (ii) the Company shall, and shall cause its Representatives to, during the Intervening Event Notice Period, negotiate with Parent in good faith to make such adjustments in the terms and conditions of this Agreement so that the underlying facts giving rise to, and the reasons for taking such action, ceases to constitute an Intervening Event, if Parent, in its discretion, proposes to make such adjustments (it being agreed that in the event that, after commencement of the Intervening Event Notice Period, there is any material development in an Intervening Event, the Intervening Event Notice Period shall be extended, if applicable, to ensure that at least five Business Days remain in the Intervening Event Notice Period subsequent to the time the Company notifies Parent of any such material development); and (iii) the Company Board determines in good faith, after consultation with its outside legal and financial advisors, that the failure to effect such Company Adverse Recommendation Change, after taking into account any adjustments made by Parent during the Intervening Event Notice Period, would continue to be inconsistent with its fiduciary duties under applicable Law. The Company acknowledges and hereby agrees that any Company Adverse Recommendation Change effected (or proposed to be effected) in response to or in connection with any Takeover Proposal may be made solely and exclusively pursuant to Section 5.04(d) only, and may not be made pursuant to this Section 5.04(e), and any Company Adverse Recommendation Change may only be made pursuant to this Section 5.04 and for no other reason.

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            Section 5.05        Stockholders Meeting; Preparation of Proxy Materials; Approval by Sole Stockholder of Merger Sub.

            (a)        The Company shall take all action necessary in accordance with the Company Charter Documents to establish a record date and duly call, give notice of, convene, and hold the Company Stockholders Meeting as soon as reasonably practicable after the date of this Agreement, and, in connection therewith, the Company shall mail the Company Proxy Statement to the holders of Company Shares in advance of such meeting. Except to the extent that the Company Board shall have effected a Company Adverse Recommendation Change as permitted by Section 5.04 hereof, the Company Proxy Statement shall include the Company Board Recommendation. Subject to Section 5.04 hereof, the Company shall use Commercially Reasonable Efforts to: (i) solicit from the holders of Company Shares proxies in favor of the adoption of this Agreement and approval of the Merger; and (ii) take all other actions necessary or advisable to secure the vote or consent of the holders of Company Shares required by applicable Law to obtain such approval. The Company shall not submit any other proposals for approval at the Company Stockholders Meeting without the prior written consent of Parent. The Company shall keep Parent and Merger Sub updated with respect to proxy solicitation results as requested by Parent or Merger Sub. Once the Company Stockholders Meeting has been called and noticed, the Company shall not postpone or adjourn the Company Stockholders Meeting without the consent of Parent, which consent may not be unreasonably withheld, other than: (A) in order to obtain a quorum of its stockholders; (B) to allow reasonable additional time after the filing and mailing of any supplemental or amended disclosures to the Company Proxy Statement for compliance with applicable legal requirements, to the extent required by applicable Law; or (C) to allow reasonable additional time to solicit proxies to secure the approval of the Agreement. If the Company Board makes a Company Adverse Recommendation Change, it will not alter the obligation of the Company to submit the adoption of this Agreement and the approval of the Merger to the holders of Company Shares at the Company Stockholders Meeting to consider and vote upon, unless this Agreement shall have been terminated in accordance with its terms prior to the Company Stockholders Meeting.

            (b)        In connection with the Company Stockholders Meeting, as soon as reasonably practicable following the date of this Agreement the Company shall prepare and file the Company Proxy Statement with the SEC. Parent, Merger Sub, and the Company will cooperate and consult with each other in the preparation of the Company Proxy Statement. Without limiting the generality of the foregoing, each of Parent and Merger Sub will furnish the Company the information relating to it as the Company may reasonably request, including such information that is required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Company Proxy Statement. The Company shall not file the Company Proxy Statement, or any amendment or supplement thereto, without providing Parent a reasonable opportunity to review and comment thereon (which comments shall be considered in good faith by the Company and incorporated in the Company Proxy Statement, to the extent reasonable). The Company shall use its Commercially Reasonable Efforts to cause the Company Proxy Statement at the date that it (and any amendment or supplement thereto) is first published, sent, or given to the stockholders of the Company and at the time of the Company Stockholders Meeting, to comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Company shall use its Commercially Reasonable Efforts to resolve, and each party agrees to consult and cooperate with the other party in resolving, all SEC comments with respect to the Company Proxy Statement as promptly as practicable after receipt thereof and to cause the Company Proxy Statement in definitive form to be cleared by the SEC and mailed to the Company’s stockholders as promptly as reasonably practicable following filing with the SEC. The Company agrees to consult with Parent prior to responding to SEC comments with respect to the preliminary Company Proxy Statement. Each of Parent, Merger Sub, and the Company agree to correct any information provided by it for use in the Company Proxy Statement which shall have become false or misleading and the Company shall promptly prepare and mail to its stockholders an amendment or supplement setting forth such correction. The Company shall as soon as reasonably practicable: (i) notify Parent of the receipt of any comments from the SEC with respect to the Company Proxy Statement and any request by the SEC for any amendment to the Company Proxy Statement or for additional information; and (ii) provide Parent with copies of all written correspondence between the Company and its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Company Proxy Statement.

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            (c)        Immediately following the execution and delivery of this Agreement, Parent, as sole stockholder of Merger Sub, shall adopt this Agreement and approve the Merger, in accordance with the DGCL.

            Section 5.06        Notices of Certain Events. The Company shall notify Parent and Merger Sub, and Parent and Merger Sub shall notify the Company, promptly of: (a) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with the Transactions; (b) any notice or other communication from any Governmental Authority in connection with the Transactions; (c) any Legal Actions commenced, or to such party’s Knowledge, threatened, against the Company or any of its Subsidiaries or Parent or its Subsidiaries, as applicable, that are related to the Merger or the other Transactions; and (d) any event, change, or effect between the date of this Agreement and the Effective Time which causes or is reasonably likely to cause the failure of the conditions set forth in Section 6.02(a), Section 6.02(b), or Section 6.02(c) of this Agreement (in the case of the Company and its Subsidiaries) or Section 6.03(a) or Section 6.03(b) of this Agreement (in the case of Parent and Merger Sub), to be satisfied. In no event shall: (i) the delivery of any notice by a party pursuant to this Section 5.06 limit or otherwise affect the respective rights, obligations, representations, warranties, covenants, or agreements of the parties or the conditions to the obligations of the parties under this Agreement; or (ii) disclosure by the Company or Parent be deemed to amend or supplement the Company Disclosure Schedule or constitute an exception to any representation or warranty.

            Section 5.07        Employees; Benefit Plans.

            (a)        No later than forty-five (45) days prior to the date of the Company Stockholders Meeting, Parent (or its designee) shall offer employment to such employees of the Company or its Subsidiaries as Parent may determine in its sole discretion and such offers of employment shall be conditioned on the Closing. Parent shall provide, or shall cause to be provided, to each such employee who accepts an offer of employment (the “Continuing Employees”) compensation and benefits that, taken as a whole, are at a level substantially similar to the compensation and benefits (other than severance benefits and Equity Securities) provided by the Company or its Subsidiaries to such Continuing Employees immediately prior to the Effective Time; provided, however, that nothing in this Agreement shall create any right to continued employment in any Continuing Employee or prohibit the Surviving Corporation from terminating the employment of any Continuing Employee or from amending, modifying or terminating any Company Plan.

            (b)        For purposes of vesting, eligibility to participate and levels of benefits (but not accrual) under the employee benefit plans of Parent and its Subsidiaries providing benefits to any Continuing Employee after the Effective Time (including the Company Plans), Parent shall use Commercially Reasonable Efforts to provide that each Continuing Employee shall be credited with his or her years of service with the Company and its Subsidiaries and their respective predecessors before the Effective Time, to the same extent as such Continuing Employee was entitled, before the Effective Time, to credit for such service under any similar Company Plan in which such Continuing Employee participated or was eligible to participate immediately prior to the Effective Time, provided that the foregoing shall not apply to the extent that its application would result in a duplication of benefits with respect to the same period of service. In addition, and without limiting the generality of the foregoing, Parent shall use its Commercially Reasonable Efforts to cause (i) any applicable waiting period under any employee benefit plan of Parent and its Subsidiaries providing benefits to any Continuing Employee after the Effective Time to be waived with respect to each such Continuing Employee to the extent coverage under such plan is replacing comparable coverage under a Company Plan in which such Continuing Employee participated immediately before the Effective Time and (ii) for purposes of each such plan providing medical, dental, pharmaceutical and/or vision benefits to any Continuing Employee, all pre-existing condition exclusions and actively-at-work requirements of such plan to be waived for such Continuing Employee and his or her covered dependents, to the extent such conditions were inapplicable or waived under the comparable Company Plan of the Company or its Subsidiaries in which such Continuing Employee participated immediately prior to the Effective Time. Parent shall take Commercially Reasonable Efforts to cause any eligible expenses incurred by any Continuing Employee and his or her covered dependents during the portion of the plan year of the applicable Company Plan ending on the date such Continuing Employee’s participation in the corresponding employee benefit plan of Parent and its Subsidiaries begins to be taken into account under such plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such plan.

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            (c)        The provisions of this Section 5.07 and Section 5.16(f) are solely for the benefit of the parties, and no provision of this Section 5.07 or Section 5.16(f) is intended to, or shall, constitute the establishment or adoption of or an amendment to any employee benefit plan for purposes of ERISA or otherwise and no current or former employee or independent contractor of the Company, the Surviving Corporation or any of their respective Subsidiaries, or any other individual associated therewith shall be regarded for any purpose as a third party beneficiary of this Section 5.07 or Section 5.16(f) or have the right to enforce the provisions hereof or thereof.

            (d)        From time to time during the period between the date of this Agreement and the date referred to in Section 5.07(a), the Company shall, and shall cause its Subsidiaries to, make available to Parent and its Representatives reasonable access (subject to the provisions in the following sentence) to such of the officers and employees of the Company and its Subsidiaries as the Parent may from time to time reasonably request for purposes of: (x) evaluating which, if any, of those persons may be employed by Parent, Merger Sub or any of their Affiliates from and after the Effective Time; (y) discussing with any such persons the terms and conditions, if any, on which they may be employed by Parent, Merger Sub or any of their Affiliates from and after the Effective Time; and (z) making (or not making) offers of employment as provided in Section 5.07(a), notwithstanding any contrary provision of the Confidentiality Agreement. Such access will include the opportunity for individual or group meetings (either in person or through telephonic, video or other electronic communication media) with one or more such persons, or all employees, at offices, plants and other facilities of Seller and its Subsidiaries, or at off-site locations, in each case as reasonably requested by Parent, subject to the following limitations:

            (i)        In the case of any access involving in-person meetings at offices, plants and other facilities of Seller and its Subsidiaries, such access will be on such dates and at times (either before, during or after normal business hours for the employees involved) mutually agreed by Parent and the Company, and subject to the normal safety and security restrictions at the location of such meetings.

            (ii)        In each case, such access will not unreasonably interfere with the business and operations of the Company and its Subsidiaries and will be conducted in compliance with applicable Laws and Permits.

            Section 5.08        Directors’ and Officers’ Indemnification and Insurance.

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            (a)        From and after the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, each of Parent and the Surviving Corporation and their respective applicable Subsidiaries shall, (i) indemnify and hold harmless each individual who at the Effective Time is, or at any time prior to the Effective Time was, a director or officer of the Company or of a Subsidiary of the Company (each, an “Indemnitee” and, collectively, the “Indemnitees”) with respect to all claims, liabilities, losses, damages, judgments, fines, penalties, costs (including amounts paid in settlement or compromise) and expenses (including fees and expenses of legal counsel) in connection with any claim, suit, action, proceeding or investigation (whether civil, criminal, administrative or investigative), whenever asserted, based on or arising out of, in whole or in part, (A) the fact that an Indemnitee was a director or officer of the Company or such Subsidiary or (B) acts or omissions by an Indemnitee in the Indemnitee’s capacity as a director, officer, employee or agent of the Company or such Subsidiary or taken at the request of the Company or such Subsidiary (including in connection with serving at the request of the Company or such Subsidiary as a director, officer, employee, agent, trustee or fiduciary of another Person (including any employee benefit plan)), in each case under (A) or (B), at, or at any time prior to, the Effective Time (including any claim, suit, action, proceeding or investigation relating in whole or in part to the Transactions), to the same extent such Indemnitees are entitled to indemnification as of the date of this Agreement by the Company or any of its Subsidiaries pursuant to applicable Law, the Company Charter Documents, the organizational documents of such Subsidiaries or any indemnification agreements in existence on the date of this Agreement and made available to Parent prior to the date hereof, and (ii) assume all obligations of the Company and such Subsidiaries to the Indemnitees in respect of indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time as provided in the Company Charter Documents and the organizational documents of such Subsidiaries as currently in effect; provided, however, that if, at any time prior to the sixth anniversary of the Effective Time, any Indemnitee delivers to Parent or the Surviving Corporation a written notice asserting a claim for indemnification under this Section 5.08(a), then the claim asserted in such notice shall survive the sixth anniversary of the Effective Time until such time as such claim is fully and finally resolved. Without limiting the foregoing, Parent, from and after the Closing until six (6) years from the Effective Time, shall cause, unless otherwise required by Law, the certificate of incorporation and bylaws of the Surviving Corporation to contain provisions no less favorable to the Indemnitees with respect to limitation of liabilities of directors and officers and indemnification than are set forth as of the date of this Agreement in the Company Charter Documents, which provisions shall not be amended, repealed or otherwise modified or superseded in any manner that would adversely affect the rights thereunder of the Indemnitees. In addition, from the Closing until six (6) years from date on which the Effective Time occurs, Parent shall, and shall cause the Surviving Corporation to, advance any expenses (including the fees and expenses of legal counsel) of any Indemnitee under this Section 5.08 (including in connection with enforcing the indemnity and other obligations referred to in this Section 5.08) as incurred to the same extent such Indemnitees are entitled to advancement of expenses as of the date of this Agreement by the Company or any of its Subsidiaries pursuant to applicable Law, the Company Charter Documents, the organizational documents of such Subsidiaries or any indemnification agreements in existence on the date of this Agreement and made available to Parent prior to the date hereof, provided, however, that the individual to whom expenses are advanced provides, if requested by Parent, an undertaking to repay such advances if it shall be determined that such individual is not entitled to be indemnified pursuant to this Section 5.08(a) . The Surviving Corporation shall reasonably cooperate in good faith in the defense of any such matters; provided, that requests by Indemnitees or their Representatives to interview Representatives, examine the books and records or access the properties of the Surviving Corporation shall be made during normal business hours and upon reasonable notice and shall not significantly or materially impact the operations of the Surviving Corporation.

            (b)        Prior to the Effective Time, the Company may purchase, for an aggregate amount not to exceed 300% of the current aggregate annual premium (the “Maximum Premium”), a six-year prepaid “tail policy” (“Tail Policy”) providing coverage for the Indemnitees on terms and conditions providing substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance maintained by the Company and its Subsidiaries with respect to matters existing or occurring prior to the Effective Time, covering without limitation the Transactions; provided, however, that if the premium for such Tail Policy shall exceed the Maximum Premium, the Company shall provide or cause to be provided a Tail Policy for the applicable individuals with the best coverage as shall then be available at an annual premium equal to the Maximum Premium. After the Effective Time, the Surviving Corporation shall cause such policy to be maintained in full force and effect, for its full term, and to honor all of its obligations thereunder and neither Parent nor the Surviving Corporation shall have any further obligations under this Section 5.08(b).

            (c)        The provisions of this Section 5.08 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnitee, his or her heirs and his or her Representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individual may have under the Company Charter Documents, by Contract or otherwise (it being expressly agreed that the Indemnitees to whom this Section 5.08 applies shall be third party beneficiaries of this Section 5.08).

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            (d)        In the event that Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation shall assume all of the obligations thereof set forth in this Section 5.08.

            (e)        Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to Indemnitees’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 5.08 is not prior to or in substitution for any such claims under such policies.

            Section 5.09        Commercially Reasonable Efforts.

            (a)        Upon the terms and subject to the conditions of this Agreement, each of the parties shall cooperate with the other parties and use (and shall cause their respective Subsidiaries to use) their respective Commercially Reasonable Efforts to promptly (i) unless, with respect to any action, another standard of performance is expressly provided for herein, take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary, proper or advisable to cause the other party’s (with respect to Parent and Merger Sub) or parties’ (with respect to the Company) conditions to Closing to be satisfied as promptly as practicable and to consummate and make effective, in the most expeditious manner practicable, the Transactions, including preparing and filing promptly and fully all documentation to effect all necessary Filings, including, if applicable, requesting expedited treatment for any such Filing, (ii) obtain all Consents, Permits, expirations or terminations of waiting periods and other confirmations from any Governmental Authority or other Person necessary, proper or advisable to consummate the Transactions and continue the businesses of the Company and its Subsidiaries uninterrupted as currently conducted, (iii) obtain any Consents or make any Filings that are required by any Governmental Authority for or in connection with any Permit, Water Right, bond or other financial surety, (iv) execute and deliver any additional instruments necessary to consummate the Transactions and (v) avoid, defend or contest (A) any Legal Action brought by a Governmental Authority or other Person or (B) entry of any Law or Order that would, in each case, prevent or materially impede, interfere with, hinder or delay the consummation of the Transactions. In connection with the foregoing and to the extent not prohibited by applicable Law, the Company will provide Parent, and Parent will provide the Company, with copies of any material correspondence, Filing or communication between such party or any of its Representatives, on the one hand, and any Governmental Entity, on the other hand, with respect to this Agreement and the Transactions, promptly after receipt or submission thereof, other than “Item 4(c) and 4(d) documents” submitted with a party’s Notification and Report Form filing pursuant to the HSR Act; notwithstanding the foregoing, in no instance shall either party be required to provide valuation information to the other party or its Representatives.

            (b)        In furtherance and not in limitation of the foregoing, the Company and Parent shall each use its Commercially Reasonable Efforts to (i) take all action necessary to ensure that no state takeover statute or similar Law is or becomes applicable to any of the Transactions and (ii) if the restrictions of any state takeover statute or similar Law become applicable to any of the Transactions, take all action necessary to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise lawfully minimize the effect of such Law on the Transactions.

            (c)        Each party agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transactions as promptly as practicable and in any event within ten (10) Business Days of the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to use Commercially Reasonable Efforts to avoid or eliminate each and every impediment and obtain all consents, approvals and expirations or terminations of waiting periods under any Antitrust Laws that may be required by any foreign or U.S. federal, state or local Governmental Authority so as to enable the parties to close the Transactions. The Company and Parent will each request early termination of the waiting period with respect to the Transactions under the HSR Act.

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            (d)        Each of the parties shall use its Commercially Reasonable Efforts to (i) cooperate in all respects with each other in connection with any Filing with or to a Governmental Authority in connection with the Transactions and in connection with any investigation or other inquiry by or before a Governmental Authority relating to the Transactions, including any proceeding initiated by a private Person, and (ii) keep the other party informed in all material respects and on a reasonably timely basis of any material communication received by such party from, or given by such party to, the Federal Trade Commission, the Antitrust Division of the Department of Justice, FERC or any other Governmental Authority and of any material communication received or given in connection with any proceeding by a private Person, in each case regarding any of the Transactions. Subject to applicable Laws relating to the exchange of information and all privileges, including the attorney-client privilege, each of the parties shall have the right to review in advance, and to the extent practicable, each will consult, and consider in good faith the views of, the other on, all the information relating to the other parties and their respective Subsidiaries, as the case may be, that appears in any Filing made with, or written materials submitted to, any Governmental Authority or other Person in connection with the Transactions, other than “Item 4(c) and 4(d) documents” submitted with a party’s Notification and Report Form filing pursuant to the HSR Act. To the extent permitted by applicable Law, each party shall provide the other parties (in the case of Parent and Merger Sub) or party (in the case of the Company) with the opportunity to attend any meetings with or other appearances before any Governmental Authority with respect to the Transactions. Any party may, as it deems advisable and necessary, reasonably designate any highly confidential or competitively sensitive material provided to another party under this Section 5.09 as “Outside Counsel Only.” Such materials and the information contained therein shall be given only to the outside antitrust legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient, unless express written permission is obtained in advance from the source of the materials.

            (e)        Notwithstanding anything to the contrary in this Section 5.09, none of Parent, Merger Sub or the Company shall be required in order to resolve any objections asserted under Antitrust Laws by any Governmental Authority with respect to the Transactions to divest any of its businesses, product lines or assets, or to take or agree to take any other action or to agree to any limitation or restriction of any kind on its business, operations, properties or assets.

            Section 5.10        Public Announcements. The initial press release with respect to this Agreement and the Transactions shall be a release mutually agreed to by the Company and Parent. Thereafter, (a) the Company and Parent will consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or before making any public release or announcement concerning the Transactions and (b) the Company, Parent and Merger Sub agree that no such press release, public release or announcement shall be issued by any party without the prior written consent of the Company and Parent (which consent, in each case, shall not be unreasonably withheld, conditioned, or delayed), except as may be required by applicable Law or the rules or regulations of the NYSE American, the NYSE, the Tel Aviv Stock Exchange or any other Governmental Authority to which the relevant party is subject or submits. Notwithstanding the foregoing, the restrictions set forth in this Section 5.10 shall not apply to any release or announcement made or proposed to be made in connection with and related to a Company Adverse Recommendation Change or in compliance with Section 5.04.

            Section 5.11        Takeover Statutes. None of the Company, any of its Subsidiaries or the Company Board shall take any action that would result in any “control share acquisition,” “fair price,” “moratorium,” “business combination,” or other anti-takeover Law becoming applicable to the Company, the Merger or any other Transaction and if any such anti-takeover Law becomes or is deemed to be applicable to the Company, the Merger, or any other Transaction, then each of the Company and the Company Board shall grant such approvals and take such actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to minimize the effects of, or render inapplicable to the Company, the Merger or any other Transaction, such anti-takeover Law.

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            Section 5.12        Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be required to cause to be exempt under Rule 16b-3 promulgated under the Exchange Act any dispositions of Company Shares (including derivative securities with respect to such Company Shares and Options) that result from the Transactions by each director or officer of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company immediately prior to the Effective Time.

            Section 5.13        Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments, or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect, or confirm of record or otherwise in the Surviving Corporation any and all right, title, and interest in, to and under any of the rights, properties, or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

            Section 5.14        Stockholder Litigation. Parent and the Company shall notify the other party promptly of the commencement of any Legal Action that is a stockholder or derivative suit related to this Agreement, the Merger or any other Transaction of which it has received written notice. So long as the Parent and the Company share a common interest, and any such disclosure required by this Section 5.14 will not waive any confidentiality or privilege attached to that information, the Company shall (a) provide Parent with the opportunity (i) to participate in the defense or settlement of any such Legal Action against the Company or its Affiliates or any of its or their respective directors or officers and (ii) to review and comment upon filings and responses related thereto, which the Company shall consider and implement in good faith and (b) keep Parent apprised of, and consult with Parent with respect to, proposed strategy and any significant decisions related thereto.

            Section 5.15        De-listing of Company Securities. The Surviving Corporation shall cause the Company’s securities to be de-listed from the NYSE American as promptly as practicable following the Effective Time, and the Company shall, prior to the Effective Time, cooperate with Parent with respect thereto.

            Section 5.16        Change of Control Payments and Service Bonus.

            (a)        Parent and Merger Sub hereby acknowledge that the Transactions contemplated by this Agreement shall constitute a “change in control,” “change of control” or term or concept of similar import of the Company and its Subsidiaries under the terms of the items required to be disclosed in Section 3.11 of the Company Disclosure Schedule pursuant to Section 3.11(e)(i) (the “Severance Provisions”). Parent and Merger Sub acknowledge and agree that the Company and its Subsidiaries, from and after the Effective Time, shall honor all obligations and rights under the Severance Provisions in accordance with their terms, including, at the Effective Time, paying any amounts due under the Severance Provisions with respect to the occurrence of the Transactions.

            (b)        Subject to the terms and conditions in this Section 5.16, the Company or the Surviving Corporation, as applicable, will pay to each of the persons listed in Section 5.16(b) of the Company Disclosure Schedule (the “Service Bonus Recipients”) the respective amounts set forth opposite the name of each Service Bonus Recipient in Section 5.16(b) of the Company Disclosure Schedule, reduced by (i) any amounts required to be withheld under any applicable Laws, including for Taxes, and (ii) in the case of Service Bonus Recipients who are employees of U.S. Geothermal Guatemala, S.A., any severance, economic advantages or other compensation or benefits required to be paid to those persons under any applicable Laws (the “Service Bonus”).

            (c)        The obligation of the Company or the Surviving Corporation, as applicable, to pay, and the right of any Service Bonus Recipient to receive, any Service Bonus will be subject to satisfaction (or waiver by Parent, in its sole discretion) of each of the following conditions:

            (i)        The Closing must occur before or contemporaneously with payment of the Service Bonus, and no Service Bonus will be paid to any Service Bonus Recipient if this Agreement is terminated prior to the Closing.

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            (ii)        The Service Bonus Recipient must be continuously employed by the Company or one of its Subsidiaries during the period commencing on the date of this Agreement and ending on the date that is (x) except for those Service Bonus Recipients who are Transition Employees (as defined below), the Closing Date, or (y) in the case of any Service Bonus Recipient who is requested by Parent no later than forty-five (45) days prior to the date of the Company Stockholders Meeting to provide any transition services to the Surviving Corporation or any of its Subsidiaries of substantially similar time commitment and duties at the same location (the “Transition Services”) for any limited period of time after the Closing Date that may be requested by Parent (excluding for the avoidance of doubt any Person who becomes a Continuing Employee pursuant to Section 5.07 providing ongoing services as employees of Parent or any of its Subsidiaries for an indefinite period of time after the Closing Date) (the “Transition Employees”), the date that is the last day of the period (the “Transition Service Period”) commencing on the Closing Date and ending on the earliest of:

(A)        the last day of the period of service Parent requested that Transition Employee to provide;

(B)        the date prior to the day referred to in clause (A) above, if any, on which the employment of that Transition Employee is terminated without cause (as determined by Parent in its sole discretion); and

(C)        the date of death or permanent disability of the Transition Employee.

For the avoidance of doubt, any Service Bonus Recipient who is requested to provide and declines or fails to provide any or all Transition Services requested by Parent will be paid no Service Bonus.

            (iii)        Any Service Bonus Recipient who is a Transition Employee must provide during the Transition Service Period those Transition Services that have been requested by Parent with the same amount of skill, diligence, integrity, time and effort, in all material respects, as that Transition Employee used in providing comparable services to the Company or its Subsidiaries prior to the Closing.

            (iv)        Each Service Bonus Recipient who is not a Transition Employee must, on or prior to the Closing Date, (x) execute and deliver to Parent and the Company a general release (in form and substance reasonably satisfactory to Parent and the Company) in favor of the Company, its Subsidiaries and their respective Representatives (and their respective successors, administrators, executors, heirs and assigns), against any and all claims relating to or arising out of the Service Bonus Recipient’s employment relationship with the Company and its Subsidiaries and the termination of that relationship and (y) not revoke such general release within the time provided by applicable Law (such general release which meets the requirements of subclauses (x) and (y) is hereinafter referred to as an “Effective General Release”).

            (v)        Each Service Bonus Recipient who is a Transition Employee must, within twenty-one (21) days (forty-five (45) days in the case of a group termination) following the earliest of the dates specified in subclauses (A), (B) or (C) in Section 5.16(c)(iii), execute and deliver to Parent and the Surviving Corporation an Effective General Release.

            (d)        Any Service Bonus payable in accordance with this Section 5.16 will be paid, in cash, though the normal payroll payment mechanism of the Company or the Surviving Corporation, as applicable, at the following times:

            (i)        except for those Service Bonus Recipients who are Transition Employees, on the Closing Date, immediately prior to the Effective Time, and in any event no later than March 15th of the calendar year following the year in which such amount vests.

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            (ii)        for any Service Bonus Recipients who are Transition Employees, on the last day of his or her Transition Service Period, unless his or her Transition Service Period is longer than ninety (90) days after the Closing Date, in which case on the date that is ninety (90) days after the Closing Date, unless that is not a Business Day, in which case on the first Business Day following the date that is ninety (90) days after the Closing Date, and in any event no later than March 15th of the calendar year following the year in which such amount vests and in compliance with the requirements of Section 409A related to payments in connection with general release agreements.

Notwithstanding the foregoing, Parent will have no obligation to pay, and no Service Bonus Recipient will have the right to receive, any Service Bonus until such time as such Service Bonus Recipient has executed and delivered an Effective General Release.

            (e)        The arrangement to provide Service Bonuses set forth in this Section 5.16 and Section 5.16(b) of the Company Disclosure Schedule is intended to be exempt from Section 409A of the Code and the Treasury Regulations promulgated thereunder (“Section 409A”). Notwithstanding the foregoing, none of the Company, Parent or Merger Sub make any representation or covenant regarding the status of such program under Section 409A.

            (f)        Unless otherwise agreed by Parent and any Transition Employee, Parent shall provide, or shall cause to be provided, to each Transition Employee during his or her Transition Service Period compensation and benefits that, taken as a whole, are at a level substantially similar to the compensation and benefits (other than severance benefits and Equity Securities) provided by the Company or its Subsidiaries to such Transition Employees immediately prior to the Effective Time for services comparable to the Transition Services provided by that Transition Employee.

            (g)        Nothing in this Section 5.16 or Section 5.16(b) of the Company Disclosure Schedule shall create any right to continued employment for any Service Bonus Recipient.

ARTICLE VI

CONDITIONS TO CONSUMMATION OF THE MERGER

            Section 6.01        Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger is subject to the satisfaction or waiver (where permissible pursuant to applicable Law) in writing at or prior to the Effective Time of each of the following conditions:

            (a)        Company Stockholder Approval. This Agreement will have been duly adopted by the Requisite Company Vote.

            (b)        Regulatory Approvals. Any waiting period applicable to the consummation of the Merger (or any extension thereof) shall have expired or been terminated and all required filings have been made and all required approvals obtained under the HSR Act and any other applicable Antitrust Laws.

            (c)        No Injunctions, Restraints, or Illegality. No Governmental Authority having jurisdiction over any party hereto shall have enacted, issued, promulgated, enforced, or entered any Laws or Orders, whether temporary, preliminary, or permanent, that make illegal, restrain, enjoin, or otherwise prohibit consummation of the Merger or the other Transactions.

            (d)        FERC Approvals. The required approvals from FERC shall have been obtained.

            (e)        Authorizations and Consents. All Consents and Filings set forth in Section 3.04 and Section 4.03 and required to consummate the Merger and the other Transactions (other than the filing of the Certificate of Merger with the Secretary of State of the State of Delaware) shall have been obtained or made and shall be in full force and effect.

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            Section 6.02        Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver (where permissible pursuant to applicable Law) in writing by Parent and Merger Sub at or prior to the Effective Time of the following additional conditions:

            (a)        Representations and Warranties. (i) The representations and warranties of the Company (other than in Section 3.01, Section 3.02, Section 3.03(a), Section 3.03(b), Section 3.03(c)(i), Section 3.03(d), Section 3.06(b), Section 3.06(c) and Section 3.21) set forth in ARTICLE III of this Agreement shall be true and correct in all respects (without giving effect to any limitation indicated by the words “Company Material Adverse Effect,” “in all material respects,” “in any material respect,” “material,” “materially,” or similar terms) when made and as of immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; (ii) the representations and warranties of the Company contained in Section 3.02(a), Section 3.02(b) (first sentence only), Section 3.02(c) (first sentence only), and Section 3.02(f) (individually and collectively the “Designated Capitalization Reps”) shall be true and correct when made and as of immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct as of that date) except in each case for such inaccuracies that are de minimis individually and in the aggregate; (iii) the representations and warranties of the Company contained in Section 3.02 other than the Designated Capitalization Reps shall be true and correct when made and as of immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct as of that date) except in each case for such inaccuracies that would not reasonably be expected to result in additional Merger Consideration, Designated Consideration or other cost, expense or Liability to Parent, Merger Sub or the Surviving Corporation, individually or in the aggregate, of more than $250,000, and (iv) the representations and warranties contained in Section 3.01, Section 3.03(a), Section 3.03(b), Section 3.03(c)(i), Section 3.03(d), Section 3.06(b), Section 3.06(c) and Section 3.21 shall be true and correct in all respects when made and as of immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date).

            (b)        Performance of Covenants. The Company shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, in this Agreement required to be performed by or complied with by it at or prior to the Effective Time.

            (c)        Company Material Adverse Effect. Since the date of this Agreement, there shall not have been any Company Material Adverse Effect or any effect, change, event, state of fact, development, circumstance or occurrence that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

            (d)        Officers Certificate. Parent will have received a certificate, dated as of the Closing Date and signed by the chief executive officer or chief financial officer of the Company, certifying as to the matters set forth in Section 6.02(a), Section 6.02(b), and Section 6.02(c) hereof.

            (e)        Company Expenses. Parent will have received a list, dated as of the Closing Date, of all Expenses incurred by the Company or any of its Subsidiaries prior to the Closing Date or expected to be incurred by the Company or any of its Subsidiaries on or after the Closing Date.

            Section 6.03        Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver (where permissible pursuant to applicable Law) in writing by the Company at or prior to the Effective Time of the following additional conditions:

            (a)        Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in ARTICLE IV of this Agreement shall be true and correct in all respects (without giving effect to any limitation indicated by the words “material adverse effect,” “in all material respects,” “in any material respect,” “material,” “materially,” or similar terms) when made and as of immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s and Merger Sub’s ability to consummate the Transactions.

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            (b)        Performance of Covenants. Parent and Merger Sub shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, of this Agreement required to be performed by or complied with by them at or prior to the Closing.

            (c)        Officers Certificate. The Company will have received a certificate, signed by an officer of Parent, certifying as to the matters set forth in Section 6.03(a) and Section 6.03(b) .

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

            Section 7.01        Termination By Mutual Consent. This Agreement may be terminated at any time prior to the Effective Time (whether before or after the receipt of the Requisite Company Vote) by the mutual written consent of Parent, Merger Sub, and the Company.

            Section 7.02        Termination By Either Parent or the Company. This Agreement may be terminated by either Parent or the Company at any time prior to the Effective Time (whether before or after the receipt of the Requisite Company Vote):

            (a)        if the Merger has not been consummated on or before the date that is one hundred twenty (120) days after the date hereof (such date or such later date, if any, as is provided in the second proviso to this Section 7.02(a), the “End Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 7.02(a) shall not be available to any party whose breach of any representation, warranty, covenant, or agreement set forth in this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated on or before the End Date; provided further, that the End Date may be amended by mutual agreement of the parties pursuant to Section 7.07 of this Agreement; provided further, that the right to terminate this Agreement pursuant to this Section 7.02(a) shall not be available to any party during the pendency of a legal proceeding by any party for specific performance pursuant to Section 8.13;

            (b)        if any Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order making illegal, permanently enjoining, or otherwise permanently prohibiting the consummation of the Merger or the other Transactions, and such Law or Order shall have become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this Section 7.02(b) shall have complied with its obligations under Section 5.09(a) to avoid the entry of any such Law or Order; provided further, that the right to terminate this Agreement pursuant to this Section 7.02(b) shall not be available to any party whose breach of any representation, warranty, covenant, or agreement set forth in this Agreement has been the cause of, or resulted in, the issuance, promulgation, enforcement, or entry of any such Law or Order; or

            (c)        if this Agreement has been submitted to the stockholders of the Company for adoption at a duly convened Company Stockholders Meeting and the Requisite Company Vote shall not have been obtained at such meeting (unless such Company Stockholders Meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof).

            Section 7.03        Termination By Parent. This Agreement may be terminated by Parent at any time prior to the Effective Time:

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            (a)        if a Company Adverse Recommendation Change shall have occurred; or

            (b)        if there shall have been a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement such that the conditions to the Closing of the Merger set forth in Section 6.02(a) or Section 6.02(b), as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured or, if curable, is not cured by the Company on or before the earlier of (i) the End Date and (ii) thirty (30) days following receipt by the Company of written notice of such breach from Parent; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.03(b) if it is then in material breach of any representations, warranties, covenants or other agreements hereunder, and such breach shall not have been cured in all material respects.

            (c)        if (i) all of the conditions set forth in Section 6.01 and Section 6.03 (other than conditions that by their nature are to be satisfied at the Closing) have been satisfied, (ii) Parent has irrevocably confirmed by written notice to the Company that all of the conditions set forth in Section 6.02 have been satisfied or that it is willing to waive any unsatisfied conditions in Section 6.02 and (iii) the Company willfully refuses to consummate the Merger within three (3) Business Days following the later to occur of (x) the date the Closing should have occurred pursuant to Section 1.02 and (y) the delivery of such notice.

            Section 7.04        Termination By the Company. This Agreement may be terminated by the Company at any time prior to the Effective Time:

            (a)        if prior to the receipt of the Requisite Company Vote at the Company Stockholders Meeting, (i) the Company has received a Superior Proposal, (ii) the Company is in compliance with Section 5.04 and (iii) the Company Board approves, and concurrently with the termination of this Agreement the Company enters into, a Company Acquisition Agreement (other than an Acceptable Confidentiality Agreement) with respect to such Superior Proposal; provided, however, that the Company shall have paid to Parent, as a condition to such termination, the Company Termination Fee in accordance with Section 7.06(a) hereof at the time specified therein;

            (b)        if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement such that the conditions to the Closing of the Merger set forth in Section 6.03(a) or Section 6.03(b), as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured or, if curable, is not cured by Parent or Merger Sub, as applicable, on or before the earlier of (i) the End Date and (ii) thirty (30) days following receipt by the Parent or Merger Sub, as applicable, of written notice of such breach from the Company; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.04(b) if it is then in material breach of any representations, warranties, covenants or other agreements hereunder and such breach shall not have been cured in all material respects; or

              (c)        if (i) all of the conditions set forth in Section 6.01 and Section 6.02 (other than conditions that by their nature are to be satisfied at the Closing) have been satisfied, (ii) the Company has irrevocably confirmed by written notice to Parent that all of the conditions set forth in Section 6.03 have been satisfied or that it is willing to waive any unsatisfied conditions in Section 6.03 and (iii) Parent and Merger Sub willfully refuse to consummate the Merger within three (3) Business Days following the later to occur of (x) the date the Closing should have occurred pursuant to Section 1.02 and (y) the delivery of such notice.

            Section 7.05        Notice of Termination; Effect of Termination. The party desiring to terminate this Agreement pursuant to this ARTICLE VII (other than pursuant to Section 7.01) shall deliver written notice of such termination to each other party hereto specifying with particularity the reason for such termination, and any such termination in accordance with this Section 7.05 shall be effective immediately upon delivery of such written notice to the other party. If this Agreement is terminated pursuant to this ARTICLE VII, it will become void and of no further force and effect, with no liability on the part of any party to this Agreement (or any Representative of such party) to any other party hereto, except: (a) with respect to Section 5.03(b), this Section 7.05, Section 7.06, and ARTICLE VIII (and any related definitions contained in any such Sections or Article), which shall remain in full force and effect; and (b) with respect to any liabilities or damages incurred or suffered by a party, to the extent such liabilities or damages were the result of fraud or the Knowing, Intentional Breach by another party of any of its representations, warranties, covenants, or other agreements set forth in this Agreement.

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            Section 7.06        Fees and Expenses Following Termination.

            (a)        If this Agreement is terminated by Parent pursuant to Section 7.03(a), Section 7.03(b), where the term “breach” is replaced with Knowing, Intentional Breach in each instance, or Section 7.03(c) or is terminated by the Company pursuant to Section 7.04(a), then the Company shall pay, or cause to be paid, to Parent the Company Termination Fee, by wire transfer of immediately available funds and, in the case of termination by Parent pursuant to Section 7.03(a) or by the Company pursuant to Section 7.04(a), concurrently with or prior to such termination. In no event shall the Company be required to pay the Company Termination Fee on more than one occasion.

            (b)        If this Agreement is terminated by the Company pursuant to Section 7.04(b), where the term “breach” is replaced with Knowing, Intentional Breach in each instance, or pursuant to Section 7.04(c), Parent shall pay, or cause to be paid, to the Company the Parent Termination Fee as promptly as possible (but in any event within two Business Days after such termination) by wire transfer of immediately available funds. In no event shall Parent be required to pay the Parent Termination Fee on more than one occasion.

            (c)        The parties acknowledge and hereby agree that the provisions of this Section 7.06 are an integral part of the Transactions contemplated by this Agreement (including the Merger), and that, without such provisions, the parties would not have entered into this Agreement. Each of the parties hereto acknowledges that each of the Company Termination Fee and the Parent Termination Fee is not a penalty, but is liquidated damages in a reasonable amount that will compensate Parent or the Company, as applicable, in the circumstances in which such fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, which amount would otherwise be impossible to calculate with precision. If the Company, on the one hand, or Parent, on the other hand, shall fail to pay in a timely manner the amounts due pursuant to this Section 7.06, and, in order to obtain such payment, the other party makes a claim against the non-paying party that results in a judgment against the non-paying party for such amounts, the non-paying party shall pay to the other party the reasonable costs and expenses (including its reasonable attorneys’ fees and expenses) incurred or accrued in connection with such suit, together with interest on the amounts set forth in this Section 7.06 at the prime lending rate prevailing during such period as published in The Wall Street Journal, plus two percent (2%) per annum. Any interest payable hereunder shall be calculated on a daily basis from the date such amounts were required to be paid until (but excluding) the date of actual payment, and on the basis of a 360-day year. Subject only to the last sentence of this Section 7.06(c), the Company’s right to terminate this Agreement and receive payment of the Parent Termination Fee upon termination pursuant to Section 7.06(b) shall constitute the sole and exclusive remedy of the Company, its Subsidiaries and any of their respective former, current or future Representatives or assignees (the “Company Parties”) against Parent, Merger Sub and their respective former, current or future Representatives or assignees (the “Parent Parties”) for all losses or damages suffered as a result of the failure of the Transactions to be consummated, and, upon payment of such amount, none of the Parent Parties shall have any further Liability relating to or arising out of this Agreement or the Transactions. Subject only to the last sentence of this Section 7.06(c), Parent’s right to terminate this Agreement and receive payment of the Company Termination Fee upon termination pursuant to Section 7.06(a) shall constitute the sole and exclusive remedy of the Parent Parties against the Company Parties for all losses or damages suffered as a result of the failure of the Transactions to be consummated, and, upon payment of such amount, none of the Company Parties shall have any further Liability relating to or arising out of this Agreement or the Transactions. Notwithstanding the foregoing, prior to any valid termination of this Agreement by Parent or the Company in accordance with the terms hereof, any right to specific performance and other equitable relief provided by Section 8.13 shall be the sole and exclusive remedy of the parties to this Agreement.

            (d)        Except as expressly set forth in Section 7.06(c), all Expenses incurred in connection with this Agreement and the Transactions will be paid by the party incurring such Expenses at or prior to Closing; provided, however, that Parent and the Company shall each be responsible for one half of the filing fees payable in connection with the filings under the HSR Act and any other applicable Antitrust Laws.

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            Section 7.07        Amendment. At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects by written agreement signed by each of the parties hereto.

            Section 7.08        Extension; Waiver. At any time prior to the Effective Time, Parent or Merger Sub, on the one hand, or the Company, on the other hand, may: (a) extend the time for the performance of any of the obligations of the other party(ies); (b) waive any inaccuracies in the representations and warranties of the other party(ies) contained in this Agreement or in any document delivered under this Agreement; or (c) unless prohibited by applicable Law, waive compliance with any of the covenants, agreements, or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver will be valid only if set forth in an instrument in writing signed by such party. The failure or delay of any party to assert any right, power or privilege under this Agreement will not constitute a waiver thereof and any single or partial exercise thereof will not preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

ARTICLE VIII

MISCELLANEOUS

            Section 8.01        Definitions. For purposes of this Agreement, the following terms will have the following meanings when used herein with initial capital letters:

            “Acceptable Confidentiality Agreement” means any customary confidentiality and standstill agreement that (i) does not contain any provision prohibiting the Company or any of its Subsidiaries from making any of the disclosures required to be made to Parent pursuant to Section 5.04 and (ii) contains confidentiality and standstill provisions that are no less favorable to the Company than those contained in the Confidentiality Agreement.

            “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such first Person. For the purposes of this definition, “control” (including, the terms “controlling,” “controlled by,” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract, or otherwise.

            “Agreement” has the meaning set forth in the Preamble.

            “Anti-Corruption Laws” means, as applicable, the FCPA, the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions, the Inter-American Convention Against Corruption (of the Organization of American States) and any other Laws relating to corruption, bribery, money laundering, political contributions or gifts, entertainment and gratuities involving any Governmental Authority or Government Official and applicable to the Company and its Subsidiaries, together with any rules or regulations promulgated thereunder.

            “Antitrust Laws” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, all applicable foreign antitrust Laws, and all other applicable Laws issued by a Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

            “Associate” has the meaning set forth in Section 203(c)(2) of the DGCL.

            “Balance Sheet Date” has the meaning set forth in Section 3.05(d).

            “Bankruptcy and Equity Exception” has the meaning set forth in Section 3.03(a).

            “Book-Entry Share” has the meaning set forth in Section 2.01(c).

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            “Business Day” means any day, other than Saturday, Sunday, or any day on which banking institutions located in New York, New York, Reno, Nevada or Boise, Idaho are authorized or required by Law or other governmental action to close.

            “Certificate” has the meaning set forth in Section 2.01(c).

            “Certificate of Merger” has the meaning set forth in Section 1.03.

            “Closing” has the meaning set forth in Section 1.02.

            “Closing Date” has the meaning set forth in Section 1.02.

            “Code” means the Internal Revenue Code of 1986, as amended.

            “Commercially Reasonable Efforts” means the efforts, time and costs a prudent Person desirous of achieving a result would use, expend or incur in similar circumstances to achieve such results as expeditiously as possible, provided that such Person is not required to expend funds or assume Liabilities beyond those that are reasonable in nature and amount in the context of the Transactions.

            “Company” has the meaning set forth in the Preamble.

            “Company Acquisition Agreement” has the meaning set forth in Section 5.04(a).

            “Company Adverse Recommendation Change” means the Company Board: (a) failing to make, withdrawing, amending, modifying, or materially qualifying, in a manner adverse to Parent, the Company Board Recommendation, or publicly proposing to do any of the foregoing; (b) failing to include the Company Board Recommendation in the Company Proxy Statement that is mailed to the Company’s stockholders; (c) recommending, adopting, approving or endorsing or publicly proposing to recommend, adopt, approve or endorse a Takeover Proposal; (d) failing to recommend against acceptance of any tender offer or exchange offer for the Company Shares within ten (10) Business Days after the commencement of such offer; (e) failing to reaffirm (publicly, if so requested by Parent) the Company Board Recommendation within ten (10) Business Days after the date any Takeover Proposal (or material modification thereto) is first publicly disclosed by the Company or the Person making such Takeover Proposal; (f) making any public statement inconsistent with the Company Board Recommendation, or (g) resolving or agreeing to take any of the foregoing actions.

            “Company Approvals” has the meaning set forth in Section 3.04.

            “Company Balance Sheet” has the meaning set forth in Section 3.05(d).

            “Company Board” has the meaning set forth in the Recitals.

            “Company Board Recommendation” has the meaning set forth in the Recitals.

            “Company Charter Documents” means the Company’s certificate of incorporation and bylaws, each as amended to the date of this Agreement.

            “Company Disclosure Schedule” has the meaning set forth in the introductory language in ARTICLE III.

            “Company Financial Advisor” has the meaning set forth in Section 3.20.

            “Company Lease” means any lease, sublease, sub-sublease, license and other agreement under which the Company or any of its Subsidiaries leases, subleases, licenses, uses or occupies (in each case whether as landlord, tenant, sublandlord, subtenant or by other occupancy arrangement), or has the right to use or occupy, now or in the future, any property.

            “Company MAE Excluded Matters” means any effect, change, event, state of fact, development, circumstance or occurrence (i) generally affecting (A) any of the industries in which the Company and its Subsidiaries operate or (B) the economy, credit or financial or capital markets, in the United States or elsewhere in the world, including changes in interest or exchange rates, or (ii) to the extent arising out of, resulting from or attributable to (A) changes in Law (or in the interpretation thereof) or GAAP (or in the interpretation thereof) after the date hereof, (B) the announcement, pendency or performance of this Agreement or the consummation of the Transactions (other than for purposes of any representation or warranty contained in Section 3.03(c) and Section 3.04), (C) acts of war, sabotage or terrorism occurring, or any escalation or worsening of any such acts of war, sabotage or terrorism, (D) earthquakes, hurricanes, tornados or other natural disasters, (E) any action taken by the Company or its Subsidiaries that is expressly required by this Agreement (other than with respect to the Company’s obligations to comply with Section 5.01(a)) or with Parent’s written consent or at Parent’s written request, (F) any decline in the market price, or change in trading volume, of the capital stock of the Company, (G) any failure to meet any internal or public projections, forecasts or estimates of revenue or earnings in and of itself (provided that the exceptions in clauses (F) and (G) shall not prevent or otherwise affect a determination that the underlying cause of any such decline or failure is a Company Material Adverse Effect) or (H) any change in, or loss of, the relationship of the Company’s or its Subsidiaries’ customers, suppliers, vendors, lenders or employees as a result of the execution, pendency or performance of this Agreement or the consummation of the Transactions (other than for purposes of any representation or warranty contained in Section 3.03(c), Section 3.04 and Section 3.18); provided, however, that any effect, change, event, circumstance or occurrence referred to in clauses (i) or (ii)(A), (C) or (D) shall not be disregarded and shall be taken into account in determining whether or not there has been a Company Material Adverse Effect if any such effect, change, event, circumstance, state of fact or development adversely affects the Company and its Subsidiaries, taken as a whole, in a materially disproportionate manner as compared to other participants in the industries in which the Company and its Subsidiaries operate.

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            “Company Material Adverse Effect” means any effect, change, event, state of fact, development, circumstance or occurrence (whether or not constituting any breach of a representation, warranty, covenant or agreement set forth in this Agreement) that, individually or in the aggregate with all other effects, changes, events, circumstances, states of fact or developments, would or would reasonably be expected to (a) have a material adverse effect on the business, results of operations, assets, liabilities or financial condition of (i) any “significant subsidiary” of the Company (as such term is defined in Rule 1-02(w) under Regulation S-X) or (ii) the Company and its Subsidiaries taken as a whole, or (b) prevent or materially impair or delay the consummation of the Transactions, except that none of the Company MAE Excluded Matters (by itself or when aggregated with other Company MAE Excluded Matters) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or exists.

            “Company Parties” has the meaning set forth in Section 7.06(c).

            “Company Plan” means each plan, program, policy, agreement or other arrangement covering current or former employees, directors, independent contractors or consultants, that is (i) an employee welfare plan within the meaning of Section 3(1) of ERISA (whether or not subject to ERISA), (ii) an employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not subject to ERISA), (iii) a stock option, stock purchase, restricted stock, stock appreciation right, restricted stock unit, dividend equivalent or other stock-based agreement, program or plan, (iv) an individual employment, consulting, retention, change of control, severance or other similar agreement or (v) a bonus, incentive, deferred compensation, savings, profit-sharing, pension, retirement, cash balance, post-retirement, vacation, severance or termination pay, medical, dental, vision or other health, short- or long-term disability, life, long term care, employee assistance, education, relocation, benefit or fringe-benefit plan, program, policy, agreement or other arrangement, in each case that is sponsored, maintained or contributed to by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries contributes or is obligated to contribute to or has or may have any liability.

            “Company Proxy Statement” has the meaning set forth in Section 3.05(f).

            “Company SEC Documents” has the meaning set forth in Section 3.05(a).

            “Company Securities” has the meaning set forth in Section 3.02(c).

            “Company Shares” has the meaning set forth in the Recitals.

            “Company Stock Plan” means the Company’s 2009 Stock Incentive Plan.

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            “Company Stockholders Meeting” means the special meeting of the stockholders of the Company to be held to consider and vote upon the adoption of this Agreement.

            “Company Termination Fee” means an amount in cash equal to three percent (3%) of the Merger Consideration.

            “Confidentiality Agreement” has the meaning set forth in Section 5.03(b).

            “Consent” has the meaning set forth in Section 3.04.

            “Continuing Employees” has the meaning set forth in Section 5.07(a).

            “Contracts” means any contracts, agreements, arrangements, concessions, franchises, licenses, notes, bonds, mortgages, deeds, indentures, leases, or other binding instruments or binding commitments, whether written or oral.

            “Deed of Trust” means the Deed of Trust with Assignment of Leases, Contracts and Rents, Security Agreement and Fixture Filing, dated September 26, 2013, duly executed by the USG Nevada Project Company in favor of Stewart Title Guaranty Company for the benefit of Deutsche Bank Trust Company Americas.

            “Default” has the meaning set forth in Section 3.03(c).

            “Delaware Courts” has the meaning set forth in Section 8.05.

            “Derivative Contract” means futures, swaps, collars, puts, calls, floors, caps, options or other Contracts that are intended to benefit from or reduce or eliminate the risk of fluctuations in interest rates or the price of commodities, including such Contracts relating to physical or financial electric power (in any form, including energy capacity or ancillary services) or securities.

            “Designated Capitalization Reps” has the meaning set forth in Section 6.02(a).

            “Development Projects” means, collectively, the planned electric generating facilities under development by the Company or its Subsidiaries and set forth in Section 8.01-DP of the Company Disclosure Schedule.

            “DGCL” has the meaning set forth in the Recitals.

            “Dissenting Shares” has the meaning set forth in Section 2.03.

            “Effective General Release” has the meaning set forth in Section 5.16(c)(iv).

            “Effective Time” has the meaning set forth in Section 1.03.

            “End Date” has the meaning set forth in Section 7.02(a).

            “Environmental Laws” means any applicable Law, and any order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health, safety, or the environment (including air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, Release, transportation, processing, production or remediation of any Hazardous Materials. The term “Environmental Law” includes, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et. seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et. seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et. seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et. seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et. seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et. seq.; the Endangered Species Act, as amended, 16 U.S.C. §§ 1531 et seq.; the Migratory Bird Treaty Act, 16 U.S.C. §§ 703-712; the Bald and Golden Eagle Protection Act, 16 U.S.C. §§ 668 et seq. and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et. seq., along with any state or local analogs.

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            “Equity Security” means, with respect to any Person: (a) capital stock, equity or voting securities (whether referred to as shares, stock or interests (partnership, membership, trust or other), units or other instruments) of any corporation, partnership (general, limited or limited liability) limited liability company, trust (statutory or other), joint venture, association or other business organization; (b) any Contract for that Person to make any payments of any kind based on (i) the price or value of any Equity Security or any dividends or distributions thereon or (ii) any revenues, earnings, financial metric or other attribute of that Person, including any “phantom stock” right, stock-based performance unit, stock appreciation right, restricted stock unit or other equity-based award that may be exercised or exchanged for, or converted into, cash or cash equivalents; (c) any debt or equity security of that Person that is convertible into, or exchangeable or exercisable for, any other Equity Security of that Person, including any option, warrant, subscription right or preemptive right, and any “phantom stock” right, stock-based performance unit, stock appreciation right, restricted stock unit or other equity-based award that may be exercised or exchanged for, or converted into, any other Equity Security; and (d) any debt security of that Person which grants the holder voting rights of the type held by any other Equity Security of that Person, in each case, individually or collectively as the context requires.

            “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

            “ERISA Affiliate” means any Person which is, or at any relevant time was, a member of (A) a controlled group of corporations (as defined in Code Section 414(b)), (B) a group of trades or businesses under common control (as defined in Code Section 414(c)), (C) an affiliated service group (as defined under Code Section 414(m)) or (D) any group specified in regulations under Code Section 414(o) or Section 4001 of ERISA, any of which includes or at any time included the Company or its Subsidiaries.

            “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            “Expansion Projects” means those activities undertaken or planned to be undertaken in respect of each of the USG Oregon Project, the Raft River Project and the USG Nevada Project and set forth in Section 8.01 -EP of the Company Disclosure Schedule.

            “Expenses” means, with respect to any Person, all reasonable and documented out-of-pocket fees and expenses (including all fees and expenses of counsel, accountants, financial advisors, investment bankers and consultants of such Person and its Affiliates), incurred by such Person or on its behalf in connection with or related to the authorization, preparation, negotiation, execution, and performance of this Agreement and any Transactions related thereto, any litigation with respect thereto, the preparation, printing, filing, and mailing of the Proxy Statement, the filing of any required notices under the HSR Act or any other Antitrust Laws, or in connection with other regulatory approvals, and all other matters related to the Merger and the other Transactions.

            “FCPA” means the US Foreign Corrupt Practices Act of 1977, as amended.

            “FERC” means the Federal Energy Regulatory Commission, or any successor agency to its duties and responsibilities.

            “Filed SEC Documents” has the meaning set forth in the introductory language in ARTICLE III.

            “Filing” has the meaning set forth in Section 3.04.

            “FPA” means the Federal Power Act, 16 U.S.C. §§791 et seq., as amended, and the regulations of FERC thereunder.

            “GAAP” means generally accepted accounting principles in the United States, consistently applied.

            “Geothermal Leases” means each of the USG Oregon Geothermal Lease, Raft River Geothermal Lease and USG Nevada Geothermal Lease.

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            “Geothermal Resources” means the geothermal reservoirs available for use by the Projects or any Expansion Project.

            “Governmental Authority” means any government, court, regulatory or administrative agency, commission or authority or other governmental instrumentality, whether federal, tribal, state or local, domestic, foreign or multinational, and any mediator, arbitrator or arbitral body.

            “Governmental Official” means (a) any officer or employee of any Governmental Authority, or anyone otherwise acting in an official capacity of a Governmental Authority (including any Person owned or controlled by a Governmental Authority), (b) any candidate for public or political office, (c) any royal or ruling family member, (d) any Representative of any public international organization, including but not limited to the United Nations or the World Bank Group or (e) any Representative of any of those Persons listed in clauses (a)-(d) above.

            “Hazardous Materials” means any hazardous substances, pollutants, contaminants, wastes or materials (including petroleum, crude oil, or any fraction thereof, petroleum wastes, radioactive material, hazardous wastes, toxic substances or asbestos or any materials containing asbestos) designated, regulated or defined under or with respect to which any requirement or liability may be imposed pursuant to any Environmental Law.

            “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

            “Indebtedness” means (i) any indebtedness for borrowed money (including the issuance of any debt security) to any Person other than the Company or any of its Subsidiaries, (ii) any obligations evidenced by notes, bonds, debentures or similar Contracts to any Person other than the Company or any of its Subsidiaries, (iii) any obligations for the deferred purchase price of property, goods or services to any Person other than the Company or any of its Subsidiaries (other than trade payables incurred in the ordinary course of business), (iv) any capital lease obligations to any Person other than the Company or any of its Subsidiaries, (v) any obligations in respect of letters of credit and bankers’ acceptances, (vi) any Derivative Contract or (vii) any guaranty of any such obligations described in clauses (i) through (vi) of any Person other than the Company or any of its Subsidiaries.

            “Indemnitee” has the meaning set forth in Section 5.08(a).

            “Intellectual Property” means any and all of the following arising pursuant to the Laws of any jurisdiction throughout the world: (a) trademarks, service marks, trade names, and similar indicia of source or origin, all registrations and applications for registration thereof, and the goodwill connected with the use of and symbolized by the foregoing; (b) copyrights and all registrations and applications for registration thereof; (c) trade secrets and know-how; (d) patents and patent applications; (e) internet domain name registrations; and (f) other intellectual property and related proprietary rights.

            “Intervening Event” means any event, circumstance, change, effect, development, or condition occurring or arising after the date hereof that affects or would be reasonably likely to affect the business, assets, properties, Liabilities, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole and that (a) was neither known to, nor reasonably foreseeable by, any member of the Company Board as of the date of this Agreement, (b) is not (i) a change or development in the national, foreign, regional, state or local wholesale or retail markets or prices for electric power, capacity, emissions allowances, fuel, water or steam or the transportation of any of the foregoing or (ii) a change in the rates that the Company or any of its Subsidiaries may charge for electricity, energy, capacity and/or ancillary services or any other product or service subject to regulation by FERC and (c) does not relate to any Takeover Proposal; provided, however, that in no event shall any of the following events constitute an Intervening Event: (x) compliance with or performance under this Agreement or the Transactions or (y) changes in the price or trading volume of the Company Shares (except that the underlying causes giving rise to or contributing to any such change may be taken into account in determining whether an Intervening Event has occurred).

            “Intervening Event Notice Period” has the meaning set forth in Section 5.04(e) .

            “IRS” means the United States Internal Revenue Service.

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            “Knowing, Intentional Breach” means a breach of this Agreement by a party to this Agreement that (a) knows of its actions, (b) knows that such actions breach this Agreement and (c) intends for such actions to breach this Agreement.

            “Knowledge” means, with respect to the Company and its Subsidiaries, the actual knowledge of each of the individuals listed in Section 8.01-K of the Company’s Disclosure Schedule, after reasonable inquiry.

            “Laws” means any federal, tribal, state, local municipal, provincial, foreign, multi-national or other laws, common law, statutes, constitutions, ordinances, rules, regulations, codes, orders, injunctions, judgments, writs, decrees, governmental guidelines or interpretations having the force of law, or legally enforceable requirements enacted, issued, adopted, promulgated, enforced, ordered or applied by any Governmental Authority.

            “Legal Action” means any claim, charge, complaint, action, suit, audit, proceeding, arbitration, mediation, hearing, inquiry or, to the knowledge of the Person in question, investigation (in each case, whether civil, criminal, administrative, investigative, formal, or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority.

            “Letter of Transmittal” has the meaning set forth in Section 2.02(a).

            “Liability” shall mean any liability, indebtedness, or obligation of any kind (whether accrued, absolute, contingent, matured, unmatured, determined, determinable, or otherwise, and whether or not required to be recorded or reflected or reserved for on a balance sheet under GAAP or in the footnotes thereto).

            “Liens” means, with respect to any property or asset, all pledges, liens, mortgages, claims, charges, encumbrances, hypothecations, options, rights of first refusal, rights of first offer, transfer restrictions and security interests of any kind or nature whatsoever (including, in the case of any Equity Security, any restriction on the right to vote, sell, transfer or otherwise dispose of that Equity Security).

            “Material Contracts” has the meaning set forth in Section 3.17(a).

            “Material Project Documents” has the meaning set forth in Section 3.17(a)(xiv).

            “Maximum Premium” has the meaning set forth in Section 5.08(b).

            “MBR Authority” has the meaning set forth in Section 3.22(g).

            “Merger” has the meaning set forth in Section 1.01.

            “Merger Consideration” has the meaning set forth in Section 2.01(b).

            “Merger Sub” has the meaning set forth in the Preamble.

            “Multiemployer Plan” has the meaning set forth in Section 3.11(c).

            “NYSE” means the New York Stock Exchange, LLC.

            “NYSE American” means the NYSE AMERICAN LLC.

            “OFAC” has the meaning set forth in Section 3.08(g)(ii).

            “Offer Price” means a price of $5.45 per Company Share.

            “Option Holder Acknowledgement” means an option holder acknowledgement, by and between the holder of any Options immediately prior to the Effective Time and the Company, substantially in the form attached hereto as Exhibit C.

            “Order” has the meaning set forth in Section 3.07.

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            “Other Real Property” has the meaning set forth in Section 3.16.

            “Parent” has the meaning set forth in the Preamble.

            “Parent Parties” has the meaning set forth in Section 7.06(c).

            “Parent Termination Fee” means an amount equal to three percent (3%) of the Merger Consideration.

            “Paying Agent” has the meaning set forth in Section 2.02(a).

            “Payment Fund” has the meaning set forth in Section 2.02(a).

            “Pension Plan” has the meaning set forth in Section 3.11(c).

            “Permits” means any action, approval, consent, certification, waiver, exemption, variance, franchise, order, permit, authorization, registration, right or license of, with or from a Governmental Authority or other authority that is required under Law.

            “Permitted Encumbrances” means, with respect to any parcel of real property, (i) easements, rights-of-way, encroachments, restrictions, conditions and other similar encumbrances incurred or suffered in the ordinary course of business and which, individually or in the aggregate, (A) are not substantial in character, amount or extent in relation to the applicable real property and (B) do not and would not materially impair the use (or contemplated use), utility or value of the applicable real property or otherwise materially impair the present or contemplated business operations at such location and (ii) zoning, entitlement, building and other land use regulations imposed by Governmental Authorities having jurisdiction over such real property, which are not violated by the current use and operation of such real property.

            “Permitted Liens” means: (a) statutory Liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith (provided appropriate reserves required pursuant to GAAP have been made in respect thereof); (b) mechanics’, carriers’, workers’, repairers’, and similar statutory Liens arising or incurred in the ordinary course of business for amounts which are not delinquent or which are being contested by appropriate proceedings (provided appropriate reserves required pursuant to GAAP have been made in respect thereof); (c) zoning, entitlement, building, and other land use regulations imposed by Governmental Authorities having jurisdiction over such Person’s owned or leased real property, which are not violated by the current use and operation of such real property; (d) covenants, conditions, restrictions, easements, and other similar non-monetary matters of record affecting title to such Person’s owned or leased real property, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses; (e) any right of way or easement related to public roads and highways, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses; (f) Liens arising under workers’ compensation, unemployment insurance, social security, retirement, and similar legislation; (g) exceptions and exclusions from coverage noted in the Title Policies; and (h) any outstanding Liens related to secured Indebtedness identified on Section 3.17 of the Company Disclosure Schedule.

            “Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, Governmental Authority, or other entity or group (which term will include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act).

            “PPAs” has the meaning set forth in Section 3.17(a)(vi).

            “Pre-Closing Period” has the meaning set forth in Section 5.01(a).

            “Project” means each of the USG Oregon Project, the Raft River Project and the USG Nevada Project (collectively, the “Projects”).

            “Project Company” means each of the USG Oregon Project Company, Raft River Project Company and USG Nevada Project Company, which operate the USG Oregon Project, Raft River Project and the USG Nevada Project, respectively, and, solely with respect to any additional development of the Raft River Project, USG Idaho.

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            “PUHCA” means the Public Utility Holding Company Act of 2005, as amended, and all rules and regulations adopted thereunder.

            “QF” means a “qualifying small power production facility” (as that term is defined under 16 U.S.C. § 796(17)(C) and the regulations of the FERC at 18 C.F.R. Part 292 thereunder).

            “Raft River Geothermal Lease” means each of the (a) Raft River Geothermal Lease and Agreement, dated as of June 28, 2003, among Janice Crank and the children of Paul Crank and USG Idaho, as amended by that Agreement for Ratification and Amendment of Geothermal Lease Agreement, dated August 18, 2005, among USG Idaho and Julie Crank, Judson Crank, Joshua Crank, Jarred Crank and Jason Crank and that Second Amendment to Geothermal Lease Agreement, dated August 11, 2006, as assigned by USG Idaho to the Raft River Project Company pursuant to that Assignment, Assumption and Indemnity Agreement, dated September 1, 2006, (b) Geothermal Lease and Agreement, dated April 3, 2015, between Ronda B. Doman and the Raft River Project Company, (c) Geothermal Lease and Agreement, dated as of January 25, 2006, between Philip Glover and USG Idaho, as assigned by USG Idaho to the Raft River Project Company pursuant to that Assignment, Assumption and Indemnity Agreement, dated September 1, 2006, (d) Geothermal Lease and Agreement, dated as of April 30, 2015, between Jensen Investments, Inc. and the Raft River Project Company, (e) Geothermal Lease and Agreement, dated as of March 1, 2004, between Jay Newbold and USG Idaho, as assigned by USG Idaho to the Raft River Project Company pursuant to that Assignment, Assumption and Indemnity Agreement, dated September 1, 2006, (f) Raft River Geothermal Lease and Agreement, dated as of October 19, 2006, between USG Idaho and the Raft River Project Company, (g) Geothermal Lease and Agreement, dated as of December 1, 2004, among Reid S. Stewart and Ruth O. Stewart and USG Idaho, as assigned by USG Idaho to the Raft River Project Company pursuant to that Assignment, Assumption and Indemnity Agreement, dated September 1, 2006, (h) Geothermal Lease and Agreement, dated as of April 7, 2015, by and between R. Michael Griffin and Cleo S. Griffin, husband and wife, Harlow R. Griffin and Pauline Griffin, husband and wife, Douglas Griffin and Margaret Griffen, husband and wife, J. Terry Griffin and Sue Griffin, husband and wife, Vincent Jorgenson and Phyllis Jorgensen, husband and wife, and Allice Mae Griffen Shorts, a widow, collectively as lessors and USG Geothermal, Inc., as lessee, and (i) Geothermal Lease and Agreement, dated May 7, 2014, by and between Jenson Investments, Inc., as lessor, and U.S. Geothermal, Inc., as lessee.

            “Raft River Project” means the 13 MW (net) geothermal electric generating facility located in Cassia County, Idaho utilizing a water cooled binary generating unit manufactured by Parent.

            “Raft River Project Company” means Raft River Energy I LLC, a Delaware limited liability company.

            “Raft River Site” means the real property on which the Raft River Project or the Raft River Geothermal Resource is located, the legal description of which is set forth in the Title Policy for the Raft River Site and all related easements, rights-of-way and other rights and interests.

            “Real Property Rights” has the meaning set forth in Section 3.15(c).

            “Release” or “Released” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any Hazardous Materials.

            “Representatives” means, with respect to any Person, its officers, directors, employees, general partners, managers, members, consultants, agents, advisors, Affiliates and other representatives.

            “Requisite Company Vote” has the meaning set forth in Section 3.03(d).

             “Sarbanes-Oxley Act” has the meaning set forth in Section 3.05(a).

            “SEC” has the meaning set forth in Section 3.05(a).

            “Section 409A” has the meaning set forth in Section 5.16(b).

            “Securities Act” has the meaning set forth in Section 3.02(d).

            “Service Bonus” has the meaning set forth in Section 5.16(b).

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            “Service Bonus Recipients” has the meaning set forth in Section 5.16(b).

            “Severance Provisions” has the meaning set forth in Section 5.16(a).

            “Sites” means, collectively, the USG Oregon Site, the Raft River Site and the USG Nevada Site.

            “Subsidiary” of a Person means a corporation, partnership, limited liability company, or other business entity of which a majority of the shares of voting securities is at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.

            “Superior Proposal” means a bona fide written Takeover Proposal (replacing any reference to “20%” with “50%”) that the Company Board determines in good faith, after consultation with its outside legal and financial advisors, (a) that is reasonably likely to be consummated in accordance with its terms, taking into account factors that it considers relevant, but in any event includes legal, financial (including the availability of committed financing), regulatory, timing and other aspects (including certainty of closing) of such Takeover Proposal, the Person or group (as defined in Section 13(d) of the Exchange Act) making the proposal and any revisions to the terms of this Agreement and the Merger proposed by Parent during the Superior Proposal Notice Period set forth in Section 5.04(d) and (b) that would result in a transaction that, if consummated, would be more favorable to the holders of the Company Shares than the Transactions from a financial perspective.

            “Superior Proposal Notice Period” has the meaning set forth in Section 5.04(d).

            “Supplemental Rights” means (a) with respect to the Raft River Site, the easement granted pursuant to Easement from USG Idaho to Raft River Project Company, dated December 5, 2006, and recorded as Instrument No. 312473 with the Recorder of Cassia County, Idaho, Raft River Energy Geothermal Unit Agreement, by Raft River Project Company, dated December 1, 2015 (Corrected Memorandum of Geothermal Unit Agreement dated April 7, 2016, recorded on April 18, 2016 as #2016-00157), and (b) with respect to the USG Oregon Site, mineral rights granted pursuant to Quitclaim Deed from BRP LLC to USG Oregon Project Company, dated December 18, 2012, and recorded as Instrument No. 2013-4885 with the records of Malheur County, Oregon.

            “Surviving Corporation” has the meaning set forth in Section 1.01.

            “Tail Policy” has the meaning set forth in Section 5.08(b).

            “Takeover Proposal” means any bona fide inquiry, proposal, or offer from, or indication of interest in making a proposal or offer by, any Person or group (other than Parent and its Subsidiaries, including Merger Sub), relating to any transaction or series of related transactions, involving any: (a) direct or indirect acquisition of assets of the Company or its Subsidiaries (including any Equity Securities of Subsidiaries, but excluding sales of assets in the ordinary course of business) equal to 20% or more of the Fair Market Value of the Company’s consolidated assets or to which 20% or more of the Company’s net revenues or net income on a consolidated basis are attributable; (b) direct or indirect acquisition of 20% or more of any Equity Securities of the Company; (c) tender offer or exchange offer that if consummated would result in any Person or group (as defined in Section 13(d) of the Exchange Act) beneficially owning (within the meaning of Section 13(d) of the Exchange Act) 20% or more of the voting power of the Company; (d) merger, consolidation, other business combination, or similar transaction involving the Company or any of its Subsidiaries, pursuant to which such Person or group (as defined in Section 13(d) of the Exchange Act) would own 20% or more of the Fair Market Value of the Company’s consolidated assets or 20% or more of the net revenues or net income of the Company and its Subsidiaries, taken as a whole; (e) liquidation, dissolution (or the adoption of a plan of liquidation or dissolution), or recapitalization or other significant corporate reorganization of the Company or one or more of its Subsidiaries which, individually or in the aggregate, generate or constitute 20% or more of the Fair Market Value of the Company’s consolidated assets or 20% or more of the net revenues or net income of the Company and its Subsidiaries, taken as a whole; or (f) any combination of the foregoing. For purposes of this definition, “Fair Market Value” means the value resulting from discounting the operating cash flows of the Company and its Subsidiaries using a discount rate of 7.0% per annum, and taking into account the following factors and assumptions:

(1)	Revenues, operations and maintenance costs and capital expenditures expected for the Company’s Projects and Expansion Projects.

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(2)

Any operating cash flows projected for any period which occurs after the expiration of the power purchase agreement of an operating project will be based on the last year’s operating cash flows assuming 2% escalation until the end of the 50 year period.

            “Tax Returns” means any return, declaration, report, claim for refund, information return or statement, or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

            “Taxes” means all federal, state, local, foreign, and other income, alternative or add-on minimum, capital gain, net worth, gross receipts, sales, use, production, ad valorem, value added, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties.

            “Title Policy” means (a) Policy No. 472511487576MN-CTORM issued by Chicago Title Insurance Company on February 23, 2011 with respect to the USG Oregon Site, (b) Policy No. 03207148 issued by Commonwealth Land Title Insurance Company on December 6, 2006 with respect to the Raft River Site and (c) Policy No. M-9302-2631217 issued by Stewart Title Guaranty Company on September 26, 2013 with respect to the USG Nevada Site.

            “Transactions” has the meaning set forth in the Recitals.

            “Transition Employees” has the meaning set forth in Section 5.16(c)(ii).

            “Transition Service Period” has the meaning set forth in Section 5.16(c)(ii).

            “Transition Services” has the meaning set forth in Section 5.16(c)(ii).

            “Treasury Regulations” means the Treasury regulations promulgated under the Code.

            “USG Idaho” means U.S. Geothermal Inc., an Idaho corporation.

            “USG Nevada Deed of Trust” means the Deed of Trust with Assignment of Leases, Contracts and Rents, Security Agreement and Fixture Filing, dated September 26, 2013, duly executed by USG Nevada LLC in favor of Stewart Title Guaranty Company for the benefit of Deutsche Bank Trust Company Americas, recorded September 26, 2013.

            “USG Nevada Geothermal Lease” means each of (a) the Geothermal Lease dated as of October 14, 1987 between The Kosmos Company, as lessor, and Michael B. Stewart, as lessee, recorded October 16, 1987 in Book 2633, Page 282, as Document No. 1200497 of Official Records, as assigned to San Emidio Resources, Inc. by that certain Assignment of Lease dated May 26, 1992 and recorded as Document No. 1583278 of Official Records, as further assigned to Empire Farms, a Nevada Partnership, by that certain Assignment of Lease dated September 18, 1995 and recorded October 13, 1995 as Document No. 1933483 of Official Records, and as further assigned to Empire Energy, LLC, a Nevada limited liability company, by that certain Assignment and Assumption Agreement dated November 24, 1999, as evidenced by that certain Memorandum of Assignment recorded May 11, 2000 as Document No. 2446152 of Official Records, and as further assigned to Empire Geothermal Power, LLC by that certain Assignment of Geothermal Project Rights and Leasehold Estates dated August 31, 2003, and recorded on October 3, 2003 as Document No. 2934363 of Official Records, and as further assigned to the USG Nevada Project Company by that certain Assignment and Acceptance of Assignment of Kosmos Geothermal Lease dated April 2008 and recorded on April 30, 2008 as Document No. 3645581 of Official Records, as amended by that certain First Amendment to Geothermal Lease dated March 15, 2008 for reference purposes and that certain Second Amendment to Geothermal Lease dated as of May 5, 2007 for reference purposes, and (b) each of the following licenses, land leases and leases for geothermal resources and grants of rights-of-way issued by the United States Bureau of Land Management to the USG Nevada Project Company on land located in Washoe County, Nevada: BLM serial numbers NVN-42707, NVN-43284, NVN-47395, NVN-49240, NVN-57441, NVN-57909, NVN-63004, NVN-63006, NVN-63007, NVN-75557, NVN-47169, NVN-75555 and NVN-75558.

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            “USG Nevada Project” means the approximately 8.6 MW (net) geothermal electric generation facility located on the USG Nevada Site utilizing a water cooled binary generating unit manufactured by TAS Energy Systems, Inc.

            “USG Nevada Project Company” means USG Nevada LLC, a Delaware limited liability company.

            “USG Nevada Site” means the real property on which the USG Nevada Project or the USG Nevada Geothermal Resource is located, the legal description of which is set forth in Exhibit A and Exhibit D to the USG Nevada Deed of Trust and all related easements, rights-of-way and other rights and interests.

            “USG Oregon Geothermal Lease” means each of the (a) Hot Springs Ranch Geothermal Lease and Agreement, dated as of January 24, 2007, between Cyprus Gold Exploration Corporation and the Company, as assigned by the Company to the USG Oregon Project Company pursuant to that Assignment, Assumption and Indemnity Agreement, dated February 16, 2010 (as evidenced by that certain Memorandum of Geothermal Lease Assignment, dated February 17, 2010, executed by the Company and the USG Oregon Project Company), such assignment being consented to by Cyprus Gold Exploration Corporation pursuant to that Consent to Assignment, dated January 29, 2010, (b) Hot Spring Ranch Geothermal Lease and Agreement, dated as of May 24, 2006, between JR Land and Livestock Inc. and the Company, as assigned to the USG Oregon Project Company pursuant to the Assignment, Assumption and Indemnity Agreement, dated February 16, 2010 (as evidenced by that certain Memorandum of Geothermal Lease Assignment, dated February 17, 2010, executed by the Company and the USG Oregon Project Company), such assignment being acknowledged by JR Land and Livestock Inc. pursuant to that Acknowledgement of Lease Assignment/Waiver of Notice, dated September 1, 2010, (c) Geothermal Lease and Agreement, dated as of November 1, 2009, among John and Kathy Jordan and USG Idaho, as assigned to the USG Oregon Project Company pursuant to Assignment, Assumption and Indemnity Agreement, dated February 16, 2010 (as evidenced by that certain Memorandum of Geothermal Lease Assignment, dated February 17, 2010, executed by USG Idaho and the USG Oregon Project Company), such assignment being acknowledged by John and Kathy Jordan pursuant to that Acknowledgement of Lease Assignment/Waiver of Notice, dated August 31, 2010 and (d) each of the following licenses, land leases and leases for geothermal resources and grants of rights-of-way issued by the United States Bureau of Land Management to the USG Oregon Project Company on land located in Malheur County, Oregon: BLM serial numbers OR-65701, OR-66877, OR-66192.

            “USG Oregon Project” means the approximately 22 MW (net) geothermal electric generating facility located in Malheur County, Oregon utilizing an air cooled binary generating unit manufactured by TAS Energy Systems, Inc.

            “USG Oregon Project Company” means USG Oregon LLC, a Delaware limited liability company.

            “USG Oregon Site” means the real property on which the USG Oregon Project or the USG Oregon Geothermal Resource is located, the legal description of which is set forth in the Title Policy for the USG Oregon Site and all related easements, rights-of-way and other rights and interests.

            “Voting Agreements” has the meaning set forth in the Recitals.

            “Water Rights” means all water and water rights (whether permitted, certificated, vested, or decreed, and whether or not appurtenant to the land), including applications to appropriate water filed with either the Oregon Water Resources Department, the Idaho Department of Water Resources, or the Nevada Division of Water Resources, ditch and ditch rights, wells, well permits, and well rights, stock or membership interests in any irrigation, canal, ditch, or water company, and all applications or rights to change the point of diversion, place of use, and manner of use with respect thereto, which are now held or are hereafter acquired by the Company or any Project Company, including those that are otherwise relating to, appurtenant to, or used in connection with, all or any part of the respective Site, Project or Development Project, or the use and enjoyment thereof, including, without limitation, the following water rights permits: those certain water rights leased by the Raft River Project Company from USG Idaho, under that certain Water Lease Agreement, dated November 2, 2006, between USG Idaho and Raft River Project Company; Nevada Department of Conservation and Natural Resources, Division of Water Resources Permit Numbers 66946, 68756, 69320, 79899, and 79900.

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            Section 8.02        Interpretation; Construction.

            (a)        The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Exhibit, Article, or Schedule, such reference shall be to a Section of, Exhibit to, Article of, or Schedule of this Agreement unless otherwise indicated. Unless the context otherwise requires, references herein: (i) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (ii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” and the word “or” is not exclusive. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.” A reference in this Agreement to $ or dollars is to U.S. dollars. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. The words “hereof,” “herein,” “hereby,” “hereto,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever this Agreement requires any Subsidiary of the Company or Merger Sub to take any action, such requirement shall be deemed to include an undertaking on the part of the Company and Parent to cause such Subsidiary of the Company or Merger Sub, respectively, to take such action. Any reference to “a specific date” or “a particular date” for purposes of determining whether any representation or warranty is true and correct or otherwise accurate or complete shall not include the date of this Agreement, the date hereof or similar phrases.

            (b)        This Agreement is the result of negotiations between, and has been reviewed by, the parties and their respective legal counsel. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

            Section 8.03        Survival. None of the representations and warranties contained in this Agreement or in any instrument delivered under this Agreement will survive the Effective Time. This Section 7.03 does not limit any covenant or agreement of the parties contained in this Agreement which, by its terms, contemplates performance after the Effective Time.

            Section 8.04        Governing Law. This Agreement shall be governed by and construed in accordance with the internal Laws of the State of Delaware (both substantive and procedural) without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

            Section 8.05        Submission to Jurisdiction. Each of the parties hereto irrevocably and unconditionally agrees that any Legal Action with respect to this Agreement and the rights and obligations arising hereunder, the Transactions or any matter related to or arising out of or in connection with this Agreement or the Transactions (including the negotiation of this Agreement) or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns shall be brought and determined exclusively in the Delaware Chancery Court and any state appellate court therefrom within the State of Delaware, or, if and only if the Delaware Chancery Court shall not have or declines to accept jurisdiction over a particular matter, in any federal court located in the State of Delaware or other Delaware state court (the “Delaware Courts”). Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.07 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably and unconditionally submits with regard to any such Legal Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the Transactions in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder: (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 8.05; (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

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            Section 8.06        Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.06.

            Section 8.07        Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.07):

If to Parent or Merger Sub, to:

Ormat Technologies, Inc.
6225 Neil Road
Reno, NV 89511
Attention: Chief Financial Officer
Facsimile: (775) 356-9029

with a copy (which will not constitute notice to Parent or Merger Sub) to:

Noam Ayali, Esq.
Norton Rose Fulbright US LLP
1200 New Hampshire Avenue, NW
Washington, DC 20036
E-mail: noam.ayali@nortonrosefulbright.com
Facsimile: (202) 974-6723

If to the Company, to:

Douglas J. Glaspey
U.S. Geothermal Inc.
390 E. Parkcenter Boulevard, Suite 250
Boise, ID 83706

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E-mail: dglaspey@usgeothermal.com
Facsimile: (208) 424-1027

with a copy (which will not constitute notice to the Company) to:

Kimberley R. Anderson
Dorsey & Whitney LLP
701 5th Avenue Suite 6100
Seattle, WA 98104
E-mail: anderson.kimberley@dorsey.com
Facsimile: (206) 260-8917

or to such other Persons, addresses or facsimile numbers as may be designated in writing by the Person entitled to receive such communication as provided above.

            Section 8.08        Entire Agreement. This Agreement (including the Exhibits to this Agreement), the Company Disclosure Schedule and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all other prior agreements, understandings, representations and warranties, whether written or oral, among the parties to this Agreement with respect to the subject matter of this Agreement. In the event of any inconsistency between the statements in the body of this Agreement, the Confidentiality Agreement and the Company Disclosure Schedule (other than an exception expressly set forth as such in the Company Disclosure Schedule), the statements in the body of this Agreement will control.

            Section 8.09        No Third Party Beneficiaries. Except as provided in Section 5.08 hereof or Section 5.16 thereof (other than Section 5.16(f)) (which shall be to the benefit of the parties referred to in such section), this Agreement is for the sole benefit of the parties hereto and their permitted assigns and respective successors and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

            Section 8.10        Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the greatest extent possible.

            Section 8.11        Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned, or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

            Section 8.12        Remedies. Except as otherwise provided in this Agreement (including Section 7.05), any and all remedies expressly conferred upon a party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at Law, or in equity, and the exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.

            Section 8.13        Specific Performance. The parties hereto agree that money damages may not be an adequate remedy if any provision of this Agreement were not performed in accordance with the terms hereof or was otherwise breached or the Merger was not consummated. It is accordingly agreed that, prior to any valid termination of this Agreement, the parties shall be entitled to an injunction or injunctions or any other appropriate form of specific performance or equitable relief, to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the other respective parties’ obligations to consummate the Merger) in the Delaware Courts. Each party hereby agrees it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that such other parties have an adequate remedy at Law or that any award of specific performance is not an appropriate remedy for any reason at Law or in equity. Any party seeking an injunction or other Order to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof shall not be required to post any bond or other security in connection therewith.

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            Section 8.14        Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, all of which will be one and the same agreement. This Agreement will become effective when each party to this Agreement will have received counterparts signed by all of the other parties. Any facsimile, portable document format (pdf) or other electronic copy hereof or signature hereon shall for all purposes be deemed originals.

[Signature Pages Follow]

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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

U.S. GEOTHERMAL INC.

By:	/s/ Douglas J. Glaspey
Name: Douglas J. Glaspey
Title: Interim Chief Executive Officer

ORMAT NEVADA INC.

By:	/s/ Isaac Angel
Name: Isaac Angel
Title: President and Chief Executive Officer

OGP HOLDING CORP.

By:	/s/ Doron Blachar
Name: Doron Blachar
Title: Treasurer

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

Form of Voting Agreement

See page "Annex B - 1" and Annex B

A-1

EXHIBIT B

Certificate of Incorporation of the Surviving Corporation

CERTIFICATE OF INCORPORATION

 OF

OGP HOLDING CORP.

ARTICLE I

Name

            The name of the Corporation is OGP Holding Corp. (the "Corporation").

ARTICLE II

Registered Office

            The address of the Corporation's registered office in the State of Delaware is 800 N. State Street, Suite 402, Dover, Delaware 19901 in Kent County. The name of the Corporation's registered agent at such address is TRAC - The Registered Agent Company.

ARTICLE III

Purpose

            The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

Capital Stock

            The total number of shares of stock that the Corporation shall have authority to issue is One Hundred (100), and the par value of each of such shares is One Cent ($0.01) .

ARTICLE V

Incorporator

            The name and mailing address of the sole incorporator are as follows:

Name	Mailing Address

Ross Shepard	Norton Rose Fulbright US LLP
1301 Avenue of the Americas
New York, New York 10019

ARTICLE VI

Amendment of By-Laws

            The Board of Directors is authorized to adopt, amend or repeal the By-Laws of the Corporation without any action on the part of the stockholders.

ARTICLE VII

Meetings of Stockholders

            Meetings of stockholders shall be held at such place, within or without the State of Delaware, as may be designated by or in the manner provided in the By-Laws, or, if not so designated or provided, as determined by the Board of Directors. Elections of directors need not be by written ballot unless and to the extent that the By-Laws so provide.

ARTICLE VIII

Indemnification

            A. Nature of Indemnity. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she (or a person of whom he or she is the legal representative), is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee, fiduciary or agent or in any other capacity while serving as a director, officer, employee, fiduciary or agent, shall be indemnified and held harmless by the Corporation to the fullest extent which it is empowered to do so by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees actually and reasonably incurred by such person in connection with such Proceeding) and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section B of this Article VIII, the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding initiated by such person only if such Proceeding was authorized by the Board of Directors. The right to indemnification conferred in this Article VIII shall be a contract right and, subject to Sections B and E of this Article VIII, shall include the right to payment by the Corporation of the expenses incurred in defending any such Proceeding in advance of its final disposition. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agent of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

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            B. Procedure for Indemnification of Directors and Officers. Any indemnification of a director or officer of the Corporation under Section A of this Article VIII or advancement of expenses under Section E of this Article VIII shall be made promptly, and in any event within thirty (30) days, upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article VIII is required, and the Corporation fails to respond within sixty (60) days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days, the right to indemnification or advancement of expenses as granted by this Article VIII shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standards of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standards of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standards of conduct.

            C. Non-exclusivity of Article VIII. The rights to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Article VIII shall not be exclusive of any other right which any person may or hereafter acquire under any statute, provision of this Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

            D. Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such liability under this Article VIII.

            E. Expenses. Expenses incurred by any person described in Section A of this Article VIII in defending a Proceeding shall be paid by the Corporation in advance of such Proceeding's final disposition unless otherwise determined by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

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            F. Employees and Agents. Persons who are not covered by the foregoing provisions of this Article VIII and who are or were employees or agents of the Corporation, or who are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board of Directors.

ARTICLE IX

Limitations on Directors' Liability

            A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of the State of Delaware or other Delaware law is amended or enacted after the date of filing of this Certificate of Incorporation to further limit or eliminate the personal liability of directors, then the liability of a director of the Corporation shall be limited or eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended, or such other Delaware law. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE X

Reorganization

            Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

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ARTICLE XI

Amendment of Certificate of Incorporation

            The Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights of stockholders herein are subject to this reservation.

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            THE UNDERSIGNED, being the sole incorporator above named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, has signed this instrument this 22nd day of January, 2018.

/s/ Ross Shepard
Ross Shepard
Sole Incorporator

EXHIBIT C

Form of Option Holder Acknowledgement

C-1

Option Holder Acknowledgement

U.S. Geothermal Inc.
390 E. Parkcenter Boulevard, Suite 250
Boise, ID 83706

Re:        Cancellation and Termination of Options

Ladies and Gentlemen:

This is to confirm that:

1.

I am the holder of the options to purchase the number of shares of Common Stock, par value $0.001 per share (the “Common Stock”), of U.S. Geothermal Inc., a Delaware corporation (the “Company”) at the exercise prices listed on Schedule 1 (the “Options”).

2.

I elect to have all of my options cancelled and terminated in exchange for the right to receive a cash payment equal to the excess of (x) $5.45 per share of Common Stock subject to the Options over (y) the exercise price per share of Common Stock subject to the Options (“Designated Consideration”), less any taxes required to be withheld as set forth below, in each case as provided in the Agreement and Plan of Merger, dated as of January 24, 2018 (the “Merger Agreement”), by and among the Company, Ormat Nevada Inc., a Delaware corporation (“Buyer”) and OGP Holding Corp., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of Parent.

3.	I represent and understand that:

a.	I am the owner of the Options, free and clear of all liens, claims and encumbrances;

b.	I have not exercised, sold, assigned, given away or otherwise transferred, in any way, any right, title or interest in, to or under the Options or the option agreements related thereto;

c.	I have the legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated to be performed by me under this Agreement;

d.	This Agreement is my binding obligation, enforceable against me in accordance with its terms; and

e.

I have received and had an opportunity to review the proxy statement dated [•], 2018 which the Company sent to its stockholders and option holders in connection with the transactions contemplated by the Merger Agreement (the “Company Proxy Statement”) and such other information as I have considered relevant for purposes of entering into this Agreement.

4.

I understand that as a result of the cancellation and termination of the Options and my receipt of the Designated Consideration, I may incur a tax liability which I must pay. I further understand and agree that the Company will withhold all applicable federal, state and local income and employment taxes required to be withheld from the Designated Consideration before paying the balance to me.

5.

Effective upon cancellation and termination of the Options and the payment to me of the Designated Consideration, less any taxes required to be withheld, I hereby irrevocably release, waive and relinquish any and all rights, claims and benefits which I may have with respect to the Options and with respect to shares of Common Stock that would have been issuable upon exercise of the Options (including, without limitation, any rights I may have under the Company’s 2009 Stock Incentive Plan (the “Plan”), any Option award letter or grant instrument or any other plans, contracts, agreements or understandings related thereto), except for the right to receive the Designated Consideration.

6.	This Agreement will remain in full force and effect notwithstanding my death or incapacity and will be binding upon my heirs, executors, administrators, successors and assigns.

7.

This Agreement will be governed by and construed in accordance with the internal laws of the State of Delaware (both substantive and procedural) without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

8.

I hereby irrevocably and unconditionally agree that any claim, action, suit or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or any matter related to or arising out of or in connection with this Agreement shall be brought and determined exclusively in the Delaware Chancery Court and any state appellate court therefrom within the State of Delaware, or, if and only if the Delaware Chancery Court shall not have or declines to accept jurisdiction over a particular matter, in any federal court located in the State of Delaware or other Delaware state court. I further agree that the mailing of any process, summons, notice or document in connection with any such claim, action, suit or proceeding hand delivered or sent by U.S. registered mail to my address below will be valid and sufficient service thereof. I irrevocably and unconditionally submit with regard to any such claim, action, suit or proceeding for myself and in respect of my property, generally and unconditionally, to the jurisdiction of the aforesaid courts and agree that I will not bring any action relating to this Agreement in any court or tribunal other than the aforesaid courts. I irrevocably and unconditionally waive, and agree not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder: (a) any claim that I am not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance herewith, (b) any claim that I or my property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

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9.	I HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT I MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

[Signature Page Follows]

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Sincerely,

Signature _____________________________________	Date ____________, 2018

Print Name _____________________________________

Address _____________________________________

_____________________________________

Social Security # _____________________________________

Spousal Consent

The undersigned spouse of the Option holder (i) is fully aware of, understands and fully consents and agrees to the provisions of this Option Holder Acknowledgement and their binding effect upon any marital or community property interests he/she may now or hereafter own, (ii) has had the opportunity to consult with counsel regarding this Spousal Consent and this Option Holder Acknowledgement and (iii) agrees that the termination of his/her and the Option holder’s marital relationship for any reason shall not effect this Spousal Consent and this Option Holder Acknowledgement and that his/her awareness, understanding, consent and agreement are evidenced by his/her signature below.

Spouse’s Name:

[Signature Page to Option Holder Acknowledgement]

SCHEDULE 1

	Number of Shares of	Exercise Price Per
Option Issue	Common Stock	Share of Common	Aggregate Exercise
Date	Subject to Option	Stock	Price of Option

ANNEX B

VOTING AGREEMENT

Voting Agreement

            This Voting Agreement (this “Agreement”), dated as of January 24, 2018, is by and between the undersigned stockholder (the “Stockholder”) of U.S. Geothermal Inc., a Delaware corporation (the “Company”), and Ormat Nevada Inc., a Delaware corporation (“Parent”).

Preliminary Statements

            A.        Stockholder owns the Equity Securities of the Company (the “Company Securities”) set forth on Schedule A (the “Original Shares”) and may acquire other Company Securities (“Additional Shares”) through the exercise, exchange or conversion of Original Shares, acquisition of new Company Securities or otherwise after the date hereof (the Original Shares and any Additional Shares are sometimes referred to herein individually or collectively as “Shares”).

            B.        The Company, Parent and OGP Holding Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), are parties to an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), providing for, among other things, the merger of Merger Sub with and into the Company (the “Merger”) pursuant to the terms and conditions of the Merger Agreement.

            C.        Stockholder desires to have the Merger completed in accordance with the Merger Agreement.

            D.        To induce Parent and Merger Sub to complete the Merger, Stockholder is willing to enter into this Agreement.

            NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Agreement

1.        Definitions. For purposes of this Agreement, terms defined in the preamble, preliminary statements or other sections of this Agreement have the meanings set forth therein, capitalized terms used and not otherwise defined in this Agreement have the respective meanings given to them in the Merger Agreement and the following terms have the meanings set forth below.

“Governing Instruments” means (a) the certificate of incorporation and bylaws of the Company and (b) in the case of any Company Securities that are options, any option agreement referred to on Schedule A and any Company Stock Plan applicable to those options.

“Transfer” means, with respect to any Shares, any transfer, sale, offer, exchange, assignment, grant of Lien, gift or other disposition of any kind, whether direct or indirect.

2.        Representations of Stockholder. Stockholder represents and warrants to Parent that:

Annex B - 1

            (a)        Stockholder (i) has received and read and is familiar with the Merger Agreement, and (ii) has obtained all other information considered necessary or appropriate to evaluate the merits and risks of the Merger and this Agreement.

            (b)        Stockholder owns, of record and beneficially (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), all of the Original Shares.

            (c)        Stockholder has good and marketable title to the Original Shares free and clear of all Liens, other than any Lien under the Governing Instruments.

            (d)        Stockholder has not Transferred any interest in, to or under the Original Shares. There are no Contracts of any kind relating to the Original Shares, including any voting trust or voting agreement, options, swaps or other derivative contracts, security interests or pledges, or other rights, agreements, arrangements, commitments or understandings, of any kind, whether or not legally binding, to which Stockholder is a party, relating to the Original Shares, except for the Governing Instruments. For the avoidance of doubt, the fact that the Original Shares are held in a margin account shall not be deemed a violation of Section 2(c) or this Section 2(d).

            (e)        Stockholder does not own, of record or beneficially, any Company Securities other than as set forth on Schedule A. Stockholder does not have any direct or indirect interest in, to or under any Company Securities (other than the Original Shares) under any Contract of any kind, including any voting trust or voting agreement, options, swaps or other derivative contracts, Liens, or other rights, agreements, arrangements, commitments or understandings, of any kind, whether or not legally binding, to which Stockholder is a party, except for the Governing Instruments.

            (f)        Stockholder has full power and authority and legal capacity to enter into, execute and deliver this Agreement and to perform fully Stockholder’s obligations hereunder (including the giving of the proxies described in Section 3(b) below). This Agreement has been duly and validly executed and delivered by Stockholder and constitutes the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms.

            (g)        None of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof will conflict with or constitute a Default under any provision of any Contract, or conflict with or violate any Law, in each case, applicable to Stockholder or to Stockholder’s property or assets.

            (h)        No Consent of, or Filing with, any Governmental Authority or other Person on the part of Stockholder is required in connection with the valid execution and delivery of this Agreement or the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof.

            (i)        Unless this Agreement is accompanied by an executed spousal consent in the form of Exhibit A, no consent of Stockholder’s spouse is necessary under any “community property” or other Laws in order for Stockholder to enter into and perform its obligations under this Agreement.

3.        Agreement to Vote Shares; Irrevocable Proxy.

            (a)        Stockholder agrees during the term of this Agreement to vote the Shares, and to cause any holder of record of Shares to vote or execute a written consent or consents if holders of Company Securities are requested to vote their shares through the execution of an action by written consent in lieu of any meeting of holders of Company Securities: (i) in favor of the Merger and the Merger Agreement at every meeting (or in connection with any action by written consent) of the holders of Company Securities at which such matters are considered and at every adjournment or postponement thereof; (ii) against (A) any Takeover Proposal of any Person other than Parent and its Affiliates, (B) any action, proposal, transaction or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of Stockholder under this Agreement and (C) any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger or the fulfillment of Parent’s, the Company’s or Merger Sub’s conditions under the Merger Agreement or change in any manner the voting rights of any class of shares of the Company (including any amendments to any of the Governing Instruments); provided, that each of Stockholder’s voting obligations set forth in this Section 3(a) and Stockholder’s appointment of Parent as its proxy and attorney-in-fact pursuant to Section 3(b) will be suspended for so long as the Company’s board of directors is not recommending that stockholders of the Company vote in favor of the Merger. For the avoidance of doubt, each of Stockholder’s voting obligations set forth in this Section 3(a) and Stockholder’s appointment of Parent as its proxy and attorney-in-fact pursuant to Section 3(b) will be in full force at any time that the Company’s board of directors is recommending that stockholders of the Company vote in favor of the Merger.

            (b)        Stockholder hereby appoints Parent and any designee of Parent, and each of them individually, as its proxies and attorneys-in-fact, with full power of substitution and re-substitution, to vote or act by written consent during the term of this Agreement with respect to the Shares in accordance with Section 3(a). This proxy and power of attorney is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by Stockholder with respect to the Shares. The power of attorney granted by Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

4.        No Voting Trusts or Other Arrangement.

            Stockholder agrees that Stockholder will not, and will not permit any Person under Stockholder’s control to, deposit any of the Shares in a voting trust, grant any proxies with respect to the Shares or subject any of the Shares to any arrangement with respect to the voting of the Shares, other than in accordance with this Agreement.

5.        Transfer and Encumbrance.

            (a)        Stockholder agrees that during the term of this Agreement, Stockholder will not, directly or indirectly, Transfer any of the Shares or enter into any Contract, option or other agreement with respect to, or consent to a Transfer of, any of the Shares or Stockholder’s voting or economic interest therein. Any attempted Transfer of Shares or any interest therein in violation of this Section 5 shall be null and void.

            (b)        This Section 5 shall not prohibit a Transfer of the Shares by Stockholder to (i) any member of Stockholder’s immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family, or upon the death of Stockholder or (ii) an Affiliate of Stockholder that is controlled solely by Stockholder; provided, that a Transfer referred to in this Section 5(b) shall be permitted only if, as a condition to such Transfer, the transferee agrees in writing, in form and substance reasonably satisfactory to Parent, to be bound by all of the terms of this Agreement.

6.        Additional Shares.

            Stockholder agrees that all Company Securities that Stockholder purchases, acquires the right to vote or otherwise acquires beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute Shares for all purposes of this Agreement.

7.        Waiver of Appraisal and Dissenters’ Rights.

            Stockholder hereby waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent from the Merger that Stockholder may have by virtue of ownership of the Shares.

8.        Letter of Transmittal.

            Stockholder agrees to tender a Letter of Transmittal, appropriately completed and duly executed by or on behalf of Stockholder in accordance with the terms of the Merger Agreement and the applicable Letter of Transmittal, as a condition to receipt of any portion of the Merger Consideration in respect of any Shares owned by Stockholder. Stockholder expressly waives any right it may have to assert that it is entitled to receive Merger Consideration without tendering a Letter of Transmittal in accordance with the Merger Agreement and the Letter of Transmittal.

9.        Termination.

            This Agreement shall terminate upon the earliest to occur of (a) the Effective Time, (b) the date on which the Merger Agreement is terminated in accordance with its terms and (c) the making of any change by amendment, waiver or other modification to any provision of the Merger Agreement that decreases the amount or changes the form of the Merger Consideration.

10.      No Agreement as Director or Officer.

            Stockholder makes no agreement or understanding in this Agreement in Stockholder’s capacity as a director or officer of the Company or any of its Subsidiaries (if Stockholder holds such office), and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by Stockholder in Stockholder’s capacity as such a director or officer, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement or (b) will be construed to prohibit, limit or restrict Stockholder from exercising Stockholder’s fiduciary duties as an officer or director to the Company or holders of Company Securities.

11.      Specific Performance.

            Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party may not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to any remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other party has an adequate remedy at law or damages. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other party’s seeking or obtaining such equitable relief.

12.      Entire Agreement.

            This Agreement supersedes all prior agreements, written or oral, between the parties hereto with respect to the subject matter hereof and, together with the Merger Agreement, any Letter of Transmittal or other document referred to in the Merger Agreement, contains the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by both of the parties hereto. No waiver of any provisions hereof by any party hereto shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

13.      Notices.

            All notices and other communications among the parties to this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail, return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when delivered by email (solely if receipt is confirmed), addressed as follows:

             (a) If to Parent, to:

Ormat Nevada Inc.
c/o Ormat Technologies, Inc.
6225 Neil Road
Reno, Nevada 89511

Attention: Chief Financial Officer
Email: dblachar@ormat.com

with copies to:

Norton Rose Fulbright US LLP
1200 New Hampshire Avenue, NW
Washington, DC 20036
Attention: Noam Ayali
Email: noam.ayali@nortonrosefulbright.com

             (b) If to Stockholder, to the address or email set forth for Stockholder on Schedule A.

14.      Miscellaneous.

            (a)        This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement, shall be governed by and construed in accordance with the internal Laws of the State of Delaware (both substantive and procedural), without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than those of the State of Delaware.

            (b)        Each of the parties hereto irrevocably and unconditionally agrees that any claim, proceeding or cause of action with respect to this Agreement or any Letter of Transmittal and the rights and obligations arising hereunder or thereunder, or any matter related to or arising out of or in connection with this Agreement (including the negotiation of this Agreement) or any Letter of Transmittal, or for recognition and enforcement of any judgment in respect of this Agreement or any Letter of Transmittal and the rights and obligations arising hereunder or thereunder brought by any other party hereto or its successors or assigns shall be brought and determined exclusively in the Delaware Courts. Each of the parties hereto agrees that mailing of process or other papers in connection with any such claim, proceeding or cause of action in the manner provided in Section 13 or in such other manner as may be permitted by applicable Laws will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably and unconditionally submits with regard to any such claim, proceeding or cause of action for himself, herself or itself and in respect of his, her or its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any Letter of Transmittal in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any action or proceeding with respect to this Agreement or any Letter of Transmittal and the rights and obligations arising hereunder or thereunder, or for recognition and enforcement of any judgment in respect of this Agreement or any Letter of Transmittal and the rights and obligations arising hereunder or thereunder: (i) any claim that he, she or it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 14(b); (ii) any claim that he, she, it or his, her or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (iii) to the fullest extent permitted by applicable Laws, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper, or (C) this Agreement, any Letter of Transmittal or the subject matter hereof or thereof, may not be enforced in or by such courts.

            (c)        EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (II) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14(c).

            (d)        If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

            (e)        This Agreement may be executed in any number of counterparts, all of which will be one and the same agreement. This Agreement will become effective when each party to this Agreement will have received counterparts signed by all of the other parties. Any facsimile, portable document format (pdf) or other electronic copy hereof or signature hereon shall for all purposes be deemed originals.

            (f)        Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by this Agreement.

            (g)        All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

            (h)        The obligations of Stockholder set forth in this Agreement shall not be effective or binding upon Stockholder until after such time as the Merger Agreement is executed and delivered by the Company, Parent and Merger Sub, and the parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

            (i)        Neither party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties to this Agreement, except that Parent may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any of its Affiliates. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective permitted successors and assigns.

[Signature Page Follows]

            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

ORMAT NEVADA INC.

By:__________________________
Name: Doron Blachar
Title: Treasurer

_____________________________

Name: _______________________

[Signature Page to Voting Agreement]

Schedule A

Name of Stockholder
Address of Stockholder
Email Address of Stockholder
Shares of Common Stock held by Stockholder, of record or beneficially
Options held by Stockholder under option agreements
Options held by Stockholder other than under option agreements
Other Company Securities held by Stockholder, of record or beneficially

Exhibit A

Spousal Consent

            The undersigned spouse of the Stockholder (i) is fully aware of, understands and fully consents and agrees to the provisions of this Agreement and their binding effect upon any marital or community property interests he/she may now or hereafter own, (ii) has had the opportunity to consult with counsel regarding this Spousal Consent and this Agreement and (iii) agrees that the termination of his/her and the Stockholder’s marital relationship for any reason shall not effect this Spousal Consent and this Agreement and that his/her awareness, understanding, consent and agreement are evidenced by his/her signature below.

Spouse’s Name:

ANNEX C

January 23, 2018

Special Committee of the Board of Directors
U.S. Geothermal Inc.
390 E. Parkcenter Blvd., Suite 250
Boise, Idaho 83706

Members of the Special Committee:

ROTH Capital Partners, LLC (“we” or “ROTH”) understands that U.S. Geothermal Inc., a corporation organized under the laws of Delaware (the “Company”), Ormat Nevada Inc., a corporation organized under the laws of Delaware (“Parent”), and OGP Holding Corp., a corporation organized under the laws of Delaware and a wholly owned subsidiary of Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft delivered to ROTH on January 23, 2018 (the “Merger Agreement”), which provides, among other things, that (a) the Merger Sub will merge with and into the Company (the “Merger”); (b) the separate corporate existence of Merger Sub will cease; (c) the Company will continue its corporate existence as the surviving corporation in the Merger and a Subsidiary of Parent; and (d) each outstanding share of common stock, par value $0.001 per share, of the Company (the “Company Shares”) will be converted into the right to receive the consideration set forth in the Merger Agreement, except as otherwise provided in the Merger Agreement. Each Company Share issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled and retired in accordance with the Merger Agreement and Dissenting Shares) will be automatically converted into the right to receive an amount in cash equal to the Offer Price, without interest (the “Merger Consideration”). Defined terms not otherwise defined herein shall have the meaning set forth in the Merger Agreement. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Merger Consideration to be received by the holders of Company Shares pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.

In connection with our review of the proposed Merger, and in arriving at our opinion, we have: (i) reviewed the Merger Agreement; (ii) reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company that was furnished to us by management of the Company; (iii) conducted discussions with members of senior management of the Company concerning the matters described in clause (ii); (iv) reviewed publicly available information relating to the Company; (v) reviewed the financial terms, to the extent publicly available, of certain acquisitions that we deemed relevant; (vi) reviewed the financial terms, to the extent publicly available, of certain public companies that we deemed relevant; and (vii) performed such other analyses and considered such other factors as we deemed appropriate for the purpose of rendering our opinion.

Special Committee of the Board of Directors
U.S. Geothermal Inc.
January 23, 2018

We have relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to us or discussed with or reviewed by or for us. We have further assumed that the financial information provided has been prepared on a reasonable basis in accordance with industry practice, and that management of the Company is not aware of any information or facts that would make any information provided to us incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that with respect to financial forecasts, estimates and other forward-looking information reviewed by us, that such information has been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the Company’s management as to the expected future results of operations and financial condition of the Company. We express no opinion as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based.

In connection with our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by us. Our opinion does not address any legal, regulatory, tax or accounting issues.

In arriving at our opinion, we have assumed that the executed Merger Agreement will be in all material respects identical to the draft Merger Agreement reviewed by us. We have relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties set forth in the Merger Agreement and all related documents and instruments that are referred to therein are true and correct, (ii) each party to the Merger Agreement will fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the Merger will be consummated pursuant to the terms of the Merger Agreement without amendments thereto, and (iv) all conditions to the consummation of the Merger will be satisfied without waiver by any party of any conditions or obligations thereunder. Additionally, we have assumed that all the necessary regulatory approvals and consents required for the Merger will be obtained in a manner that will not adversely affect the Company or the contemplated benefits of the Merger.

In arriving at our opinion, we have not performed any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of the Company, and have not been furnished or provided with any such appraisals or valuations. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is a party or may be subject, and at the direction of the Special Committee and with its consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters (other than to the extent set forth in the Merger Agreement or the financial information provided to us by or on behalf of the Company).

This opinion is necessarily based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring

2

Special Committee of the Board of Directors
U.S. Geothermal Inc.
January 23, 2018

after the date hereof could materially affect the assumptions used in preparing this opinion. We are not expressing any opinion herein as to the price at which the Company’s shares may trade following announcement of the Merger or at any future time. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.

We have been engaged by the Special Committee of the Board of Directors of the Company to act as its financial advisor and, under certain circumstances, we will be entitled to receive certain fees from the Company for providing such services, including the provision of this opinion. Our fee for providing this opinion is not contingent upon the consummation of the Merger. The Company has agreed to indemnify us against certain liabilities and reimburse us for certain expenses in connection with our services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates' own accounts and for the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company and the other parties to the Merger, and, accordingly, may at any time hold a long or a short position in such securities. We have not otherwise had a material relationship with, nor otherwise received fees from, the Company or any other parties to the Merger during the two years preceding the date hereof. In the future, we may provide financial advisory and investment banking services to the Company and its affiliates for which we would expect to receive compensation.

Consistent with applicable legal and regulatory requirements, ROTH Capital Partners, LLC has adopted policies and procedures to establish and maintain the independence of our research departments and personnel. As a result, our research analysts may hold views, make statements or investment recommendations and/or publish research reports with respect to the Company and/or the Merger that differ from the views of our investment banking personnel.

This opinion has been prepared for the information of the Special Committee of the Board of Directors of the Company for its use in connection with its consideration of the Merger and is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote on any matter relating to the Merger or any other matter. Except with respect to the inclusion of this opinion in the prospectus/proxy statement or other filings with the U.S. Securities and Exchange Commission relating to the Merger in accordance with our engagement letter, this opinion shall not be disclosed, referred to or published (in whole or in part), nor shall any public references to us be made, without our prior written approval. This opinion has been approved for issuance by the ROTH Capital Partners, LLC Fairness Opinion Committee.

This opinion addresses only the fairness, from a financial point of view, to the holders of Company Shares of the Merger Consideration and does not address the relative merits of the Merger or any alternatives to the Merger, the Company’s underlying decision to proceed with or effect the Merger, or any other aspect of the Merger. This opinion does not address the fairness of the Merger to the holders of any class of securities, creditors or other constituencies of the Company. This opinion is not a valuation of the Company or its assets or any class of its securities. We are not experts in, nor do we express an opinion on, legal, tax, accounting or regulatory issues. We do not express an opinion about the fairness of the amount or nature of any

3

Special Committee of the Board of Directors
U.S. Geothermal Inc.
January 23, 2018

compensation payable or to be paid to any of the officers, directors or employees, of the Company, whether or not relative to the Merger.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of Company Shares.

Sincerely,

ROTH Capital Partners, LLC

4

ANNEX D

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the noti ce is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Preliminary Proxy Card – Subject to Completion

U.S. Geothermal Inc.

IMPORTANT SPECIAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Admission Ticket

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 30, 2018.

Vote by Internet

- Go to **www.envisionreports.com/HTM**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Special Meeting Proxy Card 1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board recommends a vote FOR Proposals 1, 2 and 3.

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Special Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 J N T
1 U P X 3 6 7 1 1 3 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

02RJTA